   As filed with the Securities and Exchange Commission on February 13, 2003

                                                     Registration No. 333-101399
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                AMENDMENT NO. 3
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------
                                 MEDQUEST, INC.
                  and the Guarantors Listed in the Table Below
               (Exact name of registrant as specified in charter)

               Delaware                                     8071                                      22-3860764
    (State or other jurisdiction of             (Primary Standard Industrial                       (I.R.S. Employer
    incorporation or organization)               Classification Code Number)                    Identification Number)
                                                  4300 North Point Parkway
                                                  Alpharetta, Georgia 30022
                                                       (770) 300-0101

  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                  Gene Venesky
                            Chief Executive Officer
                            4300 North Point Parkway
                           Alpharetta, Georgia 30022
                                 (770) 300-0101

 (Name, address, including zip code, and telephone number, including area code, of agent for service of process)
                       ----------------------------------
                                WITH A COPY TO:
                             Rosa A. Testani, Esq.
                             O'Melveny & Myers LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 408-2400
                       ----------------------------------
    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                        CALCULATION OF REGISTRATION FEE

                                                       Amount        Proposed Maximum     Proposed Maximum       Amount of
             Title of Each Class of                    To be          Offering Price     Aggregate Offering     Registration
          Securities to be Registered                Registered          Per Note             Price(1)              Fee
11 7/8% Senior Subordinated Notes, Series B, due
 2012...........................................    $180,000,000           100%             $180,000,000       $16,560(2)(3)
Guarantees of 11 7/8% Senior Subordinated Notes,
 Series B, due 2012.............................    $180,000,000            (4)                  (4)               (3)(4)

(1) Estimated solely for the purpose of calculating the registration fee.

(2) The registration fee of $16,560 was previously paid on November 22, 2002.

(3) The second prospectus that is part of this registration statement will only be used by J.P. Morgan Securities Inc., which is an affiliate of MedQuest, Inc., in connection with offers and sales related to market-making transactions of an indeterminate amount of MedQuest's 11 7/8% Senior Subordinated Notes, Series B, due 2012. Pursuant to Rule 457(q) of the General Rules and Regulations, no additional filing fee is required.


(4) Each of MQ Associates, Inc., Anderson Diagnostic Imaging, Inc., Asheville Open MRI, Inc., BioImaging at Charlotte, Inc., BioImaging of Cool Springs, Inc., BioImaging at Harding, Inc., Cabarrus Diagnostic Imaging, Inc., Cape Fear Diagnostic Imaging, Inc., Carolina Imaging, Inc. of Fayetteville, Chapel Hill Diagnostic Imaging, Inc., Chattanooga Diagnostic Imaging, Inc., Dothan Diagnostic Imaging, Inc., Florida Diagnostic Imaging Center, Inc., Grove Diagnostic Imaging Center, Inc., Imaging Services of Alabama, Inc., Kansas Diagnostic Imaging, Inc., Kenosha Diagnostic Imaging, Inc., Lexington Open MRI, Inc., Mecklenburg Diagnostic Imaging, Inc., MedQuest Associates, Inc, Missouri Imaging, Inc., Mobile Open MRI, Inc., Northeast Columbia Diagnostic Imaging, Inc., Occupational Solutions, Inc., Carolinas Diagnostic Imaging, Inc., Open MRI of Georgia, Inc., Open MRI & Imaging of
    Georgia, Inc., Open MRI & Imaging of Richmond, Inc., Palmetto
    Imaging, Inc., Phoenix Diagnostic Imaging, Inc., Piedmont Imaging, Inc. (Forsyth), Piedmont Imaging, Inc. (Spartanburg), South Carolina Diagnostic Imaging, Inc., Sun View Holdings, Inc., Texas Imaging Services of El
    Paso, Inc., Triad Imaging, Inc., Tyson's Corner Diagnostic Imaging, Inc., Virginia Diagnostic Imaging, Inc., Athens MRI, LLC, Bridgeton MRI and Imaging Center, LLC, Buckhead Diagnostic Imaging, LLC, Cape Imaging, L.L.C., Carolina Medical Imaging, LLC, Coastal Imaging, L.L.C., Cumming Diagnostic Imaging, LLC, Diagnostic Imaging of Atlanta, LLC, Diagnostic Imaging of Georgia, LLC, Diagnostic Imaging of Hiram, LLC, Diagnostic Imaging of Marietta LLC, Duluth Diagnostic Imaging, LLC, Duluth CT Center, LLC, Durham Diagnostic Imaging, LLC, East Cooper Diagnostic Imaging, LLC, Farmfield Diagnostic Imaging, LLC, Fort Mill Diagnostic Imaging, LLC, Hapeville Diagnostic Imaging, LLC, Imaging Center of Central Georgia, LLC, Jacksonville Diagnostic Imaging, LLC, Kirkwood MRI and Imaging Center, LLC, Midtown Diagnostic Imaging, LLC, Montgomery Open MRI, LLC, Norwood Diagnostic Imaging, LLC, Open MRI & Imaging of Conyers, LLC, Open MRI & Imaging of Albany, LLC, Open MRI & Imaging of Athens, LLC, Open MRI & Imaging of Douglasville, LLC, Open MRI of Atlanta, LLC, Open MRI of Central Georgia, LLC, Open MRI & Imaging of DeKalb, LLC, Open MRI & Imaging of North Fulton, LLC, Open MRI & Imaging of Macon, LLC, Open MRI of Myrtle Beach, LLC, Open MRI & Imaging of N.E. Georgia, LLC, Open MRI & Imaging of Snellville, LLC, Open MRI & Imaging of Florence, LLC, Open MRI of Simpsonville, LLC, Open MRI & Imaging of Richmond, LLC, Richmond West End Diagnostic Imaging, LLC, Simpsonville Open MRI, LLC, St. Peters MRI & Imaging Center, LLC, Tricom Diagnostic Imaging, LLC, West Ashley Diagnostic Imaging, LLC, West Paces Diagnostic Imaging, LLC, Woodstock Diagnostic Imaging, LLC, Town & Country Open MRI, LLC, Clayton Open MRI, LLC, Wisconsin Diagnostic Imaging, Inc., Vienna Diagnostic Imaging, Inc. and Brunswick Diagnostic Imaging, LLC will guarantee the obligations of MedQuest, Inc. for the 11 7/8% Senior Subordinated Notes, Series B, due 2012. No additional consideration for the guarantees of the 11 7/8% Senior Subordinated Notes will be furnished. Pursuant to Rule 457(n), no additional registration fee is payable with respect such guarantees.


The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS


                                                         Primary
                                                         Standard                          Address, Including Zip Code,
                                    State or Other      Industrial                             and Telephone Number,
                                   Jurisdiction of    Classification   I.R.S. Employer         Including Area Code,
Exact Name of Registrant            Incorporation          Code        Identification         of Registrant's Primary
as Specified in its Charter        or Organization        Number           Number                Executive Offices
---------------------------        ----------------   --------------   ---------------   ---------------------------------
MQ Associates, Inc...............     Delaware          8071             52-2148018      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Anderson Diagnostic Imaging,
  Inc............................  South Carolina       8071             58-2323513      1011 Ella Street
                                                                                         Anderson, South Carolina 29621
                                                                                         (770) 300-0101

Asheville Open MRI, Inc..........  North Carolina       8071             56-2001227      675 Biltmore Avenue,
                                                                                         Suite A
                                                                                         Asheville, North Carolina 28803
                                                                                         (770) 300-0101

BioImaging at Charlotte, Inc.....     Tennessee         8071             62-1745982      1800 Charlotte Avenue
                                                                                         Nashville, Tennessee 37203
                                                                                         (770) 300-0101

BioImaging of Cool Springs,
  Inc............................     Tennessee         8071             62-1848634      3310 Aspen Grove Drive,
                                                                                         Suite 101
                                                                                         Franklin, Tennessee 37064
                                                                                         (770) 300-0101

BioImaging at Harding, Inc.......     Tennessee         8071             62-1618422      11 Harding Mall Drive Nashville,
                                                                                         Tennessee 37211
                                                                                         (770) 300-0101

Cabarrus Diagnostic Imaging,
  Inc............................  North Carolina       8071             62-1715203      925 Bradley Street NE
                                                                                         Concord, North Carolina 28025
                                                                                         (770) 300-0101

Cape Fear Diagnostic Imaging,
  Inc............................  North Carolina       8071             62-1833647      1602 Physician's Drive
                                                                                         Suites 101 and 102
                                                                                         Wilmington, North Carolina 28401
                                                                                         (770) 300-0101

Carolina Imaging, Inc. of
  Fayetteville...................  North Carolina       8071             56-1876345      3628 Cape Center Drive
                                                                                         Fayetteville, North Carolina
                                                                                         28304
                                                                                         (770) 300-0101

Chapel Hill Diagnostic Imaging,
  Inc............................  North Carolina       8071             56-2049126      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Chattanooga Diagnostic Imaging,
  Inc............................     Tennessee         8071             62-1711908      440 N. Holtzclaw Avenue
                                                                                         Chattanooga, Tennessee 37404
                                                                                         (770) 300-0101

Dothan Diagnostic Imaging, Inc...      Alabama          8071             72-1393022      2240 W. Main Street
                                                                                         Dothan, Alabama 36301
                                                                                         (770) 300-0101

Florida Diagnostic Imaging
  Center, Inc....................      Florida          8071             59-3551727      908 Mar Walt Drive
                                                                                         Fort Walton Beach, Florida 32547
                                                                                         (770) 300-0101

Grove Diagnostic Imaging Center,
  Inc............................    California         8071              330644674      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

                                                         Primary
                                                         Standard                          Address, Including Zip Code,
                                    State or Other      Industrial                             and Telephone Number,
                                   Jurisdiction of    Classification   I.R.S. Employer         Including Area Code,
Exact Name of Registrant            Incorporation          Code        Identification         of Registrant's Primary
as Specified in its Charter        or Organization        Number           Number                Executive Offices
---------------------------        ----------------   --------------   ---------------   ---------------------------------
Imaging Services of Alabama,
  Inc............................      Alabama          8071             63-1270758      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Kansas Diagnostic Imaging,
  Inc............................      Kansas           8071             48-1231368      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Kenosha Diagnostic Imaging,
  Inc............................     Wisconsin         8071             02-0623553      The Crossing Office Center
                                                                                         8500 75th Street, Suite 106
                                                                                         Kenosha, Wisconsin
                                                                                         (770) 300-0101

Lexington Open MRI, Inc..........  South Carolina       8071             57-1060462      2997 and 2999 Sunset Boulevard
                                                                                         W. Columbia, South Carolina 29169
                                                                                         (770) 300-0101

Mecklenburg Diagnostic Imaging,
  Inc............................  North Carolina       8071             56-2016235      6324 Fairview Road,
                                                                                         Suite 120-A
                                                                                         Charlotte, North Carolina 28210
                                                                                         (770) 300-0101

MedQuest Associates, Inc.........  South Carolina       8071             57-0997427      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Missouri Imaging, Inc............     Missouri          8071             43-1856840      c/o MedQuest Associates, Inc.
                                                                                         4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Mobile Open MRI, Inc.............      Alabama          8071             62-1664765      4724 Airport Boulevard
                                                                                         Mobile, Alabama 36608
                                                                                         (770) 300-0101

Northeast Columbia Diagnostic
  Imaging, Inc...................  South Carolina       8071             30-0077354      21 Gateway Corners Park
                                                                                         Columbia, South Carolina 29223
                                                                                         (770) 300-0101

Occupational Solutions, Inc......      Georgia          8071             58-2504238      c/o MedQuest Associates, Inc.
                                                                                         4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Carolinas Diagnostic
  Imaging, Inc...................  South Carolina       8071             57-1121114      377 Carowinds Blvd,
                                                                                         Suite 107
                                                                                         Fort Mill, South Carolina 29715
                                                                                         (770) 300-0101

Open MRI of Georgia, Inc.........      Georgia          8071             58-2419234      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Open MRI & Imaging of Georgia,
  Inc............................      Georgia          8071             58-2419234      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Open MRI & Imaging of Richmond,
  Inc............................     Virginia          8071             54-2039150      c/o MedQuest Associates, Inc.
                                                                                         4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

                                                         Primary
                                                         Standard                          Address, Including Zip Code,
                                    State or Other      Industrial                             and Telephone Number,
                                   Jurisdiction of    Classification   I.R.S. Employer         Including Area Code,
Exact Name of Registrant            Incorporation          Code        Identification         of Registrant's Primary
as Specified in its Charter        or Organization        Number           Number                Executive Offices
---------------------------        ----------------   --------------   ---------------   ---------------------------------
Palmetto Imaging, Inc............  South Carolina       8071             57-1013875      1331 Lady Street
                                                                                         Columbia, South Carolina 29201
                                                                                         (770) 300-0101

Phoenix Diagnostic Imaging,
  Inc............................      Arizona          8071             86-0879646      1111 South Dobson
                                                                                         Mesa, Arizona 85202
                                                                                         (770) 300-0101

Piedmont Imaging, Inc.
  (Forsyth)......................  North Carolina       8071             56-1876341      750 Highland Oaks
                                                                                         Drive, Suite 200
                                                                                         Winston Salem, North Carolina
                                                                                         27103
                                                                                         (770) 300-0101

Piedmont Imaging, Inc.
  (Spartanburg)..................  South Carolina       8071             58-2324016      684 N. Pine Street
                                                                                         Spartanburg, South Carolina 29303
                                                                                         (770) 300-0101

South Carolina Diagnostic
  Imaging, Inc...................  South Carolina       8071             56-2231622      c/o MedQuest Associates, Inc.
                                                                                         4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Sun View Holdings, Inc...........  South Carolina       8071             57-0986433      755 S. Telshor Boulevard
                                                                                         Ste. 101st
                                                                                         Las Cruces, New Mexico 88011
                                                                                         (770) 300-0101

Texas Imaging Services of El
  Paso, Inc......................       Texas           8071             74-2760550      1626 Medical Center Street
                                                                                         El Paso, Texas 79902
                                                                                         (770) 300-0101

Triad Imaging, Inc...............  North Carolina       8071             56-2001223      2705-A and 2705-B Henry Street
                                                                                         Greensboro, North Carolina 27408
                                                                                         (770) 300-0101

Tyson's Corner Diagnostic
  Imaging, Inc...................     Virginia          8071             54-2058650      8320 Old Court House Rd.
                                                                                         Suite 150, 130
                                                                                         Vienna, Virginia 22182
                                                                                         (770) 300-0101

Virginia Diagnostic Imaging,
  Inc............................     Virginia          8071             54-2027305      c/o MedQuest Associates, Inc.
                                                                                         4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Athens MRI, LLC..................      Georgia          8071             58-2419234      c/o MedQuest Associates, Inc.
                                                                                         4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Bridgeton MRI and Imaging Center,
  LLC............................     Missouri          8071             43-1856840      12121 Saint Charles Rock Road
                                                                                         Bridgeton, Missouri 63044
                                                                                         (770) 300-0101

Buckhead Diagnostic Imaging,
  LLC............................      Georgia          8071             58-2419234      2045 Peachtree Road, NE
                                                                                         Terrace Level, Suite 2
                                                                                         Atlanta, Georgia 30339
                                                                                         (770) 300-0101

                                                         Primary
                                                         Standard                          Address, Including Zip Code,
                                    State or Other      Industrial                             and Telephone Number,
                                   Jurisdiction of    Classification   I.R.S. Employer         Including Area Code,
Exact Name of Registrant            Incorporation          Code        Identification         of Registrant's Primary
as Specified in its Charter        or Organization        Number           Number                Executive Offices
---------------------------        ----------------   --------------   ---------------   ---------------------------------
Cape Imaging, L.L.C..............     Missouri          8071             43-1856840      Auburn Park Place,
                                                                                         Suite 109
                                                                                         3065 William Street
                                                                                         Cape Girardeau, Missouri 63122
                                                                                         (770) 300-0101

Carolina Medical Imaging, LLC....  South Carolina       8071             57-1013875      3010 Farrow Road, Suite 100
                                                                                         Columbia, South Carolina 29203
                                                                                         (770) 300-0101

Coastal Imaging, LLC.............  North Carolina       8071             56-1876345      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Cumming Diagnostic Imaging,
  LLC............................      Georgia          8071             58-2419234      318 Tribble Gap Road
                                                                                         Cumming, Georgia 30040
                                                                                         (770) 300-0101

Diagnostic Imaging of Atlanta,
  LLC............................      Georgia          8071             58-2419234      993 Johnson Ferry Road NE
                                                                                         Building F, Suite 110
                                                                                         Atlanta, Georgia 30342
                                                                                         (770) 300-0101

Diagnostic Imaging of Georgia,
  LLC............................      Georgia          8071             58-2419234      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Diagnostic Imaging of Hiram,
  LLC............................      Georgia          8071             58-2419234      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Diagnostic Imaging of Marietta
  LLC............................      Georgia          8071             58-2419234      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Duluth Diagnostic Imaging, LLC...      Georgia          8071             58-2419234      10670 Medlock Bridge Road
                                                                                         Duluth, Georgia 30097
                                                                                         (770) 300-0101

Duluth CT Center, LLC............      Georgia          8071             58-2419234      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Durham Diagnostic Imaging, LLC...  North Carolina       8071             56-2272517      2609 N. Duke Street,
                                                                                         Suite 303 & 303A
                                                                                         Durham, North Carolina 27704
                                                                                         (770) 300-0101

East Cooper Diagnostic Imaging,
  LLC............................  South Carolina       8071             56-2231622      953 Houston Northcutt Boulevard
                                                                                         Mt. Pleasant, South Carolina
                                                                                         29464
                                                                                         (770) 300-0101

Farmfield Diagnostic Imaging,
  LLC............................  South Carolina       8071             56-2231622      14C Farmfield Road
                                                                                         Charleston, South Carolina 29407
                                                                                         (770) 300-0101

Fort Mill Diagnostic Imaging,
  LLC............................  South Carolina       8071             56-2231622      c/o MedQuest Associates, Inc.
                                                                                         4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

                                                         Primary
                                                         Standard                          Address, Including Zip Code,
                                    State or Other      Industrial                             and Telephone Number,
                                   Jurisdiction of    Classification   I.R.S. Employer         Including Area Code,
Exact Name of Registrant            Incorporation          Code        Identification         of Registrant's Primary
as Specified in its Charter        or Organization        Number           Number                Executive Offices
---------------------------        ----------------   --------------   ---------------   ---------------------------------
Hapeville Diagnostic Imaging,
  LLC............................      Georgia          8071             58-2419234      535 North Central Avenue,
                                                                                         Suite C
                                                                                         Hapeville, Georgia 30309
                                                                                         (770) 300-0101

Imaging Center of Central
  Georgia, LLC...................      Georgia          8071             58-2419234      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Jacksonville Diagnostic Imaging,
  LLC............................  North Carolina       8071             94-3419385      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Kirkwood MRI and Imaging Center,
  LLC............................     Missouri          8071             43-1856840      473 South Kirkwood
                                                                                         Kirkwood, Missouri 83122
                                                                                         (770) 300-0101

Midtown Diagnostic Imaging,
  LLC............................      Georgia          8071             58-2419234      600 W. Peachtree Street,
                                                                                         Suite 140
                                                                                         Atlanta, Georgia 30308
                                                                                         (770) 300-0101

Montgomery Open MRI, LLC.........      Alabama          8071             63-1283359      249 Winton Blount Loop
                                                                                         Montgomery, Alabama 36117
                                                                                         (770) 300-0101

Norwood Diagnostic Imaging,
  LLC............................      Alabama          8071             63-1270758      1119 25th St. N.
                                                                                         Birmingham, Alabama 35234
                                                                                         (770) 300-0101

Open MRI & Imaging of Conyers,
  LLC............................      Georgia          8071             58-2419234      2287 Salem Road
                                                                                         Conyers, Georgia 30013
                                                                                         (770) 300-0101

Open MRI & Imaging of Albany,
  LLC............................      Georgia          8071             58-2419234      2416-C Westgate Boulevard
                                                                                         Albany, Georgia 31707
                                                                                         (770) 300-0101

Open MRI & Imaging of Athens,
  LLC............................      Georgia          8071             58-2419234      845 Prince Avenue
                                                                                         Athens, Georgia 30606
                                                                                         (770) 300-0101

Open MRI & Imaging of
  Douglasville, LLC..............      Georgia          8071             58-2419234      5788 Fairburn Road
                                                                                         Douglasville, Georgia 30134
                                                                                         (770) 300-0101

Open MRI of Atlanta, LLC.........      Georgia          8071             58-2419234      3200 Cobb Galleria Parkway
                                                                                         Suite 120
                                                                                         Atlanta, Georgia 30339
                                                                                         (770) 300-0101

Open MRI of Central Georgia,
  LLC............................      Georgia          8071             58-2419234      2706 Watson Boulevard,
                                                                                         Suite D
                                                                                         Warner Robins, Georgia 31093
                                                                                         (770) 300-0101

                                                         Primary
                                                         Standard                          Address, Including Zip Code,
                                    State or Other      Industrial                             and Telephone Number,
                                   Jurisdiction of    Classification   I.R.S. Employer         Including Area Code,
Exact Name of Registrant            Incorporation          Code        Identification         of Registrant's Primary
as Specified in its Charter        or Organization        Number           Number                Executive Offices
---------------------------        ----------------   --------------   ---------------   ---------------------------------
Open MRI & Imaging of DeKalb,
  LLC............................      Georgia          8071             58-2419234      2601 North Decatur Road
                                                                                         Decatur, Georgia 30033
                                                                                         (770) 300-0101

Open MRI & Imaging of North
  Fulton, LLC....................      Georgia          8071             58-2419234      11660 Alpharetta Hwy,
                                                                                         Suite 145
                                                                                         Roswell, Georgia 30076
                                                                                         (770) 300-0101

Open MRI & Imaging of Macon,
  LLC............................      Georgia          8071             58-2419234      2140 River Side Drive
                                                                                         Macon, Georgia 31204
                                                                                         (770) 300-0101

Open MRI of Myrtle Beach, LLC....  South Carolina       8071             57-1013875      900 21st Avenue
                                                                                         Myrtle Beach, South Carolina
                                                                                         29577
                                                                                         (770) 300-0101

Open MRI & Imaging of N.E.
  Georgia, LLC...................      Georgia          8071             58-2419234      425 Broad Street, #102
                                                                                         Gainesville, Georgia 30501
                                                                                         (770) 300-0101

Open MRI & Imaging of Snellville,
  LLC............................      Georgia          8071             58-2419234      2151 Fountain Drive
                                                                                         Suites 203 & 204
                                                                                         Snellville, Georgia 30078
                                                                                         (770) 300-0101

Open MRI & Imaging of Florence,
  LLC............................  South Carolina       8071             57-1013875      714 South Coit Street
                                                                                         Florence, South Carolina 29501
                                                                                         (770) 300-0101

Open MRI of Simpsonville, LLC....  South Carolina       8071             58-2419234      413-C Southeast Main Street
                                                                                         Simpsonville, South Carolina
                                                                                         29681
                                                                                         (770) 300-0101

Open MRI & Imaging of Richmond,
  LLC............................     Virginia          8071             54-2027305      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Richmond West End Diagnostic
  Imaging, LLC...................     Virginia          8071             03-0403761      7110 Forest Avenue,
                                                                                         Suite 100
                                                                                         Richmond, Virginia 23226
                                                                                         (770) 300-0101

Simpsonville Open MRI, LLC.......  South Carolina       8071             57-1013875      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

St. Peters MRI & Imaging Center,
  LLC............................     Missouri          8071             43-1856840      5905 Mexico Road
                                                                                         St. Peters, Missouri 63376
                                                                                         (770) 300-0101

Tricom Diagnostic Imaging, LLC...  South Carolina       8071             56-2231622      2851 Tricom Blvd
                                                                                         Charleston, South Carolina 29406
                                                                                         (770) 300-0101

                                                         Primary
                                                         Standard                          Address, Including Zip Code,
                                    State or Other      Industrial                             and Telephone Number,
                                   Jurisdiction of    Classification   I.R.S. Employer         Including Area Code,
Exact Name of Registrant            Incorporation          Code        Identification         of Registrant's Primary
as Specified in its Charter        or Organization        Number           Number                Executive Offices
---------------------------        ----------------   --------------   ---------------   ---------------------------------
West Ashley Diagnostic Imaging,
  LLC............................  South Carolina       8071             56-2231622      Ashley Crossing Shopping Center
                                                                                         1975 Magwood Rd
                                                                                         Charleston, South Carolina 29414
                                                                                         (770) 300-0101

West Paces Diagnostic Imaging,
  LLC............................      Georgia          8071             58-2419234      3193 Howell Mill Rd., NW
                                                                                         Suite 113,
                                                                                         Atlanta, Georgia 30327
                                                                                         (770) 300-0101

Woodstock Diagnostic Imaging,
  LLC............................      Georgia          8071             58-2419234      300 Parkbrooke Place
                                                                                         Suite 170
                                                                                         Woodstock, Georgia 30189
                                                                                         (770) 300-0101

Town & Country Open
  MRI, LLC.......................     Missouri          8071             43-1856840      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Clayton Open MRI, LLC............     Missouri          8071             43-1856840      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Wisconsin Diagnostic Imaging,
  Inc............................     Wisconsin         8071             16-1637816      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

Vienna Diagnostic Imaging, Inc...     Virginia          8071             74-3065759      102 Maple Avenue
                                                                                         Vienna, Virginia 22180
                                                                                         (770) 300-0101

Brunswick Diagnostic Imaging,
  LLC............................      Georgia          8071             58-2419234      4300 North Point Parkway
                                                                                         Alpharetta, Georgia 30022
                                                                                         (770) 300-0101

                                Explanatory Note

This Registration Statement covers the registration of $180,000,000 aggregate principal amount of our 11 7/8% Senior Subordinated Notes, Series B, due 2012. These registered notes will be called the exchange notes and will be guaranteed by the note guarantors. The exchange notes may be exchanged in the exchange offer for an equal aggregate principal amount of our outstanding 11 7/8% Senior Subordinated Notes, Series A, due 2012. The outstanding notes will be called the old notes and are also guaranteed by the note guarantors. The old notes, together with the exchange notes, will be called the "notes." This Registration Statement also covers the registration of exchange notes for resale by J.P. Morgan Securities Inc. in market-making transactions. The complete prospectus relating to the exchange offer follows this explanatory note. Following the exchange offer prospectus are certain pages of the prospectus relating solely to market-making transactions that may be made by J.P. Morgan Securities Inc., including an alternate front cover page, a section entitled "Risk factors--You cannot be sure that an active trading market will develop for the exchange notes" to be used in lieu of the section entitled "Risk factors--Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes" and alternate sections entitled "Use of proceeds," "Legal matters" and "Plan of distribution." In addition, the market-making prospectus will not include the following captions (or the information set forth under those captions) contained in the exchange offer prospectus: "Prospectus summary--Summary of the terms of the exchange offer," "Risk factors--If you do not participate in the exchange offer, you will continue to hold unregistered old notes that are subject to transfer restrictions," "Risk factors--If you plan to participate in a distribution of the exchange notes or if you are a broker-dealer, you will be required to comply with registration and/or prospectus delivery requirements in connection with any resale of the exchange notes," "The exchange offer," "Exchange and registration rights agreement" and "Certain federal income tax considerations." All other sections of the exchange offer prospectus will be included in the market-making prospectus.

 THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 Subject to completion, dated February 13, 2003


Prospectus

[GRAPHIC]

MedQuest, Inc.

OFFER TO EXCHANGE ALL OUTSTANDING 11 7/8% SENIOR SUBORDINATED NOTES, SERIES A, DUE 2012 FOR 11 7/8% SENIOR SUBORDINATED NOTES, SERIES B, DUE 2012 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

The exchange offer

     - We will exchange all old notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

     - You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

     - The exchange offer expires at 5:00 p.m., New York City time, on
                     2003, unless we extend the offer.

The exchange notes

     - The terms of the exchange notes to be issued in the exchange offer are substantially identical to the old notes, except that the exchange notes will be freely tradable by persons who are not affiliated with us.

     - No public market currently exists for the old notes. We do not intend to list the exchange notes on any securities exchange and, therefore, no active public market is anticipated.

     - The exchange notes, like the old notes, will be unsecured and guaranteed, jointly and severally, on a senior subordinated basis by our parent, MQ Associates, Inc., and all of our existing and future domestic subsidiaries. If we fail to make payments on the exchange notes, MQ Associates, Inc. and our subsidiary guarantors must make them instead. We and each of the subsidiary guarantors are directly or indirectly 100% owned by MQ Associates, Inc.

     - The exchange notes will rank junior in right of payment to all of our existing and future senior debt, rank equally with any of our future senior subordinated debt and rank senior to any of our future subordinated debt. As of September 30, 2002, we had outstanding senior debt of $46.8 million, of which $43.0 million was outstanding under our senior credit facility, and there was no debt outstanding that ranked equally with, or junior in right of payment to, the notes.

     - Each broker-dealer that receives exchange notes pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

     - If the broker-dealer acquired the old notes as a result of market-making or other trading activities, such broker-dealer may use this prospectus for the exchange offer, as supplemented or amended, in connection with its resales of the exchange notes.

See "Risk factors" beginning on page 14 for a discussion of certain risks that you should consider before participating in this exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


February   , 2003

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

                              -------------------

                               Table of contents


                                          Page
Disclosure regarding forward-looking
  statements..........................     ii
Market and industry data and
  forecasts...........................    iii
Summary...............................      1
Summary of the terms of the exchange
  offer...............................      4
Summary of the terms of the exchange
  notes...............................      8
Summary consolidated financial
  information.........................     11
Risk factors..........................     14
The exchange offer....................     31
The Transactions......................     43
Use of proceeds.......................     45
Capitalization........................     46
Unaudited pro forma financial
  information.........................     47
Selected historical financial data....     51
Management's discussion and analysis
  of financial condition and results
  of operations.......................     54



                                          Page

Industry..............................     68
Business..............................     72
Management............................     88
Security ownership of certain
  beneficial owners and management....     93
Certain relationships and related
  transactions........................     95
Description of senior credit
  facility............................     99
Description of notes..................    102
Registration rights...................    166
Description of capital stock of MQ
  Associates, Inc.....................    168
Book-entry settlement and clearance...    171
Certain United States federal income
  tax consequences....................    173
Plan of distribution..................    174
Legal matters.........................    174
Experts...............................    174
Where you can find more information...    175
Index to consolidated financial
  statements..........................    F-1


                              -------------------

MedQuest, Inc. is a Delaware corporation. Our principal executive offices are located at 4300 North Point Parkway, Alpharetta, Georgia 30022, and our telephone number at that address is (770) 300-0101.

In this prospectus, "we", "us", "our" and "MedQuest" refer to MedQuest, Inc. and its subsidiaries, unless the context otherwise requires.

Until              , 2003 (90 days after the date of this prospectus), all
dealers effecting transactions in the exchange notes, whether or not participating in this exchange offer, may be required to deliver a prospectus.

                Disclosure regarding forward-looking statements

This prospectus includes "forward-looking statements" that involve risks and uncertainties. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information and, in particular, appear under the headings "Summary," "Management's discussion and analysis of financial condition and results of operations" and "Business." When used in this prospectus, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, including under the heading "Risk factors." As stated elsewhere in this prospectus, such risks, uncertainties and other important factors include, among others:

     - general economic and business conditions, particularly an economic downturn;

     - healthcare industry trends;

     - increases in our leverage;

     - availability and terms of additional capital to fund our capital expenditure requirements;

     - restrictions imposed by our debt agreements;

     - our status as a holding company;

     - changes in, or the failure or inability to comply with, governmental regulations;

     - increases in the cost of compliance with laws and regulations, including regulations imposed by federal and state governments;

     - limitations and delays in reimbursement by third-party payors;

     - competition;

     - introduction of new technologies;

     - availability and retention of qualified personnel; and

     - costs of integrating future acquisitions.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

                     Market and industry data and forecasts

This prospectus includes market share and industry data and forecasts that we obtained from industry publications and surveys, reports of governmental agencies and internal company surveys. Verispan L.L.C., of which SMG Marketing Group ("SMG") is a part, The American College of Radiology and Frost & Sullivan were the primary sources for third-party industry data and forecasts. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position relative to our competitors are based on the number of centers we operated as of May 31, 2002. Statements as to our local market position are based on survey data for average weekly procedure volume, which data for our competitors was collected by SMG in the six months prior to March 31, 2002 and by us internally for our average weekly procedure volume. Statements as to the diagnostic imaging services industry and the FIC market refer only to the diagnostic imaging services industry and FIC market in the United States.

                                    Summary

THIS SUMMARY HIGHLIGHTS THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. BECAUSE THIS IS ONLY A SUMMARY, IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS AND SHOULD CONSIDER, AMONG OTHER THINGS, THE MATTERS SET FORTH UNDER "RISK FACTORS" AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS BEFORE MAKING YOUR INVESTMENT DECISION. THE FINANCIAL DATA INCLUDED IN THIS PROSPECTUS COMES FROM THE CONSOLIDATED FINANCIAL STATEMENTS OF OUR PARENT, MQ ASSOCIATES, INC. AND OUR SUBSIDIARIES. MQ ASSOCIATES, INC. IS A GUARANTOR OF THE NOTES AND OF THE SENIOR CREDIT FACILITY AND HAS NO MATERIAL ASSETS OR OPERATIONS OTHER THAN ITS OWNERSHIP OF 100% OF OUR CAPITAL STOCK. AS A RESULT, THE CONSOLIDATED FINANCIAL POSITION AND RESULTS OF OPERATIONS OF MQ ASSOCIATES, INC. ARE SUBSTANTIALLY THE SAME AS OURS. EXCEPT IN THE "DESCRIPTION OF NOTES" SECTION AND UNLESS THE CONTEXT OTHERWISE REQUIRES, ANY REFERENCES TO "MEDQUEST," "WE," "US" OR "OUR" SHALL REFER TO MEDQUEST, INC. AND ITS SUBSIDIARIES.

The business

We are a leading operator of independent, fixed-site, outpatient diagnostic imaging centers (each, a "FIC") in the United States. Our centers provide diagnostic imaging services using a variety of technologies, including magnetic resonance imaging (MRI), computed tomography (CT), nuclear medicine, general radiology (fluoroscopy and x-ray), ultrasound, mammography and bone densitometry. We operate a network of 77 wholly owned centers in 12 states primarily throughout the southeastern and southwestern United States. Of our centers, 19 are multi-modality (MRI, CT and other technologies), 27 are dual modality (MRI and CT) and 31 are MRI only.

We believe that a key driver of our success is providing high quality service to referring physicians, patients and payors.

Our organization is structured to provide high quality service tailored to each of our local markets. We empower our center managers to run our centers to meet the demands of local market conditions involving physicians, payors and patient service needs, while our corporate structure provides economies of scale, corporate training programs, standardized policies and procedures and sharing of best practices across our network.

Since 1997, we have grown our operations through a combination of same center growth, new center ("DE NOVO") openings (38) and acquisitions (29). For the nine months ended September 30, 2002, we had total net revenue of $149.1 million, operating costs and expenses of $126.8 million, income from operations of $22.3 million, net income of $1.1 million and EBITDA (as defined) of $39.9 million.

Diagnostic imaging services industry

The diagnostic imaging services industry encompasses all general radiology, interventional radiology and radiation oncology services, and represents an approximate $61.0 billion market. We operate in the FIC segment of this market, which accounts for 27.9%, or approximately $17.0 billion, of the overall diagnostic imaging market. The American College of Radiology estimates that from 1997 to 2000 (the most recent year for which data are available), the FIC segment of this market grew at an annual rate of 12.3%, while the overall diagnostic imaging market grew at an annual rate of 9.9%. According to Frost & Sullivan, the number of MRI scans performed in the FIC market is expected to grow at a compound annual growth rate of

13.9% from 2002 to 2007, compared with growth in the number of MRI scans performed in hospitals of 3.7%.

We believe that the overall diagnostic imaging services market for both outpatient and inpatient services will continue to increase due to the following factors:

     - a broader acceptance by the physician and payor communities of diagnostic imaging procedures as a valuable, cost-effective and non-invasive diagnostic tool;

     - an expansion of applications for MRI, CT and other diagnostic imaging technologies;

     - the escalating demand for healthcare services from an aging population;
       and

     - an increasing emphasis on the role of preventative medicine.

We also believe that the rate of growth in the FIC market will continue to outpace the growth of the overall diagnostic imaging market. We believe this growth will result primarily from referring physicians preferring FICs due to their convenient scheduling, fast turnaround of high quality images and reports and patients preferring FICs due to their greater convenience and less institutional settings.

The FIC market is highly fragmented, with approximately 4,200 centers located in the United States in 2001. In 2001, the largest ten competitors in the FIC market, including us, represented only 16.0% of the industry's imaging centers. While the number of centers has increased at a compound annual rate of 7.6% between 1997 and 2000, the growth in the number of centers has not kept pace with the compound annual rate of revenue growth in the FIC market of 12.3% between 1997 and 2000.

The Transactions

THE RECAPITALIZATION. On August 15, 2002, we consummated a recapitalization transaction whereby our parent, MQ Investment Holdings, LLC, which is managed by a board of directors comprised of certain individual partners of J.P. Morgan Partners, LLC, acquired approximately 70.0% of the total capital stock of MQ Associates, Inc. (on a fully diluted basis). The recapitalization was valued at $365.1 million, including transaction costs. Pursuant to the recapitalization agreement, MQ Associates, Inc. (1) redeemed approximately 76.4% of the shares of its common stock held by all former stockholders of MQ Associates, Inc., including approximately 58.9% of the shares held by the management stockholders and (2) redeemed 100.0% of the redeemable preferred stock, all of which was held by TA Associates, Inc. and other private investors. MQ Investment Holdings, LLC purchased shares of newly issued common and preferred stock directly from MQ Associates, Inc. The remaining shares of common stock held by the management stockholders were reclassified into newly issued shares of common stock and preferred stock of MQ Associates, Inc. (the "management rollover"). The foregoing transactions are collectively referred to as the "recapitalization."

As a result of the recapitalization, approximately 70.0% of the total capital stock of our parent, MQ Associates, Inc., is owned by MQ Investment Holdings, LLC and approximately 30.0% of the total capital stock of MQ Associates, Inc. is owned by the management stockholders, in each case on a fully diluted basis.

THE SENIOR CREDIT FACILITY. On the closing date for the recapitalization, we entered into a senior secured credit facility, pursuant to which Wachovia Bank, National Association, JPMorgan Chase Bank and UBS AG, Stamford Branch, each affiliates of the initial purchasers of the old notes, were among the lenders. The senior credit facility consists of an $80.0 million revolving credit facility. For a description of our senior credit facility, see "Description of senior credit facility."

THE OLD NOTES OFFERING. In connection with the recapitalization, we issued $180.0 million aggregate principal amount of old notes. The old notes were issued and sold by us to the initial purchasers in a transaction exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereunder. The initial purchasers of the old notes then offered the old notes for resale only to "qualified institutional buyers" in compliance with Rule 144A under the Securities Act and to persons outside the United States in compliance with Regulation S under the Securities Act. For a description of the terms of the old notes, see "Description of notes."

The offering of the old notes, the recapitalization and the senior credit facility are collectively referred to as the "Transactions."

The sponsor

J.P. Morgan Partners, LLC ("JPMP") is a global partnership with over $30.0 billion in total capital under management. It is a leading provider of private equity and has closed over 1,800 individual transactions since its inception in 1984. JPMP has more than 150 investment professionals in nine offices throughout the world. JPMP is an affiliate of J.P. Morgan Chase & Co., one of the largest financial institutions in the United States.

Sources and uses of funds

The following table sets forth the sources and uses of funds in connection with the Transactions:

---------------------------------------------------------------------------------------------------------------
(Dollars in millions)
Sources                                                  Uses
---------------------------------------------------------------------------------------------------------------
Senior credit facility(1)...................   $ 35.9    Redemption of common equity(4)..............   $194.2
Old notes (net of discount).................    176.2    Repayment of existing debt(5)...............    117.7
Management rollover equity(2)...............     45.9    Redemption of redeemable preferred equity...     19.6
New equity(3)...............................    107.1    Seller transaction fees(6)..................     21.1
                                                         Deferred financing costs(7).................     12.5
                                               ------                                                   ------
    Total...................................   $365.1    Total.......................................   $365.1
---------------------------------------------------------------------------------------------------------------

(1) Represents borrowings made at the closing of the Transactions. Immediately following the consummation of the Transactions, we had $43.3 million of available borrowing capacity under the senior credit facility, net of $0.8 million reserved for letters of credit outstanding.
(2) Consists of $30.9 million common stock investment and $15.0 million redeemable preferred stock investment.
(3) Consists of purchase of $72.1 million of common stock and $35.0 million of redeemable preferred stock.
(4) Consists of the redemption of common stock of MQ Associates, Inc. and the rollover by management stockholders of $45.9 million of equity.
(5) Represents amount of debt repaid at the closing of the Transactions.
(6) Consists of transaction fees (primarily legal and accounting fees), success fees and prepayment penalties payable by MQ Associates, Inc.
(7) Consists of debt issuance costs of $12.5 million.

                   Summary of the terms of the exchange offer

On August 15, 2002, in connection with the closing of the transactions, we and the guarantors of the old notes entered into a registration rights agreement with the trustee. Under the agreement, we agreed to deliver to you this prospectus and to complete this exchange offer within 225 days after the date of original issuance of the old notes. You are entitled to exchange in this exchange offer your old notes for exchange notes which are identical in all material respects to the old notes except that:

     - the exchange notes have been registered under the Securities Act and will be freely tradable by persons who are not affiliated with us;

     - the exchange notes are not entitled to registration rights which are applicable to the old notes under the registration rights agreement; and

     - our obligation to pay additional interest on the old notes if this exchange offer is not consummated by March 28, 2003 at a rate of 1.0% per annum does not apply to the exchange notes.

The Exchange Offer........  We are offering to exchange up to $180,000,000 aggregate principal amount of our 11 7/8% Senior Subordinated Notes,
                            Series B, due 2012, which have been registered under the
                            Securities Act, for up to $180,000,000 aggregate principal amount of our 11 7/8% Senior Subordinated Notes, Series A, due
                            2012, which were issued on August 15, 2002.

Resales...................  Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to this exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate"
                            within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery
                            provisions of the Securities Act, provided that you

                            -   are acquiring the exchange notes in the ordinary course of business, and

                            -   have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

                            Each participating broker-dealer that receives exchange notes for its own account pursuant to this exchange offer in exchange for the old notes that were acquired as a result of
                            market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of distribution."

                            Any holder of old notes who

                            -   is our affiliate,

                            -   does not acquire the exchange notes in the ordinary course of its business, or

                            -   tenders in this exchange offer with the intention to
                                participate, or for the purpose of participating, in a
                                distribution of exchange notes, cannot rely on the position of the staff of the Commission expressed in Exxon Capital
                                Holdings Corporation, Morgan Stanley & Co., Incorporated or
                                similar no-action letters and, in the absence of an
                                exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection
                                with the resale of the exchange notes.

Expiration Date;
Withdrawal of Tenders.....  This exchange offer will expire at 5:00 p.m., New York City
                            time, on       , 2003, or such later date and time to which we
                            extend it. We do not currently intend to extend the expiration date. A tender of old notes pursuant to this exchange offer may be withdrawn at any time prior to the expiration date. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of this exchange offer.

Conditions to this
Exchange Offer............  This exchange offer is subject to customary conditions, some of which we may waive. See "The exchange offer--Conditions to exchange offer."

Procedures for Tendering
Old Notes.................  If you wish to accept this exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a copy of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or the copy, together with the old notes and any other required documents, to the exchange agent at the address set forth on the cover of the letter of transmittal. If you hold old notes
                            through The Depository Trust Company ("DTC") and wish to
                            participate in this exchange offer, you must comply with the
                            Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal.

                            By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

                            -   any exchange notes that you receive will be acquired in the ordinary course of your business;

                            -   you have no arrangement or understanding with any person or entity to participate in the distribution of the exchange
                                notes;

                            -   if you are a broker-dealer that will receive exchange notes for your own account in exchange for old notes that were
                                acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

                            -   you are not our "affiliate" as defined in Rule 405 under the
                                Securities Act.

Guaranteed Delivery
Procedures................  If you wish to tender your old notes and your old notes are not immediately available or you cannot deliver your old notes, the letter of transmittal or any other documents required by the letter of transmittal or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the
                            expiration date, you must tender your old notes according to the guaranteed delivery procedures set forth in this prospectus under "The exchange offer--Guaranteed delivery procedures."

Effect on Holders of Old
Notes.....................  As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement and, accordingly, we will not be obligated to pay liquidated damages as described in the registration rights agreement. If you are a holder of old notes and do not tender your old notes in this exchange offer, you will continue to hold such old notes and you will be entitled to all the rights and limitations applicable to the old notes in the indenture, except for any rights under the registration rights agreement that by their terms terminate upon the
                            consummation of this exchange offer.

Consequences of Failure to
Exchange..................  All untendered old notes will continue to be subject to the restrictions on transfer provided for in the old notes and in the indenture. In general, the old notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the
                            Securities Act and applicable state securities laws. Other than in connection with this exchange offer, we do not currently anticipate that we will register the old notes under the
                            Securities Act.

Certain United States
Federal Income Tax
Considerations............  The exchange of old notes for exchange notes in this exchange offer should not be a taxable event for United States federal income tax purposes. See "Certain United States federal income tax consequences."

Use of Proceeds...........  We will not receive any cash proceeds from the issuance of the exchange notes in this exchange offer.

Exchange Agent............  Wachovia Bank, National Association is the exchange agent for this exchange offer. The address and telephone number of the exchange agent are set forth in the section captioned "The exchange offer--Exchange agent."

                   Summary of the terms of the exchange notes

THE FOLLOWING SUMMARY CONTAINS BASIC INFORMATION ABOUT THE EXCHANGE NOTES AND IS NOT INTENDED TO BE COMPLETE. FOR A MORE COMPLETE UNDERSTANDING OF THE EXCHANGE NOTES, PLEASE REFER TO THE SECTION ENTITLED "DESCRIPTION OF NOTES" IN THIS PROSPECTUS.

Issuer....................  MedQuest, Inc.

Exchange Notes............  $180,000,000 aggregate principal amount of 11 7/8% Senior
                            Subordinated Notes, Series B, due 2012.

Maturity..................  August 15, 2012.

Interest Payment Dates....  February 15 and August 15 of each year, commencing February 15,
                            2003.

                            Holders of old notes whose old notes are accepted for exchange in this exchange offer will be deemed to have waived the right to receive any payment in respect of interest on the old notes accrued from August 15, 2002, the original issue date of the old notes, to the date of issuance of the exchange notes.
                            Consequently, holders who exchange their old notes for new notes will receive the same interest payment on February 15, 2003, the first interest payment date for the old notes and the
                            exchange notes after the consummation of this exchange offer, that they would have received if they did not accept this
                            exchange offer.

Guarantees................  The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured senior subordinated basis, by our holding company, MQ Associates, Inc., and each of our direct and indirect subsidiaries and any domestic restricted subsidiaries created or acquired by us after the issue date. If we fail to make payments on the exchange notes, our guarantors must make them instead. We and each of the subsidiary guarantors are directly or indirectly 100% owned by MQ Associates, Inc.

Ranking...................  The exchange notes, like the old notes, will be unsecured and

                            -   be subordinated in right of payment to all our existing and future senior indebtedness, including our obligations in
                                respect of the senior credit facility;

                            -   rank equally in right of payment with all our future senior subordinated indebtedness; and

                            -   rank senior to all our future subordinated indebtedness.

                            Similarly, the guarantees of the exchange notes will be general unsecured obligations of our guarantors and

                            -   be subordinated in right of payment to all existing and
                                future senior indebtedness of such guarantors, including any guarantees by those guarantors under the senior credit
                                facility;

                            -   rank equally in right of payment with all future senior
                                subordinated indebtedness of the guarantors; and

                            -   rank senior to all future subordinated indebtedness of the guarantors.

                            At September 30, 2002:

                            -   we had approximately $46.8 million of senior indebtedness, all of which was secured indebtedness, to which the notes
                                were subordinated (which amount does not include
                                availability of approximately $36.2 million under the senior credit facility after giving effect to $0.8 million of
                                letters of credit);

                            -   the guarantors had no senior indebtedness other than their respective guarantees of our indebtedness under the senior credit facility; and

                            -   we did not have any senior subordinated indebtedness other than the notes, and the guarantors did not have any senior subordinated indebtedness other than their guarantees of the notes.

Optional Redemption.......  We may redeem up to 35% of the notes prior to August 15, 2005 from the proceeds of one or more equity offerings of our common stock at a redemption price of 111.875% of the principal amount.
                            In addition, prior to August 15, 2007, if we experience specific kinds of changes of control, we may redeem the notes within 90 days following the occurrence, in whole but not in part, at a redemption price equal to the sum of 100% of the then
                            outstanding principal amount of the notes plus a make-whole premium and accrued and unpaid interest, if any, to the date of redemption. Otherwise, we will not have the right to redeem the notes until August 15, 2007, after which we may redeem some or all of the notes at the redemption prices described under
                            "Description of notes--Optional redemption."

Mandatory Offer to
Repurchase................  If we sell certain assets or we experience specific kinds of changes of control, you will have the right to require us to repurchase all or any part of your notes at a purchase price in cash equal to 101% of the principal amount thereof, plus any accrued but unpaid interest to the date of the repurchase. See
                            "Description of notes--Change of control." Our senior credit facility prohibits us from purchasing any of the notes, which would include any purchase we may be required to make as a result of a change of control. We cannot assure you that we will be able to amend or obtain a waiver under the senior credit facility to permit the purchase of the notes or refinance the senior credit facility with lenders who will allow us to make the required purchases. Also, if a change of control were to occur, there can be no assurance that we will have sufficient funds to purchase any of the notes or be permitted under the terms of other agreements to purchase the notes. See "Risk factors" for a description of the possible effects if we are unable to purchase the notes upon a change of control.

Certain Covenants.........  We will issue the exchange notes under the same indenture governing the old notes. The indenture governing the exchange notes contains covenants that limit our ability and the ability of certain of our subsidiaries to, among other things:

                            -   incur additional indebtedness;

                            -   pay dividends and repurchase our capital stock;

                            -   make investments;

                            -   incur liens;

                            -   enter into transactions with our affiliates;

                            -   dispose of assets;

                            -   engage in mergers or consolidations;

                            -   guarantee other indebtedness;

                            - enter into agreements that restrict dividends from subsidiaries;

                            -   enter into new lines of business; and

                            -   sell capital stock of our subsidiaries.

                            These covenants are subject to a number of important qualifications and limitations. See "Description of notes--Certain covenants."

Risk factors

You should carefully consider the information under the heading "Risk factors" and all other information in this prospectus before participating in this exchange offer.

                   Summary consolidated financial information

The following table sets forth the summary consolidated historical and pro forma financial data of MQ Associates, Inc. MQ Associates, Inc. is a guarantor of the notes and of the senior credit facility and has no material assets or operations other than its ownership of 100% of our capital stock. We and each of the subsidiary guarantors are directly or indirectly 100% owned by MQ
Associates, Inc. As a result, the consolidated financial position and results of operations of MQ Associates, Inc. are substantially the same as ours. The summary consolidated historical and pro forma financial data set forth below should be read in conjunction with and is qualified in its entirety by reference to the audited consolidated financial statements, the unaudited consolidated financial statements and the related notes included elsewhere in this prospectus.

The summary consolidated financial data for the fiscal years ended December 31, 1999 and December 31, 2000 have been derived from the financial statements of MQ Associates, Inc., which have been audited by Elliott Davis, LLC. The summary consolidated financial data for the fiscal year ended December 31, 2001 have been derived from the financial statements of MQ Associates, Inc. which have been audited by PricewaterhouseCoopers LLP. The summary consolidated financial data for the fiscal years ended December 31, 1997 and 1998 and for the nine months ended September 30, 2001 and September 30, 2002 have been derived from unaudited consolidated financial statements of MQ Associates, Inc. In the opinion of management of MQ Associates, Inc., the unaudited information reflects all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the results for those periods. Results for the nine months ended September 30, 2002 are not necessarily indicative of the results to be expected for the full fiscal year.

The summary unaudited pro forma statement of operations data for the fiscal year ended December 31, 2001 gives effect to the Transactions and the acquisition of the assets of AMI Outpatient Services, Ltd., which we acquired on September 1, 2001, as if they had occurred on January 1, 2001. The summary unaudited pro forma statement of operations data for the nine months ended September 30, 2002 gives effect to the Transactions as if they had occurred on January 1, 2002. The unaudited pro forma condensed consolidated financial data are presented for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the Transactions or the AMI Outpatient Services acquisition been consummated on or as of the dates indicated and such data are not necessarily indicative of future operating results or financial position.

                                                                                                Historical        Pro forma
                                --------------------------------------------------------------------------   --------------
                                                                                                                    For the
                                                                                               Nine months      fiscal year
                                                                                                     ended            ended
                                                      Fiscal year ended December 31,         September 30,     December 31,
                                ----------------------------------------------------   -------------------   --------------
(Dollars in millions)               1997       1998       1999       2000       2001       2001       2002             2001
---------------------------------------------------------------------------------------------------------------------------
                                    (unaudited)                                            (unaudited)        (unaudited)
Statement of operations data:
Net revenues from services....   $ 18.4     $ 34.0     $ 56.7     $ 85.9     $142.3     $ 99.5     $149.1        $152.9
Costs and expenses
  Operating expenses,
    excluding depreciation and
    amortization..............     10.1       16.3       25.0       35.6       61.0       41.9       64.8          70.0
  Marketing, general and
    administrative
    expenses(1)...............     (0.1)      10.3       17.3       25.6       55.6       40.0       45.0          55.6
  Depreciation and
    amortization(2)...........      2.2        5.9        9.2       11.2       17.5       12.2       17.0          18.5
                                -------------------------------------------------------------------------------------------
Income (loss) from
   operations.................      6.2        1.5     $  5.2     $ 13.5     $  8.2     $  5.4     $ 22.3        $  8.8

Other financial data:
Net cash and cash equivalents
   provided by operating
   activities.................   $ 12.6     $  5.9     $  7.1     $ 12.0     $ 20.3     $ 13.1     $  8.8
Net cash and cash equivalents
   used in investing
   activities.................    (17.1)     (23.8)     (11.6)     (15.0)     (60.1)     (48.8)     (31.7)
Net cash and cash equivalents
   provided by financing
   activities.................      5.3       20.1        3.6        3.0       42.9       37.0       19.9
EBITDA(3).....................      8.4        7.4       14.4       24.7       37.1       26.9       39.9        $ 38.7
Interest expense, net(4)......      1.1        2.4        4.1        4.9        8.2        5.8       20.5          24.3
Capital expenditures:
  Maintenance.................      1.3        0.1        0.6        0.8        1.3        1.0        1.5
  Expansion and acquisition of
    centers and DE NOVO
    centers...................     10.6       22.7       11.0       14.2       58.8       46.2       34.3
Ratio of EBITDA to
   interest expense, net(4)...      7.6x       3.1x       3.5x       5.0x       4.5x       4.6x       1.9x          1.6x
Ratio of total debt(6) to
   EBITDA.....................      1.8x       5.1x       3.2x       2.4x       3.1x       3.6x       5.6x
Ratio of earnings to fixed
   charges(5).................      4.7x        --        1.2x       2.6x       1.0x        --        1.1x           --

Operating data (unaudited):
Number of centers:
  Total at beginning of
    period....................        7         10         20         33         43         43         66
  Additional DE NOVO..........        1          7         12          5         10          6          3
  Additional acquired.........        2          3          1          5         13          9          5
                                -------------------------------------------------------------------------------------------
  Total at end of period......       10         20         33         43         66         58         74

                                           Pro forma
                                --------------------
                                             For the
                                         nine months
                                               ended
                                       September 30,
                                --------------------
(Dollars in millions)                           2002
------------------------------  --------------------
                                    (unaudited)
Statement of operations data:
Net revenues from services....        $ 149.1
Costs and expenses
  Operating expenses,
    excluding depreciation and
    amortization..............           64.8
  Marketing, general and
    administrative
    expenses(1)...............           45.0
  Depreciation and
    amortization(2)...........           17.0
                                --------------------
Income (loss) from
   operations.................        $  22.3
Other financial data:
Net cash and cash equivalents
   provided by operating
   activities.................
Net cash and cash equivalents
   used in investing
   activities.................
Net cash and cash equivalents
   provided by financing
   activities.................
EBITDA(3).....................        $  40.0
Interest expense, net(4)......           18.2
Capital expenditures:
  Maintenance.................
  Expansion and acquisition of
    centers and DE NOVO
    centers...................
Ratio of EBITDA to
   interest expense, net(4)...            2.2x
Ratio of total debt(6) to
   EBITDA.....................
Ratio of earnings to fixed
   charges(5).................            1.2x
Operating data (unaudited):
Number of centers:
  Total at beginning of
    period....................
  Additional DE NOVO..........
  Additional acquired.........
                                --------------------
  Total at end of period......

Balance sheet data at September 30, 2002:
Cash and cash equivalents...................................        $   2.4
Working capital(7)..........................................           29.9
Total assets................................................          180.0
Total debt..................................................          225.3
Series A and B preferred stock..............................           50.0
Total stockholders' deficit.................................         (118.2)

------------------------------

(1) For the year ended December 31, 1997, marketing, general and administrative ("MG&A") expenses include a gain of $5.9 million related to the sale of two centers.

(2) In adopting Statement of Financial Accounting Standards ("SFAS") 142, effective January 1, 2002, we no longer amortize goodwill and certificates of need related to business combinations. There was no impairment to goodwill and certificates of need as a result of the impairment test performed. Amortization expense for goodwill and certificates of need for the years ended December 31, 1997, 1998, 1999, 2000 and 2001 and the nine months ended September 30, 2001 was $0.0 million, $0.1 million, $0.3 million, $0.6 million, $0.9 million and $0.2 million, respectively.

(3) EBITDA is defined in the indenture as net income before interest expense, income taxes, depreciation, amortization and other non-cash charges (consisting in 2001 of the $9.4 million non-cash compensation charge) plus "success fees" of $0.6 million paid to certain executive officers and other employees in the Transactions plus the $2.1 million reflected in MG&A expense which was paid in December 2001 in connection with certain legal proceedings. See "Business--Legal proceedings."

   The following table reconciles the difference between net income (loss), as determined under United States generally accepted accounting principles, and EBITDA (in millions):

                                                                                                                    Historical
                                                    --------------------------------------------------------------------------
                                                                                                               Nine months
                                                                                                                  ended
                                                               Fiscal year ended December 31,                 September 30,
                                                    ----------------------------------------------------   -------------------
                                                      1997       1998       1999       2000       2001       2001       2002
------------------------------------------------------------------------------------------------------------------------------
Net income (loss).................................   $ 5.1      $(0.9)     $ 1.4      $ 5.2      $(4.1)     $(3.7)     $ 1.1
Interest expense, net.............................     1.1        2.4        4.1        4.9        8.2        5.8       20.5
Provision (benefit) for income taxes..............      --         --       (0.3)       3.4        4.0        3.2        0.7
Depreciation and amortization.....................     2.2        5.9        9.2       11.2       17.5       12.2       17.0
InMed litigation..................................                                                 2.1
Success fees......................................                                                                       0.6
Non-cash charges..................................                                                 9.4        9.4
                                                    --------------------------------------------------------------------------
EBITDA............................................   $ 8.4      $ 7.4      $14.4      $24.7      $37.1      $26.9      $39.9
------------------------------------------------------------------------------------------------------------------------------

                                                                                    Pro forma
                                                              -------------------------------
                                                              For the fiscal     For the nine
                                                                  year ended     months ended
                                                                December 31,    September 30,
                                                              --------------   --------------
                                                                        2001             2002
---------------------------------------------------------------------------------------------
                                                               (unaudited)      (unaudited)
Net income (loss)...........................................      $(13.4)          $  4.4
Interest expense, net.......................................        24.3             18.2
Provision (benefit) for income taxes........................        (2.2)            (0.2)
Depreciation and amortization...............................        18.5             17.0
InMed litigation............................................         2.1
Success fees................................................                          0.6
Non-cash charges............................................         9.4
                                                              -------------------------------
EBITDA......................................................      $ 38.7           $ 40.0

   We believe EBITDA information enhances an investor's understanding of a company's ability to satisfy principal and interest obligations with respect to its indebtedness and to utilize cash for other purposes. In addition, EBITDA is used as a measure in the indenture in determining our compliance with certain covenants. However, there may be contractual, legal, economic or other reasons which may prevent us from satisfying principal and interest obligations with respect to our indebtedness and may require us to allocate funds for other purposes. EBITDA does not represent and should not be considered as an alternative to net income, income from operations or cash flows from operating activities as determined under United States generally accepted accounting principles and may not be comparable to other similarly titled measures of other companies.

(4) The pro forma interest expense, net includes $1.9 million and $1.4 million of non-cash charges consisting of amortization of debt issuance costs and discount on the notes for the year ended December 31, 2001 and the nine months ended September 30, 2002, respectively.

(5) Earnings consist of income before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of (i) interest, whether expensed or capitalized, (ii) amortization of debt issuance costs and discount on the notes and (iii) an allocation of one-third of the rental expense from operating leases, which management considers to be a reasonable approximation of the interest factor of operating lease payments. For fiscal 1998, and the nine months ended September 30, 2001, fixed charges exceeded earnings by $0.9 million and $0.4 million, respectively. For the year ended December 31, 2001, on a pro forma basis, fixed charges exceeded earnings by $11.5 million. The deficiency in 2001 included a $9.4 million non-cash compensation charge.

(6) Total debt includes long-term debt plus obligations under capital leases, including the current portion of obligations under capital leases.

(7) Working capital is current assets, excluding cash and cash equivalents, minus current liabilities, excluding the current portion of long term debt and line of credit.

                                  Risk factors

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AS WELL AS OTHER INFORMATION AND DATA INCLUDED IN THIS PROSPECTUS BEFORE PARTICIPATING IN THIS EXCHANGE OFFER.

Risks related to the notes

Our substantial level of indebtedness and limitations on our ability to incur additional debt could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting our obligations under the notes.

We are highly leveraged and our total indebtedness at September 30, 2002 was approximately $224.5 million. The following chart shows our level of indebtedness and certain other information at September 30, 2002.

-------------------------------------------------------------------------------
                                                                          As of
                                                                  September 30,
(Dollars in millions)                                                      2002
-------------------------------------------------------------------------------
Senior subordinated notes (net of discount).................             $176.2
Senior credit facility......................................               43.0
                                                              -----------------
  Total debt................................................              219.2
Redeemable preferred stock..................................               50.0
Stockholders' deficit.......................................             $118.2
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                                            Pro forma
                                                           -------------------------------------------
                                                                    Year ended     Twelve months ended
                                                             December 31, 2001      September 30, 2002
                                                           -------------------   ---------------------
Ratio of earnings to fixed charges.......................                 0.5x(a)                  1.2x
------------------------------------------------------------------------------------------------------

(a) Fixed charges exceeded earnings by $11.5 million.

Our high degree of leverage, and covenants contained in our indenture and our senior credit facility that limit our ability to incur additional debt, could have important consequences for you, including the following:

     - They may limit our ability to obtain additional financing for working capital, capital expenditures, DE NOVO center development, acquisitions of new centers, debt service requirements and general corporate or other purposes;

     - A substantial portion of our cash flows from operations must be dedicated to the payment of principal and interest on our indebtedness and is not available for other purposes, including our operations, capital expenditures and future business opportunities;

     - The debt service requirements of our other indebtedness could make it more difficult for us to make payments on the notes;

     - Certain of our borrowings, including borrowings under our senior credit facility, are at variable rates of interest, exposing us to the risk of increased interest rates;

     - They may limit our ability to adjust to changing market conditions and place us at a competitive disadvantage compared to our competitors that have less debt; and

     - We may be vulnerable in a downturn in general economic conditions or in our business, or we may be unable to carry out capital spending that is important to our growth.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. These factors include:

     - fluctuations in interest rates;

     - increased operating costs;

     - changes in reimbursement rates;

     - trends in diagnostic imaging; and

     - regulatory developments.

We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. Our required annual debt service in 2003 is expected to be approximately $19.5 million. See "Disclosure regarding forward-looking statements" and "Management's discussion and analysis of financial condition and results of operations--Liquidity and capital resources."

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. The senior credit facility and the indenture restrict our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. See "Description of senior credit facility" and "Description of notes."

Restrictive covenants in the indenture governing the notes and the senior credit facility may adversely affect our ability to operate our business, and if we breach the covenants in our senior credit facility, the lenders may foreclose on their collateral.

The indenture governing the notes contains various covenants that limit our ability to engage in specified types of transactions. These covenants limit our ability to, among other things:

     - incur additional debt or issue redeemable preferred stock;

     - incur liens;

     - redeem or repurchase capital stock or subordinated debt;

     - sell capital stock of our subsidiaries;

     - engage in transactions with affiliates;

     - make some types of investments or sell assets; or

     - consolidate or merge with or into, or sell substantially all of our assets to, another person.

In addition, our senior credit facility contains restrictive covenants and requires us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will continue to meet those tests. A breach of any of these covenants could result in a default under our senior credit facility and/or the notes. Upon the occurrence of an event of default under our senior credit facility, the lenders could elect to declare all amounts outstanding under our senior credit facility to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders under our senior credit facility could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under our senior credit facility. If the lenders under our senior credit facility accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our senior credit facility and our other indebtedness, including the notes. See "Description of senior credit facility."

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Certain of our borrowings, primarily borrowings under our senior credit facility, are at variable rates of interest and expose us to interest rate risk. At September 30, 2002, approximately $90.5 million of our total outstanding indebtedness of $225.3 million, or approximately 40%, was subject to variable rates of interest. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease.

If we default on our obligations to pay our indebtedness we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our senior credit facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our indenture and our senior credit facility), we could be in default under the terms of the agreements governing such indebtedness, including our senior credit facility and our indenture. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines we may in the future need to obtain waivers from the required lenders under our senior credit facility to avoid being in default. If we breach our covenants under our senior

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credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation. See "Description of senior credit facility" and "Description of notes."

We are a holding company with virtually no independent operations. Our ability to repay our debt depends upon the performance of our subsidiaries and their ability to make distributions to us.

Substantially all of our operations are conducted by our subsidiaries and, therefore, our cash flow and our ability to service indebtedness, including our ability to pay the interest on and principal of the notes when due, are dependent upon cash dividends and distributions or other transfers from our subsidiaries. In addition, any payment of dividends, distributions, loans or advances to us by our subsidiaries could be subject to restrictions on dividends or repatriation of earnings under applicable local law and monetary transfer restrictions in the jurisdictions in which our subsidiaries operate. In addition, payments to us by our subsidiaries are contingent upon our subsidiaries' earnings.

Our subsidiaries are separate and distinct legal entities and, except for the existing and future domestic subsidiaries that will be subsidiary guarantors of the notes, they will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments. Any right that we have to receive any assets of any future non-guarantor subsidiaries upon liquidation or reorganization of those subsidiaries, and the consequent right of holders of notes to realize proceeds from the sale of the assets of those subsidiaries, will be structurally subordinated to the claims of those subsidiaries' creditors, including trade creditors and holders of debt issued by those subsidiaries. In addition, any guarantee of the notes will be subordinated to any indebtedness of a subsidiary guarantor that is either senior or secured.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount. We may not be able to repurchase the notes upon a change of control because we may not have sufficient funds. Further, we may be contractually restricted under the terms of our senior indebtedness from repurchasing all of the notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase your notes unless we are able to refinance or obtain waivers under our senior credit facility. Our failure to repurchase the notes upon a change of control would cause a default under the indenture and a cross-default under the senior credit facility. In addition, important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "Change of Control" under the indenture. Therefore, if an event occurs that does not constitute a "Change of Control," we will not be required to make an offer to repurchase the notes and you may be required to continue to hold your notes despite the event. See "Description of senior credit facility" and "Description of notes--Change of control."

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A change of control will constitute a default under our senior credit facility, which would permit the lenders to accelerate the maturity of the borrowings thereunder.

Our senior credit facility provides that a change of control will be a default that permits the lenders to declare all amounts outstanding under our senior credit facility to be immediately due and payable. If upon a change of control the lenders choose to accelerate the maturity of our borrowings under the senior credit facility and we are unable to repay the amounts due, the lenders under our senior credit facility could proceed against the collateral granted to them to the exclusion of holders of the notes, even if the change of control results in an event of default under the indenture. As stated above, we have pledged a significant portion of our assets as collateral under our senior credit facility. If the lenders under our senior credit facility accelerate the repayment of borrowings, we can not assure you that we will have sufficient assets remaining after we repay the indebtedness under our senior credit facility to pay all or any portion of the notes. See "Description of senior credit facility."

Despite current indebtedness levels, we may still be able to incur substantially more debt. This could further exacerbate the risks described above.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit us or our subsidiaries from doing so. Our senior credit facility provides commitments up to $80.0 million. All of those borrowings would be senior to the notes and the guarantees of the notes by our holding company and the subsidiary guarantors. If we incur any additional indebtedness that ranks equally with the notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

Your right to receive payments on the notes is junior to our existing indebtedness and, possibly, all our future borrowings.

The notes and the guarantees rank behind all of our and the guarantors' existing indebtedness and all of our and their future borrowings, except:

     - trade payables; and

     - any future indebtedness that expressly provides that it ranks equal with, or is subordinated in right of payment to, the notes and the guarantees.

As a result, upon any distribution to our creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding, the holders of senior debt will be entitled to be paid in full in cash before any payment may be made on the notes or the guarantees. At September 30, 2002, the aggregate principal amount of our senior indebtedness at the issuer level and the guarantor level was $46.8 million.

In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the guarantors, holders of notes will participate with all other holders of subordinated indebtedness in the assets remaining after we have paid all of the senior debt. Because the indenture requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt, holders of the notes may receive less, ratably, than holders of trade payables in any bankruptcy or similar proceeding. In any of these cases, we and the guarantors may not have sufficient funds to pay all our creditors, and holders of notes may receive less, ratably, than the holders of senior debt. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future under the terms of the indenture.

Federal and state fraudulent transfer laws permit a court to void the notes and the guarantees, and, if that occurs, you may not receive any payments on the notes.

The issuance of the notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of our guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the notes or a guarantee, and, in the case of (2) only, one of the following is also true:

     - we or any of our guarantors were or was insolvent or rendered insolvent by reason of the incurrence of the indebtedness; or

     - payment of the consideration left us or any of our guarantors with an unreasonably small amount of capital to carry on the business; or

     - we or any of our guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay as they mature.

If a court were to find that the issuance of the notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the notes or such guarantee or further subordinate the notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the notes to repay any amounts received with respect to the notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the notes. Further, the voidance of the notes could result in an event of default with respect to our other debt and that of our subsidiaries that could result in acceleration of such debt.

Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

     - the sum of its debts, including contingent liabilities, was greater than the fair salable value of all its assets; or

     - the present fair salable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the notes and the guarantees would not be subordinated to our or any guarantor's other debt.

If any of the guarantees were legally challenged, such challenged guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor's other debt or take other action detrimental to the holders of the notes.

Your ability to receive payments on these notes is junior to those lenders who have a security interest in our assets.

Our obligations under the notes are unsecured, but our obligations under our senior credit facility and each guarantor's obligations under their guarantees are secured by a security interest in substantially all of our assets. If we are declared bankrupt or insolvent, or if we default under our senior credit facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture at such time. Furthermore, if the lenders foreclose and sell the equity interests in MQ Associates, Inc. or any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in MQ Associates, Inc., it is possible that there would be no assets remaining from which claims of the holders of notes could be satisfied or, if any assets remained, they might be insufficient to satisfy such claims fully. See "Description of senior credit facility."

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

The exchange notes are a new issue of securities for which there is no established public market. We do not intend to have the exchange notes listed on a national securities exchange or automated dealer quotation system. J.P. Morgan Securities Inc., UBS Warburg LLC and Wachovia Securities, Inc. have advised us that they intend to make a market in the exchange notes as permitted by applicable laws and regulations; however, they are not obligated to make a market in the exchange notes, and they may discontinue their market-making activities at any time without notice. In addition, because J.P. Morgan Securities Inc. is our affiliate, it will be required to deliver a market-making prospectus when effecting offers and sales of the exchange notes. If we are unable to maintain a current market-making prospectus, J.P. Morgan
Securities Inc. may be required to discontinue its market-making activities without notice. Therefore, we cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. We cannot assure you that the market, if any, for the exchange notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your exchange notes.

If you do not participate in the exchange offer, you will continue to hold unregistered old notes that are subject to transfer restrictions.

We will only issue exchange notes in exchange for old notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you are eligible to participate in this exchange offer and do not tender your old notes or if we do not accept your old notes because you did not tender your old notes properly, then, after we consummate this exchange offer, you will continue to hold old notes that are subject to the existing transfer restrictions and you will no longer have any registration rights or be entitled to any additional interest with respect to the old notes. After this exchange offer is consummated, if you continue to hold any old notes, you may have difficulty selling them because there will be fewer old notes outstanding.

If you plan to participate in a distribution of the exchange notes or if you are a broker-dealer, you will be required to comply with registration and/or prospectus delivery requirements in connection with any resale of the exchange notes.

If you tender your old notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. Similarly, if you are a broker-dealer that receives exchange notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those exchange notes.

We have agreed that, for a period of 180 days after this exchange offer is consummated, we will make this prospectus available to any broker-dealer for use in connection with any resales of the exchange notes.

Risks related to government regulation of our business

We conduct business in a heavily regulated industry and if we fail to comply with these laws and government regulations, we could suffer penalties or be required to make significant changes to our operations.

We are subject to extensive regulation at both the federal and state levels for those states in which we conduct our business. The laws that directly or indirectly affect our ability to operate our business include the following:

     - the federal Medicare and Medicaid Anti-Kickback Law;

     - federal and state billing and claims submission laws and regulations;

     - the federal Health Insurance Portability and Accountability Act of 1996;

     - the federal physician self-referral prohibition commonly known as the Stark Law and state equivalents of the Stark Law;

     - state laws that prohibit the practice of medicine by non-physicians and prohibit fee-splitting arrangements involving physicians; and

     - federal and state laws governing the diagnostic imaging equipment we use in our business concerning patient safety, equipment operating specifications and radiation exposure levels.

If our operations are found to be in violation of any of the laws and regulations described in this risk factor or the other governmental regulations which govern our activities, we may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines and the curtailment of our operations. Any material penalties, damages, fines or curtailment of our operations, individually or in the aggregate, would adversely affect our ability to operate our business and our financial results. The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management's attention from the operation of our business.

In addition, healthcare laws and regulations may change significantly in the future. We continuously monitor these developments and modify our operations from time to time as the regulatory environment changes. We cannot assure you, however, that those new regulations will not adversely affect our business. We cannot assure you that a review of our business by courts or regulatory authorities will not result in a determination that could adversely affect our operations or that the healthcare regulatory environment will not change in a way that restricts our operations.


Providers in the healthcare industry have been the subject of federal and state investigations, and we have recently become subject to an investigation.


Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies, as well as their executives and managers. In addition, amendments in 1986 to the Federal False Claims Act have made it easier for private parties to bring "qui tam" whistleblower lawsuits against companies. The Federal False Claims Act provides, in part, that an action can be brought against any person or entity who has knowingly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or who has made a false statement or used a false record to get a claim approved. The government has taken the position that claims presented in violation of the federal anti-kickback law or Stark Law may be considered a violation of the Federal False Claims Act. Penalties include fines ranging from $5,500 to $11,000 for each false claim, plus three times the amount of damages that the federal government sustained because of the act of that person. In addition, some states have adopted similar state whistleblower and false claims provisions.


In February 2003, we received a request for documents from the United States Department of Justice regarding our billing and other business practices. While we believe that we are in material compliance with applicable governmental laws and regulations, in the event that the United States government believes that any wrongdoing has occurred, civil and/or criminal proceedings could be instituted, and if any such proceedings were to be instituted and the outcome were unfavorable, we could be subject to fines, penalties and damages or could become excluded from government reimbursement programs. Any such result could have a material adverse effect on our financial position or results of operations. However, at the present time, the outcome of this request cannot be predicted as management does not believe that the liability, if any, with respect to this matter is estimable.


If we fail to comply with various licensure, certification and accreditation standards we may be subject to loss of licensure, certification or accreditation which would adversely affect our operations.

Ownership, construction, operation, expansion and acquisition of diagnostic imaging centers are subject to various federal and state laws, regulations and approvals concerning licensing of centers, personnel, other required certificates for certain types of healthcare centers and major medical equipment. In addition, free-standing diagnostic imaging centers that provide services independent of a physician's office must be enrolled by Medicare as an independent diagnostic testing facility to bill the Medicare program. Medicare carriers have discretion in applying the independent diagnostic testing facility requirements and therefore the application of these requirements may vary from jurisdiction to jurisdiction. We may not be able to receive the required regulatory approvals for any future acquisitions, expansions or replacements, and the failure to obtain these approvals could limit the opportunity to expand our services.

Our facilities are subject to periodic inspection by governmental and other authorities to assure continued compliance with the various standards necessary for licensure and certification. If any facility loses its certification under the Medicare program, then the facility will be ineligible to receive reimbursement from the Medicare and Medicaid programs. For the nine months ended September 30, 2002, approximately 24.8% of our net revenues came from the Medicare, Medicaid and other government programs. A change in the applicable license or enrollment status of one of our facilities laws could adversely affect our other facilities and in turn us as a whole. We intend to conduct our operations in compliance with current applicable federal, state, and local law and we monitor developments in healthcare law so that we can modify our operations from time to time as the business and regulatory environment changes.

Our inability to obtain certificates of need as well as the application of state certificate of need regulations could harm our business and financial results.

Some states require a certificate of need ("CON") or similar regulatory approval prior to the acquisition of high-cost capital items including diagnostic imaging systems or provision of diagnostic imaging services. Seven of the 12 states in which we operate require a CON and more states may adopt similar licensure frameworks in the future. Accordingly, in states where CONs are required without any de minimus exceptions, we must obtain a new CON before we can acquire an additional MRI or CT diagnostic imaging system to expand the services that we provide at an existing center. In many cases, a limited number of these certificates are available in a given state. For the nine months ended
September 30, 2002, $112.6 million, or approximately 75.5%, of our net revenue was generated in states in which a CON is required. If we are unable to obtain the applicable CON or additional certificates or approvals necessary to expand our operations, these regulations may limit or preclude our operations in the relevant jurisdictions.

From time to time, challenges have been made, and may continue to arise, with respect to the application of a state's CON laws to our facilities. If we are unable to succeed against challenges to our CONs (or exemptions therefrom), we may be limited or precluded from continuing our operations in the relevant jurisdictions.

Conversely, states in which we have obtained a CON may repeal existing certificate of need regulations or liberalize exemptions from the regulations. For example, Missouri has liberalized exemptions from certificate of need programs. The repeal of CON regulations in states in which we have obtained a certificate of need or a certificate of need exemption would lower barriers to entry for competition in those states and could adversely affect our business.

If we fail to successfully implement and integrate our information systems at our facilities, we could suffer penalties, be required to make significant changes to our operations and have our cash flows negatively affected.

The Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") require the Department of Health and Human Services to adopt standards to protect the security and privacy of health related information. Although the Department of Health and Human Services issued proposed rules in 1998 concerning the security standards, final rules have not yet been adopted. With respect to the privacy standards, the Department of Health and Human Services published final rules in December of 2000. Although all healthcare providers are required to be compliant with the new federal privacy requirements no later than April 2003, on August 14, 2002, the Department of Health and Human Services published final modifications to the privacy standards, which eliminated certain requirements and made other clarifications. Improper use or disclosure of protected health information covered by the HIPAA privacy regulations could result in the imposition of both criminal and civil fines.

HIPAA also required the Department of Health and Human Services to adopt national standards establishing electronic transaction standards that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically. Although these standards were to become effective October 2002, Congress extended the compliance deadline until October 2003 for organizations, such as ours, that submitted a request for an extension.

For a number of reasons, including compliance with the regulations regarding electronic data transaction standards, we have contracted with a software developer to provide two software products: (i) a Radiology Information System ("RIS") that will contain radiology images and patient scheduling, contact and insurance information and (ii) billing software. The RIS system has been implemented at certain of our centers, and we anticipate that the RIS system-wide roll out will be completed by the end of the first quarter of 2003. We anticipate that the billing software will not be installed system-wide until the third quarter of 2003.

Roll out of the RIS and our billing software is partially dependent on the performance of third parties over whom we have no control, including vendors and suppliers of, among other things, bandwidth and the hardware elements of the systems. If we are unable to successfully implement and integrate this system, we may experience substantial delays in collection of net revenues and additional costs could be imposed on our facilities in order to comply with the electronic transaction standards. These delays would be a result of the fact that, if our billing system does not comply with these standards, payors could reject some or all of our claims. We may not be able to resubmit our claims nor expect to receive payment for those claims until our billing system meets the electronic transaction standards. Nevertheless, if we experience problems with the RIS, we have made contingent arrangements to use another vendor's software in order to avoid these problems post-October 2003.

Risks related to our business

Changes in the rates or methods of third-party reimbursements for diagnostic imaging and therapeutic services could result in reduced demand for our services or create downward pricing pressure, which would result in a decline in our revenue and harm to our financial position.

We derive a majority of our revenue from direct billings to patients and third-party payors such as Medicare, Medicaid and private health insurance companies. As a result, any changes in the rates or methods of reimbursement for the services we provide would have a significant adverse impact on our net revenue and financial results.

In 2001, the Medicare program announced a reduction in virtually all services reimbursed under the Medicare physician fee schedule (including diagnostic imaging services) whereby Medicare payments for most diagnostic imaging services covered by Medicare were reduced in 2002 by approximately 11.0% for the services that we render. Without action by Congress or the Medicare program to address this issue, the Medicare payment levels for future years (2003 and following years) are expected to experience additional reductions. To the extent that commercial payors with which we contract base their payments for diagnostic imaging services on the Medicare reimbursement levels, any reduction in Medicare reimbursement rates will result in a corresponding reduction in reimbursement from our commercial payors. Similarly, any change in commercial payor reimbursement rates may result in a corresponding change in reimbursement rates with other commercial payors. Future Medicare physician fee schedules may further reduce the payments we receive for our services. Any change in the rates of or conditions for reimbursement could substantially reduce the number of procedures for which we can obtain reimbursement or the amounts reimbursed to us or our clients for services provided by us.

Our revenue may fluctuate or be unpredictable and this may harm our financial results.

The amount and timing of revenue that we may derive from our business will fluctuate based on:

     - variations in the number of days our accounts receivable are outstanding; and

     - changes in the number of days of service we can offer with respect to a given diagnostic imaging or therapeutic system due to equipment malfunctions or the seasonal factors discussed below.

In addition, we experience seasonality in the sale of our services. For example, our sales typically decline from our third fiscal quarter to our fourth fiscal quarter. Fourth quarter revenue is typically lower than that from the first, second and third quarters. Fourth quarter revenue is affected primarily by holiday and client and patient vacation schedules and inclement weather, the results of which are fewer patient scans during the fourth quarter. As a result, our revenue may significantly vary from quarter to quarter, and our quarterly results may be below market expectations. We may not be able to reduce our expenses, including our debt service obligations, quickly enough to respond to these declines in revenue, which would make our business difficult to operate and would harm our financial results.

Our centers depend on physician referrals and contractual arrangements with insurance carriers for their business.

Our centers are principally dependent on our ability to attract referrals from physicians and other healthcare providers representing a variety of specialties. Our eligibility to provide service in response to a referral is often dependent on the existence of a contractual arrangement with the referred patient's health plan. We currently have over 160 different contracts with commercial payors for diagnostic imaging services provided at our centers, primarily on a discounted fee-for-service basis. Consistent with industry standards, a substantial number of our payor contracts permit payors to unilaterally change their fee schedules that are used to determine the amounts we are reimbursed. A significant decline in referrals through the loss of contracts with commercial payors or otherwise would have a material adverse effect on our business, financial condition and results of operations.

A failure to meet our capital expenditure requirements can adversely affect our ability to build and maintain our business.

We operate in a capital intensive, high fixed-cost industry that requires significant amounts of capital to fund operations, particularly the initial start-up and development expenses of DE NOVO centers, or new operations, and the acquisition of additional businesses and new imaging equipment. As the technology used in diagnostic imaging continues to advance, and as we continue to open or acquire new centers, our capital expenditures will continue to increase. We incur capital expenditures to, among other things:

     - open DE NOVO centers and acquire centers;

     - upgrade our imaging equipment and software;

     - make leasehold improvements;

     - purchase equipment upon termination of operating leases; and

     - purchase new equipment.

To the extent we are unable to generate sufficient cash from our operations or funds are no longer available under our senior credit facility, we may be unable to meet our capital expenditure requirements. Furthermore, we cannot assure you that we will be able to raise any necessary additional funds through bank financing or the issuances of equity or debt securities on terms acceptable to us, if at all.

We may experience competition from other medical diagnostic companies and this competition could adversely affect our revenue and our business.

The market for diagnostic imaging services and systems is competitive. We compete principally on the basis of our reputation for delivering high quality images and reports in a timely manner, the comfort and care we provide to patients in our centers and price. We compete with other FICs, groups of radiologists, hospitals, ambulatory surgery centers and non-radiology physician practices, including equipment manufacturers and leasing companies, that own and operate imaging equipment. According to SMG, from 1997 to 2001, the number of FICs grew at a compound annual rate of 11.8%. Additionally, independent FICs are forming relationships with integrated healthcare networks and establishing relationships with group purchasing organizations to overcome the competitive disadvantages these independent FICs have compared with larger associations and other networks, such as ours. Our major competitors in the FIC market include HealthSouth Corporation, Radiologix, Inc., Syncor International Corp., InSight Health Services Corp. and Medical Resources, Inc. Some of our competitors which provide diagnostic imaging services may now or in the future have access to greater financial resources than we do and may have access to newer, more advanced equipment. Finally, we face competition from providers of competing technologies such as PET and may face competition from providers of new technologies in the future. If we are unable to successfully compete, our customer base would decline and our business, financial condition and results of operations would be harmed.

Certain hospitals, particularly larger hospitals, may directly acquire and operate on-site imaging and treatment equipment as part of their overall inpatient servicing capability, subject only to their decision to acquire a high-cost diagnostic imaging system, assume the associated financial risk, employ the necessary technologists and satisfy applicable licensure and certificate of need requirements, if any. Historically, smaller hospitals have often been reluctant to purchase imaging and treatment equipment. This reluctance, however, has in the past encouraged the entry of start-up ventures and more established business operations into the diagnostic and treatment services business. As a result, there have been periods in the recent past when there has been significant excess capacity in the diagnostic imaging business in the United States, which can negatively affect utilization and reimbursement. Of the local markets in which we operate, management believes that there currently is overcapacity in the metropolitan areas of Phoenix, Arizona and Atlanta, Georgia.

In addition, in the past some non-radiologist physician practices have refrained from establishing their own diagnostic imaging facilities because of the federal physician self-referral legislation. Final regulations issued in January 2001 clarify certain of the exceptions to the physician self-referral legislation, which may create opportunities for and encourage some physician practices to establish their own diagnostic imaging facilities, which may compete with us.

Technological change in our industry could reduce the demand for our services and require us to incur significant costs to upgrade our equipment.

Technological change in the diagnostic imaging services industry may accelerate in the future. The effect of technological change could significantly impact our business. The development of new scanning technology or new diagnostic applications for existing technology may require us to adapt our existing technology or acquire new or technologically improved systems in order to successfully compete. For example, new diagnostic applications in neurology require higher resolution images associated with high field strength MRIs. In the future, however, we may not have the financial resources to adequately upgrade our technology, particularly given our indebtedness. In addition, advancing technology may enable hospitals, physicians or other diagnostic service providers to perform tests without the assistance of diagnostic service providers such as ourselves. The development of new technologies or refinements of existing ones might make our existing systems technologically or economically obsolete, or cause a reduction in the value of, or reduce the need for, our systems.

We may be unable to effectively maintain our equipment or generate revenue when our systems are not working.

Timely, effective service is essential to maintaining our reputation and high utilization rates on our imaging systems. Repairs to one of our systems generally take up to one week and result in a loss of revenue. Our warranties and maintenance contracts do not fully compensate us for loss of revenue when our systems are not working. The principal components of our operating costs include depreciation, salaries paid to technologists, annual system maintenance costs and insurance costs. Because approximately 60%-65% of these expenses are fixed, a reduction in the number of scans performed due to out-of-service equipment will result in lower revenue and margins. Repairs of our equipment are performed for us by the equipment manufacturers. These manufacturers may not be able to perform repairs or supply needed parts in a timely manner. Thus, if we experience greater than anticipated system malfunctions or if we are unable to promptly obtain the service necessary to keep our systems functioning effectively, our revenue could decline and our ability to provide services would be harmed.

We may be subject to professional liability risks which could be costly and negatively impact our business and financial results.

We may be subject to professional liability claims. Although there currently are no known hazards associated with diagnostic imaging or our other scanning technologies when used properly, hazards may be discovered in the future. Furthermore, there is a risk of harm to a patient during an MRI or CT scan. Patients are carefully screened to safeguard against this risk, but screening may nevertheless fail to identify the hazard. We may also be subject to malpractice claims for the work of our employee radiologists. To protect against possible professional liability, we maintain professional liability insurance. However, if we are unable to maintain insurance in the future at an acceptable cost or at all or if our insurance does not fully cover us, and a successful claim was made against us, we could be exposed. While we require our non-employee radiologists to obtain their own malpractice insurance policies, we may be subject to malpractice claims for the work of our non-employee radiologists. Any claim made against us not fully covered by our insurance policies could be costly to defend against, result in a substantial damage award against us and divert the attention of our management from our operations, which could have an adverse effect on our financial performance.

Loss of key executives and failure to attract qualified managers, technologists, radiologists and sales persons could limit our growth and negatively impact our operations.

We depend upon our management team to a substantial extent. Our key executives are Gene Venesky, John K. Luke, Thomas C. Gentry, Daniel J. Schaefer and
Michael A. Villa. We have employment agreements with each of our key executives. In addition, we currently have key man life insurance policies with respect to Messrs. Venesky and Luke, and we expect to obtain key man life insurance policies with respect to our remaining key executives in 2003.

As we grow, we will experience an increasing demand for center managers and sales persons with experience in our industry, skilled technologists to operate our diagnostic equipment and qualified radiologists to serve our patients. It is impossible to predict the availability of qualified center managers, sales persons and technologists or the compensation levels that will be required to hire them. In particular, there is a very high demand for qualified technologists who are necessary to operate our systems. It is equally difficult to predict the availability of qualified radiologists who are essential to reading images and writing the related reports for the referring physicians. We may not be able to retain a sufficient number of technologists and radiologists, and we may be required to pay them bonuses and higher compensation, which would increase our expenses. While the number of qualified radiologists and technologists has declined and this decline is expected to continue in the near future, the demand and compensation for their services has increased.

The loss of the services of any member of our senior management or our inability to hire qualified field managers, sales persons, skilled technologists and qualified radiologists at economically reasonable compensation levels would adversely affect our ability to operate and grow our business.

Some of our imaging services involve the handling of hazardous materials and wastes, including the use and disposal of radioactive materials, which could subject us to regulation, related costs and delays and potential liabilities or violations of environmental, health and safety laws.

We are subject to federal, state and local regulations governing storage, use and disposal of hazardous materials and medical radioactive and other waste products. Our diagnostic centers generate small amounts of medical wastes or other hazardous materials, and some of our imaging and therapeutic services involve the use of radioactive materials. Although we believe that our procedures for storing, handling and disposing of these hazardous materials comply with the standards prescribed by law and adequately provide for the safety of our patients, employees and the environment, we cannot completely eliminate the risk of accidental releases, contamination or injury associated with such materials. In the event of an accident, we could be held liable for any damages that result, and any liability could exceed the limits or fall outside the coverage of our insurance. We may not be able to maintain insurance on acceptable terms, or at all. We could incur significant costs and the diversion of our management's attention in order to comply with current or future environmental, health and safety laws and regulations.

We may not be able to achieve the expected benefits from any past or future acquisitions which would adversely affect our financial condition and results.

We have historically relied on acquisitions as a method of expanding our business. To date, we have completed 38 acquisitions of diagnostic imaging centers. In addition, if we do not successfully integrate acquisitions, we may not realize anticipated operating advantages and cost savings. The integration of companies that have previously operated separately involves a number of risks, including:

     - demands on management related to the increase in our size after an acquisition;

     - the diversion of our management's attention from the management of daily operations to the integration of operations;

     - difficulties in the assimilation and retention of employees; and

     - potential adverse effects on operating results.

We may not be able to maintain the levels of operating efficiency acquired companies will have achieved or might achieve separately. Successful integration of each of their operations will depend upon our ability to manage those operations and to eliminate redundant and excess costs. Because of difficulties in combining operations, we may not be able to achieve the cost savings and other size related benefits that we hoped to achieve after these acquisitions which would harm our financial condition and results.

We are continuously evaluating acquisition opportunities, and, at any given time, may be in various stages of due diligence or preliminary discussions with respect to a number of potential transactions. From time to time we may enter into non-binding letters of intent, but we are not currently subject to any definitive agreement with respect to any transactions or otherwise so far advanced in any discussions as to make a transaction material to our operations reasonably certain. Nevertheless, some of these potential transactions, if we were to complete our business and legal due diligence and enter into a definitive agreement, could, if consummated, be material to our operations and to our financial condition.

Our business may be harmed by terrorist activities or anti-terrorism measures.

Our business and future operating results are subject to uncertainties arising out of past, ongoing and future foreign and domestic terrorist activities and the threat of terrorist activities occurring in the United States, as well as related United States responses to these terrorist activities. The fear of terrorist activities and restrictions on travel which may be imposed from time to time in response to terrorist activities or the threat of terrorist activities may deter or prevent our patients and our employees from coming to our centers. Any resulting inability of our patients or our employees to come to our centers would have a material adverse effect on our business and results of operations.

We are controlled by J.P. Morgan Partners, LLC and its interests as an equity holder may conflict with yours as a creditor.

An affiliate of J.P. Morgan Partners, LLC beneficially owns approximately 70.0% of our parent's total outstanding common stock (on a fully diluted basis). Our parent is controlled by MQ Investment Holdings, LLC, which is an affiliate of J.P. Morgan Partners, LLC. However, pursuant to a stockholders agreement among our parent, MQ Investment Holdings, LLC and the other stockholders of our parent, John K. Luke and Gene Venesky collectively have the right to designate two members of the seven member board of directors of our parent so long as Messrs. Luke and Venesky collectively hold at least 10% of the outstanding common stock of our parent. The interests of J.P. Morgan Partners, LLC, our parent's controlling stockholder, may not in all cases be aligned with your interests as a holder of the notes.

                               The exchange offer

Purpose and effect of this exchange offer

We and the guarantors of the old notes have entered into a registration rights agreement with the trustee as part of the Transactions in which we agreed to file a registration statement relating to an offer to exchange the old notes for exchange notes. The registration statement of which this prospectus forms a part was filed in compliance with this obligation. We also agreed to use our commercially reasonable efforts to cause such offer to be consummated within 225 days following the original issue of the old notes. The exchange notes will have terms substantially identical to the old notes except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest payable for the failure to have this exchange offer consummated by March 28, 2003. The old notes were issued on August 15, 2002.

Under the circumstances set forth below, we will use our commercially reasonable efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the old notes and to keep the shelf registration statement effective until the earlier of (a) the date on which, in the written opinion of our counsel, all outstanding old notes held by persons that are not our affiliates may be resold without registration under the Securities Act pursuant to Rule 144(k) under the Securities Act or any successor provision thereto and (b) such time as all of the old notes have been sold thereunder. These circumstances include:

     - because of any change in current law or prevailing interpretations of the staff of the SEC, we are not permitted to effect this exchange offer;

     - this exchange offer is not completed by March 28, 2003; or

     - any of the initial purchasers of old notes who is not able to participate in this exchange offer so requests in writing.

If we fail to comply with our obligations under the registration rights agreement to have this exchange offer completed by March 28, 2003, we will be required to pay additional interest to holders of the old notes.

Each holder of old notes that wishes to exchange such old notes for transferable exchange notes in this exchange offer will be required to make the following representations:

     - that any exchange notes to be received by it will be acquired in the ordinary course of its business;

     - that at the time of the commencement of the registered exchange offer it had no arrangement or understanding with any person to participate in the distribution (within the meaning of Securities Act) of exchange notes in violation of the Securities Act;

     - that it is not an "affiliate," as defined in Rule 405 under the Securities Act, of ours;

     - if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of exchange notes; and

     - if such holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activities and that it will deliver a prospectus in connection with any resale of such exchange notes.

Resale of exchange notes

Based on interpretations of the SEC staff set forth in no action letters issued to unrelated third parties, we believe that exchange notes issued under this exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     - such holder is not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

     - such exchange notes are acquired in the ordinary course of the holder's business; and

     - the holder does not intend to participate in the distribution of such exchange notes.

Any holder who tenders in this exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

     - cannot rely on the position of the staff of the SEC set forth in "Exxon Capital Holdings Corporation" or similar interpretive letters; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in this exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of distribution" for more details regarding these procedures for the transfer of exchange notes.

Terms of this exchange offer

Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date. We will issue a like principal amount of exchange notes in exchange for the principal amount of old notes surrendered under this exchange offer.

The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to consummate the exchange offer of, if required, cause to become effective a shelf registration statement. The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old notes. Consequently, both series will be treated as a single class of debt securities under that indenture.

This exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $180,000,000 aggregate principal amount of the old notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in this exchange offer.

We intend to conduct this exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC. Old notes that are not tendered for exchange in this exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the old notes.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to such holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate this exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "--Certain conditions to this exchange offer."

Holders who tender old notes in this exchange offer will not be required to pay brokerage commissions or fees, or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than those transfer taxes described below, in connection with this exchange offer. It is important that you read the section labeled "--Fees and expenses" below for more details regarding fees and expenses incurred in this exchange offer.

Expiration date; extensions; amendments

This exchange offer will expire at 5:00 p.m., New York City time on
             , 2003, unless in our sole discretion, we extend it.

In order to extend this exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify in writing or by public announcement the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion:

     - to delay accepting for exchange any old notes;

     - to extend this exchange offer or to terminate this exchange offer and to refuse to accept old notes not previously accepted if any of the conditions set forth below under

       "--Certain conditions to this exchange offer" have not been satisfied, by giving oral or written notice of such deal, extension or termination to the exchange agent; or

     - subject to the terms of the registration rights agreement, to amend the terms of this exchange offer in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice or public announcement thereof to the registered holders of old notes. If we amend this exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of old notes of such amendment. If we terminate this exchange offer as provided in this prospectus before accepting any old notes for exchange or if we amend the terms of this exchange offer in a manner that constitutes a fundamental change in the information set forth in the registration statement of which this prospectus forms a part, we will promptly file a post-effective amendment to the registration statement of which this prospectus forms a part.

Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of this exchange offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a timely press release to a financial news service.

Certain conditions to this exchange offer

Despite any other term of this exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any old notes, and we may terminate this exchange offer as provided in this prospectus before accepting any old notes for exchange if in our reasonable judgment:

     - the exchange notes to be received will not be tradable by the holder without restriction under the Securities Act or the Securities Exchange Act of 1934, as amended, and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

     - this exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

     - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to this exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with this exchange offer.

In addition, we will not be obligated to accept for exchange the old notes of any holder that prior to the expiration of the exchange offer has not made:

     - the representations described under "--Purpose and effect of this exchange offer", "--Procedures for tendering" and "Plan of distribution", and

     - such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the exchange notes under the Securities Act.

We expressly reserve the right, at any time or at various times on or prior to the scheduled expiration date of the exchange offer, to extend the period of time during which this exchange offer is open. Consequently, we may delay acceptance of any old notes by giving oral or written notice of such extension to the registered holders of the old notes. During any such extensions, all old notes previously tendered will remain subject to this exchange offer, and we may accept them for exchange unless they have been previously withdrawn. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of this exchange offer.

We expressly reserve the right to amend or terminate this exchange offer on or prior to the scheduled expiration date of the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of this exchange offer specified above. We will give oral or written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the old notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

These conditions are for our sole benefit and we may, in our sole discretion, assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any time or at various times except that all conditions to this exchange offer must be satisfied or waived by us prior to the expiration of this exchange offer. If we fail at any time to exercise any of the foregoing rights, that failure in itself will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times except that all conditions to this exchange offer must be satisfied or waived by us prior to the expiration of this exchange offer.

In addition, we will not accept for exchange any old notes tendered, and will not issue exchange notes in exchange for any such old notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Procedures for tendering

Only a holder of old notes may tender such old notes in this exchange offer. To tender in this exchange offer, a holder must:

     - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

     - comply with DTC's Automated Tender Offer Program procedures described below.

In addition, either:

     - the exchange agent must receive old notes along with the letter of transmittal; or

     - the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message; or

     - the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "--Exchange agent" prior to the expiration date.

The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send us the letter of transmittal or old notes. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owners' behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its old notes, either:

     - make appropriate arrangements to register ownership of the old notes in such owner's name; or

     - obtain a properly completed bond power from the registered holder of old notes.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, unless the old notes tendered pursuant thereto are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of an eligible institution.

If the letter of transmittal is signed by a person other than the registered holder of any old notes listed on the old notes, such old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old notes and an eligible institution must guarantee the signature on the bond power.

If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of this exchange offer electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

     - DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering old notes that are the subject of such book-entry confirmation;

     - such participant has received and agrees to be bound by the terms of the letter of transmittal (or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

     - the agreement may be enforced against such participant.

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of this exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

In all cases, we will issue exchange notes for old notes that we have accepted for exchange under this exchange offer only after the exchange agent timely receives:

     - old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC; and

     - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

By signing the letter of transmittal, each tendering holder of old notes will represent that, among other things:

     - any exchange notes that the holder receives will be acquired in the ordinary course of its business;

     - the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

     - if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

     - if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

     - the holder is not an "affiliate", as defined in Rule 405 of the Securities Act, of ours.

Book-entry transfer

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of this exchange offer promptly after the date of this prospectus; and any financial institution participating in DTC's system may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent's account at DTC or all other documents of transmittal to the exchange agent on or prior to the expiration date must tender their old notes according to the guaranteed delivery procedures described below.

Guaranteed delivery procedures

Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date may tender if:

     - the tender is made through an eligible institution;

     - prior to the expiration date, the exchange agent receives from such eligible institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery:

       --setting forth the name and address of the holder, the registered number(s) of such old notes and the principal amount of old notes tendered;

       --stating that the tender is being made thereby; and

       --guaranteeing that, within three (3) New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the old notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     - the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) New York Stock Exchange trading days after the expiration date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

Withdrawal of tenders

Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time prior to the expiration date.

For a withdrawal to be effective:

     - the exchange agent must receive a written notice, which notice may be by telegram, telex, facsimile transmission or letter of withdrawal at one of the addresses set forth below under "--Exchange agent", or

     - holders must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

Any such notice of withdrawal must:

     - specify the name of the person who tendered the old notes to be withdrawn;

     - identify the old notes to be withdrawn, including the principal amount of such old notes; and

     - where certificates for old notes have been transmitted, specify the name in which such old notes were registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

     - the serial numbers of the particular certificates to be withdrawn; and

     - a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.

If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices, and our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have validity tendered for exchange for purposes of this exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such old notes will be credited to an account maintained with DTC for old notes) as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "--Procedures for tendering" above at any time on or prior to the expiration date.

Exchange agent

Wachovia Bank, National Association has been appointed as exchange agent for this exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:


     For Delivery by Overnight Delivery,                 By Facsimile Transmission
        Registered or Certified Mail:                (for eligible institutions only):
     Wachovia Bank, National Association                      (704) 590-7628
        Corporate Trust Group, NC1153                        Attn: Marcia Rice
       1525 W. W.T. Harris Blvd., 3C3                     To Confirm by Telephone
       Charlotte, North Carolina 28288                   or for Information Call:
              Attn: Marcia Rice                               (704) 590-7413
                                                        Corporate Trust Department
            For Delivery by Hand:
     Wachovia Bank, National Association
            Corporate Trust Group
         One Penn Plaza, Suite 1414
          New York, New York 10119
          Attn: Raymond DelliColli


Delivery of the letter of transmittal to an address other than as set forth above or transmission via facsimile other than as set forth above does not constitute a valid delivery of such letter of transmittal.

Fees and expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with this exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of this exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

Our expenses in connection with this exchange offer include:

     - SEC registration fees;

     - fees and expenses of the exchange agent and trustee;

     - accounting and legal fees and printing costs; and

     - related fees and expenses.

Transfer taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under this exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

     - certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

     - tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

     - a transfer tax is imposed for any reason other than the exchange of old notes under this exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their old notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in this exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of failure to exchange

Holders of old notes who do not exchange their old notes for exchange notes under this exchange offer will remain subject to the restrictions on transfer of such old notes:

     - as set forth in the legend printed on the notes as a consequence of the issuance of the old notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

     - otherwise as set forth in the offering memorandum distributed in connection with the Transactions.

In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued pursuant to this exchange offer may be offered for resale, resold or otherwise transferred by their holders, other than any such holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in this exchange offer. Any holder who tenders in this exchange offer for the purpose of participating in a distribution of the exchange notes:

     - could not rely on the applicable interpretations of the SEC; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Accounting treatment

We will record the exchange notes in our accounting records at the same carrying value as the old notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with this exchange offer. We will record the direct incremental expenses of this exchange offer as debt issuance costs. The exchange offer is being completed as a result of a requirement in the indenture and the registration rights agreement entered into at the time of the original issuance of the old notes and, as such, is a continuation of the debt issuance costs of the original notes issuance. Incremental costs will consist of attorney and accounting fees incurred as a result of completing this exchange offer and will be capitalized as debt issuance costs and amortized over the life of the notes.

Other

Participation in this exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in this exchange offer or to file a registration statement to permit resales of any untendered old notes.

                                The Transactions

The recapitalization

On August 15, 2002, we consummated a recapitalization pursuant to an agreement dated July 16, 2002, as amended on August 8, 2002, among our parent, MQ Associates, Inc., its then existing stockholders and MQ Investment Holdings, LLC, which was a newly formed Delaware limited liability company and is managed by a board of directors comprised of certain individual partners of J.P. Morgan Partners, LLC. The total consideration paid in the recapitalization was valued at $365.1 million, including transaction costs. As a result of the recapitalization, approximately 70.0% of the total capital stock of MQ Associates, Inc. is owned by MQ Investment Holdings, LLC and approximately 30.0% of the total capital stock of MQ Associates, Inc. is owned by the management stockholders, in each case, on a fully diluted basis. We are a wholly owned subsidiary of MQ Associates, Inc., and prior to the closing of the recapitalization, MQ Associates, Inc. transferred 100% of the ownership interests in each of its subsidiaries to us. Pursuant to the recapitalization agreement, the following transactions occurred:

     - MQ Investment Holdings, LLC made an equity investment of $107.1 million in MQ Associates, Inc. and as a result of such investment received 72,100,000 shares of newly issued Class A Common Stock, par value $0.001 per share, and 35,000,000 shares of a new series of Series A Redeemable Preferred Stock, par value $0.001 per share, of MQ Associates, Inc.;

     - Immediately prior to the consummation of the recapitalization, the then outstanding shares of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock of MQ Associates, Inc. (all of which were owned by TA Associates, Inc. and other private investors) were converted in a series of transactions into 4,105,532 shares of Common Stock, 1,276,000 shares of the old series of Series A Redeemable Preferred Stock and 680,000 shares of the old series of Series B Redeemable Preferred Stock. As part of the recapitalization, MQ Associates, Inc. (i) redeemed approximately 76.4% of the total outstanding shares of Common Stock and Class B Common Stock, including approximately 58.9% of the stock holdings of the management stockholders, for an aggregate redemption price of approximately $148.4 million (with $82.5 million received by TA Associates, Inc. and other private investors and $65.9 million received by the management stockholders) and (ii) redeemed 100% of the old series of Series A Redeemable Preferred Stock and 100% of the old series of Series B Redeemable Preferred Stock (all of which were held by TA Associates, Inc. and other private investors) for an aggregate redemption price of $19.6 million. In the management rollover equity transaction, management rolled over 100% of their remaining stock holdings, representing the remaining 23.6% of the total outstanding shares of Common Stock and Class B Common Stock. These management rollover shares were reclassified as (i) 28,605,000 shares of Common Stock, par value $0.001 per share (30,900,000 shares on a fully diluted basis), and
       (ii) 15,000,000 shares of a new series of Series B Redeemable Preferred Stock, par value $0.001 per share, which in the aggregate equals approximately 30.0% of the ownership of MQ Associates, Inc. on a fully diluted basis after the consummation of the recapitalization; and

     - We entered into the senior credit facility and issued the old notes to fund a portion of the Transactions.

Pursuant to the recapitalization agreement, the management stockholders of MQ Associates, Inc. agreed to assume and direct the appeal of the InMed litigation matter. In connection with this litigation, MQ Associates, Inc. has placed approximately $2.1 million in escrow. If the appeal is resolved adversely to MQ Associates, Inc., the management stockholders of MQ Associates, Inc. will indemnify MQ Associates, Inc. for all liabilities or obligations of MQ Associates, Inc. in excess of the escrowed funds. However, if the appeal is resolved in favor of MQ Associates, Inc., the management stockholders of MQ Associates, Inc. will be entitled to receive from MQ Associates, Inc. the amount of the escrowed funds in excess of any liabilities or obligations of MQ Associates, Inc. incurred in connection with the litigation, as well as any additional amounts awarded to MQ Associates, Inc.

Pursuant to the recapitalization agreement, the former stockholders of MQ Associates, Inc. agreed to indemnify MQ Investment Holdings, LLC, MQ Associates, Inc. and their affiliates for breaches of representations, warranties and covenants made by MQ Associates, Inc. and such stockholders, as well as for other specified matters. Generally, subject to certain limited exceptions, these indemnification obligations with respect to breaches of representations and warranties are not effective until the aggregate amount of losses suffered by any indemnified party exceeds $2.0 million. Additionally, certain of the aforementioned indemnification obligations are limited to $20.0 million of recovery by the indemnified party from the indemnifying party. Generally, subject to several exceptions of greater duration, indemnification obligations with respect to representations and warranties survive until November 15, 2003.

MQ Associates, Inc. is planning to adopt a stock-based compensation plan entitling certain key members of our management to acquire, subject to certain conditions, up to approximately 10.0% of its total common stock outstanding. See "Management--Stock options and restricted stock."

The old notes offering

In connection with the recapitalization, we issued $180.0 million aggregate principal amount of our old 11 7/8% Senior Subordinated Notes due 2012. Pursuant to the terms of a purchase agreement, the old notes were issued and sold by us to J.P. Morgan Securities Inc., UBS Warburg LLC and Wachovia Securities, Inc., which were the initial purchasers, in a transaction exempt from the registration requirements under the Securities Act pursuant to Section 4(2) thereunder. Under the terms of the purchase agreement, the initial purchasers of the old notes agreed that during the initial distribution of the old notes they would offer or sell old notes only to "qualified institutional buyers" in compliance with Rule 144A under the Securities Act and to persons outside the United States in compliance with Regulation S under the Securities Act. The $180.0 million aggregate principal amount of old notes were initially resold by the initial purchasers at a discount of approximately $3.8 million. The old notes are not listed on any securities exchange. For a description of the terms of the old notes, see "Description of notes."

The senior credit facility

On August 15, 2002, MQ Associates, Inc. and its subsidiaries refinanced substantially all of their existing loan agreements and we entered into a senior credit facility in which Wachovia Bank, National Association, JPMorgan Chase Bank and UBS AG, Stamford Branch, each affiliates of the initial purchasers of the old notes, were among the lenders. See "Plan of distribution." The senior credit facility consists of an $80.0 million revolving credit facility. For a description of the terms of the senior credit facility, see "Description of senior credit facility."

                                Use of proceeds

We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange old notes in like principal amount, which will be cancelled and as such will not result in any increase in our indebtedness.

The net proceeds from the offering of the old notes, which were $167.5 million after deducting fees and expenses, were used to fund a portion of the Transactions. See "The Transactions."

The following table sets forth the sources and uses of funds in connection with the Transactions:

----------------------------------------------------------------------
(Dollars in millions)                                         Amount
----------------------------------------------------------------------
Sources of funds
Senior credit facility(1)...................................   $ 35.9
Old notes (net of discount).................................    176.2
Management rollover equity(2)...............................     45.9
New equity(3)...............................................    107.1
                                                               ------
  Total.....................................................   $365.1
                                                               ------

Uses of funds
Redemption of common equity(4)..............................   $194.2
Repayment of existing debt(5)...............................    117.7
Redemption of redeemable preferred equity...................     19.6
Seller transaction fees(6)..................................     21.1
Deferred financing costs(7).................................     12.5
                                                               ------
  Total.....................................................   $365.1
----------------------------------------------------------------------

(1) Represents borrowings made at the closing of the Transactions. Immediately following the consummation of the Transactions, we had $43.3 million of available borrowing capacity under the senior credit facility, net of $0.8 million reserved for letters of credit outstanding.

(2) Consists of $30.9 million common stock investment and $15.0 million redeemable preferred stock investment.

(3) Consists of purchase of $72.1 million of common stock and $35.0 million of redeemable preferred stock.

(4) Consists of the redemption of common stock of MQ Associates, Inc. and the rollover by management stockholders of $45.9 million of equity.

(5) Represents amount of debt repaid at the closing of the Transactions.

(6) Consists of transaction fees (primarily legal and accounting fees), success fees and prepayment penalties payable by MQ Associates, Inc.

(7) Consists of debt issuance costs of $12.5 million.

                                 Capitalization

The following table sets forth the capitalization of MQ Associates, Inc. as of September 30, 2002 on an actual basis. This table should be read in conjunction with the historical consolidated financial statements of MQ Associates, Inc. and its subsidiaries and the related notes thereto included elsewhere in this prospectus.

---------------------------------------------------------------------------
                                                              September 30,
(Dollars in millions)                                           2002
---------------------------------------------------------------------------
                                                               (unaudited)
Cash and cash equivalents...................................     $  2.4
                                                                 ======
Long-term debt (including current portion thereof):
  Obligations under capital leases..........................     $  3.8
  Senior credit facility....................................       43.0
  11 7/8% Senior Subordinated Notes, Series A, due 2012 (net
    of discount)............................................      176.2
                                                                 ------
    Total debt..............................................      223.0
Redeemable preferred stock:
  Series A preferred stock(2)...............................       35.0
  Series B preferred stock(2)...............................       15.0
Stockholders' deficit:
  Common stock..............................................        0.1
  Other stockholders' deficit...............................     (118.3)
                                                                 ------
    Total stockholders' deficit.............................     (118.2)
                                                                 ------
Total capitalization........................................     $154.8
---------------------------------------------------------------------------

(1) Upon consummation of the Transactions, we had $43.0 million of available borrowing capacity under the senior credit facility, net of $0.8 million reserved for letters of credit outstanding.

(2) The Series A preferred stock and the Series B preferred stock are redeemable at the option of the holders upon the completion of a public offering resulting in proceeds of at least $50.0 million.

                   Unaudited pro forma financial information

The following unaudited pro forma condensed consolidated financial information has been prepared by applying pro forma adjustments to the historical consolidated financial statements of MQ Associates, Inc. included elsewhere in this prospectus. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2001 gives effect to the Transactions and the acquisition of the assets of AMI Outpatient Services, Ltd., which we acquired on September 1, 2001, as if they had occurred on January 1, 2001. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2002 gives effect to the Transactions as if they had occurred on January 1, 2002.

MQ Associates, Inc. is a guarantor of the notes and of the senior credit facility and has no material assets or operations other than its ownership of 100% of our capital stock. As a result, the results of operations of MQ Associates, Inc. are substantially the same as ours.

The pro forma adjustments, as described in the notes to the unaudited pro forma condensed consolidated financial statements, are based on currently available information and certain adjustments that management of MQ Associates, Inc. believes are reasonable. The unaudited pro forma condensed consolidated financial data are presented for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the Transactions or the AMI Outpatient Services, Ltd. acquisition been consummated on or as of the dates indicated and such data are not necessarily indicative of future operating results or financial position.

The unaudited pro forma condensed financial data should be read in conjunction with "Management's discussion and analysis of financial condition and results of operations," and the consolidated financial statements of MQ Associates, Inc. and the notes thereto included elsewhere in this prospectus.

Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2001


-----------------------------------------------------------------------------------------------
                                        Adjustments                        AMI
                                          for the     Historical      Pro Forma
(in thousands)            Historical    Transactions         AMI      Adjustments   Pro forma
-----------------------------------------------------------------------------------------------
                                        (unaudited)   (unaudited)     (unaudited)   (unaudited)
Net revenue from
  services..............   $142,322      $     --        $10,533         $  --       $152,875

Costs and expenses
  Operating expenses,
    excluding
    depreciation........     61,014            --          8,988            --         70,002
  Marketing, general and
    administrative
    expenses............     55,554            --            (35)           --         55,589
  Depreciation and
    amortization........     17,488            --            450           604(3)      18,542
                          ---------------------------------------------------------------------
    Income from
      operations........      8,266            --          1,130          (604)         8,792
Interest expense, net...      8,230        16,894 (1)        243          (243)(4)     25,124
                          ---------------------------------------------------------------------
    Income before
      provision for
      income taxes......         36       (16,894)           887          (361)       (16,332)

Provision (benefit) for
  income taxes..........      4,020        (6,758)(2)         --           210(5)      (2,528)
Minority interest in net
  income of consolidated
  subsidiaries..........        110            --             --            --            110
                          ---------------------------------------------------------------------
    Net income (loss)...    $(4,094)     $(10,136)       $   887         $(571)      $(13,914)
-----------------------------------------------------------------------------------------------


SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

Unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2002

-----------------------------------------------------------------------------------------------
(in thousands)                                       Historical   Adjustments         Pro forma
-----------------------------------------------------------------------------------------------
                                                    (unaudited)   (unaudited)       (unaudited)
Net revenue from services.........................     $149,120        $   --          $149,120

Costs and expenses
  Operating expenses, excluding depreciation......       64,774            --            64,774
  Marketing, general and administrative expenses..       45,033            --            45,033
  Depreciation and amortization...................       16,973            --            16,973
                                                    -------------------------------------------
    Income from operations........................       22,340            --            22,340
Interest expense, net.............................       20,536        (1,787)(1)        18,749
                                                    -------------------------------------------
    Income before provision for income taxes......        1,804        (1,787)            3,591

Provision (benefit) for income taxes..............          706          (715)(2)            (9)
Minority interest in net income of consolidated
  subsidiaries....................................           40            --                40
                                                    -------------------------------------------
  Net income......................................      $ 1,058        (2,502)          $ 3,560
-----------------------------------------------------------------------------------------------

SEE NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

Notes to unaudited pro forma condensed consolidated financial statements

(in thousands)

The unaudited pro forma condensed consolidated financial statements reflect the following pro forma adjustments:

    (1) To reflect adjustments to interest expense as follows:

-----------------------------------------------------------------------------
                                                          Twelve        Nine
                                                          months      months
                                                           ended       ended
                                                        12/31/01     9/30/02
-----------------------------------------------------------------------------
Interest on the old notes at 11 7/8%..................   $21,375     $16,031
Interest on senior credit facility(a) at LIBOR plus
  250 bps (estimated rate of 4.36% for the twelve
  months ended December 31, 2001 and 4.33% for the
  nine months ended September 30, 2002)...............     1,875       1,395
Amortization of debt issuance costs of senior credit
  facilities and notes................................     1,491       1,118
Amortization of discount on notes.....................       383         287
Elimination of historical interest expense............    (8,230)    (20,618)
                                                        ---------------------
                                                         $16,894     $(1,787)
-----------------------------------------------------------------------------

       (a) For every 1/8% increase in the variable rate applicable to the senior credit facility interest expense will increase by $54.

       Immediately following the Transactions, we entered into an interest rate swap agreement related to the fixed interest obligation on the old notes. The interest rate swap agreement requires us to pay interest at a variable rate based on six-month LIBOR plus 6.525% on a notional amount of $47,500 for a term of ten years.


    (2) To reflect the pro forma results of operations at estimated effective tax rates of 40% for each respective period.



    (3) Adjustment to reflect amortization of goodwill acquired in the AMI acquisition. We adopted Statement of Financial Accounting Standards No. 142 on January 1, 2002 and, as a result, we did not provide for amortization of goodwill in the unaudited pro forma statement of operations for the period ended September 30, 2002.



    (4) Adjustment to reflect pro forma issuance of old notes and elimination of debt and related interest expense at the subsidiary level.



    (5) Adjustment to reflect estimated taxes on historical AMI operations and pro forma adjustments thereto. Taxes have been provided for using an estimated effective tax rate of 40%.

                       Selected historical financial data

The following table sets forth the selected historical consolidated financial data and other data of MQ Associates, Inc. MQ Associates, Inc. is a guarantor of the notes and of the senior credit facility and has no material assets or operations other than its ownership of 100% of our capital stock. We and each of the subsidiary guarantors are directly or indirectly 100% owned by MQ Associates, Inc. As a result, the results of operations of MQ Associates, Inc. are substantially the same as ours. The summary consolidated historical financial data set forth below should be read in conjunction with and is qualified in its entirety by reference to "Management's discussion and analysis of financial condition and results of operations" and the audited consolidated financial statements, the unaudited consolidated financial statements and the related notes included elsewhere in this prospectus. The selected consolidated financial data for the fiscal years ended December 31, 1999 and December 31, 2000 have been derived from the financial statements of MQ Associates, Inc., which have been audited by Elliott Davis, LLC. The selected consolidated financial data for the fiscal year ended December 31, 2001 have been derived from the financial statements of MQ Associates, Inc., which have been audited by PricewaterhouseCoopers LLP. The selected consolidated financial data for the fiscal years ended December 31, 1997 and 1998 and for the nine months ended September 30, 2001 and September 30, 2002 have been derived from the unaudited consolidated financial statements of MQ Associates, Inc. In the opinion of management of MQ Associates, Inc., the unaudited information reflects all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of the results for those periods. Results for the nine months ended September 30, 2002 are not necessarily indicative of the results to be expected for the full fiscal year.

-----------------------------------------------------------------------------------------------------------------------
                                                                                                  Nine months ended
                                                  Fiscal year ended December 31,                    September 30,
                                       ----------------------------------------------------   -------------------------
(Dollars in millions)                    1997       1998       1999       2000       2001        2001          2002
-----------------------------------------------------------------------------------------------------------------------
                                           (unaudited)                                        (unaudited)   (unaudited)
Statement of operations data:
Net revenues from services...........   $ 18.4     $ 34.0      $56.7      $85.9     $142.3        $99.5        $149.1
Costs and expenses
  Operating expenses, excluding
    depreciation and amortization....     10.1       16.3       25.0       35.6       61.0         41.9          64.8
  Marketing, general and
    administrative expenses(1).......     (0.1)      10.3       17.3       25.6       55.6         40.0          45.0
  Depreciation and amortization(2)...      2.2        5.9        9.2       11.2       17.5         12.2          17.0
                                       --------------------------------------------------------------------------------
Income (loss) from operations........      6.2        1.5        5.2       13.5        8.2          5.4          22.3
Interest expense, net................      1.1        2.4        4.1        4.9        8.2          5.8          20.5
                                       --------------------------------------------------------------------------------
Income (loss) before provision for
  income taxes.......................      5.1       (0.9)       1.1        8.6        0.0         (0.4)          1.8
Provision (benefit) for income
  taxes(3)...........................       --         --       (0.3)       3.4        4.0          3.2           0.7
                                       --------------------------------------------------------------------------------
Minority interest in net income of
  consolidated subsidiaries..........       --         --         --        0.1        0.1          0.1            --
Net income (loss)....................      5.1       (0.9)       1.4        5.1       (4.1)        (3.7)          1.1

-----------------------------------------------------------------------------------------------------------------------
                                                                                                  Nine months ended
                                                  Fiscal year ended December 31,                    September 30,
                                       ----------------------------------------------------   -------------------------
(Dollars in millions)                    1997       1998       1999       2000       2001        2001          2002
-----------------------------------------------------------------------------------------------------------------------
                                           (unaudited)                                        (unaudited)   (unaudited)
Other financial data (unaudited):
Net cash and cash equivalents
  provided by operating activities...   $ 12.6     $  5.9     $  7.1     $ 12.0    $  20.3      $  13.1       $   8.8
Net cash and cash equivalents used in
  investing activities...............    (17.1)     (23.8)     (11.6)     (15.0)     (60.1)       (48.8)        (31.7)
Net cash and cash equivalents
  provided by financing activities...      5.3       20.1        3.6        3.0       42.9         37.0          19.9
EBITDA(4)............................      8.4        7.4       14.4       24.7       37.1         26.9          39.9
Capital expenditures:
  Maintenance........................      1.3        0.1        0.6        0.8        1.3          1.0           1.5
  Expansion and acquisition of
    centers and DE NOVO centers......     10.6       22.7       11.0       14.2       58.8         46.2          34.3
Ratio of earnings to fixed
  charges(5).........................      4.7x        --        1.2x       2.6x       1.0x          --           1.1x

Balance sheet data (at period end):
Cash and cash equivalents............   $  0.9     $  3.1     $  2.3     $  2.3    $   5.4      $   3.6       $   2.4
Working capital(6)...................      3.9        2.4        8.7       13.2       20.7         22.5          29.9
Total assets.........................     18.6       42.4       51.4       72.9      137.3        125.1         180.0
Total debt...........................     15.3       37.5       46.1       58.1      115.6        106.2         225.3
Redeemable preferred stock...........       --         --       18.8       79.3      105.3        105.3          50.0
Total stockholders' equity
  (deficit)(7).......................      1.9       (1.1)     (20.6)     (75.9)    (105.4)      (105.9)       (118.2)

Operating data (unaudited):
Number of centers:
  Total at beginning of period.......        7         10         20         33         43           43            66
  Additional DE NOVO.................        1          7         12          5         10            6             3
  Additional acquired................        2          3          1          5         13            9             5
                                       --------------------------------------------------------------------------------
  Total at end of period.............       10         20         33         43         66           58            74
-----------------------------------------------------------------------------------------------------------------------

(1) For the year ended December 31, 1997, MG&A expenses include a gain of $5.9 million related to the sale of two centers.

(2) In adopting SFAS 142, effective January 1, 2002, we no longer amortize goodwill and certificates of need related to these business combinations. There was no impairment to goodwill and certificates of need as a result of the impairment test performed. Amortization expense for goodwill and certificates of need for the years ended December 31, 1997, 1998, 1999, 2000 and 2001 and the nine months ended September 30, 2001 was $0.0 million, $0.1 million, $0.3 million, $0.6 million, $0.9 million and $0.2 million, respectively.

(3) During 1999 we were an S-corporation from January 1st through October 7th. Therefore, no federal income taxes were provided for during this period.

(4) EBITDA is defined in the indenture as net income before interest expense, income taxes, depreciation, amortization and other non-cash charges (consisting in 2001 of the $9.4 million non-cash compensation charge) plus "success fees" of $0.6 million paid to certain executive officers and other employees in connection with the Transactions plus the $2.1 million reflected in MG&A expense which was paid in December 2001 in connection with certain legal proceedings. See "Business -- Legal proceedings."

    The following table reconciles the difference between net income (loss), as determined under United States generally accepted accounting principles, and EBITDA (in millions):

                                                                                                               Nine months
                                                                                                                  ended
                                                               Fiscal year ended December 31,                 September 30,
                                                    ----------------------------------------------------   -------------------
                                                      1997       1998       1999       2000       2001       2001       2002
------------------------------------------------------------------------------------------------------------------------------
Net income (loss).................................   $ 5.1      $(0.9)     $ 1.4      $ 5.2      $(4.1)     $(3.7)     $ 1.1
Interest expense, net.............................     1.1        2.4        4.1        4.9        8.2        5.8       20.5
Provision (benefit) for income taxes..............      --         --       (0.3)       3.4        4.0        3.2        0.7
Depreciation and amortization.....................     2.2        5.9        9.2       11.2       17.5       12.2       17.0
InMed litigation..................................                                                 2.1
Success fees......................................                                                                       0.6
Non-cash charges..................................                                                 9.4        9.4
                                                    --------------------------------------------------------------------------
EBITDA............................................   $ 8.4      $ 7.4      $14.4      $24.7      $37.1      $26.9      $39.9
------------------------------------------------------------------------------------------------------------------------------

         We believe EBITDA information enhances an investor's understanding of a company's ability to satisfy principal and interest obligations with respect to its indebtedness and to utilize cash for other purposes. In addition, EBITDA is used as a measure in the indenture in determining our compliance with certain covenants. However, there may be contractual, legal, economic or other reasons which may prevent us from satisfying principal and interest obligations with respect to our indebtedness and may require us to allocate funds for other purposes. EBITDA does not represent and should not be considered as an alternative to net income or cash flows from operating activities as determined under United States generally accepted accounting principles and may not be comparable to other similarly titled measures of other companies.

(5) Earnings consist of income before income taxes plus fixed charges (excluding capitalized interest). Fixed charges consist of (i) interest, whether expensed or capitalized, (ii) amortization of debt issuance costs and discount on the notes and (iii) an allocation of one-third of the rental expense from operating leases, which management considers to be a reasonable approximation of the interest factor of operating lease payments. For fiscal 1998 and the nine months ended September 30, 2001, fixed charges exceeded earnings by $0.9 million and $0.4 million, respectively. The deficiency in 2001 included a $9.4 million non-cash compensation charge.

(6) Working capital is current assets, excluding cash and cash equivalents, minus current liabilities, excluding the current portion of long term debt and line of credit.

(7) On March 30, 2001, TA Associates, Inc. made its second equity purchase and first subordinated debt loan to us. As of March 31, 2001, none of these funds had been used to repurchase a portion of the shares from the two founders. The repurchase took place in April, 2001 and a portion of the shares held by our co-founders were repurchased for $18.8 million. Such repurchase was accounted for as a $19.9 million reduction to stockholders' equity. The increase in 1999 and 2000 reflects accretion to the redemption value of the redeemable preferred stock of MQ Associates, Inc. .

                    Management's discussion and analysis of
                 financial condition and results of operations

MQ ASSOCIATES, INC. HAS GUARANTEED THE NOTES AND BORROWINGS UNDER THE SENIOR CREDIT FACILITY AND HAS NO MATERIAL ASSETS OR OPERATIONS OTHER THAN ITS OWNERSHIP OF ALL OF OUR CAPITAL STOCK. AS A RESULT, THE DISCUSSION BELOW OF THE HISTORICAL RESULTS OF OPERATIONS AND LIQUIDITY OF MQ ASSOCIATES, INC. IS SUBSTANTIALLY THE SAME AS OURS.

THE PURPOSE OF THIS SECTION IS TO DISCUSS AND ANALYZE THE CONSOLIDATED FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES AND RESULTS OF OPERATIONS OF MQ ASSOCIATES, INC. THIS ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND NOTES WHICH APPEAR ELSEWHERE IN THIS PROSPECTUS. THIS SECTION CONTAINS CERTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF FEDERAL SECURITIES LAWS THAT INVOLVE RISKS AND UNCERTAINTIES, INCLUDING STATEMENTS REGARDING OUR PLANS, OBJECTIVES, GOALS, STRATEGIES AND FINANCIAL PERFORMANCE. THE ACTUAL RESULTS ACHIEVED BY MQ ASSOCIATES, INC. COULD DIFFER MATERIALLY FROM THE RESULTS ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF FACTORS SET FORTH UNDER "DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS" AND "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS.

Overview

We are a leading operator of FICs in the United States. We operate a network of 77 wholly owned centers in 12 states primarily throughout the southeastern and southwestern United States. From 1999 to 2001, on average, 75.6% of our net revenue was derived from MRI services and 12.0% of our net revenue was derived from CT services. The remainder of our revenue was derived from nuclear medicine, general radiology (fluoroscopy and x-ray), ultrasound, mammography and bone densitometry services.

Our revenue is generated by providing patient services. Generally, we directly bill patients or third-party payors (e.g. Medicare, Medicaid, commercial payors and workers compensation funds) on a fee-for-service basis. For the nine months ended September 30, 2002, approximately 58.8% of our net revenue came from commercial payors, 24.8% from government payors, 5.7% from workers compensation and 10.7% from other sources, including payments made directly by patients. Additionally, we have entered into purchased service agreements with physicians through which we provide diagnostic imaging services to a physician's patients for a set fee which is paid by the physician, who then directly bills payors. These purchased service agreements represented approximately 5.9% of our net revenue for the nine months ended September 30, 2002, and were accounted for as payments by commercial payors, workers compensation and other sources. We have over 160 different contracts with commercial payors, and no single commercial payor accounted for more than 5.0% of our net revenue for the nine months ended September 30, 2002. Each of these contracts is renegotiated on an annual basis. These contracts describe the negotiated fees to be paid by each payor for the diagnostic imaging services we provide to their members (our patients).

The principal components of our operating costs, excluding depreciation and amortization, are compensation paid to radiologists, technologists and transcriptionists, annual equipment maintenance costs, medical supplies, real estate rental expenses and equipment rental costs (which include rental costs for mobile units and operating expenses for certain equipment). Operating costs excluding depreciation and amortization, as a percentage of net revenue, have decreased from 44.1% in 1999 to 43.4% for the nine months ended September 30, 2002. This decrease has occurred primarily as a result of our net revenue growth relative to our fixed cost base. However, we expect that this ratio will be stable to slightly increasing in the near term as we continue to expand our network of centers.

The principal components of our marketing, general and administrative ("MG&A") expenses are compensation paid to center managers, marketing managers, billers, collectors and other administrative personnel, marketing costs, business development expenses, corporate overhead costs and bad debt expense. MG&A costs, as a percentage of net revenue, have decreased from 30.5% in 1999 to 30.2% for the nine months ended September 30, 2002.

From 1999 to September 30, 2002, for our centers that were in operation for 24 months or longer preceding the end of the period, we have increased average daily scan volumes across all of our modalities by 28.5%. Our average daily scan volume per machine for our MRI machines and CT machines increased at compound annual growth rates of 21.7% and 19.1%, respectively.

The average fee per scan for MRI and CT declined by 2.3% and 5.2%, respectively, from 1999 to 2000 and increased slightly by 1.7% and 2.9%, respectively, from 2000 to 2001, in each case due to pricing variations among the geographic markets we serve and competition. The average fee per scan for MRI for the nine months ended September 30, 2002 decreased by 5.3% as compared to the same period in 2001 due primarily to a reduction in Medicare payment rates. Medicare payments for most diagnostic imaging services covered by Medicare were reduced in 2002 by approximately 11.0% for the services we render through the application of a pre-existing standard pricing formula that is applied annually by the Centers for Medicare and Medicaid Services. To the extent that commercial payors with which we contract base their payments for diagnostic imaging services on Medicare reimbursement levels, any change in Medicare reimbursement rates will result in a corresponding change in reimbursement from our commercial payors.

Our growth has come from same center revenue, DE NOVO development and strategic acquisitions. We increase our same center revenue by attracting new referring physicians, extending hours of operations, managing our scan and payor mix and adding capacity and modalities to meet local market needs. DE NOVO development generally comes through expansion within our local markets. Strategic acquisitions allow us to quickly enter new markets as well as round out our regional networks of existing centers.

Significant acquisition

On September 1, 2001, one of our subsidiaries purchased the centers owned and operated by AMI Outpatient Services, Ltd. for a total purchase price of $18.6 million. In addition, this subsidiary agreed to pay an earn-out to the extent that the net revenue at two of the centers acquired from AMI, less the amount of any contractual adjustments, refunds and bad debt expense, exceeds certain thresholds. Net revenue will be calculated for the twelve month periods ended August 31, 2002, 2003 and 2004, respectively. The maximum earn-out payable for each applicable twelve month period is $0.7 million. This earn-out will not be accounted for on the balance sheet of MQ Associates, Inc. as a liability unless and until it is earned. We recorded a $0.2 million liability related to this earn-out at September 30, 2002. The business acquired by us from AMI constitutes a "significant subsidiary" as that term is used in Regulation S-X based on the amount of our investment compared to our total assets.

Net revenues for AMI amounted to $15.9 million and $6.5 million for the nine months ended September 30, 2002 and the four months ended December 31, 2001, respectively. These net revenue amounts represented 10.7% and 11.7% of our consolidated net revenues for the respective periods.



Operating income for AMI amounted to $2.6 million and $1.0 million for the nine months ended September 30, 2002 and the four months ended December 31, 2001, respectively. These operating income amounts represented 11.9% and 20.6% of our consolidated operating income for the respective periods.



Net income (loss) for AMI amounted to $(1.2) million and $0.3 million for the nine months ended September 30, 2002 and the four months ended December 31, 2001, respectively. These net income (loss) amounts represented (110.4)% and 58.0% of our consolidated net income for the respective periods. AMI's net loss during the nine months ended September 30, 2002 was primarily a result of pre-payment penalties of $2.2 million that were incurred in connection with the recapitalization transaction.


Results of operations

The following table sets forth operating expenses, MG&A expenses, depreciation and amortization, net interest expense and other expenses, and these amounts as a percentage of net revenue for the periods indicated:

--------------------------------------------------------------------------------------------------------------------
                                                                                                   Nine months ended
                                                       Year ended December 31,                         September 30,
                                     -----------------------------------------  ------------------------------------
(Dollars in millions)                    1999          2000          2001             2001               2002
--------------------------------------------------------------------------------------------------------------------
Net revenues from services.........  $56.7  100.0% $85.9  100.0% $142.3  100.0%  $99.5    100.0%   $149.1     100.0%
Operating expenses.................   25.0   44.1   35.6   41.4    61.0   42.9    41.9     42.1      64.8      43.4
MG&A expenses......................   17.3   30.5   25.6   29.8    55.6   39.0    40.0     40.2      45.0      30.2
Depreciation and amortization......    9.2   16.2   11.2   13.0    17.5   12.3    12.2     12.3      17.0      11.4
                                     -------------------------------------------------------------------------------
Income (loss) from operations......    5.2    9.2   13.6   15.8     8.3    5.8     5.4      5.4      22.3      15.0
Interest expense, net..............    4.1    7.2    4.9    5.7     8.2    5.8     5.8      5.8      20.5      13.8
Minority interest in net income of
  consolidated subsidiaries........     --     --    0.1    0.1     0.1    0.1     0.1      0.1       0.0       0.0
Provision (benefit) for income
  taxes............................   (0.3)  (0.5)   3.4    4.0     4.0    2.8     3.2      3.2       0.7       0.5
Net income (loss)..................  $ 1.4    2.5% $ 5.2    6.1% $ (4.1)  (2.9)%  $(3.7)   (3.7)%  $  1.1       0.7%
--------------------------------------------------------------------------------------------------------------------

Nine months ended September 30, 2002 compared to nine months ended
  September 30, 2001

Net revenue was $149.1 million for the nine months ended September 30, 2002, representing an increase of $49.6 million, or 49.8%, from revenue of $99.5 million for the nine months ended September 30, 2001. An increase in our number of centers from 61 at September 30, 2001 to 74 at September 30, 2002 was the primary reason for this increase in revenue. Revenues related to new centers amounted to $32.2 million for the nine months ended September 30, 2002. This increase was also a result of an increase in the number of scans performed in the nine months ended September 30, 2002, as compared to the nine months ended September 30, 2001, which was partially offset by a decrease of 19.6% in average price per scan for the nine months ended September 30, 2002, as compared to the nine months ended September 30, 2001. This percentage decrease in average price per scan primarily reflects an increase in the number of multi-modality centers in operation at September 30, 2002 and a decrease in the average price per scan for MRI and CT. Multi-modality centers provide technologies in addition to MRI and CT for which the fee per scan is generally lower than the fee per scan for MRI and CT services.

Operating expenses, excluding depreciation and amortization, were $64.8 million for the nine months ended September 30, 2002, representing an increase of $22.9 million, or 54.5%, as compared to $41.9 million for the nine months ended September 30, 2001. Operating expenses, excluding depreciation and amortization, as a percentage of net revenue increased to 43.4% for the nine months ended September 30, 2002, as compared to 42.1% for the nine months ended
September 30, 2001. This increase was primarily the result of an increase in compensation costs for radiologists, technologists and transcriptionists in the amount of $13.7 million. We have experienced a general increase in relative compensation costs due to an increased level of demand in the industry for these types of professionals. There were also slight increases in building costs, repairs and maintenance, equipment rentals and other operating expenses for the nine months ended September 30, 2002, as compared to the nine months ended September 30, 2001, however, these increases were entirely offset by slight decreases in other wages and related costs, operating supplies and utilities for the same comparison periods.

MG&A expenses were $45.0 million for the nine months ended September 30, 2002, representing an increase of $5.0 million, or 12.5%, as compared to MG&A expenses of $40.0 million for the nine months ended September 30, 2001. MG&A expenses as a percentage of net revenue were 30.2% for the nine months ended September 30, 2002, as compared to 40.2% for the nine months ended September 30, 2001. MG&A expenses, as a percentage of net revenue, were 30.8% for the nine months ended September 30, 2001 after excluding the $9.4 million one time non-cash compensation charge related to variable plan accounting treatment of the purchase of restricted stock by certain executives from our co-founders. MG&A expenses, as a percentage of net revenue, were 29.8% for the nine months ended September 30, 2002, after excluding "success fees" of $0.6 million paid to certain executives in connection with the leveraged recapitalization of MQ Associates, Inc. in August 2002. MG&A expenses are relatively fixed in nature, therefore, as net revenue increases, MG&A as a percentage of net revenue decreases. The decrease from the nine months ended September 30, 2001, after excluding the one-time non-cash compensation charge, to the nine months ended September 30, 2002, after excluding "success fees" paid in connection with the recapitalization transaction, was primarily the result of this effect, as well as our continued cost containment efforts. There were slight increases in bad debts expense and business development costs from the nine months ended September 30, 2001 to the nine months ended September 30, 2002, however, these increases were substantially offset by decreases in wages and related costs and marketing expenses for the same comparison periods.

Depreciation and amortization were $17.0 million, or 11.4% of net revenue, for the nine months ended September 30, 2002, as compared to $12.2 million, or 12.3% of net revenue, for the nine months ended September 30, 2001. This decrease, as a percentage of net revenue, was primarily the result of significant increases in net revenue for the comparison periods and of discontinuing the amortization of goodwill as a result of adopting SFAS 142 in January 2002. The increase in depreciation and amortization during the nine months ended September 30, 2002, as compared to the nine months ended September 30, 2001 was principally due to the higher amount of depreciable assets associated with the addition of 13 new centers between September 30, 2001 and September 30, 2002. Depreciable assets at September 30, 2002 amounted to $177.1 million as compared to $125.2 million at September 30, 2001.

Interest expense, net, increased to $20.5 million for the nine months ended September 30, 2002 from $5.8 million for the nine months ended September 30, 2001. Interest expense, net, increased primarily due to the payment in August 2002 of prepayment penalties of approximately $10.6 million and an increased level of indebtedness as a result of the leveraged recapitalization transaction which was completed in August 2002. Indebtedness increased from $106.2 million at September 30, 2001 to $225.3 million at September 30, 2002.

Income taxes were $0.7 million for the nine months ended September 30, 2002, as compared to $3.2 million for the nine months ended September 30, 2001. Income taxes are provided for on an interim basis using a 40% tax rate, which represents our effective tax rate. There were no Federal net operating loss carryforwards and approximately $0.1 million in state operating loss carryforwards at September 30, 2002.

As a result of the foregoing factors, we had net income of $1.1 million for the nine months ended September 30, 2002, as compared to a net loss of $3.7 million for the nine months ended September 30, 2001.

Year ended December 31, 2001 compared to year ended December 31, 2000

Net revenue increased $56.4 million to $142.3 million in 2001 compared to $85.9 million in 2000 primarily due to higher average daily scan volume, higher average price per MRI and CT scan and acquisitions. Revenues related to new centers amounted to $36.2 million for the year ended December 31, 2001. In 2001, we acquired 13 centers, including four centers in the Phoenix area in September 2001, and opened ten DE NOVO centers, compared to five acquisitions and five DE NOVO centers during 2000.

Operating expenses, excluding depreciation and amortization, increased
$25.4 million to $61.0 million in 2001 compared to $35.6 million in 2000. Operating expenses, excluding depreciation and amortization, as a percentage of net revenue increased from 41.4% in 2000 to 42.9% in 2001 as a result of adding 23 centers during 2001, with 12 centers added during the second half of the year (four DE NOVO and eight acquisitions). Compensation for radiologists, technicians and transcriptionists increased $14.9 million, an increase of 0.7 percentage points as a percentage of net revenue, primarily as a result of an increase in the number of new centers and an increase in radiologist and technologists' compensation. Supplies costs increased $2.5 million, but as a percentage of net revenue, decreased 0.3 percentage points due to our continuing efforts to aggressively negotiate discounts for our volume purchase agreements. Building costs, primarily real estate lease payments, increased $2.7 million due to the increase in the number of centers and increase in corporate headquarters rent.

MG&A expenses increased $30.0 million to $55.6 million in 2001 compared to $25.6 million in 2000. MG&A expenses as a percentage of net revenue increased from 29.8% in 2000 to 39.0% in 2001. Payroll and non-operating employees expenses increased $20.3 million to $33.9 million primarily due to the $9.4 million one time non-cash compensation charge and to the addition of new centers. Bad debt expense increased to $4.9 million in 2001 from $2.9 million in 2000 primarily due to the increase in gross revenue. Business development costs, which consist primarily of travel and related costs for due diligence and investigating business development opportunities, increased $0.2 million. During the first quarter of 2001, we incurred a one time non-cash compensation charge of $9.4 million due to variable plan accounting treatment of the purchase of restricted stock by certain of our executive officers from our co-founders. Additionally, during 2001, MQ Associates, Inc. incurred a charge of $2.1 million and deposited the funds in escrow pending the final outcome of the InMed action and incurred approximately $0.3 million in related legal fees. Excluding the $9.4 million one time non-cash compensation charge relating to variable plan accounting treatment of the purchase of restricted stock by certain executive officers from our co-founders and the charge of $2.1 million incurred by MQ Associates, Inc. in the InMed action, MG&A expenses as a percentage of net revenue increased from 29.8% in 2000 to 30.9% in 2001. See "Business--Legal proceedings."

Depreciation expense increased to $16.6 million in 2001 compared to $10.6 million in 2000 principally due to a higher amount of depreciable assets associated with the addition of 23 new centers. Depreciable assets at December 31, 2001 amounted to $141.2 million as compared to $78.6 million at December 31, 2000. Amortization expense, primarily related to goodwill, totaled $0.9 million in 2001 and $0.6 million in 2000.

Interest expense, net, increased to $8.2 million in 2001 compared to $4.9 million in 2000, as a result of higher average outstanding debt balances during 2001 as compared to 2000. Indebtedness increased from $58.1 million at December 31, 2000 to $115.6 million at December 31, 2001. The interest rate on a majority of our long-term debt was fixed for the years ended December 31, 2001 and 2000.

We recorded $4.0 million in income tax expense in 2001 compared to $3.4 million in 2000. The calculation of an effective tax rate for 2001 is meaningless since we reported an operating loss which included the $9.4 million variable plan accounting charge. We had no federal net operating losses, and $10.0 million in state net operating loss carry forwards at December 31, 2001.

Year ended December 31, 2000 compared to year ended December 31, 1999

Net revenue increased $29.2 million to $85.9 million in 2000 compared to $56.7 million in 1999 primarily due to higher average daily scan volume, partially offset by a decline in the average price of MRI and CT scans and acquisitions. Revenues related to the increase in average daily scan volume amounted to $26.9 million for the year ended December 31, 2000. In 2000, we acquired five centers and opened five DE NOVO centers, compared to one acquisition and twelve DE NOVO centers in 1999.

Operating expenses, excluding depreciation and amortization, increased
$10.6 million to $35.6 million in 2000 compared to $25.0 million in 1999. Operating expenses, excluding depreciation and amortization, as a percentage of net revenue, decreased from 44.1% in 1999 to 41.4% in 2000 as a result of spreading our fixed costs, including the costs of adding ten centers, over a larger amount of net revenue. Compensation for radiologists, technicians and transcriptionists increased $7.1 million, an increase of 0.5 percentage points as a percentage of net revenue, primarily as a result of staffing a larger number of centers. Supplies costs increased $1.3 million, but as a percentage of net revenue, decreased 0.4 percentage points due to our continuing efforts to aggressively negotiate discounts for our volume purchase agreements. Building costs, primarily real estate lease payments, increased $0.8 million due to the increase in the number of centers, but as a percentage of net revenue, decreased
1.3 percentage points.

MG&A expenses increased $8.3 million to $25.6 million in 2000 compared to $17.3 million in 1999. MG&A expenses as a percentage of net revenue decreased from 30.5% in 1999 to 29.8% in 2000. Payroll and non-operating employees expenses increased by $4.9 million to $13.6 million primarily due to the addition of new centers. Bad debt expense increased to $2.9 million in 2000 from $1.9 million in 1999 primarily due to our increase in gross revenue. Business development costs, which consist primarily of travel and related costs for due diligence and investigating business development opportunities, increased
$0.5 million.

Depreciation expense increased to $10.6 million in 2000 compared to $8.8 million in 1999 principally due to a higher amount of depreciable assets associated with the addition of ten new centers. Depreciable assets at December 31, 2000 amounted to $78.6 million as compared to $55.0 million at December 31, 1999. Amortization expense, primarily related to goodwill, totaled $0.6 million in 2000 and $0.4 million in 1999.

Interest expense, net, increased to $4.9 million in 2000 compared to $4.1 million in 1999 as a result of higher average outstanding debt balances during 2001 as compared to 2000. Indebtedness increased from $46.1 million at December 31, 1999 to $58.1 million at December 31, 2000. The interest rate on a majority of our long-term debt is fixed.

We recorded $3.4 million in income tax expense in 2000 compared to an income tax benefit of $0.3 million in 1999, representing a 40% tax rate. We had $0.2 million in federal net operating losses, and $4.6 million in state net operating loss carry forwards. Until October 7, 1999, we were an S-corporation, therefore, the tax benefit recorded in 1999 was recorded for the period
October 8, 1999 through December 31, 1999.

Liquidity and capital resources

The principal uses of our liquidity are to finance our capital expenditures and make acquisitions, as well as to fund our operations. We operate in a capital-intensive, high fixed cost industry that requires significant amounts of working capital to fund operations, particularly the initial start-up and development expenses of our DE NOVO centers and the acquisition of additional centers.

Our primary sources of liquidity to fund our operations and capital expenditures and satisfy our debt service obligations are cash flow from operating activities and borrowings under our five-year senior credit facility.

Net cash provided by operating activities was $8.8 million for the nine months ended September 30, 2002, a decrease of $4.3 million from the comparable period in 2001. This decrease resulted primarily from the increase in interest expense as a result of the recapitalization that occurred during the nine months ended September 30, 2002.

Net cash provided by operating activities was $20.3 million, $12.0 million and $7.2 million for 2001, 2000 and 1999, respectively. The increases resulted primarily from increased net income, excluding the effect in 2001 of the $9.4 million non-cash compensation charge and the $2.1 million charge relating to the InMed litigation which was not deposited into escrow until January 2002, and was offset by increased use of working capital.

Net cash used in investing activities was $31.7 million for the nine months ended September 30, 2002, a decrease from $48.8 million in the comparable period during 2001. This decreases resulted primarily from the completion of fewer acquisitions and openings of DE NOVO centers during the nine months ended September 30, 2002 compared with the nine months ended September 30, 2001.

Net cash used in investing activities was $60.1 million, $15.0 million and $11.6 million for 2001, 2000 and 1999, respectively. The increase in 2001 compared to 2000 resulted primarily from our acquisitions of 13 centers for a total purchase price of $34.2 million and increased capital expenditures as discussed below. The increase in 2000 compared to 1999 resulted primarily from our acquisitions of five centers for a total purchase price of $7.1 million and increased capital expenditures as discussed below.

Net cash provided by financing activities was $19.0 million for the nine months ended September 30, 2002, a decrease from $37.0 million in the comparable period in 2001. This decrease resulted primarily from a decrease in the amount of financing used for acquisitions during the nine months ended September 30, 2002, as compared with the nine months ended September 30, 2001.

Net cash provided by financing activities was $42.9 million, $3.0 million and $3.6 million for 2001, 2000 and 1999, respectively. In 1999 and 2001, we received funds from TA Associates, Inc. in exchange for certain equity and subordinated notes of MQ Associates, Inc. The proceeds of these exchanges were immediately used to repurchase common equity of MQ Associates, Inc.

We incurred substantial indebtedness in connection with the Transactions. At September 30, 2002, we had $221.5 million of indebtedness outstanding, as compared to $106.2 million on at September 30, 2001. In addition, at September 30, 2002, we had a stockholders' deficit of $118.2 million, as compared to our stockholders' deficit of $105.0 million at September 30, 2001. Our indebtedness primarily consists of $180.0 million under the old notes and $43.0 million under our senior credit facility. Further, at September 30, 2002 we would have been able to borrow an additional $36.2 million (after giving effect to $0.8 million of outstanding letters of credit) under the senior credit facility to fund our working capital requirements and future acquisitions. The interest rates applicable to borrowings under our senior credit facility will bear interest at a rate per annum equal to a margin over a base rate or eurodollar rate. See "Description of the senior credit facility."

The senior credit facility and the indenture governing the notes impose certain restrictions on us, including restrictions on our ability to incur indebtedness, pay dividends, make investments, grant liens, sell our assets and engage in certain other activities. In addition, the senior credit facility requires us to maintain certain financial ratios. Our indebtedness under the senior credit facility is secured by substantially all of our assets, including our inventory, accounts receivable, real and personal property, intellectual property and other intangibles, and guaranteed by our parent and all of our domestic subsidiaries. See "Description of senior credit facility" and "Description of notes."

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
The following table sets forth the contractual obligations under our long-term debt and other material contractual commitments, including capital lease obligations and non-cancelable operating leases as of September 30, 2002 (in millions):

--------------------------------------------------------------------------------------------------
                                                                  Payment due by period
                                                       -------------------------------------------
                                                                                         5 years
                                                       Less than       1-3        4-5         or
(in millions)                                Total      1 year       years      years     longer
--------------------------------------------------------------------------------------------------
Long-term debt............................   $219.2      $  --      $   --     $ 43.0     $176.2
Cash interest on notes(a).................    212.0        5.3        64.1       42.8       99.8
Capital lease obligations.................      3.7        0.8         1.7        1.2         --
Operating leases(b).......................     36.4        2.6        24.5        9.3         --
Short-term rentals........................       --         --          --         --         --
Long-term maintenance agreements(c).......     17.0        1.7        14.8        0.5         --
                                             ------      -----      ------     ------     ------
Total contractual obligations.............   $488.4      $10.5      $105.2     $ 96.7     $276.0
--------------------------------------------------------------------------------------------------

(a) Reflects cash interest payments at the rate of 11 7/8% per annum but does not include amortization of debt issuance costs.

(b) Primarily consists of real estate leases.

(c) Does not reflect payments under the Philips service contract which we entered into in January 2003. The obligations related to this service contract will total $42.0, and that the payments due by period will be $8.4 for payments due in less than 1 year, $16.8 for payments due in 1-3 years, $16.8 for payments due in 4-5 years and $0 for payments due in 5 years or longer.

The Series A Preferred Stock and Series B Preferred Stock of MQ Associates, Inc. may be redeemed at the option of the holder upon the consummation of an underwritten public offering at a redemption price of $35.0 million for all of the Series A Preferred Stock and $15.0 million for all of the Series B Preferred Stock. Additionally, in the case of such redemption, the holders of Series B Preferred Stock will receive 2,295,000 shares of Common Stock. In the event that
(i) MQ Associates, Inc. and its underwriters determine that the redemption of the Series B Preferred Stock would adversely affect the planned underwritten public offering or (ii) the holders of shares of Series B Preferred Stock elect not to redeem shares of Series B Preferred Stock, MQ Associates, Inc. may convert all shares of Series B Preferred Stock into 17,295,000 shares of Common Stock. We have not accreted the fair value of the additional shares of Common Stock to be issued upon redemption of the Series B Preferred Stock because we do not believe that the redemption trigger is probable as of September 30, 2002.

Our high level of debt may make it more difficult for us to borrow funds in the future. Based on our current level of operations and anticipated growth, we believe that our cash flows from operations, together with future borrowings under our senior credit facility, will be sufficient over the next year to meet our liquidity requirements, including our debt service obligations, working capital needs and capital expenditures. However, there can be no assurance that this will be the case.

Our expansion and acquisition strategy may require substantial capital, and no assurance can be given that we will be able to raise any necessary funds in addition to those currently available to us through bank financing or the issuance of equity or debt securities on terms acceptable to us, if at all. Moreover, if we were to engage in one or more significant acquisition transactions, it may be necessary for us to restructure our existing credit arrangements.

Our ability to fund our working capital needs, planned capital expenditures and scheduled debt payments, to implement our expansion plans, to refinance our indebtedness and to comply with our financial covenants under the senior credit facility depends on our future operating performance and cash flows from operations, which in turn are subject to prevailing economic conditions and to financial, business and other factors, some of which are beyond our control.

Capital expenditures

We incur capital expenditures for the purposes of:

     - purchasing new equipment and incurring leasehold improvements for DE NOVO centers;

     - acquiring the assets of existing centers;

     - upgrading existing equipment to increase volume and/or quality; and

     - replacing less advanced equipment.

Capital expenditures (excluding acquisitions) totaled $25.9 million for the year ended December 31, 2001, compared to $12.8 million for the year ended
December 31, 2000. In addition, we spent $34.2 million on acquisitions during 2001. Capital expenditures (excluding acquisitions) totaled $25.5 million for the nine months ended September 30, 2002, as compared to $22.7 million for the nine months ended September 30, 2001. Capital expenditures related to acquisitions amounted to $10.3 million for the nine months ended September 30, 2002, as compared to $24.5 million for the nine months ended September 30, 2001. We anticipate that capital expenditures will amount to $16.0 million for the fourth quarter of 2002.

We believe that actual capital expenditures will exceed previously budgeted capital expenditures for the year ended December 31, 2002 by approximately
$21.5 million because, during the latter half of fiscal 2002, we have been presented with additional growth opportunities that were not anticipated during the budgeting process for fiscal 2002. These additional growth opportunities primarily consisted of the acquisition of four centers in the states of North Carolina, Virginia, Florida and Missouri for an aggregate purchase price of approximately $10.2 million and capital expenditures for modality upgrades of approximately $9.4 million. These modality upgrades consisted of both capital expenditures to increase capacity within existing modalities by adding, for example, a second MRI or CT machine to an existing center, and capital expenditures to add new modalities, such as nuclear medicine, mammography, X-ray and ultrasound, to existing centers. The $21.5 million of additional capital expenditures were financed out of operating cash flows and through borrowings under the our senior credit facility. As a result of the increased borrowings over the budgeted amounts, we currently have less borrowing availability under our senior credit facility than planned. At November 30, 2002, we would have been able to borrow an additional $23.2 million under our senior credit facility compared to the $36.2 million that was available for borrowing at September 30, 2002.

During the first half of 2001 we spent $2.3 million to upgrade our information systems in anticipation of supporting our anticipated growth. Our capital expenditures for 2002 include approximately $1.2 million budgeted for implementation of our Radiology Information System which has been designed to improve our billing procedures and to meet our regulatory obligations under the Health Insurance Portability and Accountability Act of 1996 with respect to privacy standards by April 2003 and electronic transaction standards by October 2003. We anticipate the RIS roll-out will be completed by the end of the first quarter of 2003. See "Business--Regulation."

In January 2003, we entered into a new contract for the servicing of substantially all of our diagnostic imaging equipment with Philips Medical Systems North America. This contract has an initial term of five years and is priced at a fixed annual amount of $8.4 million, which amount is subject to increase based on our achieving certain levels of annual net patient revenue.


We continuously evaluate acquisition opportunities, and from time to time we may enter into non-binding letters of intent, but we are not currently subject to any definitive agreements or binding letters of intent with respect to any acquisitions.


Seasonality

We experience seasonality in our revenue. For example, our sales typically decline from our third fiscal quarter to our fourth fiscal quarter. Fourth quarter revenue is typically lower than revenue from the first, second and third quarters. Fourth quarter revenue is affected primarily by holiday and client and patient vacation schedules and inclement weather, the results of which are fewer patient scans during the fourth quarter. As a result, our revenue may significantly vary from quarter to quarter, and our quarterly results may be below market expectations.

Qualitative and quantitative disclosures about market risk

We sell our services exclusively in the United States and receive payment for our services exclusively in United States dollars. As a result, our financial results are unlikely to be affected by factors such as changes in foreign currency exchange rates or weak economic conditions in foreign markets.

The majority of our indebtedness bears interest at fixed rates. However, management may in its judgment determine that it is advisable to enter into interest rate swaps to convert a portion of the fixed interest rate debt to floating interest rate debt. To the extent management decides to do so, the interest expense payable or the floating rate portion of our indebtedness will be sensitive to changes in the general level of interest rates in the United States. The recorded carrying amount of our long-term debt approximates fair value as these borrowings have variable rates that reflect currently available terms and conditions for similar debt.

Our interest income is sensitive to changes in the general level of interest rates in the United States, particularly because the majority of our investments are in short-term instruments.

The recorded carrying amounts of cash and cash equivalents approximate fair value due to their short-term maturities.

The table below provides information about our financial instruments that are sensitive to changes in interest rates. For long-term debt obligations, the table presents principal cash flows and related weighted average interest rates by expected (contractual) maturity dates. All amounts are in United States dollars (in thousands). Under our current policies, we use interest rate derivative instruments to manage certain exposure to interest rate changes.

Long-term debt                                                       Maturity Dates
--------------                                       ----------------------------------------------
                                                          August 2007             August 2012
                                                     ---------------------   ----------------------
                                                      Total     Fair Value     Total     Fair Value
                                                     --------   ----------   ---------   ----------
Fixed rate.........................................       --           --    $132,500     $182,800
  Average interest rate............................       --           --     11.875%       11.93%

Variable rate......................................  $43,000      $43,000    $ 47,500     $ 47,500
  Average interest rate............................    4.30%        4.30%       7.88%        7.88%

In August 2002, we entered into an interest rate swap agreement related to the fixed interest rate obligations on the notes. The agreement requires us to pay interest at a variable rate based on six-month LIBOR plus 6.525% on a notional amount of $47.5 million for a term of ten years. This derivative instrument has been accounted for as a fair value hedge of the fair market value of the notes and was 100% effective for the three and nine months ended September 30, 2002. As a result, the change in fair market value related to this derivative instrument has been entirely offset by the change in fair market value of the notes.

The fair market value of this derivative instrument was $2.3 million at September 30, 2002 and has been presented as a component of Other Assets on the consolidated balance sheet at September 30, 2002 appearing elsewhere in this prospectus.

Critical accounting policies and estimates

The preparation of the consolidated financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosure of contingencies. We believe the critical accounting policies that most impact the condensed consolidated financial statements can be described below. A summary of our significant accounting policies can be found in Note 2 to the consolidated financial statements, which are included elsewhere in this prospectus.

ALLOWANCE FOR DOUBTFUL ACCOUNTS. We review our patient receivables and estimates of the allowance for doubtful accounts and contractual adjustments each period. The amount of the allowance includes management's estimate of the amounts expected to be written off on specific accounts and for write-offs on other unidentified accounts. In estimating the write-offs and adjustments on specific accounts, management relies on a combination of in-house analysis and a review of contractual payment rates from private health insurance programs or under the federal Medicare program. In estimating the allowance for unidentified write-offs and adjustments, management relies on historical experience. Estimates of uncollectible amounts are revised each period, and changes are recorded in the period they become known. The amounts we will ultimately realize could differ materially from the amounts assumed in arriving at the allowance for doubtful accounts and contractual adjustments in the condensed consolidated financial statements at September 30, 2002.

CONTRACTUAL ALLOWANCES. Our revenues include net patient service revenues. Net patient service revenues are reported at estimated net realizable amounts from patients, insurance companies, third-party payors (primarily Medicare and Medicaid) and others for services rendered. Revenues from third-party payors also include estimated adjustments under reimbursement agreements that are subject to final review and settlement by appropriate authorities. We estimate contractual adjustments from non-governmental third-party payors based on historical experience and the terms of payor contracts.

ASSETS IMPAIRMENT. Many of our facilities came to us through acquisitions. We determine the amortization period of the cost in excess of net asset value of purchased facilities based on an evaluation of the facts and circumstances of each individual purchase transaction. The evaluation includes an analysis of historic and projected financial performance, an evaluation of the estimated useful life of assets acquired, the indefinite useful life of certificates of need and licenses acquired, the competition within local markets and lease terms where applicable. We rely on management expertise in evaluating each of the factors noted above. With respect to the carrying value of the excess of cost over net asset value of individual purchased facilities and other intangible assets, we determine on an annual basis whether an impairment event has occurred by considering factors such as the market value of the asset, a significant adverse change in legal factors or in the business climate, adverse action by regulators, a history of operating losses or cash flow losses or a projection of continuing losses associated with an operating entity. The carrying value of excess cost over net asset value of purchased facilities and other intangible assets will be evaluated if the facts and circumstances suggest that it has been impaired. If this evaluation indicates that the value of the asset will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, our carrying value of the asset will be reduced to the estimated fair market value. Fair value is determined based on the individual facts and circumstances of the impairment event, and the available information related to it. Such information might include quoted market prices, prices for comparable assets, estimated future cash flows discounted at a rate commensurate with the risks involved and independent appraisals. For purposes of analyzing impairment, assets are generally grouped at the individual operational facility level, which is the lowest level for which there are identifiable cash flows. If we acquired the group of assets being tested as part of a purchase business combination, any goodwill that arose as part of the transaction is included as part of the asset grouping.

GOODWILL. In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles". SFAS No. 142 requires the periodic testing of goodwill for impairment rather than a monthly amortization of the balance. This testing takes place in two steps: (1) the determination of the fair value of a reporting unit and (2) the determination of the implied fair value of the goodwill. We adopted SFAS No. 142 on January 1, 2002. We have evaluated goodwill and indefinite lived intangibles for impairment under SFAS No. 142 and have determined that no impairment write down is necessary.

Recent accounting pronouncements

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations", which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and related asset retirement costs. SFAS 143 is effective for financial statements with fiscal years beginning after June 15, 2002. We adopted SFAS 143 effective January 1, 2002.

In October 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived

Assets", which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and for reporting of discontinued operations. SFAS 144 is effective for financial statements with fiscal years beginning after December 15, 2001. We adopted SFAS 144 effective January 1, 2002, and the application of the provisions of this statement have not had a material effect on our financial position or results of operations.

In July 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force Issue 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost, as defined in EITF 94-3, was recognized at the date of an entity's commitment to an exit plan. SFAS 146 also establishes that the liability should initially be measured and recorded at fair value. We will adopt the provisions of SFAS 146 for exit or disposal activities that are initiated after December 31, 2002. The effects of adopting SFAS 146 are not expected to have a material impact on our financial position and results of operations.

                                    Industry

Diagnostic imaging services are noninvasive procedures that generate representations of the internal anatomy and convert them to film or digital media. Diagnostic imaging systems facilitate the early diagnosis of injuries, diseases and disorders, often reducing the cost, the amount of care required and the need for costly and invasive diagnostic procedures. Diagnostic imaging procedures include MRI, CT, positron emission tomography ("PET"), nuclear medicine, ultrasound, mammography, x-ray and fluoroscopy.

Diagnostic imaging modalities

MAGNETIC RESONANCE IMAGING OR MRI. MRI involves the use of high-strength magnetic fields to produce computer-processed cross-sectional images of the body. Due to its superior image quality, MRI is the preferred imaging technology for evaluating soft tissue and organs, including the brain, spinal cord and other internal anatomy. With advances in MRI technology, MRI is increasingly being used for new applications such as imaging of the heart, chest and abdomen. Conditions that can be detected by MRI include multiple sclerosis, tumors, strokes, infections and injuries to the spine, joints, ligaments and tendons. Unlike x-rays and CT, MRI does not expose patients to radiation.

COMPUTED TOMOGRAPHY OR CT. In CT imaging, a computer analyzes the information received from an x-ray beam to produce multiple cross-sectional images of a particular organ or area of the body. CT imaging is used to detect tumors and other conditions affecting bones and internal organs. It is also used to detect the occurrence of strokes, hemorrhages and infections. CT provides higher resolution images than conventional X-rays, but generally not as well-defined as those produced by MRI.

NUCLEAR MEDICINE OR GAMMA CAMERA. Nuclear medicine, or gamma camera, utilizes short-lived radioactive isotopes that release small amounts of radiation that can be recorded by a gamma camera and processed by a computer to produce an image of various anatomical structures or to assess the function of various organs such as the heart, kidneys, thyroid and bones. Nuclear medicine is used primarily to study anatomic and metabolic functions.

POSITRON EMISSION TOMOGRAPHY OR PET. PET utilizes a scanner to record signals emitted by compounds with signal-emitting tracers after these compounds are injected into a patient's body. A scanner records the signals as they travel through the body and collect in the various organs targeted for examination. PET provides detection and tracking of cancers, coronary disease and neurological problems.

ULTRASOUND. Ultrasound imaging utilizes high-frequency sound waves to develop images of internal organs, fetuses and the vascular system. Ultrasound has widespread applications, particularly for procedures in obstetrics, gynecology and cardiology.

MAMMOGRAPHY. Mammography is a specialized form of radiology utilizing low dosage x-rays to visualize breast tissue and is the primary screening tool for breast cancer.

GENERAL FLUOROSCOPY. Fluoroscopy utilizes ionizing radiation combined with a video viewing system for real time monitoring of organs.

GENERAL X-RAY. X-rays utilize high-energy radiation to penetrate the body and record images of organs and structures on film. X-rays are used in low doses to treat disease or injury and in high doses to treat cancer.

The following table sets forth the number of diagnostic imaging procedures performed in the United States from 1996 to 2001 by modality and the compound annual growth rates for each modality.

------------------------------------------------------------------------------------------------------------
                                                                                                    Compound
                                                                                                      annual
                                                                                                      growth
(in thousands)                           1996      1997      1998      1999      2000      2001         rate
------------------------------------------------------------------------------------------------------------
MRI.................................    9,800    10,100    11,900    13,300    14,600    15,900        10.2%
CT..................................   25,400    27,200    29,000    30,700    32,500    34,500         6.3%
Nuclear medicine/gamma camera.......   12,500    13,300    14,200    14,600    15,500    15,900         4.9%
PET.................................       62        70        98       216       354       538        54.1%
Ultrasound..........................   60,600    64,100    68,600    73,800    79,800    83,200         6.5%
Mammography.........................   27,500    28,700    29,900    31,300    32,500    33,700         4.2%
General fluoroscopy.................   12,000    11,900    11,600    11,300    11,000    10,800       (2.1)%
General x-ray.......................  205,300   206,900   208,600   210,700   212,200   214,500         0.9%
------------------------------------------------------------------------------------------------------------

Source: Frost & Sullivan

While general X-ray remains, by far, the most commonly performed diagnostic imaging procedure, the fastest growing procedures are PET, MRI, ultrasound and CT. The rapid growth in PET scans is attributable to the recent introduction of PET technology. The number of MRI, ultrasound and CT scans continues to grow due to their wider acceptance by physicians and payors, an increasing number of applications for their use and a general increase in demand due to the aging population in the United States.

Diagnostic imaging settings

Diagnostic imaging procedures are typically performed in hospitals, freestanding centers and mobile/shared-service units.

HOSPITALS AND CLINICS. Hospitals provide both inpatient and outpatient diagnostic imaging services, typically on site. These inpatient and outpatient centers are owned and operated by the hospital/clinic and are primarily used by patients of the hospital or clinic. The hospital or clinic bills third-party payors, such as health insurers, Medicare or Medicaid.

FICS. Independent, fixed-site, outpatient, diagnostic imaging centers are not generally owned by hospitals or clinics. These centers depend upon physician referrals for their patient volume and generally do not maintain dedicated, contractual relationships with hospitals or clinics. FICs typically perform their own billing, sales and marketing functions. Freestanding diagnostic imaging centers are generally located in metropolitan areas with established demand for MRI and other imaging services.

MOBILE PROVIDERS. In contrast to FICs, mobile imaging operators operate diagnostic imaging systems in mobile trailers, providing their customers with shared-service or full-time diagnostic imaging services. Mobile providers target small to mid-size hospitals in non-urban areas in need of advanced imaging technologies but without the procedure volume or customer base to justify a fixed-site location. The mobile provider is paid directly by the hospital or the clinic.

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Industry overview

Utilization and growth rates in the diagnostic imaging market have increased significantly. In 2001, there were approximately 400 million total medical diagnostic imaging procedures performed in the United States. The American College of Radiology estimates that in 2000 the overall diagnostic imaging market was in excess of $61.0 billion, the most recent year for which data is available. For the same period, MRI and CT represented approximately 13.1% and 21.3% of the entire market, respectively. MRI, in particular, has exhibited strong historical growth in the United States with total scans performed from 1996 to 2001 increasing from 9.8 million to 15.9 million, a 10.2% compound annual growth rate. The average utilization of MRI scans in the United States has increased from 1996 to 2001 from 37 scans per 1,000 people to 57 scans per 1,000 people.

We operate in the FIC market, which comprises approximately 27.9%, or $17.0 billion, of the total market for diagnostic imaging services. From 1997 to 2000, FIC services grew 12.3% per year while overall diagnostic imaging services grew only 9.9% per year during the same period. From 2002 to 2007, Frost & Sullivan projects that the number of MRI scans provided by FICS will grow 13.9% annually, which is significantly higher than the 3.7% annual growth rate for the same period projected for MRI scans performed in hospitals.

The diagnostic imaging industry is highly fragmented with few strong national or regional imaging service providers. In 2001, the largest ten competitors, including ourselves, in the FIC market account for only 16.0% of the industry's imaging centers. There are approximately 4,200 imaging centers in the United States with a diffuse ownership mix of private ownership, radiology groups, partnerships with hospitals and physician partnerships.

Industry trends

WIDER ACCEPTANCE BY PHYSICIANS, PAYORS AND PATIENTS. Imaging modalities, in particular MRI, continue to gain widespread acceptance from both physicians and payors because of the enhanced diagnostic applications and reduced cost to the payor of early diagnosis of an ailment. We believe that favorable managed care trends, including the elimination of pre-authorization requirements, will increase utilization of imaging modalities. Patients have begun to demand faster service and improved access to imaging procedures because of the noninvasive benefits that imaging procedures provide. With physicians, payors and patients increasingly focused on high quality, easily accessible and more cost-effective care, we believe that the role that diagnostic imaging plays in the delivery of healthcare will continue to increase over the next decade.

INCREASING NUMBER OF APPLICATIONS. The use of imaging modalities such as MRI and CT has increased rapidly in recent years as these technologies enable physicians in a wide variety of specialties, including orthopedics, neurology, cardiology and internal medicine, to diagnose an increasing number of diseases and injuries quickly and accurately without exploratory surgery or other invasive procedures. For instance, whereas MRI has traditionally been used primarily for imaging of the spine, brain and bones, physicians are now utilizing MRI equipment to examine blockages in coronary arteries, a procedure that previously required exploratory surgery. Similarly, new CT applications include advanced chest and abdomen imaging. Accordingly, the market penetration of MRI scans has increased over the last decade from 37 scans per 1,000 people in 1996 to 57 scans per 1,000 people in 2001.

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FAVORABLE DEMOGRAPHIC TRENDS.  According to the United States Census Bureau, the
number of people in the United States over the age of 65 should more than double from its current level of 35.1 million to 70.3 million by 2030. Also, in the next ten years the most dramatic change in the demographic mix by age range should be in the 55 to 65 year-old age range. Utilization of diagnostic imaging services increases with age, therefore we believe the aging population and associated demographic trends should drive increased procedure volume. We believe that on average an individual in the 55 to 65 year-old range utilizes approximately 1.5 imaging procedures per year and an individual in the 65 and older age range utilizes approximately 2.5 imaging procedures per year, compared to individuals in the 25 to 35 age range who utilize approximately 0.5 imaging procedures per year.

STABLE TECHNOLOGY ENVIRONMENT. The pace of technological innovation in diagnostic imaging has stabilized, reducing the risk of equipment obsolescence and the need for large capital expenditures. As the development of new imaging technologies has slowed, the diagnostic imaging services industry has increasingly utilized less expensive software and hardware upgrades to existing equipment that improve image, reduce image acquisition time and increase the volume of scans that can be performed. We believe this trend toward equipment upgrades will continue, as we do not foresee new imaging technologies on the horizon that will displace MRI or CT.

INCREASED ROLE OF PREVENTIVE MEDICINE. In addition, diagnostic imaging is increasingly being used as a screening tool for preventive care. We believe that future technological advances will continue to enhance the ability of radiologists to diagnose and influence treatment. For example, experimental MRI techniques, such as magnetic resonance spectroscopic imaging, are used to show the functions of the brain and to investigate how epilepsy, brain tumors, Alzheimer's and other abnormalities affect the brain.

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                                    Business

General

We are a leading operator of independent, fixed-site, outpatient diagnostic imaging centers (each a "FIC") in the United States. Our centers provide diagnostic imaging services using a variety of technologies including magnetic resonance imaging (MRI), computed tomography (CT), nuclear medicine, general radiology (fluoroscopy and x-ray), ultrasound, mammography and bone densitometry. We operate a network of 77 wholly-owned centers in 12 states primarily throughout the southeastern and southwestern United States. Of our centers, 19 are multi-modality (MRI, CT and other technologies), 27 are dual modality (MRI and CT) and 31 are MRI only. Based upon available industry data for average weekly procedure volume, we are either the number one or number two FIC provider of MRI, CT and nuclear medicine services in 20 of the 27 local markets we serve.

We believe that a key driver of our success is providing high quality service to referring physicians, patients and payors.

     - We serve our referring physicians' interests by providing them with
       (i) convenient scheduling for their patients, (ii) fast turnaround times for procedure results, (iii) high quality images and (iv) skilled and accessible radiologists.

     - We focus on providing excellent service to our patients by offering
       (i) flexible scheduling with extended operating hours, (ii) convenient center locations, (iii) short waiting times and (iv) a patient-friendly, non-clinical environment.

     - We provide a high level of service to our payors with (i) geographic coverage in local markets and (ii) high quality images and radiologist reports.

Our organization is structured to provide high quality service tailored to each of our local markets. We empower our center managers to run our centers to meet the demands of local market conditions, while our corporate structure provides economies of scale, corporate training programs, standardized policies and procedures and sharing of best practices across our network. Each of our center managers is responsible for meeting our standards of patient service, managing relationships with local physicians and payors and maintaining profitability.

Since 1997, we have grown our operations through a combination of same center growth, new center ("DE NOVO") openings (38) and acquisitions (29). For the nine months ended September 30, 2002, we generated total net revenue of $149.1 million, income from operations of $22.3 million and EBITDA (as defined) of $39.9 million.

Investment strengths

LEADING LOCAL MARKET POSITIONS. Based upon available industry data for average weekly procedure volume, we are either the number one or number two FIC provider of MRI, CT and nuclear medicine services in 20 of the 27 local markets we serve. We strive to create strong networks of centers in all of our geographic markets which, when combined with our service-driven business model, enables us to build strong relationships with referring physicians and payors, attract and retain top radiologists and technicians and achieve economies of scale.

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SUCCESSFUL TRACK RECORD. Since our inception in 1993, we have grown through a combination of same center growth, DE NOVO development and acquisitions. We grow our existing centers by expanding referral sources, improving operating efficiencies and adding modalities. From January 1, 1998 through September 30, 2002 we have successfully added and integrated 65 centers to our network and have demonstrated our ability to improve their operational performance. We typically achieve positive cash flow, including corporate overhead, at our DE NOVO centers within 12 months of opening.

DIVERSIFIED PAYOR MIX. For the nine months ended September 30, 2002, approximately 58.8% of our net revenue came from commercial payors, 24.8% from government payors, 5.7% from workers compensation and 10.7% from other sources, including co-payments and direct payments by patients. We have over 160 different contracts with commercial payors, and no one commercial payor accounted for more than 5.0% of our net revenue for the nine months ended September 30, 2002.

MODERN EQUIPMENT BASE. The average age of our MRI machines is 3.0 years as compared with the estimated useful life of seven years (excluding any upgrades which may extend the useful life), and the average age of our CT machines is 2.7 years as compared with the estimated useful life of seven years. Additionally, our rapid growth allows us to improve the effectiveness of our equipment fleet by placing existing machines in DE NOVO centers (where appropriate) and then focusing our capital expenditures for new equipment with faster scan times on established, high volume facilities. Consistent with our strategy of providing a patient-friendly environment, over 70.0% of our MRI machines are open architecture, or open MRI.

EXPERIENCED AND COMMITTED MANAGEMENT TEAM. Gene Venesky and John K. Luke founded us in 1993. Mr. Venesky and Mr. Luke together have over 50 years of healthcare and financial experience. The other members of our executive management team have an average of over 13 years of healthcare and financial experience. Our executive management team has a comprehensive understanding of the diagnostic imaging industry, the dynamics of our local markets and the value of our differentiated approach. Our management owns approximately 30.0% of our parent's capital stock (on a fully diluted basis). Both of our co-founders continue to be members of our executive management team and play an active role in our management.

Business strategy

Our objective is to be the leading provider of outpatient diagnostic imaging services in the geographic markets we serve by:

PROVIDING HIGH QUALITY SERVICE TO OUR CUSTOMERS. Our business model is geared towards serving the needs of our three customers: (i) referring physicians;
(ii) patients; and (iii) payors. Our staff is evaluated on customer service measures which include speed of procedure, accuracy and quality of images, customer experience "exit" audits and financial performance.

     - REFERRING PHYSICIANS: We recognize that by providing convenient scheduling for patients, fast turnaround times for procedure results, high quality images and skilled and accessible radiologists, we enable our referring physicians to improve the quality and efficiency of their individual medical practices. We focus on developing relationships with referring physicians to increase patient volume and enable us to

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       identify and respond quickly to local market needs. We also provide extended hours of operation to meet patient volume without significant delay. Our policy is to provide image turnaround and supporting radiologist reports within one business day after a procedure is performed.

     - PATIENTS: We strive to make the process of undergoing a diagnostic imaging procedure convenient and comfortable for our patients. Our customer service approach includes features that address our patients' needs, such as flexible scheduling with extended operating hours, convenient center locations, short waiting times and a patient-friendly, non-clinical environment.

     - PAYORS: We believe that payors value our high quality services, efficient operations, cost-effectiveness and scale. Our scale is particularly important to payors as it enables us to satisfy a significant number of their patients' needs. We seek to improve and expand our relationships with every significant payor group within the local markets we serve.

ENHANCING OUR LOCAL MARKET PRESENCE. We build concentrated groups of centers in the local markets we serve in order to build local market share. These groupings enable us to (i) build a strong referral base, (ii) establish stronger relationships with commercial payors, (iii) attract and retain highly qualified radiologists and (iv) provide our patients with convenient locations that offer a range of imaging services. We look to deepen and expand our network by adding centers in our existing or neighboring geographic markets through DE NOVO development and/or acquisitions until we become a leading provider of outpatient diagnostic imaging services in these markets.

GROWING OUR EXISTING CENTERS. We generate attractive same center growth within our existing centers. We do so by extending hours of operation, adding modalities (progressing from MRI only to MRI and CT to multi-modality centers) and increasing imaging capacity through equipment upgrades and additional machines to meet the needs of our local markets. We also increase the performance of our centers through our focus on improving customer service and by implementing local sales and marketing programs to expand our referral sources.

EXPANDING OUR NETWORK. We expand our network of centers through DE NOVO development and acquisitions, using a disciplined approach for evaluating and entering new geographic markets. We perform extensive due diligence before developing a DE NOVO center or acquiring an existing center, including surveying local referral sources and radiologists, as well as examining the demographics, reimbursement environment, competitive landscape and intrinsic demand of the geographic market. We only enter markets where (i) there is sufficient patient demand for outpatient diagnostic imaging services, (ii) we believe we can gain sufficient market share, (iii) we can build key local referral relationships and
(iv) payors are receptive to our entry into the market. As of September 30, 2002, we operated in 27 local markets and expect to continue our expansion into select new geographic markets and regions of the United States.

Company history

We were founded in 1993 by Gene Venesky, our Chief Executive Officer, and John
K. Luke, our President, to provide high quality, fixed-site outpatient single and multi-modality diagnostic imaging services through both developing DE NOVO centers and acquiring and integrating centers. We grew to ten centers by the end of 1997 as we implemented and refined our

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business model. Since that time, we have selectively expanded our business, opening 38 DE NOVO centers and acquiring and integrating 29 centers from 1998 to date. Our acquisitions have each generally consisted of one to three centers.

Facilities and equipment

We segregate our centers into three categories: (1) 19 centers that provide MRI, CT and other services ("multi-modality"), (2) 27 centers that provide MRI and CT services ("dual-modality") and (3) 31 centers that provide MRI services only ("MRI only"). We have the ability to expand service capabilities at each of our centers by increasing the capacity of our existing machines through upgrades, adding machines and adding new modalities such as nuclear medicine, ultrasound, mammography and bone densitometry. Additionally, we have five and one half full-time equivalent mobile MRI machines which we use to conduct market testing, justify demand in CON states or to supplement capacity at our centers from time to time on an as needed basis.

Our centers operate 215 diagnostic imaging machines, of which we own 95.1%. Of these 215 machines, 76 are MRI machines, 42 are CT machines and 97 are other types of diagnostic imaging machines, including nuclear medicine, x-ray, fluoroscopy, ultrasound and mammography. In recent years, we have made a significant investment in new diagnostic imaging machines and equipment upgrades. As a result, the average age of our MRI machines is 3.0 years, as compared with the estimated useful life of seven years (excluding any upgrades which may extend the useful life), and the average age of our CT machines is 2.7 years as compared with the estimated useful life of seven years. This investment has enabled us to provide our patients with the latest imaging technology and invest a low percentage of our capital expenditures to maintain existing equipment. Of the $60.1 million of our total capital expenditures for the 12 month period ended September 30, 2002, we invested approximately 4.1% in equipment maintenance, 55.7% in DE NOVO centers and expansions and 40.2% in acquisitions of centers.

We continue to evaluate the mix of our diagnostic imaging equipment in response to changes in technology and to demand in the marketplace. We upgrade our equipment on an ongoing basis as new technologies become available. The development of new imaging technologies is now more likely to involve software and hardware upgrades that improve image acquisition time and the number and types of scans a machine can perform, at a cost that is significantly less than the cost of buying new equipment. These upgrades usually extend the life of a machine for at least two to three years.

Personnel

As of September 30, 2002, we had 1,134 employees, approximately 55 of whom are employed at our headquarters and the remainder of whom are employed at our diagnostic imaging centers. None of our employees are represented by a labor organization, and we are not aware of any activity seeking such organization. We believe that our relationship with our employees is good. Approximately 180 radiologists read scans for our network of centers on either a full or part-time basis. Of these, 9 are employed by us and the remainder are independent contractors. Occasionally, in order to meet increased volume growth, vacation schedules,

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retirements or other unexpected events, we contract with independent radiologist physician practice groups to provide interim radiology services for our centers.

Systems

In 2001, we implemented a Wide Area Network (WAN) Communications System that enables the transmission of images and data throughout a proprietary network. Through the WAN and digital imaging transmission, we are transitioning from a film-based to a primarily filmless environment for the MRI and CT modalities. We believe that the implementation of these systems will allow us to benefit from a variety of operational (local level) and financial (corporate level) efficiencies.

The new WAN system facilitates the distribution of images to our physicians and certain of our centers. The ability to transmit images to a referring physician's office as soon as a procedure has been completed provides us with a new tool with which to market our services to physicians, thereby increasing the service levels we provide to local physicians. Moreover, the ability to electronically exchange information between radiologists in real time enables networked radiologists to cover larger geographical markets by utilizing the specialized training of other practitioners in our network. Finally, this technology creates cost reductions for our centers in areas such as film storage, support personnel and financial management. As the WAN enables us to transition to a paperless environment and to access financial data in real time, we expect to realize further cost efficiencies in areas such as financial reporting, accounts receivable collection and accounts payable processing.

We are currently implementing a Radiology Information System ("RIS") which was developed in conjunction with a software company and is specifically tailored to our business. This system is internet-based and facilitates both the technical and administrative segments of our business. The RIS system has been implemented at certain of our centers, and we anticipate that the RIS system-wide roll out will be completed by the end of the first quarter of 2003. We anticipate that the billing software will not be installed system-wide until the third quarter of 2003. The RIS is designed to meet our regulatory obligations regarding electronic transaction standards. See "Business--Regulation."

Customer service

We provide high quality, diagnostic imaging services to our customers. Our philosophy of delivering high quality patient care and customer service permeates our entire organization and all levels of management. Our emphasis on customer service enables us to develop strong relationships with referral sources and to attract top radiologists. We focus on conveniently locating our centers, answering our phones in under three rings and reducing waiting times through extended and weekend hours. In addition, our policy is to provide the referring physicians with their patients' scans within one business day after a procedure is performed. Each quarter, we randomly select a group of centers and conduct randomized or blind customer service tests. Our center managers are compensated based on their respective center's performance against our best practices benchmarks.

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Payors

Our revenue is generated by providing patient services at our diagnostic imaging centers. Patient services revenue is earned from services billed directly to patients or third-party payors (generally Medicare, Medicaid, commercial payors and workers compensation funds) on a fee-for-service basis. The following table illustrates our payor mix based on net revenue for the nine months ended September 30, 2002:

-------------------------------------------------------------------------------------------------
Payor type
-------------------------------------------------------------------------------------------------
Commercial                                                                                  58.8%
Government:                                                                                 24.8%
  Medicare                                                                      18.9%
  Medicaid/Other                                                                 5.9%
Workers Compensation                                                                         5.7%
Other(1)                                                                                    10.7%
-------------------------------------------------------------------------------------------------

(1) Includes co-payments and direct payments by patients

Our eligibility to provide service in response to a referral is often dependent on the existence of a contractual arrangement with the referred patient's insurance carrier (primarily if the insurance is a managed care organization). We have over 160 different contracts with commercial payors, and no one commercial payor accounted for more than 5.0% of our net revenue during the first nine months of 2002. These contracts, which describe the negotiated fees to be paid by each payor for the diagnostic imaging services we provide, enable us to serve patients with insurance coverage through their applicable commercial payors. Each of our center managers is responsible for billing our payors in accordance with the terms of these contracts and with our corporate policies.

Sales and marketing

Each of our centers typically has a marketing manager who is fully dedicated to marketing and sales activities. Each center manager also spends a significant amount of time on marketing activities. We perform sales and marketing activities at the local level in an effort to attract new patients, expand and maintain relationships with referring physicians and payors, grow revenue at our existing centers and maintain contractual relationships. Marketing activities include participating in health fairs, organizing and presenting educational programs on new applications and uses of diagnostic imaging technology, developing and conducting customer service programs and calling managed care organizations and third-party insurance companies to solicit additional contracts. Each of our centers also has pamphlets describing the services offered at that center. Sales activities principally focus on referring physicians and managed care entities, while general awareness programs are targeted to patients and referring physicians.

Suppliers

Several substantial companies are presently engaged in the manufacture of MRI (including Open MRI), CT and other diagnostic imaging equipment, including Philips Medical Systems, Inc., Siemens Medical Systems, Inc., GE Medical Systems, Inc., Hitachi Medical Systems America, Inc. and Toshiba American Medical Credit. We purchase contrast agents, which are used in some of

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our procedures, from Bracco Diagnostics, Inc. and film from Eastman Kodak
Company. Most of our equipment is serviced through equipment servicing contracts with Philips and Hitachi as described below. We believe that we have good working relationships with all of our major suppliers.

In January 2003, we entered into a new service contract with Philips Medical Systems North America which requires them to service substantially all of our diagnostic imaging equipment on a twenty-four hour a day, seven day a week basis. This contract requires that we terminate existing contracts with other service providers where possible. The service contract has an initial term of five years and is priced at a fixed annual amount of $8.4 million, which amount is subject to increase based on our achieving certain levels of annual net patient revenue. The agreement provides that we are responsible for the cost of consumable items associated with the diagnostic imaging equipment covered by this agreement while Philips is responsible for the cost of labor and parts associated with repairs to such equipment. Our existing service contract with Hitachi Medical Systems America, Inc. requires them to provide planned preventative maintenance and remedial maintenance as needed on certain of our diagnostic imaging equipment. The service contract with Hitachi expires on December 31, 2004 and is priced at a fixed annual service cost for each MRI system covered under the service agreement. We are required to pay Hitachi an aggregate of $0.5 million per year under this service contract. The agreement provides that Hitachi is responsible for the cost of parts associated with maintenance of the equipment and for all authorized operating software enhancements. The agreement grants us discounts on parts and options not covered by the agreement.

Competition

The overall diagnostic imaging services market is competitive, with services being provided in multiple settings and by several different types of providers. We compete principally on the basis of our reputation for delivering high quality images and reports in a timely manner, the comfort and care we provide to patients in our centers and price. We compete with other FICs, groups of radiologists, hospitals, ambulatory surgery centers and non-radiologist physician practices, including equipment manufacturers and leasing companies that own and operate imaging equipment. Our major competitors in the FIC market include HealthSouth Corporation, Radiologix Inc., Syncor International Corp., InSight Health Services Corp. and Medical Resources, Inc. Our competition also includes hospitals and medical clinics that provide diagnostic imaging services by leasing mobile diagnostic imaging equipment on a full or part-time basis.

We operate in the FIC market, which is highly fragmented and characterized by a small group of large competitors and a large number of small competitors. Many of these small competitors are either sole proprietorships or are part of radiology medical practices. In 2001, the largest ten competitors in this market, including ourselves, represented only 16.0% of the total number of FICs in the United States.

In addition, in the past some non-radiologist physician practices have refrained from establishing their own diagnostic imaging centers because of federal physician self-referral legislation. Final regulations issued in January 2001 clarify certain exceptions to the physician self-referral legislation, which may create opportunities for and encourage some physician practices to establish their own diagnostic imaging centers within their group practices, which may compete with us.

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Insurance

We may be subject to professional liability claims including, without limitation, for improper use or malfunction of our diagnostic imaging equipment. We maintain insurance policies with coverages that we believe are appropriate in light of the risks attendant to our business and consistent with industry practice. However, adequate liability insurance may not be available to us in the future at acceptable costs or at all.

We maintain general liability, professional liability and umbrella coverage in commercially reasonable amounts. As of September 30, 2002, our aggregate policy limits for these insurance policies were $2.0 million, $3.0 million and $20.0 million, respectively. Additionally, we maintain workers' compensation insurance on all employees. Coverage is placed on a statutory basis and responds to each state's specific requirements. We have not assumed any material liabilities, known or unknown, of any of the centers we have acquired. However, claims may be asserted against us for events that occurred prior to our acquiring these acquisitions.

The radiologists at our centers may from time to time be subject to malpractice claims. To protect against possible professional liability, we maintain professional liability insurance. We also require our non-employee radiologists to obtain their own malpractice insurance policies. Nevertheless, claims, suits or complaints relating to services provided by the radiologists at our centers may be asserted against us in the future, including malpractice.

Facilities

We lease approximately 20,000 square feet of space in Alpharetta, Georgia for our executive and principal administrative offices. We currently operate 77 centers in 12 states as described in the following table:

--------------------------------------------------------------------------------------------------
                           Percentage of
                          Total Revenues
                            for the Nine
                            Months Ended     Total number
                           September 30,               of   Number of de novo   Number of acquired
State                               2002          centers             centers              centers
--------------------------------------------------------------------------------------------------
Georgia*.............               20.3%              19                  14                    5
South Carolina*......               17.5%              13                   7                    6
North Carolina*......               21.7%              12                   5                    7
Arizona..............               13.8%               6                   1                    5
Florida..............                3.9%               5                   3                    2
Alabama*.............                4.5%               4                   3                    1
Missouri*............                3.4%               4                   2                    2
Tennessee*...........                4.8%               4                   1                    3
Virginia*............                3.2%               4                   0                    4
Texas................                3.3%               4                   3                    1
New Mexico...........                3.5%               1                   0                    1
Wisconsin............                0.1%               1                   0                    1
                       -----------------   --------------   -----------------   ------------------
                                   100.0%              77                  39                   38
--------------------------------------------------------------------------------------------------

*   Indicates state where certificate of need is required.

As of September 30, 2002, we owned one and leased 74 of the properties upon which our 75 centers were located.

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Environmental matters

We are subject to federal, state and local regulations governing the storage, use and disposal of hazardous materials and medical and radioactive waste products. Our diagnostic centers generate small amounts of medical wastes or other hazardous materials, and some of our imaging services involve the use of radioactive materials. Although we believe that our procedures for storing, handling and disposing of these hazardous materials comply with the standards prescribed by law and adequately provide for the safety of our patients, employees and the environment, we cannot completely eliminate the risk of accidental releases, contamination or injury associated with these materials. In the event of an accident, we could be held liable for any damages that result, and any liability could exceed the limits or fall outside the coverage of our insurance. We may not be able to maintain insurance on acceptable terms or at all. We could incur significant costs and the diversion of our management's attention in order to comply with current or future environmental, health and safety laws and regulations. We have not had material expenses related to environmental, health and safety laws or regulations to date.

Legal proceedings

We are engaged from time to time in the defense of lawsuits and administrative proceedings arising in the ordinary course and conduct of our business and have insurance policies covering potential insurable losses where this coverage is cost-effective. Except as described below, we believe that the outcome of any of these lawsuits will not have a material adverse impact on our business, financial condition or results of operations.

On August 18, 1999, InMed Diagnostic Service, L.L.C. brought an action against MedQuest Siemens Medical Systems, Inc., Palmetto Imaging, Inc. and Open MRI of Florence, Inc. in the Court of Common Pleas for Richland County, South Carolina. In this action, InMed sued MQ Associates, Inc. for its alleged violation of the South Carolina Unfair Trade Practices Act, for allegedly engaging in unfair competition in violation of the South Carolina common law duty to compete fairly, for alleged tortious interference with prospective contract and for alleged civil conspiracy with Siemens Medical Systems, Inc. The case was tried in December 2001, and the jury returned a verdict for the plaintiff in the amount of approximately $2.1 million. MQ Associates, Inc. moved for directed verdicts and for a judgment notwithstanding the verdict or in the alternative for a new trial. On January 10, 2002, the trial judge denied both post-trial motions and denied plaintiff's motion for treble damages. The plaintiffs filed a motion to seek approximately $800,000 in legal fees from MQ Associates, Inc.; however, the trial judge ruled that if the plaintiff wins on appeal, plaintiff will be entitled to only $100,000 in legal fees. Both MQ Associates, Inc. and the plaintiff have appealed to the South Carolina Court of Appeals. MQ Associates, Inc. has paid $2.1 million for this matter, which is being held in escrow pending the final outcome. Although there can be no assurance MQ Associates, Inc. will be successful, MQ Associates, Inc. is contesting this matter vigorously and believes it will be successful in the appeal.


In February 2003, we received a request for documents from the United States Department of Justice regarding our billing and other business practices. While we believe that we are in material compliance with applicable governmental laws and regulations, in the event that the United States government believes that any wrongdoing has occurred, civil and/or criminal


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proceedings could be instituted, and if any such proceedings were to be instituted and the outcome were unfavorable, we could be subject to fines, penalties and damages or could become excluded from government reimbursement programs. Any such result could have a material adverse effect on our financial position or results of operations. However, at the present time, the outcome of this request cannot be predicted as management does not believe that the liability, if any, with respect to this matter is estimable.



In January 2003, we became aware of a request made by a party unaffiliated with us for an interpretation of the Georgia Patient Self-Referral Act of 1993 (the "Georgia Act"). Such party has requested a declaratory statement from Georgia's Composite State Board of Medical Examiners (the "CME") regarding whether agreements between operators of diagnostic imaging centers and a physician or group of physicians, including purchase service agreements of the type entered into by us, violate the Georgia Act. Although we do not believe that these agreements violate the Georgia Act and are vigorously defending their legitimacy, we do not know whether the CME will grant the declaratory statement. If the CME determines that purchase service agreements similar to ours violate the Georgia Act, the CME could impose civil penalties or other forms of relief authorized under the Georgia Act (such as disciplinary action) on our referring physicians or on us. For the nine months ended September 30, 2002, less than 5.0% of our total revenues were generated from purchase service agreements with Georgia physicians. Therefore, any negative decision by the CME could adversely affect our business and operations.


Regulation

LICENSING AND CERTIFICATION. Healthcare facility construction and operation is subject to federal, state and local laws relating to the adequacy of medical care, equipment, personnel, operating policies and procedures, maintenance of adequate records, compliance with building codes, and environmental protection laws. Diagnostic imaging centers must meet requirements under these laws in order to participate in government programs, including the Medicare and Medicaid programs.

In addition, free-standing diagnostic imaging centers that provide services independent of a physician's office must be enrolled by Medicare as an independent diagnostic testing facility (an "IDTF") to bill the Medicare program. Medicare carriers have discretion in applying the IDTF requirements and therefore the application of these requirements may vary from jurisdiction to jurisdiction. Notwithstanding this complexity, we conduct our operations in compliance with federal, state and local laws and make every effort to satisfy the IDTF requirements or operate as a qualified physician's office.

CERTIFICATES OF NEED. The laws of some of the states in which we operate limit our ability to acquire new diagnostic imaging equipment or expand or replace our existing equipment at diagnostic imaging centers because these states require a certificate of need or similar regulatory approval prior to the acquisition of high-cost capital items including diagnostic imaging systems or provision of diagnostic imaging services by us or by those parties for whom we manage facilities. Seven of the 12 states in which we operate require a CON and more states may adopt similar licensure frameworks in the future. In many cases, a limited number of these CONs are available in a given state. If we are unable to obtain the applicable CONs or

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additional certificates or approvals necessary to expand our operations, these regulations may limit or preclude our operations in the relevant jurisdictions.

Conversely, states in which we have obtained a certificate of need may repeal existing certificate of need regulations or liberalize exemptions from the regulations. For example, Missouri has liberalized exemptions from certificate of need programs. The repeal of certificate of need regulations in states in which we have obtained a certificate of need or a certificate of need exemption would lower barriers to entry for competition in those states and could adversely affect our business.

Our ability to obtain a CON (or exemption therefrom) in a particular state is not a definitive guarantee that our operations under the applicable CON law will be unchallenged. One or more parties may challenge our CON (or exemption therefrom) from time to time. While such challenges could be raised on a number of issues, they generally would be based upon the application or interpretation of certain financial formulae contained within the applicable CON statute and either (i) our adherence to that formulae in the submission of our CON (or exemption therefrom) application or (ii) the applicable state agency's interpretation or application of the CON statute in its review of our application. If we are unable to succeed against challenges to our CONs (or exemptions therefrom), we may be limited or precluded from continuing our operations in the relevant jurisdictions.

FEE-SPLITTING; CORPORATE PRACTICE OF MEDICINE. The laws of many states in which we maintain facilities prohibit unlicensed persons or business entities, including corporations, from employing physicians or engaging in certain financial arrangements, such as splitting professional fees between physicians and non-physicians. These laws and their interpretations vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Possible sanctions for violations of these restrictions include loss of a physician's license, civil and criminal penalties and rescission of business arrangements that may violate these restrictions. We structure our relationships with these radiologists in a manner that we believe does not constitute the practice of medicine by us in the states that prohibit such practice. Although we exercise care to structure our arrangements with healthcare providers to comply with the relevant state laws, and believe our current arrangements substantially comply with applicable laws, we cannot assure you that government officials charged with responsibility for enforcing these laws will not assert that we, or transactions in which we are involved, are in violation of such laws, or that such laws ultimately will be interpreted by the courts in a manner consistent with our interpretations.

MEDICARE AND MEDICAID REIMBURSEMENT PROGRAMS. Our revenue is derived through our ownership, operation and management of diagnostic imaging centers and from service fees paid to us by physicians to whose patients we provide diagnostic imaging services pursuant to purchased service agreements. During the year ended December 31, 2001, approximately 24% of our net revenue generated at our diagnostic imaging centers was derived from government sponsored healthcare programs (principally Medicare and Medicaid).

Medicare. The Medicare program is a social health insurance program that provides health care to Americans who either are sixty-five years of age and or have certain conditions such as end-stage renal disease. There are three separate "Parts" to the Medicare program, with the services that we provide being reimbursed under Part B, which covers physician, outpatient ambulatory and ancillary services, such as diagnostic imaging services.

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Under prior Medicare policy, imaging centers generally participated in the
Medicare program as either medical groups or, subject to the discretion of individual Medicare carriers, independent physiological laboratories. However, in 1997, the Centers for Medicare and Medicaid Services ("CMS") created a new Medicare enrollment category entitled "Independent Diagnostic Treatment Facilities" ("IDTFs"). CMS has created one exception to IDTF enrollment, which applies to radiology group practices. While we generally have enrolled our imaging centers with the Medicare program as IDTFs, some of our centers are enrolled as radiology group practice groups.

The physician fee schedule is a statutory formula pursuant to which the Department of Health and Human Services assigns relative values to covered medical procedures based on the individual procedure's ranking relative to the other procedures on the scale. The physician fee schedule is subject to annual updates which adjust the rates payable per procedure for inflation, subject to an adjustment so that projected spending for the year meets allowed spending for that year. In 2001, the Medicare program announced a reduction in virtually all services reimbursed under the Medicare physician fee schedule (including those services we provide) whereby Medicare payment for most diagnostic imaging services covered by Medicare was reduced in 2002 by approximately 11.0% for the services that we render. Without final action by Congress or the Medicare program to address expected reductions in the 2003 Medicare fee schedule, we expect to experience additional reductions. Medicare reimbursement represented 18.9% of our net revenue for the nine months ended September 30, 2002.

Medicaid. The Medicaid program is a jointly-funded federal and state program providing coverage for low-income persons. In addition to federally-mandated basic services, the services offered and reimbursement methods vary from state to state although both the federal government and many states are currently considering significantly reducing Medicaid funding. In most states in which we operate, Medicaid reimbursement for diagnostic imaging services is lower than the reimbursement rates paid by other payors (including the Medicare program), and some states have established or are establishing payment methodologies intended to provide healthcare services to Medicaid patients through managed care arrangements. In a couple of states in which we operate, the state Medicaid agencies have refused to authorize entities organized as free-standing diagnostic treatment center to enroll in the Medicaid program. Medicaid represented 5.9% of our net revenue for the nine months ended September 30, 2002.

FEDERAL ANTI-KICKBACK AND STARK LAWS. Federal law prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, (i) the referral of a person, (ii) the furnishing or arranging for the furnishing of items or services reimbursable under Medicare, Medicaid or other governmental programs or (iii) the purchase, lease or order or arranging or recommending purchasing, leasing or ordering of any item or service reimbursable under Medicare, Medicaid or other governmental programs.

The Office of Inspector General at the Department of Health and Human Services has published safe harbor regulations that outline categories of activities that are deemed protected from prosecution under the anti-kickback statute. We have a variety of financial relationships with physicians that do not appear to meet a "safe harbor," though the failure to meet a "safe harbor" does not mean that agreements violate the anti-kickback statute. Therefore, although we do not believe that these agreements violate the law, we cannot assure you that regulatory authorities will not determine otherwise, especially as enforcement of this law historically has

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been a high priority for the federal government. Noncompliance with the federal anti-kickback legislation can result in exclusion from Medicare, Medicaid or other governmental programs as well as civil and criminal penalties, any of which could have an adverse effect on our business and results of operations.

The Social Security Act also includes a provision commonly known as the "Stark Law." This law prohibits a physician from referring Medicare (and to some extent Medicaid) patients to an entity providing "designated health services," including, without limitation, radiology services, in which the physician has an ownership or investment interest or with which the physician has entered into a compensation arrangement. The penalties for violating the Stark Law include a prohibition on payment by these governmental programs and civil penalties of as much as $15,000 for each violative referral and $100,000 for participation in a "circumvention scheme" as well as civil penalties of twice the dollar value of each service and exclusion from future participation in the Medicare and Medicaid programs.

On January 4, 2001, the Health Care Financing Administration, Department of Health and Human Services, now known as the Centers for Medicare and Medicaid Services ("CMS"), published final Phase I regulations to implement the Stark Law. Under these final regulations, radiology and certain other imaging services are included in the designated health services subject to the self-referral prohibition. Under the final regulations, such services include the professional and technical components of any diagnostic test or procedure using X-rays, ultrasound or other imaging services, computerized axial tomography, MRI, radiation therapy and diagnostic mammography services (but not screening mammography services). The final regulations, however, exclude from designated health services (i) X-ray, fluoroscopy or ultrasonic procedures that require the insertion of a needle, catheter, tube or probe through the skin or into a body orifice; (ii) radiology procedures that are integral to the performance of, and performed during, nonradiological medical procedures; (iii) nuclear medicine procedures; and (iv) "invasive" or "interventional" radiology, because the radiology services in these procedures are merely incidental or secondary to another procedure that the physician has ordered.

The Stark Law provides that a request by a radiologist for diagnostic radiology services, if such services are furnished by or under the supervision of such radiologist or another radiologist in the same group practice pursuant to a consultation requested by a third party physician, does not constitute a "referral" by a "referring physician." The effect of the Stark Law on the radiology practices, therefore, will depend on the precise scope of services furnished by each such practice's radiologists and whether such services derive from consultations or are self-generated.

In addition, we believe that we have structured our acquisitions of the assets of existing practices and our service agreements for management and administrative services so as to not violate the Stark Law and regulations. A determination of liability under the Stark law could have an adverse effect on our business, financial condition and results of operations.

FEDERAL FALSE CLAIMS ACT. The Federal False Claims Act provides, in part, that the federal government may bring a lawsuit against any person whom it believes has knowingly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or who has made a false statement or used a false record to get a claim approved. In addition, amendments in 1986 to the Federal False Claims Act have made it easier

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for private parties to bring "qui tam" whistleblower lawsuits against companies.
Penalties include fines ranging from $5,500 to $11,000 for each false claim, plus three times the amount of damages that the federal government sustained because of the act of that person.


In February 2003, we received a request for documents from the United States Department of Justice regarding our billing and other business practices. While we believe that we are in material compliance with applicable governmental laws and regulations, in the event that the United States government believes that any wrongdoing has occurred, civil and/or criminal proceedings could be instituted, and if any such proceedings were to be instituted and the outcome were unfavorable, we could be subject to fines, penalties and damages or could become excluded from government reimbursement programs. Any such result could have a material adverse effect on our financial position or results of operations. However, at the present time, the outcome of this request cannot be predicted as management does not believe that the liability, if any, with respect to this matter is estimable.


STATE FRAUD AND ABUSE PROVISIONS. Most of the states in which our diagnostic imaging centers are located have adopted a form of anti-kickback law, almost all of those states have also adopted a form of Stark Law, and some have adopted separate false claims provisions. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Generally, state laws cover all referrals by all healthcare providers for all healthcare services. A determination of liability under such laws could result in fines and penalties and restrictions on our ability to operate in these jurisdictions.


In January 2003, we became aware of a request made by a party unaffiliated with us for an interpretation of the Georgia Patient Self-Referral Act of 1993 (the "Georgia Act"). Such party has requested a declaratory statement from Georgia's Composite State Board of Medical Examiners (the "CME") regarding whether agreements between operators of diagnostic imaging centers and a physician or group of physicians, including purchase service agreements of the type entered into by us, violate the Georgia Act. Although we do not believe that these agreements violate the Georgia Act and are vigorously defending their legitimacy, we do not know whether the CME will grant the declaratory statement. If the CME determines that purchase service agreements similar to ours violate the Georgia Act, the CME could impose civil penalties or other forms of relief authorized under the Georgia Act (such as disciplinary action) on our referring physicians or on us. For the nine months ended September 30, 2002, less than 5.0% of our total revenues were generated from purchase service agreements with Georgia physicians. Therefore, any negative decision by the CME could adversely affect our business and operations.


ADMINISTRATIVE SIMPLIFICATION PROVISIONS OF THE HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996. The Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") require the Department of Health and Human Services to adopt standards to protect the security and privacy of health-related information. Although the Department of Health and Human Services issued proposed rules in 1998 concerning the security standards, final rules have not yet been adopted. The security standards contained in the proposed rule do not require the use of specific technologies (e.g., no specific hardware or software is required), but instead require health plans, healthcare clearinghouses and healthcare providers to comply with certain minimum security procedures in order to protect data integrity, confidentiality and availability.

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With respect to the privacy standards, the Department of Health and Human
Services published final rules in December of 2000. However, on August 14, 2002, the Department of Health and Human Services published final modifications to the privacy standards. The final modifications eliminate the need for patient consent when the protected information is disclosed for treatment payment issues or health care operations. In addition, the final modifications clarified the requirements related to authorizations, marketing and minimum necessary disclosures of information. All healthcare providers are required to be compliant with the new federal privacy requirements no later than April 14, 2003. The HIPAA privacy standards contain detailed requirements regarding the use and disclosure of individually identifiable health information. Improper use or disclosure of identifiable health information covered by the HIPAA privacy regulations can result in the following fines and/or imprisonment: (i) civil money penalties for HIPAA privacy violations are $100 per incident, up to $25,000, per person, per year, per standard violated; (ii) a person who knowingly and in violation of the HIPAA privacy regulations obtains individually identifiable health information or discloses individually identifiable health information to another person may be fined up to $50,000 and imprisoned up to one year, or both; (iii) if the offense is committed under false pretenses, the fine may be up to $100,000 and imprisonment for up to five years; and (iv) if the offense is done with the intent to sell, transfer, or use individually identifiable health information for commercial advantage, personal gain, or malicious harm, the fine may be up to $250,000 and imprisonment for up to ten years.

HIPAA also required the Department of Health and Human Services to adopt national standards establishing electronic transaction standards that all healthcare providers must use when submitting or receiving certain healthcare transactions electronically. Although these standards were to become effective October 2002, Congress has extended the compliance deadline until October 2003 for organizations, such as ours, that submitted a request for an extension.

For a number of reasons, including compliance with the regulations promulgated by the Department of Health and Human Services pursuant to the Administrative Simplification Provisions, we have contracted with a software developer to provide two software products: (i) a Radiology Information System ("RIS") that will contain radiology images, and patient scheduling, contact and insurance information and (ii) billing software. The RIS system has been implemented at certain of our centers, and we anticipate that the RIS system-wide roll out will be completed by the end of the first quarter of 2003. We anticipate that the billing software will not be installed system-wide until the third quarter of 2003. It is our intention that the RIS and the billing software operate on a WAN, or wide area network, in a "hub and spoke" fashion: electronic communications and transmissions to or from any of our facilities will be routed through firewalls and servers located in our Atlanta-based administrative offices.

Roll out of the RIS and our billing software is partially dependent on the performance of third parties over whom we have no control, including vendors and suppliers of, among other things, bandwidth and the hardware elements of the systems. If we are unable to successfully implement and integrate this system, we could experience substantial delays in collection of net revenues and additional costs could be imposed on our facilities in order to comply with the electronic transaction standards. These delays would be a result of the fact that if our billing system does not comply with these standards, payors could reject some or all of our claims. We may not be able to resubmit our claims or expect to receive payment for those

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claims until our billing system meets the electronic transaction standards.
Nevertheless, if we experience problems with the RIS, we have made contingent arrangements to use another vendor's software in order to avoid these problems post-October 2003.

Each of our facilities must meet HIPAA standards by the deadlines noted above. The de-centralized nature of our structure could present significant challenges to us in implementation of the HIPAA standards.

COMPLIANCE PROGRAM. With the assistance of our special healthcare regulatory counsel, we implemented a program to monitor compliance with federal and state laws and regulations applicable to healthcare entities. We have appointed a compliance officer who is charged with implementing and supervising our compliance program, which includes the adoption of (i) "Standards of Conduct" for our employees and affiliates and (ii) an "Ethics Process" that specifies how employees, affiliates and others may report regulatory or ethical concerns to our compliance officer. An important part of our compliance program consists of conducting periodic audits of various aspects of our operations. We also conduct mandatory educational programs designed to familiarize our employees with the regulatory requirements and specific elements of our compliance program. We believe that our compliance program has been structured in light of the guidance provided by the Office of Inspector General of the Department of Health and Human Services.

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                                   Management

Directors and executive officers

The following table sets forth certain information with respect to persons who are the executive officers and directors of us and our parent, MQ
Associates, Inc. Pursuant to the stockholders' agreement with MQ Associates, Inc., the board of directors of MQ Associates, Inc. consists of seven members, three of whom are designated by MQ Investment Holdings, LLC, one of whom is designated by a member of MQ Investment Holdings, LLC, one of whom is designated by a majority (which will not include shares held by Daniel J. Schaefer, Michael A. Villa and Thomas C. Gentry) of the stockholders of MQ
Associates, Inc. and two of whom are designated by our co-founders, Gene Venesky and John K. Luke (so long as Messrs. Venesky and Luke are at least 10% stockholders or are both members of senior management).


-------------------------------------------------------------------------------------------------------
Name                                             Age      Position
-------------------------------------------------------------------------------------------------------
Gene Venesky                                      52      Chief Executive Officer, Secretary, Treasurer
                                                          and Director
John K. Luke                                      54      President and Director
Thomas C. Gentry                                  49      Chief Financial Officer, Assistant Secretary
                                                          and Assistant Treasurer
Daniel J. Schaefer                                56      Co-Chief Operating Officer
Michael A. Villa                                  33      Co-Chief Operating Officer
Bruce W. Elder                                    33      Vice President, Development
Evan P. Bakst                                     35      Director
Mitchell J. Blutt, M.D.                           45      Director
Nancy-Ann DeParle                                 45      Director
Benjamin B. Edmands                               31      Director
Donald C. Tomasso                                 57      Director
-------------------------------------------------------------------------------------------------------


Gene Venesky is one of the co-founders of MQ Associates, Inc. and has served as the Chief Executive Officer of MQ Associates, Inc. since 1993 and as its Chairman of the Board since 1993. Mr. Venesky has been our Chief Executive Officer, Secretary and Treasurer and one of our directors since August 2002. Prior to co-founding MedQuest, Mr. Venesky spent over six years with Price Waterhouse and over ten years with Hillman Co., a nationally known investment holding company. Mr. Venesky is a graduate of St. Francis College and University of Virginia/ Colgate Darden's Executive Management Program. Pursuant to the stockholders' agreement, Mr. Venesky is one of the co-founders' designees to our board of directors.

John K. Luke is one of the co-founders of MQ Associates, Inc. and has served as the President of MQ Associates, Inc. since 1993 and as one of its directors since 1993. Mr. Luke has been our President and one of our directors since August 2002. Prior to co-founding MedQuest, Mr. Luke spent six years in commercial banking with Landmark Banking Corp. and Bankers Trust of South Carolina, two major southeast banks, and nine years in healthcare in product development, marketing and sales. Mr. Luke holds a B.A. from the University of Georgia and an M.B.A. from Clemson/Furman Universities. Pursuant to the stockholders' agreement, Mr. Luke is one of the co-founders' designees to our board of directors.

Thomas C. Gentry has served as the Chief Financial Officer of MQ Associates, Inc. since May 1999. Mr. Gentry has been our Chief Financial Officer, Assistant Secretary and Assistant

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Treasurer since August 2002. For the five years from 1994 to 1999, Mr. Gentry was a tax partner with Elliot & Davis Co. in Greenville, South Carolina. During those five years he was the partner in charge of the MedQuest account relationship. From 1990 to 1994, Mr. Gentry worked with Coopers & Lybrand as a tax accountant. Mr. Gentry holds a B.A. and a Masters of Tax from Georgia State University.

Daniel J. Schaefer has served as a Co-Chief Operating Officer of MQ
Associates, Inc. since January 1998. Mr. Schaefer has been our Co-Chief Operating Officer since August 2002. Mr. Schaefer has over 20 years of experience in operations and sales/marketing and was a key executive for Span America Medical Systems from 1975 to 1987 and Alpha ProTech from 1991 to 1995, both publicly traded healthcare manufacturers. His responsibilities there included product development, sales and marketing. He was instrumental in taking Span America Medical Systems public. Mr. Schaefer is a graduate of Southern Illinois University.

Michael A. Villa has served as a Co-Chief Operating Officer of MQ
Associates, Inc. since February 1998. Mr. Villa has been our Co-Chief Operating Officer since August 2002. Mr. Villa's career has focused almost exclusively on the outpatient medical services industry. From 1990 to 1994, Mr. Villa syndicated limited partnerships in outpatient diagnostic imaging facilities. From 1994 to 1998, Mr. Villa served as Western Regional Manager for DVI Financial Services, Inc. and provided financial services to healthcare organizations including public and private companies with diagnostic imaging, hospital and HMO operations. Mr. Villa is a graduate of the University of Washington.

Bruce W. Elder has served as the Vice President of Development of MQ Associates, Inc. since January 2001. Mr. Elder has been our Vice President of Development since August 2002. From May 1999 to December 2000, he served as a Strategy Consultant and Healthcare Client Director for iXL, Inc., a publicly traded internet consulting firm, primarily managing client relationships with early stage venture financed healthcare firms. Prior to joining iXL, Mr. Elder was Vice President of Development for Meridian Corporate Healthcare, Inc. from 1996 to 1999 and Coordinator of Business Development for Surgical Care Affiliates, Inc. from 1993 to 1996. Mr. Elder is a graduate of Vanderbilt University.

Evan P. Bakst has been one of our directors since August 2002. From July 2000 to the present, he has been a principal at J.P. Morgan Partners, LLC where he focuses primarily on healthcare. From August 1993 to July 2000, Mr. Bakst was a Managing Director at the Beacon Group, LLC, a boutique merchant bank. The companies for which Mr. Bakst is a director are Cadent Holdings, Inc., FundsXpress, Inc., Iasis Healthcare Corp. and National Surgical Care. Mr. Bakst holds a B.A. from the University of California, Berkeley and an M.B.A. from Harvard University. Pursuant to the stockholders' agreement, Mr. Bakst is one of MQ Investment Holdings, LLC's designees to our board of directors.

Mitchell J. Blutt, M.D. has been one of our directors since August 2002. He has been an Executive Partner of J.P. Morgan Partners, LLC, or its predecessor, Chase Capital Partners, since 1992 and was a General Partner of Chase Capital Partners from 1988 to 1992. The companies for which Dr. Blutt is a director are Fisher Scientific International, Inc., Hanger Orthopedic Group, Inc., DJ Orthopedics, Inc., Medsite, Inc., LaPetite Academy, Inc. and Ryko, Inc. He also serves on the Board of the Michael J. Fox Foundation for Parkinson's Research and is an Adjunct Professor of Medicine at Weill Medical College and Graduate School of Medical Sciences of Cornell University. Dr. Blutt received his B.A. and M.D. degrees from the University

                                       89
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of Pennsylvania. He received his M.B.A. at the Wharton School of the University of Pennsylvania. He is a member of the Board of Trustees of the University of Pennsylvania, a member of the Board of Overseers of the University of Pennsylvania's School of Arts and Sciences, Vice Chair of the University Committee for Undergraduate Financial Aid and a member of the Executive Committee and Board of Penn Medicine. He formerly served on the Board of the National Venture Capital Association. Pursuant to the stockholders' agreement, Mr. Blutt is one of MQ Investment Holdings, LLC's designees to our board of directors.

Nancy-Ann DeParle has been one of our directors since August 2002. From
January 2001 to the present, she has been an independent health care consultant in Washington, D.C. and a Senior Advisor to J.P. Morgan Partners, LLC. From
July 2001 to the present, she has been an Adjunct Professor of Health Care Systems at the Wharton School of the University of Pennsylvania. From August 2002 to the present, she has been a member of the Medicare Payment Advisory Commission (MedPAC). From October 2000 through January 2001, she was a Fellow at the Institute of Politics and the Interfaculty Health Policy Forum at Harvard University. From November 1997 until October 2000, Ms. DeParle served as Administrator of the Health Care Financing Administration (HCFA), recently renamed the Centers for Medicare and Medicaid Services (CMS). She was also a key health policy advisor to the Secretary of Health and Human Services and the President of the United States. Before joining HHS, Ms. DeParle served as Associate Director for Health and Personnel at the White House Office of Management and Budget (OMB), where she oversaw budget and policy matters relating to all Federal health programs. From 1987 to 1989, Ms. DeParle served as the Tennessee Commissioner of Human Services under Governor Ned McWherter. She administered a 6,000-employee agency that provided food stamps, welfare, rehabilitation and child protective services. The companies for which Ms. DeParle is a director are Cerner Corporation, DaVita, Inc., Guidant Corporation, Specialty Laboratories, Inc. and Triad Hospitals, Inc. Ms. DeParle received a B.A. from the University of Tennessee and a J.D. from Harvard Law School. She also received an M.A. in Politics and Economics from Balliol College of Oxford University, which she attended as a Rhodes Scholar. Pursuant to the stockholders' agreement, Ms. DeParle is the designee of a member of MQ Investment Holdings, LLC to our board of directors.

Benjamin B. Edmands has been one of our directors since August 2002. He is currently a principal at J.P. Morgan Partners, LLC where he focuses on investments in the healthcare infrastructure sector. Mr. Edmands has been with J.P. Morgan Partners, LLC, formerly known as Chase Capital Partners, since 1993. Prior to joining J.P. Morgan Partners, LLC, Mr. Edmands held positions in Chemical Bank's Acquisition Finance Group. The companies for which Mr. Edmands is a director are Big Rock Sports, Inc., U.S. Healthworks, Inc. and
VeriCare, Inc. Mr. Edmands holds a B.A. with Honors from Colgate University and an M.B.A. with Honors from Columbia Business School. Pursuant to the stockholders' agreement, Mr. Edmands is one of MQ Investment Holdings, LLC's designees to our board of directors.

Donald C. Tomasso has been one of our directors since December 2002. From
April 2000 to the present, he has been the Chairman of Metro Offices, Inc., a provider of workplace solutions for entrepreneurs, small to medium-sized corporations and the mobile workforce of large corporations. From 1998 to the present, Mr. Tomasso has also been the President and a co-founder of Scarlet Oak Investments, LLC, a private equity investment firm. From 1991 to 1998, Mr. Tomasso was President of Manor Care Health Services, Inc., a provider of skilled nursing care, assisted living facilities and senior support services, while also serving as Chairman

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and Chief Executive Officer of Vitalink Pharmacy Services, Inc. from 1991 to
1996. Prior to joining Manor Care Health Services, Inc., Mr. Tomasso had held various positions with Marriott Corporation, most recently serving as Executive Vice President and General Manager of Marriott's Roy Rogers Restaurant business unit from 1986 to 1990. Mr. Tomasso is a director of Medical Office
Properties, Inc. and he is also a member of the Board of Trustees of Drexel University LeBow College of Business and the Washington College Presidents Advisory Council. Mr. Tomasso received his B.S. in Commerce and Engineering, his Masters Degree in Environmental Engineering and his M.B.A. from Drexel University. Pursuant to the stockholders' agreement, Mr. Tomasso is the designee of the majority of the stockholders of MQ Associates, Inc.

Summary compensation table

The following summary compensation table sets forth information about compensation earned in the fiscal year ended December 31, 2001 by the Chief Executive Officer and each of the other four most highly compensated executive officers of MQ Associates, Inc. None of the persons who became our executive officers upon consummation of the Transactions received any compensation directly from us relating to any period prior to the consummation of the Transactions.

----------------------------------------------------------------------------------------------
                                                                           Annual compensation
                                                                         ---------------------
                                                                           Salary       Bonus
Name and principal position                                     Year          ($)         ($)
----------------------------------------------------------------------------------------------
Gene Venesky................................................    2001     $500,000    $290,000
  Chief Executive Officer, Secretary and Treasurer
John K. Luke................................................    2001      500,000     290,000
  President
Thomas C. Gentry............................................    2001      173,653     145,557
  Chief Financial Officer, Assistant Secretary and Assistant
  Treasurer
Daniel J. Schaefer..........................................    2001      246,923     161,830
  Co-Chief Operating Officer
Michael A. Villa............................................    2001      221,885     161,830
  Co-Chief Operating Officer
Bruce W. Elder..............................................    2001      104,923      15,000
  Vice President, Development
----------------------------------------------------------------------------------------------

Stock options and restricted stock

On October 8, 1999, we adopted a stock option and grant plan authorizing the issuance of options exercisable for up to 870,000 shares of Class B non-voting common stock. As of March 30, 2001, the number of shares of Class B non-voting common stock authorized for issuance pursuant to the option and grant plan was lowered to 750,000 in the aggregate. The option and grant plan provided that qualified and non-qualified options could be issued. The 1999 stock option and grant plan was terminated as of the closing of the Transactions. In addition, on December 31,1999, MQ Associates, Inc. and certain of our executive officers executed a restricted stock agreement and issued promissory notes payable to us totaling approximately $1.4 million for the purchase of 750,000 shares of Class B non-voting common stock. Under the restricted stock agreements, the shares began vesting December 15, 2000, and vested ratably over a 60 month period. Total vested shares of restricted Class B non-voting common stock at

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December 31, 2001 and 2000 were 220,588 and 44,118, respectively. The shares of restricted Class B non-voting common stock vested immediately prior to the consummation of the Transactions.

Employment agreements

We have entered into new employment agreements with each of Messrs. Venesky, Luke, Gentry, Schaefer, Villa and Elder, which agreements expire on August 15, 2007. The employment agreements provide for the payment of a base salary plus a bonus, and include a non-compete provision for up to two years following the executive officer's termination of employment with us. The annual base salaries during the entire term of the employment agreements for each of Messrs. Venesky, Luke, Gentry, Schaefer, Villa and Elder are $500,000, $500,000, $175,000, $250,000, $225,000 and $130,000, respectively. Each employment agreement provides for bonus eligibility or other performance-based compensation arrangements to be determined by the Board of Directors, in its discretion, reasonably based in substantive part on the successful completion and profitability of center acquisitions or new center development projects. In addition, the Board's determination of bonus awards will be based on the achievement of financing and performance targets calculated consistently with historical practices. The employment agreements provide that if the executive officer is terminated without cause, such executive officer will be entitled to receive payments of his base salary for a specified period of time, which could be up to 24 months, depending on the executive officer.

Compensation of directors

We expect that each of our directors who is not an employee of MedQuest or JPMP will receive annual compensation in the form of stock options for their services pursuant to the stock option plan that our board of directors is expected to adopt in the first quarter of 2003.

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         Security ownership of certain beneficial owners and management

All of our capital stock is owned by MQ Associates, Inc. The following table sets forth information with respect to the ownership of the Class A common stock and common stock of our parent, MQ Associates, Inc. as of December 31, 2002 by

     - each person known to own beneficially more than 5% of the common stock and Class A common stock,

     - each of our directors,

     - each of the executive officers named in the summary compensation table above, and

     - all of our executive officers and directors as a group.

The Class A Common Stock and Common Stock vote together as a single class. Notwithstanding the beneficial ownership of Class A Common Stock and Common Stock presented below, the stockholders' agreement with MQ Associates, Inc. governs the stockholders' exercise of their voting rights with respect to election of directors and certain other material events. The parties to the stockholders' agreement have agreed to vote their shares to elect the board of directors as set forth therein. See "Certain relationships and related transactions."

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of

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common stock. The amounts set forth below do not include options to be issued under the new option plan which MQ Associates, Inc. expects to adopt in the first quarter of 2003.

--------------------------------------------------------------------------------------------
                                                                 Number of shares
                                                                  of Common Stock
                                                               and Class A Common
                                                                            Stock   Percent
Name of beneficial owner                                       beneficially owned   of class
--------------------------------------------------------------------------------------------
MQ Investment Holdings, LLC(1)(2).........................             72,100,000     71.6%
Gene Venesky..............................................             10,011,750      9.9%
John K. Luke..............................................             10,011,750      9.9%
Thomas C. Gentry..........................................              2,860,500      2.8%
Daniel J. Schaefer........................................              2,860,500      2.8%
Michael A. Villa..........................................              2,860,500      2.8%
Bruce W. Elder............................................                     --       --
Evan P. Bakst(2)..........................................             72,100,000     71.6%
Mitchell J. Blutt, M.D.(2)................................             72,100,000     71.6%
Nancy Ann DeParle.........................................                     --       --
Benjamin B. Edmands(2)....................................             72,100,000     71.6%
All directors and executive officers as a group(2)........            100,705,000    100.0%
--------------------------------------------------------------------------------------------

------------------------

* Less than 1%

(1) The address of MQ Investment Holdings, LLC is 1221 Avenue of the Americas, New York, New York 10020.

(2) Reflects shares held of record by MQ Investment Holdings, LLC. Each of Messrs. Blutt, Bakst and Edmands may be deemed the beneficial owner of the shares of Class A Common Stock owned by MQ Investment Holdings, LLC due to their status as either an executive partner or principal of J.P. Morgan Partners, LLC, which controls MQ Investment Holdings, LLC. Each such person disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest.

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                 Certain relationships and related transactions

Transactions with stockholders prior to consummation of the Transactions

We rent office space for 21 of our 77 centers and our headquarters through rental agreements with Image Properties, LLC, a company affiliated with us through common ownership. Gene Venesky, our Chief Executive Officer and co-founder, and John K. Luke, our President and co-founder, are the owners of Image Properties, LLC. The rental agreements with Image Properties, LLC provide for rental payments in amounts ranging from $900 to $57,000 monthly. The rental agreements are typically for ten years with five year renewal options and expire at various dates through 2011. We made total rental payments under these agreement of $1.3 million, $1.6 million and $2.7 million in 1999, 2000 and 2001, respectively, and $2.6 million for the nine months ended September 30, 2002. MQ Associates, Inc. guarantees all real estate leases between its subsidiaries and Image Properties, LLC. See note 11 to the audited consolidated financial statements of MQ Associates, Inc. for the future minimum payments to be made to Image Properties, LLC under these leases.

MQ Associates, Inc. had a related party receivable balance of $55,000, $1.4 million and $1.7 million at December 31, 1999, 2000 and 2001, respectively, and $0.6 million for the nine months ended September 30, 2002. These related party receivables represent our advances to Image Properties for building and leasehold improvements made on our behalf. We earn interest income on the receivable balance at a rate of approximately 6% per annum of the outstanding receivable balance.

On March 30, 2001, we issued $8.8 million aggregate principal amount senior subordinated convertible notes due 2004 to TA Associates, Inc. and its affiliate partners. At that time, TA Associates, Inc. owned approximately 33.4% of our common stock. The senior subordinated convertible notes had a fixed 12% per annum interest rate with interest paid quarterly in arrears. The principal balance with any outstanding accrued and unpaid interest was due on October 8, 2004. As part of the Transactions, we repurchased the senior subordinated convertible notes at a purchase price of approximately $8.9 million.

On July 16, 2002, MQ Associates, Inc. entered into a consulting agreement with William T. Carlson, Jr., then a director of MQ Associates, Inc. The initial term of the consulting agreement is four years, and automatically renews on the anniversary date of each subsequent year thereafter for a one year term. Pursuant to the consulting agreement, Mr. Carlson has agreed to provide legal services to us in areas such as corporate law matters, government regulatory and compliance matters and mergers and acquisitions. Mr. Carlson is being paid a fee of $30,000 per month, and is also be eligible for bonus compensation in the sole discretion of the board of directors of MQ Associates, Inc. If Mr. Carlson is terminated without cause, such termination will be effective twelve months after MQ Associates, Inc. gives notice to Mr. Carlson of his termination. During such twelve month period, Mr. Carlson will continue to receive the fee of $30,000 per month so long as he continues to fulfill his duties under such consulting agreement. Prior to the closing of the Transactions, Mr. Carlson resigned as a director of MQ Associates, Inc.

On July 1, 2001, MQ Associates, Inc. entered into a retainer agreement with one of its then directors, Mr. Carlson. Pursuant to this retainer agreement, Mr. Carlson was paid $30,000 per month, and also received an acquisition fee calculated as a percentage of the acquisition cost each time Mr. Carlson represented MQ Associates, Inc. in connection with an acquisition. MQ Associates, Inc. paid Mr. Carlson $391,900 and $345,091 under this agreement in 2001 and

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
during the period from January 1, 2002 through July 16, 2002, respectively. Effective July 16, 2002, this retainer agreement was terminated.

On December 15, 1999, MQ Associates, Inc. loaned $455,000 to each of Thomas C. Gentry, Michael A. Villa and Daniel J. Schaefer for the purchase of restricted stock of MQ Associates, Inc. Such loans were each secured by the pledge of the newly purchased shares of restricted stock. Each of Messrs. Gentry, Villa and Schaefer entered into restricted stock purchase agreements under the MQ Associates, Inc. 1999 stock option and grant plan pursuant to which each purchased 250,000 shares of Class B common stock of MQ Associates, Inc. Each also executed a promissory note for the benefit of MQ Associates, Inc. Interest payable on each loan accrued at an annual rate of 6.08%. Immediately prior to the consummation of the Transactions, the aggregate principal amount of the loans outstanding, including accrued but unpaid interest, was $1.6 million. These loans were repaid in connection with the Transactions.

In connection with the Transactions, we paid "success fees" to certain of our executive officers and other employees in the aggregate amount of $2.9 million. Gene Venesky, our Chief Executive Officer, Secretary and Treasurer, and John K. Luke, our President, each received success fees of approximately $1.0 million. Each of Bruce W. Elder, our Vice President of Development, and William T. Carlson, our former director and a current consultant, received success fees of approximately $0.3 million. The total amount of the success fees and the specific amounts paid to Messrs. Venesky and Luke were determined through negotiations among TA Associates, Inc. and Messrs. Venesky and Luke, as the principal selling stockholders in the recapitalization. All other success fees paid by us were made solely at the discretion of Messrs. Venesky and Luke.

In connection with the consummation of the Transactions, we entered into an indemnification agreement with the then non-management stockholders of our parent, including TA/Advent VIII, L.P., TA/Advent II Atlantic and Pacific IV, L.P., TA Investors LLC and TA Executives Fund LLC, each an affiliate of TA Associates, Inc. and agreed to indemnify them against liabilities arising under the purchase agreement with the initial purchasers of the old notes or otherwise in connection with the sale of the notes.

Transactions with stockholders following consummation of the Transactions

STOCKHOLDERS' AGREEMENT. MQ Associates, Inc. entered into a stockholders' agreement with MQ Investment Holdings, LLC, Gene Venesky, John K. Luke, Thomas C. Gentry, Daniel J. Schaefer and Michael A. Villa. The stockholders' agreement contains the following provisions:

     - CERTAIN TRANSFERS. Pursuant to the stockholders' agreement, each stockholder agrees not to transfer any shares to any person without the prior consent of MQ Associates, Inc. and MQ Investment Holdings, LLC unless that person is already a party to the stockholders' agreement (or executes a joinder to become a party to the stockholders' agreement).

     - CO-SALE RIGHTS. Any stockholder who proposes to transfer shares must provide a sale notice to all other stockholders offering to the other holders the option to participate in the transfer with the same terms and conditions. Any other stockholder may give a tag along notice within 20 days of the receipt of such sale notice stating that he or she wishes to participate in the proposed transfer. If such notice is given, the transferring stockholder must use all reasonable efforts to cause the prospective transferees to acquire all such shares.

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
     - RIGHT OF FIRST REFUSAL. In the event that a stockholder receives a written offer to purchase all or a portion of his or her shares, such stockholder will deliver to MQ Associates, Inc. and each other stockholder a written notice, offering all of the shares proposed to be transferred first to MQ Associates, Inc. or its designees and then to other stockholders. In the event that MQ Associates, Inc., its designees and the stockholders decline the offer, the stockholder who originally received the offer to purchase his or her shares may transfer to the proposed transferee the number of shares not accepted for purchase.

     - DRAG-ALONG RIGHT. If a sale of MQ Associates, Inc. is approved by the board of directors of MQ Associates, Inc. and the holders of a majority of the outstanding common stock of MQ Associates, Inc., each stockholder will consent and raise no objections against the approved sale and shall waive any dissenters rights, appraisal rights or similar rights in connection with such sale and agree to sell his or her shares on the terms and conditions approved.

     - REPURCHASE RIGHT OF MQ ASSOCIATES, INC. If a management stockholder's employment is terminated for any reason, MQ Associates, Inc. or its designee will have the right to repurchase at any time any or all of the shares owned by such management stockholder.

     - RIGHT OF FIRST OFFER. If MQ Investment Holdings, LLC desires to transfer any of its shares, MQ Investment Holdings, LLC must first inform the management stockholders in writing of its intent to transfer such shares, and the management stockholders will have ten business days to inform MQ Investment Holdings, LLC whether they desire to purchase the shares of MQ Investment Holdings, LLC proposed to be transferred.

     - ELECTION OF DIRECTORS AND OBSERVATION RIGHTS. Pursuant to the stockholders' agreement, each holder of shares covenants and agrees to cause seven directors to be on the board of directors of MQ
       Associates, Inc., three of whom will be designated by MQ Investment Holdings, LLC, one of whom will be designated by a member of MQ Investment Holdings, LLC, one of whom shall be designated by a majority (which will not include shares held by Daniel J. Schaefer, Michael A. Villa and Thomas C. Gentry) of the stockholders of MQ Associates, Inc. and two of whom shall be designated by Gene Venesky and John K. Luke so long as Messrs. Venesky and Luke collectively hold at least 10% of the common stock of MQ Associates, Inc. or are both members of its senior management. If Messrs. Venesky and Luke's aggregate ownership falls below 10%, the number of management designees to the board of directors will be reduced to one so long as either Mr. Venesky or Mr. Luke is still a member of senior management or otherwise will be reduced to zero. In addition, MQ Investment Holdings, LLC will have the right to designate one person to serve as an observer at all meetings at the board of directors.

     - TERMINATION. The stockholders' agreement will terminate upon the earlier of (a) the twentieth anniversary of the closing date of the Transactions,
       (b) the sale, dissolution or liquidation of MQ Associates, Inc., (c) the consummation of an underwritten public equity offering that raises gross proceeds of at least $50.0 million and (d) the mutual agreement of MQ Associates, Inc. and the majority stockholders of MQ Associates, Inc.

REGISTRATION RIGHTS AGREEMENT. MQ Associates, Inc. entered into a registration rights agreement with MQ Investment Holdings, LLC, Gene Venesky, John K. Luke, Thomas C. Gentry,

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
Daniel J. Schaefer and Michael A. Villa. The registration rights agreement contains the following provisions:

     - DEMAND REGISTRATION. Pursuant to the registration rights agreement, at the request of MQ Investment Holdings, LLC, MQ Associates, Inc. will be required to use its best efforts to register under the Securities Act such shares held by MQ Investment Holdings, LLC. MQ Investment Holdings, LLC will be entitled to request up to two registrations on Form S-1.

     - PIGGYBACK REGISTRATION. If MQ Associates, Inc. proposes to register shares for its own account or otherwise, it must give written notice to each of its stockholders of its intention to register and upon written request, MQ Associates, Inc. must use its best efforts to cause all shares requested to be included in such registration on the same terms and conditions as the securities otherwise being sold.

     - REGISTRATION ON FORM S-3. When MQ Associates, Inc. will have qualified for the use of Form S-3, MQ Investment Holdings, LLC and the management stockholders will have the right to request that MQ Associates, Inc. effect a registration under the Securities Act using Form S-3. The management stockholders, collectively, will be permitted to make up to two requests on Form S-3, except that not more than one request may be made in any twelve-month period. MQ Associates, Inc. will not be obligated to effect any such registration if the anticipated gross offering price of all shares to be registered would be less than $2,500,000, or MQ Associates, Inc. will have effected four or more registration statements on Form S-3 during the 12 month period prior to the date of such request for registration.

Senior credit facility and interim financing commitment

JPMorgan Chase Bank or one of its affiliates is a lender under the senior credit facility. In addition, JPMorgan Chase Bank or its affiliates in conjunction with each of the other initial purchasers or their affiliates agreed to provide us with senior subordinated financing in an aggregate amount of $180.0 million in the event that the offering of the notes was not consummated. J.P. Morgan Securities Inc. was an initial purchaser of the old notes and both J.P. Morgan Securities Inc. and JPMorgan Chase Bank are affiliates of MQ Investment Holdings, LLC, which owns approximately 70.0% of our parent's outstanding capital stock (on a fully diluted basis) and has the right under the stockholders' agreement to appoint at least a majority of our directors. MQ Investment Holdings, LLC is an affiliate of J.P. Morgan Partners, LLC. Mitchell
J. Blutt, M.D., an executive partner of J.P. Morgan Partners, LLC, and Evan P. Bakst and Benjamin B. Edmands, principals of J.P. Morgan Partners, LLC, serve as three of our directors.

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
                     Description of senior credit facility

General

On August 15, 2002 we entered into a senior credit facility with Wachovia Bank, National Association, as administrative agent, JPMorgan Chase Bank, as closing agent, Chase Lincoln First Commercial Corp. and General Electric Capital Corporation. The senior credit facility consists of a senior secured revolving credit facility, comprised of revolving loans in a total principal amount not to exceed $80.0 million at any one time outstanding. Our senior credit facility permits us to increase the total principal amount of our revolving loans by an amount not to exceed $40.0 million without the consent of the lenders thereunder, so long as no default or event of default under the senior credit facility has occurred or would occur after giving effect to such increase. The senior credit facility matures in August 2007.

Security and guarantees

Our obligations under the senior credit facility have been unconditionally and irrevocably guaranteed jointly and severally by MQ Associates, Inc. and each of our existing and subsequently acquired or organized subsidiaries, with limited exceptions for foreign subsidiaries.

Our obligations under the senior credit facility, and the guarantees of those obligations, are secured by all of the assets of MQ Associates, Inc. and each of our domestic subsidiaries, including but not limited to:

     - a first priority pledge by MQ Associates, Inc., us and our subsidiaries of all the capital stock of us and each of our existing and subsequently acquired or organized subsidiaries, in each case, with limited exceptions for foreign subsidiaries; and

     - a perfected first-priority security interest in substantially all tangible and intangible assets of MQ Associates, Inc., us and each existing or subsequently acquired or organized domestic subsidiaries, with limited exceptions.

Interest rates and fees

Borrowings bear interest initially at either (a) in the case of loans where the rate of interest is based on the ABR rate, an applicable margin of 1.50% per annum plus the higher of (i) Wachovia Bank's prime rate and (ii) the federal funds effective rate plus 1/2 of 1.00% or (b) in the case of loans where the rate of interest is based on the eurodollar rate, the eurodollar rate plus an applicable margin of 2.50% per annum. The senior credit facility provides for the payment to the lenders of a commitment fee on any unused commitments under the senior credit facility initially equal to 1/2 of 1.00% per annum commencing to accrue on the closing date and payable quarterly in arrears. After an initial period of about six months, this commitment fee and the interest rates will be subject to adjustment subject to our attaining certain performance targets.

Mandatory prepayments

The senior credit facility requires us to prepay outstanding revolving loans with 100% of the net proceeds of asset dispositions (subject to certain exceptions, including, without limitation, reinvestment) and requires us to permanently reduce the commitments under the senior credit

                                       99
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facility with 100% of the net proceeds of debt issuances, other than certain permitted debt. Additionally, net proceeds of certain asset dispositions that are not reinvested will be used to permanently reduce the commitments under the senior credit facility once the aggregate amount of such net proceeds exceeds $20.0 million.

Voluntary prepayments

The senior credit facility provides for voluntary prepayments of the revolving loans and voluntary reductions of the unutilized portion of the commitments under the senior credit facility, without penalty, subject to certain conditions.

Covenants

Our senior credit facility contains financial and other covenants that we believe are usual and customary for a secured credit agreement, including covenants that limit our and our subsidiaries' ability to, among other things:

     - declare dividends and make other distributions;

     - redeem and repurchase our capital stock;

     - prepay, redeem and repurchase certain of our indebtedness (including the notes);

     - make loans and investments;

     - incur additional indebtedness;

     - grant liens;

     - make pledges of our assets;

     - enter into sale-leaseback transactions;

     - modify the terms of the notes or preferred stock;

     - restrict dividends from certain of our subsidiaries;

     - enter into new lines of business;

     - recapitalize, merge, consolidate or enter into acquisitions;

     - sell our assets; and

     - enter into transactions with our affiliates.

Our senior credit facility also contains the following financial covenants:

     - our consolidated leverage ratio for any period of four consecutive fiscal quarters must not exceed ratios ranging from 4.75:1.00 for any fiscal quarter ending in 2002 to 3.75:1.00 for any fiscal quarter ending in 2007;

     - our consolidated senior leverage ratio for any period of four consecutive fiscal quarters must not exceed ratios ranging from 2.50:1.00 for any fiscal quarter ending in 2002 to 2.00:1.00 for any fiscal quarter ending in 2004 and thereafter; and

     - our consolidated fixed charge coverage ratio for any period of four consecutive fiscal quarters must not be less than ratios ranging from 1.25:1.00 for any fiscal quarter of 2002 to 1.55:1.00 for any fiscal quarter of 2007.

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Events of default

Our senior credit facility contains certain customary events of default with respect to MQ Associates, Inc., us and each of our subsidiaries, including, among others:

     - nonpayment of principal or interest;

     - breach of the affirmative or negative covenants;

     - material breach of the representations or warranties;

     - cross-default and cross-acceleration to other indebtedness;

     - bankruptcy or insolvency;

     - certain material judgments entered against MQ Associates, Inc., us or any of our subsidiaries,

     - certain ERISA violations;

     - actual or asserted invalidity of security documents or guarantees associated with the senior credit facility;

     - a change in control (as defined in the senior credit facility);

     - engagement by MQ Associates, Inc. in any activity other than that associated with being a passive holding company; and

     - if the notes cease to be validly subordinated to the senior credit facility.

                                      101
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                              Description of notes

The old notes were, and the exchange notes will be, issued under an indenture dated as of August 15, 2002, by and among us, the note guarantors and Wachovia Bank, National Association, as trustee.

On August 15, 2002, we issued $180,000,000 aggregate principal amount of old notes under the indenture. The terms of the exchange notes are identical in all material respects to the old notes, except the exchange notes will not contain transfer restrictions and holders of exchange notes will no longer have any registration rights or be entitled to any additional interest. Wachovia Bank, National Association, as trustee of the notes, will authenticate and deliver exchange notes for original issue only in exchange for a like principal amount of old notes. Any old notes that remain outstanding after the consummation of this exchange offer, together with the exchange notes, will be treated as a single class of securities under the indenture. Accordingly, all references in this section to specified percentages in aggregate principal amount of the outstanding exchange notes will be deemed, at any time after this exchange offer is consummated, to be the same percentage in aggregate principal amount of the old notes and the exchange notes then outstanding.

The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture is unlimited in aggregate principal amount, and we may issue an unlimited principal amount of additional notes having identical terms and conditions as the Notes (the "Additional Notes"). We will only be permitted to issue such Additional Notes if at the time of such issuance, we were in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes and will vote on all matters with the holders of the Notes.

This description of notes is intended to be a useful overview of the material provisions of the Notes, the Notes Guarantees and the Indenture. It does not restate the Indenture in its entirety. Since this description is only a summary, you should refer to the Indenture for a complete description of the obligations of the Company, the Guarantors and your rights. A copy of the Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part.

You will find the definitions of certain capitalized terms used in this description and the Indenture under the heading "Certain definitions." Reference is made to the Indenture for a full disclosure of all such capitalized terms. For purposes of this description, references to "the Company," "we," "our," and "us" refer only to MedQuest, Inc. and not to its Subsidiaries, and references to the "Notes" refer collectively to the old notes and the exchange notes.

General

THE NOTES

The Notes:

     - are general unsecured, senior subordinated obligations of the Company;

     - are limited to an aggregate principal amount of $180.0 million, subject to our ability to issue Additional Notes;

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     - mature on August 15, 2012;

     - will be issued in denominations of $1,000 and integral multiples of $1,000;

     - will be represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in definitive form. See "Book-entry, delivery and form";

     - are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

     - rank equally in right of payment to any future Senior Subordinated Indebtedness of the Company;

     - are unconditionally guaranteed on a senior subordinated basis by Holdings and each Restricted Subsidiary of the Company. See "Notes guarantees"; and

     - are eligible for trading in the PORTAL market.

INTEREST

Interest on the Notes compounds semi-annually and:

     - accrues at the rate of 11 7/8% per annum;

     - accrues from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

     - is payable in cash semi-annually in arrears on February 15 and August 15, commencing on February 15, 2003;

     - is payable to the holders of record on the February 1 and August 1 immediately preceding the related interest payment dates; and

     - is computed on the basis of a 360-day year comprised of twelve 30-day months.

We will also pay additional interest to holders of the old notes if we fail to complete the Exchange Offer described in the Registration Rights Agreement within 225 days after the issuance of the Notes (or the next Business Day if the 225th day is not a Business Day) or if certain other conditions contained in the Registration Rights Agreement are not satisfied.

PAYMENTS ON THE NOTES; PAYING AGENT AND REGISTRAR

We will pay principal of, premium, if any, and interest on the Notes at the office or agency designated by the Company in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the Notes by check mailed to holders of the Notes at their registered address as it appears in the Registrar's books. We have initially designated the corporate trust office of the Trustee in New York, New York to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the holders of the Notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

We will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Note.

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TRANSFER AND EXCHANGE

A holder of Notes may transfer or exchange Notes at the office of the Registrar in accordance with the Indenture. The Registrar and the Trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. The Company may require a holder to pay all transfer taxes and other similar governmental charges due on transfer or exchange required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered holder of a Note will be treated as the owner of it for all purposes.

Optional redemption

OPTIONAL REDEMPTION

Except as described below, the Notes are not redeemable until August 15, 2007. On and after August 15, 2007, the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on August 15 of the years indicated below:

Year                                                           Percentage
----                                                           -----------
2007........................................................     105.938%
2008........................................................     103.958%
2009........................................................     101.979%
2010 and thereafter.........................................     100.000%

Prior to August 15, 2005, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 111.875% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED that

    (1) at least 65% of the original principal amount of the Notes remains outstanding after each such redemption; and

    (2) the redemption occurs within 120 days after the closing of such Equity Offering.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes for redemption as follows:

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    (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or

    (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate.

No Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to that Note will state the portion of the principal amount of that Note to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of that Note upon cancellation of the original Note.

OPTIONAL REDEMPTION UPON CHANGE OF CONTROL

In addition, at any time prior to August 15, 2007, within 90 days following the occurrence of a Change of Control, the Company may redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Notice of redemption of the Notes pursuant to this paragraph shall be mailed to holders of the Notes not more than 60 days following the occurrence of a Change of Control, which notice shall state the redemption date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed).

Ranking and subordination

The Notes are unsecured Senior Subordinated Indebtedness of the Company, are subordinated in right of payment to all existing and future Senior Indebtedness of the Company, will rank equally in right of payment with all future Senior Subordinated Indebtedness of the Company and will be senior in right of payment to all future Subordinated Obligations of the Company. The Notes are effectively subordinated to all secured Indebtedness of the Company to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust (as described under "Defeasance" below) will not be subordinated to any Senior Indebtedness or subject to these restrictions.

As a result of the subordination provisions described below, holders of the Notes may recover less than creditors of the Company who are holders of Senior Indebtedness in the event of an insolvency, bankruptcy, reorganization, receivership or similar proceedings relating to the Company. Similarly, the Notes Guarantees will be subordinated to obligations in respect of Guarantor Senior Indebtedness to the same extent the Notes are subordinated to Senior Indebtedness. Moreover, the Notes will be structurally subordinated to the liabilities of non-guarantor Subsidiaries of the Company.

As of September 30, 2002:

     - outstanding Senior Indebtedness was $46.8 million, all of which was secured (exclusive of $36.2 million of unused commitments under the Senior Credit Agreement, net of $0.8 million reserved for outstanding letters of credit);

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     - the Company had no Senior Subordinated Indebtedness other than the Notes;
       and

     - Restricted Subsidiaries had $24.2 million of total liabilities.

Although the Indenture limits the amount of indebtedness that the Company and its Restricted Subsidiaries may incur, such indebtedness may be substantial and all of it may be Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be.

Only Indebtedness of the Company that is Senior Indebtedness will rank senior to the Notes in accordance with the provisions of the Indenture. The Notes will in all respects rank equally with all other Senior Subordinated Indebtedness of the Company. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured. As described in "Limitation on layering," the Company may not incur any indebtedness that is senior in right of payment to the Notes, but junior in right of payment to Senior Indebtedness. Unsecured Indebtedness of the Company is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured.

The Company may not pay principal of, premium, if any, or interest on, or other payment obligations in respect of, the Notes or make any deposit pursuant to the provisions described under "Defeasance" below and may not otherwise repurchase, redeem or retire any Notes (collectively, "pay the Notes") if:

    (1) any Senior Indebtedness is not paid when due in cash or Cash Equivalents; or

    (2) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash or Cash Equivalents.

However, the Company may pay the Notes if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) of the immediately preceding sentence has occurred and is continuing.

The Company also will not be permitted to pay the Notes for a Payment Blockage Period (as defined below) during the continuance of any default, other than a default described in clause (1) or (2) of the preceding paragraph, on any Designated Senior Indebtedness that permits the holders of the Designated Senior Indebtedness to accelerate its maturity immediately without either further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods.

A "Payment Blockage Period" commences on the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of a default of the kind described in the immediately preceding paragraph from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ends 179 days after receipt of the notice. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

    (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

    (2) because the default giving rise to such Blockage Notice is no longer continuing; or

    (3) because such Designated Senior Indebtedness has been repaid in full.

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
The Company may resume payments on the Notes after the end of the Payment Blockage Period (including any missed payments), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

In the event of:

    (1) a total or partial liquidation or a dissolution of the Company;

    (2) a reorganization, bankruptcy, insolvency, receivership of or similar proceeding relating to the Company or its property; or

    (3) an assignment for the benefit of creditors or marshaling of the Company's assets and liabilities, then the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents in respect of Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before the holders of the Notes will be entitled to receive any payment or distribution, in the event of any payment or distribution of the assets or securities of the Company. In addition, until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of the Senior Indebtedness as their interests may appear, except that the holders of the Notes may receive:

    (a) Capital Stock (other than Disqualified Stock) issued by the Company to pay interest on the Notes or issued in exchange for the Notes,

    (b) securities substantially identical to the Notes issued by the Company in payment of interest thereon, or

    (c) securities issued by the Company which are subordinated to Senior Indebtedness at least to the same extent as the Notes and having an Average Life at least equal to the remaining Average Life of the Notes.

If a payment or distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness and pay the payment or distribution over to holders of Senior Indebtedness as their interests may appear.

If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee will promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. The Company may not pay the Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receives notice of such acceleration and, after that five Business Day period, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

Notes guarantees

Each of Holdings and the Subsidiary Guarantors, jointly and severally, unconditionally guarantees, on a senior subordinated basis, the Company's obligations under the Notes and all obligations under the Indenture. The Company and each of the Subsidiary Guarantors are directly or indirectly 100% owned by Holdings. Such Guarantors have agreed to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Notes Guarantees. Each Notes Guarantee is subordinated to the prior payment in full of all Guarantor Senior Indebtedness in the same manner and to the same extent that the Notes are subordinated to Senior Indebtedness. Each Notes Guarantee ranks equally with all other Guarantor Senior Subordinated Indebtedness of that Guarantor and senior in right of payment to all future Guarantor Subordinated Obligations of that Guarantor. The Notes Guarantees are effectively subordinated to any secured Indebtedness of the applicable Guarantor to the extent of the value of the assets securing such Indebtedness. The Guarantors are not permitted to incur indebtedness that is junior in right of payment to Guarantor Senior Indebtedness but senior in right of payment to the Notes Guarantee. Unsecured Indebtedness of the Guarantors is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured.

As of September 30, 2002

     - outstanding Guarantor Senior Indebtedness was $43.0 million, all of which was secured (exclusive of $36.2 million of unused commitments under the Senior Credit Agreement, net of $0.8 million reserved for outstanding letters of credit); and

     - the Guarantors had no Guarantor Senior Subordinated Indebtedness other than the Notes Guarantees.

Although the Indenture limits the amount of indebtedness that Holdings and the Restricted Subsidiaries may incur, such indebtedness may be substantial and all of it may be Guarantor Senior Indebtedness.

The obligations of each Guarantor under its Notes Guarantee are limited as necessary to prevent that Notes Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)) and whether or not the Subsidiary Guarantor is the surviving corporation in such

                                      108
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transaction to a Person which is not the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity), such Subsidiary Guarantor will be released from its obligations under its Notes Guarantee if:

    (1) the sale or other disposition is in compliance with the Indenture, including the covenants "--Limitation on sales of assets and subsidiary stock" and "--Limitation on sales of capital stock of restricted subsidiaries;" and

    (2) all the obligations of such Subsidiary Guarantor under the Senior Credit Agreement and related documentation and any other agreements relating to any other indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture, its respective Notes Guarantee and the Registration Rights Agreement if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture.

Change of control

If a Change of Control occurs, each registered holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such holder's Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that, notwithstanding the preceding, the Company shall not be obligated to repurchase the Notes pursuant to this covenant if prior thereto the Company has exercised its right to redeem all of the Notes pursuant to the terms of "Optional redemption."

Within 30 days following any Change of Control, the Company will mail a notice (the "Change of Control Offer") to each registered holder with a copy to the Trustee stating:

    (1) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

    (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

    (3) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

    (1) accept for payment all Notes or portions of Notes (in integral multiples of $1,000) properly tendered under the Change of Control Offer;

    (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

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    (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

Prior to mailing a Change of Control Offer, and as a condition to such mailing:

    (1) all Senior Indebtedness must be repaid in full or the Company must offer to repay all Senior Indebtedness and make payment to the holders that accept such offer and obtain waivers of any default from the remaining holders of such Senior Indebtedness, or

    (2) the requisite holders of each issue of Senior Indebtedness shall have consented to such Change of Control Offer being made and waived the default, if any, caused by the Change of Control. The Company covenants to effect such repayment or obtain such consent and waiver within 30 days following any Change of Control, it being a default of the Change of Control provision of the Indenture if the Company fails to comply with such covenant. A default under the Indenture will result in a cross-default under the Senior Credit Agreement. In the event of a default under the Senior Credit Agreement, the subordination provisions of the Indenture would likely restrict payments to the holders of the Notes.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

The Company's ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control would constitute a default under the Senior Credit Agreement. In addition, certain events that may constitute a change of control under the Senior Credit Agreement and cause a default thereunder may not constitute a Change of Control under the Indenture. Future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

Even if sufficient funds were otherwise available, the terms of the Senior Credit Agreement will (and other Indebtedness may) prohibit the Company's prepayment of Notes before their scheduled maturity. Consequently, if the Company is not able to prepay the Bank Indebtedness and any such other Indebtedness containing similar restrictions or obtain requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if holders of Notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture may result in a cross-default under the Senior Credit Agreement. In the event of a default under the Senior Credit Agreement, the subordination provisions of the Indenture would likely restrict payments to the holders of the Notes.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person other than a Permitted Holder. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above. The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Certain covenants

LIMITATION ON INDEBTEDNESS

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); PROVIDED, HOWEVER, that the Company and the Subsidiary Guarantors may Incur Indebtedness if on the date thereof:

    (1) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

    (2) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

    (1) Indebtedness of the Company or the Subsidiary Guarantors Incurred pursuant to the Senior Credit Agreement in an aggregate amount up to $95.0 million less the aggregate principal amount of permanent commitment reductions with the proceeds from Asset Dispositions;

    (2) the Notes Guarantees and any other Guarantees by the Subsidiary Guarantors of Indebtedness Incurred in accordance with the provisions of the Indenture; PROVIDED that in the event such Indebtedness that is being Guaranteed is (a) Senior Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness, then the related Guarantee shall rank equally in right of payment to the Notes Guarantees hereunder or (b) a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes Guarantee;

    (3) Indebtedness of the Company owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Restricted Subsidiary (other than a Receivables Entity); PROVIDED, HOWEVER,

       (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

       (b) if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company is not the obligee, such Indebtedness is subordinated in right of payment to the Notes Guarantees of such Subsidiary Guarantor; and

       (c) (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company; and

            (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity) of the Company shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

    (4) Indebtedness represented by (a) the Notes issued on the Issue Date and the exchange notes issued in exchange therefor in a registered exchange offer pursuant to the Registration Rights Agreement, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (5),
       (7), (8), (9) and (10)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or Incurred pursuant to the first paragraph of this covenant;

    (5) Indebtedness under Currency Agreements and Interest Rate Agreements; PROVIDED that in the case of Currency Agreements, such Currency Agreements are related to business

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       transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business or in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and substantially correspond in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture;

    (6) Indebtedness (including Capitalized Lease Obligations and Acquired Indebtedness) Incurred by the Company or any of the Subsidiary Guarantors to finance the acquisition, purchase, lease, construction, development, maintenance, upgrade or improvement, in each case, to the extent such expenditures are capitalized on the balance sheet of the Company, of property (real or personal), equipment or other assets (in each case whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) so long as such Indebtedness is created within six months of the acquisition, purchase, lease, construction, development, maintenance, upgrade or improvement of the related asset; PROVIDED that the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (6) and all Refinancing Indebtedness to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (6) does not exceed the greater of (A) $10.0 million and (B) 10% of Tangible Assets in an aggregate principal amount at any one time outstanding;

    (7) Indebtedness Incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

    (8) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary in accordance with the terms of the Indenture, other than Guarantees by the Company or any Restricted Subsidiary of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary of the Company for the purpose of financing such acquisition, PROVIDED that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including the fair market value as determined in good faith by a majority of the Board of Directors of noncash proceeds (the fair market value of such noncash proceeds being measured at the time it is received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

    (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of Incurrence;

    (10) the Incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is not recourse to the Company or any Restricted Subsidiary of the Company (except for Standard Securitization Undertakings); and

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    (11) in addition to the items referred to in clauses (1) through
       (10) above, Indebtedness of the Company and its Subsidiary Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (11) and then outstanding, will not exceed $25.0 million at any one time outstanding.

The Company will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Guarantor will Incur any indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Guarantor unless such Indebtedness will be subordinated to the obligations of such Guarantor under its Notes Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary that is not a Subsidiary Guarantor may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

    (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and only be required to include the amount and type of such Indebtedness in the clause so selected, except that, following the date of Incurrence, the Company may later reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant; PROVIDED that the Indebtedness so reclassified is of the nature referred to in the clause into which all or a portion of such Indebtedness is reclassified;

    (2) all Indebtedness outstanding on the date of the Indenture under the Senior Credit Agreement shall be deemed initially Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and not clause (4) of the second paragraph of this covenant;

    (3) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

    (4) if obligations in respect of letters of credit are Incurred pursuant to the Senior Credit Agreement and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

    (5) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary that is not a Guarantor will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

    (6) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such

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       provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

    (7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this "Limitation on indebtedness" covenant, the Company shall be in Default of this covenant).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; PROVIDED that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

LIMITATION ON LAYERING

The Company will not Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is a Subordinated Obligation. No Guarantor will Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness of such Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Guarantor or is a Guarantor Subordinated Obligation.

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LIMITATION ON RESTRICTED PAYMENTS

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

    (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

       (a) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock; and

       (b) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Common Stock of a Restricted Subsidiary on a pro rata basis;

    (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary of the Company;

    (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

    (4) make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses
(1) through (4) shall be referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

       (a) a Default shall have occurred and be continuing (or would result therefrom); or

       (b) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the "Limitation on indebtedness" covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

       (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

             (i) 50% of Consolidated Net Income for the period (treated as one accounting period) from July 1, 2002, to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are publicly available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

            (ii) 100% of the aggregate Net Cash Proceeds (other than in respect of an Excluded Contribution) received by the Company from the issue or sale of its

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                 Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

            (iii) 100% of the fair market value (as determined in good faith by the Board of Directors of the Company) of shares of Qualified Stock of the Company issued to acquire assets from a third party;

            (iv) the amount by which Indebtedness of the Company or its
                 Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); and

            (v) the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

               (A) repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment (other than to the Company or any of its Restricted Subsidiaries), repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary of the Company; or

               (B) the redesignation of Unrestricted Subsidiaries as Restricted
                   Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (v) was included in the calculation of the amount of Restricted Payments; PROVIDED, HOWEVER, that no amount will be included under this clause (v) to the extent it is already included in Consolidated Net Income.

The provisions of the preceding paragraph will not prohibit:

    (1) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company or cash capital contributions to the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership

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       plan or similar trust is financed by loans from or Guaranteed by the
       Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); PROVIDED, HOWEVER, that (a) such purchase, retirement, prepayment, defeasance or redemption will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale or cash capital contributions applied in the manner set forth in this clause (1) will be excluded from clause (c)(ii) of the preceding paragraph;

    (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or Guarantor Subordinated Obligations of a Subsidiary Guarantor, as the case may be, that is permitted to be Incurred pursuant to the covenant described under "Limitation on indebtedness" and that, in each case, constitutes Refinancing Indebtedness; PROVIDED, HOWEVER, that such purchase, retirement, prepayment, defeasance or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

    (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, constitutes Refinancing Indebtedness; PROVIDED, HOWEVER, that such purchase, retirement, prepayment, defeasance or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

    (4) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations of a Subsidiary Guarantor from Net Available Cash to the extent permitted under "--Limitation on sales of assets and subsidiary stock" below; PROVIDED, HOWEVER, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

    (5) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; PROVIDED, HOWEVER, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

    (6) Investments that are made with Excluded Contributions; PROVIDED, HOWEVER, that such Investments will be excluded in subsequent calculations of the amount of Restricted Payments;

    (7) so long as no Default or Event of Default has occurred and is continuing,

       (a) the purchase, redemption or other acquisition, cancellation or retirement for value from any existing or former employees, officers, directors or consultants of the Company or Holdings or any Subsidiary of the Company or their assigns, estates or heirs of Capital Stock, Subordinated Obligations or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary of the Company or any parent of the Company; PROVIDED that the amount of such redemptions, repurchases,

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           acquisitions, cancellations or retirements pursuant to this clause shall not exceed in any calendar year $5.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $10.0 million) (which amount in any calendar year shall be increased by the amount of any Net Cash Proceeds to the Company from (x) sales of Capital Stock of the Company to officers, directors, other employees or Permitted Holders subsequent to the Issue Date to the extent such amounts are not included under clause (c)(ii) of the preceding paragraph and (y) any "key-man" life insurance policies which are used to make such repurchases); PROVIDED, FURTHER, that the cancellation of Indebtedness owing to the Company from such former officers, directors, consultants or employees of Holdings or the Company or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment under the Indenture; PROVIDED, HOWEVER, that the amount of any such purchase, redemption or other acquisition, cancellation or retirement for value will be included in subsequent calculations of the amount of Restricted Payments; and

       (b) loans or advances to officers, directors or other employees of the Company or Holdings or any Subsidiary of the Company the proceeds of which are used to purchase Capital Stock of the Company or Holdings
           (x) from Persons other than the Company or Holdings in an aggregate amount not to exceed $1.0 million at any one time outstanding and
           (y) from the Company or Holdings so long as the Net Cash Proceeds of any such purchase, either to the extent directly received by the Company or contributed to the capital of the Company by Holdings, are not included under clause (c)(ii) of the preceding paragraph; PROVIDED, HOWEVER, that the amount of such loans and advances under clause (x) will be included in subsequent calculations of the amount of Restricted Payments and the amount of such loans and advances under clause (y) will be excluded in subsequent calculations of the amount of Restricted Payments;

    (8) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense"; PROVIDED, HOWEVER, that such payment of such dividends will be excluded in subsequent calculations of the amount of Restricted Payments;

    (9) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; PROVIDED, HOWEVER, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments;

    (10) cash dividends or loans to Holdings in amounts equal to:

       (a) the amounts required for Holdings to pay any Federal, state or local taxes to the extent that such taxes are directly attributable to the income, gain, capital or assets of the Company and its Restricted Subsidiaries;

       (b) the amounts required for Holdings to pay franchise taxes and other fees required to maintain its legal existence and all costs and expenses (including, without

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           limitation, legal and accounting expenses and filing fees) Incurred by Holdings with respect to filings with the SEC;

       (c) an amount not to exceed $2.0 million in any fiscal year to permit Holdings to pay its corporate overhead and other operating expenses incurred in the ordinary course of business, and to pay salaries or other compensation of employees who perform services for both Holdings and the Company;

           PROVIDED that such dividends or loans will be excluded from subsequent calculations of the amount of Restricted Payments;

    (11) any payments made in connection with the Transactions pursuant to the Recapitalization Agreement and any other agreements or documents related to the Transactions and set forth on a schedule to the Indenture in effect on the closing date of the Transactions (without giving effect to subsequent amendments, waivers or other modifications to such agreements or documents) or as otherwise described in this prospectus, including payments made by the Company to Holdings to allow Holdings to satisfy its obligations (including indemnification, purchase price adjustments and transaction fees and expenses) under such agreements or documents as such agreements or documents are in effect on the Issue Date; PROVIDED, HOWEVER, that such amounts will be excluded in the calculation of the amount of Restricted Payments;

    (12) the payment of dividends on the Company's Common Stock (or dividends, distributions or advances to Holdings to allow Holdings to pay dividends on Holdings' Common Stock), following the first public offering of the Company's Common Stock (or of Holdings' Common Stock, as the case may be) after the Issue Date, of, whichever is earlier, (x) in the case of the first public offering of the Company's Common Stock, up to 6% per annum of the Net Cash Proceeds received by the Company in such public offering or (y) in the case of the first public offering of Holdings' Common Stock, up to 6% per annum of the amount contributed by Holdings to the Company from the Net Cash Proceeds received by Holdings in such public offering, in each case, other than public offerings of the Company or Holdings' Common Stock registered on Form S-4 or S-8; PROVIDED, HOWEVER, that such payments will be included in subsequent calculations of the amount of Restricted Payments;

    (13) the repurchase, redemption or other acquisition or retirement for value of Subordinated Obligations of the Company pursuant to a "change of control" covenant set forth in the indenture or other agreement pursuant to which the same is issued, PROVIDED that (w) such "change of control" covenant is substantially identical in all material respects to the comparable provisions included in the Indenture; (x) such repurchase, redemption or other acquisition or retirement for value shall only be permitted if all the terms and conditions in such provisions have been complied with and such repurchases, redemptions or other acquisitions or retirements for value are made in accordance with such indenture or other agreement pursuant to which the same is issued; (y) that the Company has repurchased all Notes required to be repurchased by the Company pursuant to the terms and conditions described under the caption "Change of control" prior to the repurchase, redemption or other acquisition or retirement for value of such Subordinated Obligations pursuant to the "change of control" covenant included in such indenture or other agreement; and

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       (z) that such repurchase, redemption or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments;

    (14) the payment of dividends, distributions or advances to Holdings to allow Holdings to redeem, repurchase, retire or otherwise acquire or retire for value Series A Preferred Stock and Series B Preferred Stock of Holdings in existence on the Issue Date as contemplated in accordance with the terms thereof upon the occurrence of a Qualified Public Offering to the extent the proceeds of such Qualified Public Offering are received by the Company; and

    (15) other Restricted Payments not to exceed $5.0 million at any one time outstanding PROVIDED, HOWEVER, that such amounts will be included in subsequent calculations of the amount of Restricted Payments.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $25.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted payments" were computed, together with a copy of any opinion or appraisal required by the Indenture.

LIMITATION ON LIENS

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries of the Company), whether owned on the date of the Indenture or acquired after that date, which Lien is securing any Senior Subordinated Indebtedness, Subordinated Obligations, Guarantor Senior Subordinated Indebtedness or Guarantor Subordinated Obligations, unless contemporaneously with the Incurrence of the Liens effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Notes Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

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LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any other Restricted Subsidiary (it being understood that the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

    (2) make any loans or advances to the Company or any other Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

    (3) transfer any of its property or assets to the Company or any Restricted Subsidiary.

The preceding provisions will not prohibit:

        (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date and identified in an annex to the Indenture, including, without limitation, the Indenture, the Notes, the Notes Guarantees and the Senior Credit Agreement in effect on such date;

        (b) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date;

        (c) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c) or contained in any amendment to an agreement referred to in clause (a) or (b) of this paragraph or this clause (c); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or amendment, taken as a whole, are no less favorable in any material respect to the holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (a) or (b) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

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        (d) in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

           (x) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

           (y) contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements; or

           (z) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

        (e) (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

        (f) any Purchase Money Note or other Indebtedness or contractual requirements Incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors, are necessary to effect such Qualified Receivables Transaction;

        (g) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

        (h) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

         (i) net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and

         (j) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition UNLESS:

    (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of contractually agreeing to such Asset Disposition at least equal to the fair market value, as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

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    (2) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

    (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

       (a) FIRST, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness or Indebtedness (other than any Disqualified Stock or Guarantor Subordinated Obligation) of a Restricted Subsidiary that is a Subsidiary Guarantor (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; PROVIDED, HOWEVER, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

       (b) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; PROVIDED that pending the final application of any such Net Available Cash in accordance with this clause (b) or clause (a) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $20.0 million, the Company will be required to make an offer ("Asset Disposition Offer") to all holders of Notes and to the extent required by the terms of other Senior Subordinated Indebtedness, to all holders of other Senior Subordinated Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Senior Subordinated Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase, on a ratable basis, the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Notes to be

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purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders of the Notes who tender Notes pursuant to the Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by the Company to the holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on or prior to the Asset Disposition Purchase Date.

For the purposes of this covenant, the following will be deemed to be cash:

    (1) the assumption by the transferee of Indebtedness (other than Senior Subordinated Indebtedness, Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness (other than Guarantor Senior Subordinated Indebtedness, Guarantor

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       Subordinated Obligations or Preferred Stock) of any Restricted Subsidiary
       of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above);

    (2) properties and assets to be owned by the Company or any Restricted Subsidiary and used in a business that is a Related Business engaged in business activities of the kind performed by the Company on the Issue Date (a "Similar Business") or Capital Stock in one or more Persons engaged in a Similar Business that are or thereby become Restricted Subsidiaries of the Company (in which case the Company will, without further action, be deemed to have applied such deemed cash to an investment in Additional Assets in accordance with clause (b) above); and

    (3) securities, notes or other obligations received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict. The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the Notes as a result of an Asset Disposition may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

LIMITATION ON AFFILIATE TRANSACTIONS

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") UNLESS:

    (1) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

    (2) in the event such Affiliate Transaction involves aggregate consideration in excess of $5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

    (3) in the event such Affiliate Transaction involves aggregate consideration in excess of $10.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing

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       that such Affiliate Transaction is not materially less favorable than those that could reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate.

The preceding paragraph will not apply to:

    (1) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to the covenant described under "--Limitation on restricted payments";

    (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and arrangements, options to purchase Capital Stock of the Company and equity ownership, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans approved by the Board of Directors;

    (3) the grant of options (and the exercise thereof) to purchase Capital Stock of the Company or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors;

    (4) loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries but in any event not to exceed $5.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date;

    (5) any transaction between the Company and a Restricted Subsidiary (other than a Receivables Entity) or between Restricted Subsidiaries (other than a Receivables Entity or Receivables Entities) and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with "Certain covenants--Limitations on indebtedness";

    (6) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company or the payment of any director's and officer's insurance premiums;

    (7) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date (including the Recapitalization Agreement, the Senior Credit Agreement, the Stockholders' Agreement and the registration rights agreement to be entered into on the Issue Date among Holdings and the stockholders of Holdings parties thereto, but excluding the leases and rental agreements referred to in clause (11)), in each case, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; PROVIDED, HOWEVER, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the holders of the Notes than the terms of the agreements in effect on the Issue Date;

    (8) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction;

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    (9) transactions with suppliers or other purchasers for the sale or purchase of goods in the ordinary course of business and otherwise in accordance with the terms of the Indenture which are fair to the Company and its Restricted Subsidiaries, in the good faith determination of the Board of Directors of the Company or the senior management of the Company and are on terms at least as favorable as might reasonably have been obtained from an unaffiliated party;

    (10) the issuance of Capital Stock (other than Disqualified Stock) of the Company to any Permitted Holder or any Related Person;

    (11) the performance by the Company and its Restricted Subsidiaries of their obligations under leases and rental agreements with Image Properties, LLC
       (a) which leases and rental agreements are in existence on the Issue Date and any extensions, renewals or replacements thereof which are entered into from time to time after the Issue Date so long as such extensions, renewals or replacements are approved by a majority of the disinterested members of the Board of Directors of the Company and determined to be no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable transaction at the time of such extension, renewal or replacement in arm's-length dealings with a Person who is not an Affiliate and (b) which leases and rental agreements are entered into after the Issue Date, and any extensions, renewals or replacements thereof, so long as (x) such transactions are approved by a majority of the disinterested members of the Board of Directors of the Company, (y) such transactions are determined to be no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable transaction at the time of such lease or rental agreement in arm's-length dealings with a Person who is not an Affiliate and (z) the rental expense to be paid in the aggregate under all such leases and rental agreements entered into following the Issue Date shall not exceed $2.5 million per year; and

    (12) the provision by Persons who may be deemed Affiliates or stockholders of the Company (other than J.P. Morgan Partners, LLC and Persons directly or indirectly controlled by J.P. Morgan Partners, LLC) of investment banking, commercial banking, trust, lending or financing, investment, underwriting, placement agent, financial advisory or similar services to the Company or its Subsidiaries performed after the Issue Date.

LIMITATION ON SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

The Company will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares or shares of Voting Stock required by applicable healthcare laws to be held by Persons other than the Company) to any Person except:

    (1) to the Company or a Wholly Owned Subsidiary (other than a Receivables Entity); or

    (2) in compliance with the covenant described under "--Limitation on sales of assets and subsidiary stock" and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would either
       (a) continue to be a Restricted Subsidiary or (b) if

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       such Restricted Subsidiary would no longer be a Restricted Subsidiary, any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on restricted payments" covenant if made on the date of such issuance or sale.

Notwithstanding the preceding paragraph, the Company may sell all the Voting Stock of a Restricted Subsidiary as long as the Company complies with the terms of the covenant described under "--Limitation on sales of assets and subsidiary stock."

SEC REPORTS

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the SEC, and make available to the Trustee and the registered holders of the Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the preceding as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

If the Unrestricted Subsidiaries of the Company, either individually or in the aggregate, would constitute a Significant Subsidiary (if such Subsidiaries were Restricted Subsidiaries), then the quarterly and annual reports referred to in the preceding paragraph shall include a Management's Discussion and Analysis of Results of Operations and Financial Condition that describes, for the relevant period, the financial performance of the Company and its Restricted Subsidiaries.

Notwithstanding the preceding paragraphs, so long as Holdings is a Guarantor, the reports, documents and information required to be filed and provided as described above may be those of Holdings, rather than the Company, so long as such filings would satisfy the requirements of the Exchange Act and regulations promulgated thereunder.

MERGER AND CONSOLIDATION

The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, UNLESS:

    (1) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

    (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor

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       Company as a result of such transaction as having been Incurred by the
       Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

    (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the "Limitation on indebtedness" covenant;

    (4) each Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Notes Guarantee shall apply to such Person's obligations in respect of the Indenture and the Notes and its obligations under the Registration Rights Agreement shall continue to be in effect; and

    (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.

Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than another Subsidiary Guarantor) unless either

    (A) (x) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Notes
       Guarantee; (y)   Guarantee;p,"mitations immediately after giving effect
       to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (z) the Company will have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each

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       stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; or

    (B) such transaction results in the Company receiving cash or other property (other than Capital Stock representing a controlling interest in the successor entity), and the transaction is made in compliance with the covenant described under "--Limitation on sales of assets and subsidiary stock".

In addition, the Company will not permit Holdings to consolidate with or merge with or into any Person (other than the Company or another Guarantor) unless the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not Holdings) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Holdings under its Notes Guarantee.

Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary of the Company (other than a Receivables Entity) may consolidate with, merge into or transfer all or part of its properties and assets to the Company or a Subsidiary that is a Guarantor and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax benefits; PROVIDED that, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with the preceding clause (5).

FUTURE SUBSIDIARY GUARANTORS

After the Issue Date, the Company will cause each Domestic Restricted Subsidiary (other than a Receivables Entity) created or acquired by the Company or one or more of its Domestic Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture in the form set forth in the Indenture pursuant to which such Domestic Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior subordinated basis.

LIMITATION ON LINES OF BUSINESS

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

PAYMENTS FOR CONSENT

Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

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Events of default

Each of the following is an Event of Default:

    (1) default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Note when due, continued for 30 days, whether or not such payment is prohibited by the provisions described under "Ranking and subordination";

    (2) default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "Ranking and subordination";

    (3) failure by the Company or any Guarantor to comply with its obligations under "Certain covenants--Merger and consolidation";

    (4) failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of control" above or under the covenants described under "Certain covenants" above (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with "Certain covenants--Merger and consolidation" which is covered by clause (3) above);

    (5) failure by the Company to comply for 60 days after written notice (specifying the default and demanding that the same be remedied) with its other agreements contained in the Notes or the Indenture;

    (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

       (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness after final maturity (after giving effect to any applicable grace period provided in such Indebtedness) ("payment default"); or

       (b) results in the acceleration of such Indebtedness prior to its maturity (the "cross-acceleration provision");

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more or its foreign currency equivalent at the time;

    (7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions");

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    (8) failure by the Company or any Significant Subsidiary or group of
       Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million or its foreign currency equivalent at the time (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability or coverage for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision"); or

    (9) any Notes Guarantee of Holdings, a Significant Subsidiary, or a group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for Holdings, the Company and its Restricted Subsidiaries), would collectively represent a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the Indenture or its Notes Guarantee.

However, a default under clauses (4) or (5) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% or more in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses
(4) or (5) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under "Events of default" has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (x) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (x) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

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Subject to the provisions of the Indenture relating to the duties of the
Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes UNLESS:

    (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

    (2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

    (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

    (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

    (5) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

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Amendments and waivers

Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each holder of an outstanding Note, no amendment may, among other things:

    (1) reduce the amount of Notes whose holders must consent to an amendment;

    (2) reduce the stated rate of or extend the stated time for payment of interest or additional interest on any Note;

    (3) reduce the principal of or extend the Stated Maturity of any Note;

    (4) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under "Optional redemption," whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

    (5) make any Note payable in money other than that stated in the Note;

    (6) impair the right of any holder to receive payment of, premium, if any, principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

    (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

    (8) make any change to the subordination provisions of the Indenture that adversely affects the rights of any holder of Notes; or

    (9) modify the Notes Guarantees in any manner adverse to the holders of the Notes.

Notwithstanding the preceding paragraph, without the consent of any holder, the Company, the Guarantors and the Trustee may amend the Indenture and the Notes to:

    (1) cure any ambiguity, omission, defect or inconsistency;

    (2) provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company under the Indenture;

    (3) provide for uncertificated Notes in addition to or in place of certificated Notes (PROVIDED that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in
       Section 163(f) (2) (B) of the Code);

    (4) add Guarantees with respect to the Notes or release a Subsidiary Guarantor in accordance with the Indenture;

    (5) secure the Notes;

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    (6) add to the covenants of the Company and the Guarantors for the benefit of the holders or surrender any right or power conferred upon the Company;

    (7) make any change that does not adversely affect the rights of any holder;

    (8) comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

    (9) provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Notes, as a single class of securities; or

    (10) make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company or a holder of Guarantor Senior Indebtedness (or any Representative thereof) under such subordination provisions.

However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any holder of Notes given in connection with a tender of such holder's Notes will not be rendered invalid by such tender. After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Defeasance

The Company at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. If the Company exercises its legal defeasance option, the Notes Guarantees in effect at such time will terminate.

The Company at any time may terminate its obligations under covenants described under "Change of control" and "Certain covenants" (other than "Merger and consolidation"), the operation of the cross-default upon a payment default, cross-acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Notes Guarantee provision described under "Events of default" above and the limitations contained in clause (3) under "Certain covenants--Merger and consolidation" above ("covenant defeasance").

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of

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the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries),
(8) or (9) under "Events of default" above or because of the failure of the Company to comply with clause (3) under "Certain covenants--Merger and consolidation" above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder of Holdings or the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Notes Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the trustee

Wachovia Bank, National Association, is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

Governing law

The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

"Acquired Indebtedness" means Indebtedness

    (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, or

    (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or

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       contemplation of, such Person becoming a Restricted Subsidiary of the
       Company or such acquisition.

Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

"Additional Assets" means:

    (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business or any improvement, maintenance, development, upgrade or repair, in each case, to the extent such improvement, maintenance, development, upgrade or repair is capitalized on the balance sheet of the Company, to any property or assets that are used by the Company or a Restricted Subsidiary in a Related Business;

    (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; or

    (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company;

PROVIDED, HOWEVER, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

"Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have correlative meanings. For purposes of the provisions described under "--Certain covenants--Limitation on transactions with affiliates" and "--Certain covenants--Limitation on sales of assets and subsidiary stock" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

"Applicable Premium" means, with respect to a Note, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) (a) the present value of all remaining required interest and principal payments due on such Note and all premium payments relating thereto assuming a redemption date of August 15, 2007, computed using a discount rate equal to the Treasury Rate plus 50 basis points minus (b) the then outstanding principal amount of such Note minus (c) accrued interest paid on the redemption date.

"Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares or shares

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required by applicable healthcare laws to be held by Persons other than the
Company), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

    (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary of the Company (other than a Receivables Entity);

    (2) the sale of Cash Equivalents in the ordinary course of business;

    (3) a disposition of inventory and supplies in the ordinary course of business;

    (4) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

    (5) transactions permitted under "Certain covenants--Merger and consolidation";

    (6) an issuance of Capital Stock by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary (other than a Receivables Entity);

    (7) for purposes of "Certain covenants--Limitation on sales of assets and subsidiary stock" only, the making of a Permitted Investment or a disposition subject to "Certain covenants--Limitation on restricted payments";

    (8) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity;

    (9) dispositions of assets with an aggregate fair market value, as determined conclusively by senior management of the Company acting in good faith, in an amount not to exceed $1.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years);

    (10) dispositions in connection with Permitted Liens;

    (11) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries

    (12) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

    (13) the disposition of any Capital Stock or other ownership interest in or assets or property of an Unrestricted Subsidiary; and

    (14) foreclosure on assets.

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"Average Life" means, as of the date of determination, with respect to any
Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

"Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable by the Company under or in respect of the Senior Credit Agreement and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with the Senior Credit Agreement, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

"Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

"Cash Equivalents" means:

    (1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (PROVIDED that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

    (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition of the United States (PROVIDED that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of "A" or better from either
       Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;

    (3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's

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       Investors Service, Inc., and having combined capital and surplus in excess of $500 million;

    (4) repurchase obligations with a term of not more than six months for underlying securities of the types described in clauses (1), (2) and
       (3) entered into with any bank meeting the qualifications specified in clause (3) above;

    (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

    (6) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses
       (1) through (5) above.

"Change of Control" means:

    (1) prior to the first public offering of Common Stock of the Company or Holdings, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company or Holdings, whether as a result of the issuance of securities of the Company or Holdings, any merger, consolidation, liquidation or dissolution of the Company or Holdings, any direct or indirect transfer of securities by any Permitted Holder or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity); or

    (2) on the date of or after the first public offering of Common Stock referred to in clause (1), (A) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company or Holdings (or a successor to either of such entities by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company or Holdings held by a parent entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity); and
       (B) the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company or Holdings, as the case may be, (or a successor to the relevant entity by merger, consolidation or purchase of all or substantially all of its

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       assets) than such other person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company or Holdings or such successor (for the purposes of this clause, such other person or group shall be deemed to beneficially own any Voting Stock of a specified entity held by a parent entity, if such other person or group "beneficially owns" directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders "beneficially own" directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of such parent entity); or

    (3) the first day on which a majority of the members of the Board of Directors of the Company or Holdings are not Continuing Directors; or

    (4) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Holdings or the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or

    (5) the adoption by the stockholders of the Company or Holdings of a plan or proposal for the liquidation or dissolution of the Company or Holdings.

"Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, PROVIDED, HOWEVER, that:

    (1) if the Company or any Restricted Subsidiary:

       (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

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       (b) has repaid, repurchased, defeased or otherwise discharged any
           Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

    (2) if since the beginning of such period the Company or any Restricted Subsidiary will have disposed of any company, division, diagnostic imaging center, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset
       Disposition:

       (a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

       (b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

    (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of any company, division, diagnostic imaging center, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

    (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or

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       acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Incurrence, discharge, Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition which is being given pro forma effect that (a) would be permitted pursuant to Article 11 of Regulation S-X under the Securities Act or (b) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of any closing) of any diagnostic imaging center or facility, as applicable, PROVIDED that such adjustments are set forth in an Officers' Certificate signed by the Company's Chief Financial Officer and another Officer which states (1) the amount of such adjustment or adjustments, (2) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution and (3) that any related Incurrence of Indebtedness is permitted pursuant to the Indenture. In addition, to the extent not covered by the foregoing, if the Transactions have occurred in the four quarter period used to determine the Consolidated Coverage Ratio, then the Consolidated Coverage Ratio shall be determined giving pro forma effect on the basis given in the offering memorandum dated August 8, 2002 to the Transactions, with all calculations relating thereto to be made at the date of determination by the Company's Chief Financial Officer, and set forth in an Officers' Certificate signed by the Chief Financial Officer and another Officer of the Company and meeting the requirements for the Officers' Certificate described in the preceding sentence. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

"Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

    (1) Consolidated Interest Expense;

    (2) Consolidated Income Taxes;

    (3) consolidated depreciation expense;

    (4) consolidated amortization of goodwill and other intangibles;

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    (5) impairment charges recorded in connection with the application of
       Financial Accounting Standards No. 142 "Goodwill and Other Intangibles";

    (6) other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);

    (7) charges in an aggregate amount not to exceed $2.1 million for litigation and other related expenses Incurred in connection with INMED DIAGNOSTIC SERVICE, L.L.C. V. MEDQUEST ASSOCIATES, INC., SIEMENS MEDICAL
       SYSTEMS, INC., PALMETTO IMAGING, INC. AND OPEN MRI OF FLORENCE, INC. as more fully described under "Business--Legal proceedings," PROVIDED that this clause (7) shall only be included in the definition of "Consolidated EBITDA" until December 31, 2002; and

    (8) charges in an aggregate amount not to exceed $2.9 million for success fees to be paid to certain executive officers and other employees of the Company in connection with the Transactions; PROVIDED that this clause
       (8) shall only be included in the definition of "Consolidated EBITDA" until September 30, 2003.

Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

"Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

"Consolidated Interest Expense" means, for any period, without duplication, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

    (1) interest expense attributable to Capitalized Lease Obligations, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

    (2) amortization of debt discount and debt issuance cost (PROVIDED that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless,

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       pursuant to GAAP, such amortization of bond premium has otherwise reduced
       Consolidated Interest Expense);

    (3) non-cash interest expense;

    (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

    (5) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

    (6) net costs associated with Hedging Obligations (including amortization of fees), PROVIDED, HOWEVER, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

    (7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

    (8) all dividends paid or declared to be paid in cash, Cash Equivalents or Indebtedness on any series of Disqualified Stock of the Company or on Preferred Stock of its Restricted Subsidiaries that are not Subsidiary Guarantors payable to a party other than the Company or a Wholly Owned Subsidiary;

    (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust; PROVIDED, HOWEVER, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the Company or any Restricted Subsidiary; and

    (10) Receivables Fees.

For purposes of the preceding paragraph, total interest expense will be determined after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

"Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; PROVIDED, HOWEVER, that there will not be included in such Consolidated Net Income:

    (1) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

       (a) subject to the limitations contained in clauses (3), (4) and
           (5) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually

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           distributed by such Person during such period to the Company or a
           Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

       (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

    (2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

       (a) subject to the limitations contained in clauses (3), (4) and
           (5) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

       (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

    (3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

    (4) any extraordinary gain or loss; and

    (5) the cumulative effect of a change in accounting principles.

"Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company or Holdings, as the case may be, who:

    (1) was a member of such Board of Directors on the date of the Indenture;

    (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of the relevant Board at the time of such nomination or election; or

    (3) was elected to such Board of Directors in accordance with the terms of the Stockholders' Agreement.

"Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

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"Designated Senior Indebtedness" means:

    (1) the Bank Indebtedness (to the extent such Bank Indebtedness constitutes Senior Indebtedness) and

    (2) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $15.0 million and is specifically designated in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

"Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

    (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

    (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

    (3) is redeemable at the option of the holder of the Capital Stock thereof, in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding, PROVIDED that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; PROVIDED, FURTHER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions "Change of control" and "Certain covenants--Limitation on sales of assets and subsidiary stock" and such repurchase or redemption complies with "Certain covenants--Restricted payments."

"Domestic Restricted Subsidiary" means a Restricted Subsidiary of the Company organized and existing under the laws of the United States of America, any state of the United States of America or the District of Columbia.

"Equity Offering" means any public or private offering for cash by the Company or Holdings, as the case may be, of its common stock, or options, warrants or rights with respect to its common stock (other than a registered offering on Form S-4 or S-8).

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"Excluded Contribution" means Net Cash Proceeds received by the Company from
(a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary of the Company or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed on the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in clause (4)(c)(ii) of the first paragraph under "--Certain covenants--Limitation on restricted payments."

"Existing Management Stockholders" means each of Gene Venesky, John K. Luke, Thomas C. Gentry, Daniel J. Schaefer and Michael A. Villa.

"GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

    (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

    (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

PROVIDED, HOWEVER, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Guarantor" means each of Holdings and the Subsidiary Guarantors.

"Guarantor Senior Indebtedness" means, with respect to a Guarantor, the following obligations, whether outstanding on the date of the Indenture or thereafter issued, created, Incurred or assumed without duplication:

    (1) any Guarantee of the Bank Indebtedness by such Guarantor and all other Guarantees by such Guarantor of Senior Indebtedness of the Company or Guarantor Senior Indebtedness of any other Guarantor; and

    (2) all obligations consisting of principal of and premium, if any, accrued and unpaid interest on, and fees and other amounts relating to, all other Indebtedness of the Guarantor. Guarantor Senior Indebtedness includes interest accruing on or after the

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       filing of any petition in bankruptcy or for reorganization relating to the Guarantor regardless of whether postfiling interest is allowed in such proceeding.

Notwithstanding anything to the contrary in the preceding paragraph, Guarantor Senior Indebtedness will not include:

    (1) any Indebtedness Incurred in violation of the Indenture, unless such Indebtedness was Incurred based on an Officers' Certificate (delivered in good faith after reasonable investigation) to the effect that the Incurrence of such Indebtedness did not violate the provisions of the Indenture;

    (2) any obligations of such Guarantor to another Subsidiary or the Company;

    (3) any liability for Federal, state, local, foreign or other taxes owed or owing by such Guarantor;

    (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

    (5) any Indebtedness, Guarantee or obligation of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Guarantor, including, without limitation, any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Guarantor; or

    (6) any Capital Stock.

"Guarantor Senior Subordinated Indebtedness" means, with respect to a Guarantor, the obligations of such Guarantor under the Notes Guarantee and any other Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that specifically provides that such Indebtedness is to rank equally in right of payment with the obligations of such Guarantor under the Notes Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness of such Guarantor which is not Guarantor Senior Indebtedness of such Guarantor.

"Guarantor Subordinated Obligation" means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Guarantor under its Notes Guarantee pursuant to a written agreement.

"Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

"Holdings" means MQ Associates, Inc., a Delaware corporation, and its successors.

"Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have correlative meanings.

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"Indebtedness" means, with respect to any Person on any date of determination
(without duplication):

    (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

    (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

    (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

    (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables and healthcare fees owed to physicians), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

    (5) Capitalized Lease Obligations of such Person;

    (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

    (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; PROVIDED, HOWEVER, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

    (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person;

    (9) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time); and

    (10) to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by such Person) under any receivables financing (as set forth in the books and records of such Person and confirmed by the agent, trustee or other representative of the institution or group providing such receivables financing).

Notwithstanding the preceding sentence, "Indebtedness" shall not include unsecured indebtedness of the Company and its Restricted Subsidiaries Incurred to finance insurance premiums in a principal amount not in excess of the insurance premiums to be paid by the Company and its Restricted Subsidiaries for a three-year period beginning on the date of Incurrence of any such Indebtedness.

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The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

    (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

    (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

    (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

       (a) the lesser of (x) the net assets of the General Partner and (y) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

       (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount and the related interest expense shall be included in Consolidated Interest Expense to the extent actually paid by the Company or its Restricted Subsidiaries.

"Intangible Assets" means goodwill, patents, trademarks and other intangibles as determined in accordance with GAAP.

"Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

"Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that none of the following will be deemed to be an Investment:

    (1) Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

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    (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

    (3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of common equity securities of the Company.

For purposes of "Certain covenants--Limitation on restricted payments",

    (1) "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

    (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined in good faith by (a) the senior management of the Company if the amount thereof is less than $2.0 million and (b) the Board of Directors of the Company if in excess thereof) of the Capital Stock of such Subsidiary not sold or disposed of.

"Issue Date" means August 15, 2002.

"Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

    (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

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    (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

    (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

    (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

"Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

"Non-Recourse Debt" means Indebtedness of a Person:

    (1) as to which neither the Company nor any Restricted Subsidiary
       (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

    (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

    (3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries (other than recourse against a pledge of the Capital Stock of such Person to the extent such Capital Stock constitutes an asset of the Company or any of its Restricted Subsidiaries).

"Notes Guarantee" means, individually, any Guarantee of payment of the Notes by Holdings or a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Notes Guarantee will be in the form prescribed by the Indenture.

"Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. The term Officer of any Guarantor has a correlative meaning.

"Permitted Holders" means each of J.P. Morgan Partners, LLC, the Existing Management Stockholders and each of their respective Affiliates and Related Persons.

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"Permitted Investment" means an Investment by the Company or any Restricted
Subsidiary in:

    (1) a Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Receivables Entity); PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business;

    (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary (other than a Receivables Entity); PROVIDED, HOWEVER, that such Person's primary business is a Related Business;

    (3) cash and Cash Equivalents;

    (4) receivables owing to the Company or any Restricted Subsidiary created or acquired, and other extensions of trade credit and other advances to customers and suppliers, in each case, in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including, without limitation, receivables owing to the Company or any Restricted Subsidiary by physicians on account of prior advances made by the Company); PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

    (5) pledges, deposits and similar arrangements with respect to leases and utilities in the ordinary course of business;

    (6) payroll, travel and similar advances or loans to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

    (7) loans or advances to officers, directors, consultants and employees made
       (a) in the ordinary course of business of the Company or such Restricted Subsidiary and not exceeding $3.0 million at any one time outstanding and
       (b) to fund purchases of stock under the stock option plan of Holdings to be adopted following the Issue Date and any similar stock ownership plans or under employment arrangements;

    (8) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

    (9) Investments made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with "Certain covenants--Limitation on sales of assets and subsidiary stock";

    (10) Investments in existence on the Issue Date;

    (11) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "Certain covenants--Limitation on indebtedness";

    (12) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (12), in an aggregate amount at the time of such Investment not to exceed
       $10.0 million outstanding at any one time;

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    (13) Guarantees issued in accordance with "Certain covenants--Limitations on indebtedness";

    (14) Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, PROVIDED, HOWEVER, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in accounts receivable and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such accounts receivable;

    (15) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case in compliance with the Indenture, PROVIDED that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation;

    (16) Investments in Unrestricted Subsidiaries not to exceed $5.0 million since the Issue Date, plus (a) the aggregate net after-tax amount returned since the Issue Date to the Company or any Restricted Subsidiary in cash on or with respect to any Investments made since the Issue Date in Unrestricted Subsidiaries whether through interest payments, principal payments, dividends or other distributions or payments (including such dividends, distributions or payments made concurrently with such Investment), (b) the net after-tax cash proceeds received since the Issue Date by the Company or any Restricted Subsidiary from the disposition of all or any portion of such Investments (other than to the Company or a Subsidiary of the Company) and (c) upon redesignation since the Issue Date of an Unrestricted Subsidiary as a Restricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

    (17) Investments by the Company or any of its Restricted Subsidiaries in a Permitted Joint Venture, together with all other Investments pursuant to this clause (17) in an aggregate amount at the time of such Investment not to exceed $2.5 million outstanding at any one time, so long as
       (a) such Permitted Joint Venture does not have any Indebtedness for borrowed money at any time on or after the date of such Investment (other than Indebtedness owing to the equity holders of such Permitted Joint Venture, the Company or any Restricted Subsidiary of the Company),
       (b) the documentation governing such Permitted Joint Venture does not contain a restriction on distributions to the Company or its Restricted Subsidiaries, (c) such Permitted Joint Venture is engaged only in a Related Business and (d) after giving pro forma effect to such Investment, the Company would be permitted to Incur $1.00 of additional Indebtedness under the first paragraph of "Certain covenants--Limitation on indebtedness."

"Permitted Joint Venture" means, with respect to any Person:

    (1) any corporation, association, or other business entity (other than a partnership) of which 50% or less of the total voting power of shares of Capital Stock entitled

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       (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the Restricted Subsidiaries of that Person or a combination thereof; and

    (2) any partnership, joint venture, limited liability company or similar entity of which 50% or less of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Restricted Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise.

"Permitted Liens" means, with respect to any Person:

    (1) Liens securing Indebtedness and other obligations of the Company under the Senior Credit Agreement and related Interest Rate Agreements and other Senior Indebtedness and liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of the Company under the Senior Credit Agreement and other Guarantor Senior Indebtedness permitted to be Incurred under the Indenture;

    (2) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

    (3) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

    (4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings PROVIDED that appropriate reserves required pursuant to GAAP have been made in respect thereof;

    (5) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness;

    (6) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

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    (7) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

    (8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

    (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

    (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations with respect to, assets or property acquired or constructed in the ordinary course of business, PROVIDED that:

       (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

       (b) such Liens are created within six months of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto and such other assets financed by, and a Lien permitted hereunder granted in favor of, the same financing source;

    (11) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; PROVIDED that:

       (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

       (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

    (12) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

    (13) Liens existing on the Issue Date;

    (14) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; PROVIDED, HOWEVER, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; PROVIDED, FURTHER, HOWEVER, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

    (15) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such

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       acquisition; PROVIDED, FURTHER, HOWEVER, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary except assets financed by, and a Lien permitted hereunder granted in favor of, the same financing source;

    (16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly Owned Subsidiary (other than a Receivable Entity);

    (17) Liens securing the Notes and Notes Guarantees;

    (18) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness (including, without limitation, Acquired Indebtedness) that was previously so secured, PROVIDED that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

    (19) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease; and

    (20) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case Incurred in connection with a Qualified Receivables Transaction.

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

"Purchase Money Note" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated accounts receivable.

"Qualified Public Offering" means the first firm commitment underwritten public offering pursuant to an effective registration statement filed on Form S-1 (or its successor form) under the Securities Act underwritten by a nationally-recognized underwriter satisfactory to the holders of a majority of the shares of Holdings' Common Stock, par value $0.001 per share, and Holdings' Class A Common Stock, par value $0.001 per share, (voting together as a single class) resulting in aggregate proceeds (net of underwriting discounts and commissions) to Holdings of not less than $50.0 million.

"Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and

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all guarantees or other obligations in respect of such accounts receivable, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted in connection with asset securitization involving accounts receivable.

"Qualified Stock" means any Capital Stock that is not Disqualified Stock.

"Recapitalization Agreement" means the Recapitalization Agreement, dated as of July 16, 2002, as amended as of August 8, 2002, among MQ Investment Holdings, LLC, Holdings, the stockholders of Holdings signatory thereto and David Lang and Gene Venesky, as the stockholders' representatives.

"Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit.

"Receivables Entity" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any Restricted Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

    (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

       (a) is guaranteed by the Company or any Restricted Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

       (b) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings; or

       (c) subjects any property or asset of the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

    (2) with which neither the Company nor any Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

    (3) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of

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the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

"Receivables Fees" means any discount from the face amount of Receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar arrangement.

"Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, retire or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, PROVIDED, HOWEVER, that:

    (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least
       91 days later than the Stated Maturity of the Notes;

    (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

    (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees, commissions and other issuance costs Incurred in connection therewith); and

    (4) if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Notes Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Notes Guarantee on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

"Registration Rights Agreement" means that certain registration rights agreement dated as of the date of the Indenture by and among the Company, the Guarantors and the initial purchasers set forth therein.

"Related Business" means any business which is the same as or related, ancillary or complementary to or a reasonable extension of any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture, in each case, as determined conclusively and in good faith by the Company's Board of Directors.

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"Related Person" with respect to any Permitted Holder means:

    (1) any controlling stockholder or a majority (or more) owned Subsidiary of such Permitted Holder or, in the case of an individual, any spouse or immediate family member of such Permitted Holder, any trust created for the benefit of such individual or such individual's estate, executor, administrator, committee or beneficiaries; or

    (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority (or more) controlling interest of which consist of such Permitted Holder and/or such other Persons referred to in the immediately preceding clause (1).

"Representative" means any trustee, agent or representative (if any) of an issue of Senior Indebtedness or Guarantor Senior Indebtedness; PROVIDED that when used in connection with the Senior Credit Agreement, the term "Representative" shall refer to the administrative agent under the Senior Credit Agreement.

"Restricted Investment" means any Investment other than a Permitted Investment.

"Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

"Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person, other than leases between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

"Senior Credit Agreement" means, with respect to the Company, one or more debt facilities (including, without limitation, the Credit Agreement dated as of August 15, 2002 among the Company, Holdings, Wachovia Bank, National Association, as Administrative Agent, and the lenders parties thereto from time to time) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or one or more other representatives or other lenders, investors or other providers of funds or otherwise and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement or indenture).

"Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, the Bank Indebtedness and all amounts payable by the Company under or in respect of all other Indebtedness of the Company, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement obligations and guarantees relating thereto; PROVIDED, HOWEVER, that Senior Indebtedness will not include:

    (1) any Indebtedness Incurred in violation of the Indenture, unless such Indebtedness was Incurred based on an Officers' Certificate of the Company (delivered in good faith

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       after reasonable investigation) to the effect that the Incurrence of such
       Indebtedness did not violate the provisions of the Indenture;

    (2) any obligation of the Company to any Subsidiary;

    (3) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company;

    (4) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

    (5) any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including, without limitation, any Senior Subordinated Indebtedness and any Subordinated Obligations; or

    (6) any Capital Stock.

"Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally with the Notes in right of payment and is not expressly subordinated or junior by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness of the Company.

"Series A Preferred Stock" means the series of Series A Redeemable Preferred Stock, par value $0.001 per share, of Holdings issued pursuant to the Transactions.

"Series B Preferred Stock" means the series of Series B Redeemable Preferred Stock, par value $0.001 per share, of Holdings issued pursuant to the Transactions.

"Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

"Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in securitization of accounts receivable transactions.

"Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

"Stockholders' Agreement" means the Stockholders' Agreement, dated as of the Issue Date, among Holdings and each of the stockholders parties thereto, as in effect on the Issue Date and as further amended and modified from time to time so long as the Permitted Holders beneficially own a majority of the Capital Stock of the Company.

"Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated or junior in right of payment to the Notes pursuant to a written agreement.

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"Subsidiary" of any Person means any corporation, association, partnership, joint venture, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership and joint venture interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

    (1) such Person,

    (2) such Person and one or more Subsidiaries of such Person; or

    (3) one or more Subsidiaries of such Person.

Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

"Subsidiary Guarantor" means each Subsidiary of the Company in existence on the Issue Date and any Restricted Subsidiary created or acquired by the Company after the Issue Date other than a Receivables Entity.

"Tangible Assets" means Total Assets less Intangible Assets.

"Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

"Transactions" has the meaning specified in the offering memorandum dated August 8, 2002.

"Unrestricted Subsidiary" means:

    (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

    (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

    (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

    (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

    (3) such designation and the Investment of the Company in such Subsidiary complies with "Certain covenants--Limitation on restricted payments";

    (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

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    (5) such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

       (a) to subscribe for additional Capital Stock of such Person; or

       (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

    (6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of the "Limitation on indebtedness" covenant on a pro forma basis taking into account such designation.

"U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

"Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

"Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares or shares required by applicable healthcare laws to be owned by Persons other than the Company) is owned by the Company or another Wholly Owned Subsidiary.

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                              Registration rights

On August 15, 2002, we and the guarantors entered into a registration rights agreement with the initial purchasers of the old notes as part of the Transactions. In that agreement, we have agreed for the benefit of the holders of the notes to use our reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the old notes for an issue of SEC-registered notes with terms identical to the old notes (except that the exchange notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

As soon as possible after the registration statement of which this prospectus forms a part is declared effective, we will offer the exchange notes in return for the notes. The exchange offer will remain open for at least 20 business days after the date we mail notice of the exchange offer to noteholders. For each old note surrendered to us under the exchange offer, the noteholder will receive an exchange note of equal principal amount. Interest on each exchange note will accrue from the last payment date on which interest was paid on the old notes or, if no interest has been paid on the old notes, from the closing date.

If applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, we will use our reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the old notes and to keep that shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all old notes covered by the shelf registration statement have been sold. We will, in the event of such a shelf registration, provide to each holder of old notes copies of a prospectus, notify each holder of old notes when the shelf registration statement has become effective and take certain other actions to permit resales of the old notes. A holder of old notes that sells old notes under the shelf registration statement generally will be required to make certain representations to us (as described below), to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder of old notes (including certain indemnification obligations). Holders of old notes will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from us.

If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before March 25, 2003 (or the next business day if March 25, 2003 is not a business day), the annual interest rate borne by the old notes will be increased by 1.0% per annum commencing on March 26, 2003 and until the exchange offer is completed or the shelf registration statement is declared effective. If a shelf registration is required to be filed due to an unsold allotment held by the initial purchasers, the old notes will accrue additional interest if the shelf registration statement is not declared effective on the later of (x) February 26, 2003 and
(y) 90 days after the initial purchasers of the old notes inform us of such unsold allotment.

If we effect the exchange offer, we will be entitled to close the exchange offer 20 business days after its commencement, provided that we have accepted all old notes validly surrendered in accordance with the terms of the exchange offer. Old notes not tendered in the exchange

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offer shall bear interest at the rate set forth on the cover page of this prospectus and be subject to all the terms and conditions specified in the indenture, including transfer restrictions.

In addition, so long as J.P. Morgan Securities Inc. or any of its affiliates (each, a "market-maker") owns any of our equity securities or the equity securities of any of the guarantors or any of our respective affiliates, we will agree for the benefit of the market-maker that, on the date we file this exchange offer registration statement, we will use our best efforts to file with the SEC and cause to become effective a registration statement, which may be the exchange offer registration statement, so that the market-maker may "make a market" in the old notes and the exchange notes as part of its business in the ordinary course. The registration rights agreement provides that the market-maker will have certain rights and remedies that are independent of the rights and remedies of the holders of the old notes and shall have separate indemnification obligations with respect to us and the guarantors.

This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. We filed the registration statement of which this prospectus forms a part and are making this exchange offer to comply with our obligations under the registration rights agreement.

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              Description of capital stock of MQ Associates, Inc.

The authorized capital stock of MQ Associates, Inc. consists of (a) 195,000,000 shares of Common Stock, par value $0.001 per share, (b) 115,000,000 shares of Class A Common Stock, par value $0.001 per share and (c) 75,000,000 shares of Preferred Stock, par value $0.001 per share, of which (i) 35,000,000 shares have been designated Series A Redeemable Preferred Stock, par value $0.001 per share and (ii) 15,000,000 shares have been designated Series B Redeemable Preferred Stock, par value $0.001 per share.

The following summary of the material terms and provisions of the capital stock of MQ Associates, Inc. is not complete and is subject to the terms included in the fourth amended and restated certificate of incorporation of MQ
Associates, Inc., the by-laws of MQ Associates, Inc. and Delaware law. Reference is made to those documents, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part, and to Delaware law for a detailed description of the provisions summarized below.

Common Stock and Class A Common Stock

Each outstanding share of Common Stock and Class A Common Stock entitles its holder to the rights and privileges described below. Holders of shares of Common Stock and Class A Common Stock do not have preemptive or other rights to subscribe for additional shares of common stock or for any other securities of MQ Associates, Inc.

VOTING RIGHTS. Each holder of Common Stock and Class A Common Stock is entitled to one vote per share on all matters to be voted on by the stockholders of MQ Associates, Inc., and the Common Stock and Class A Common Stock vote together as a single class.

DIVIDENDS. Each holder of Common Stock and Class A Common Stock is entitled to receive dividends if, when and as declared by the board of directors of MQ Associates, Inc. out of assets of MQ Associates, Inc. legally available therefor.

OPTIONAL CONVERSION. Each holder of Class A Common Stock has the right, at such holder's option, to convert any or all of such shares then outstanding into an equal number of fully paid and nonassessable shares of Common Stock. MQ Associates, Inc. will give the holders of Class A Common Stock reasonable prior notice of a liquidation or sale, including the price and material terms and conditions thereof, in order to provide the holders of Class A Common Stock reasonable opportunity to consider whether to convert the shares of Class A Common Stock held by them into shares of Common Stock upon or prior to such liquidation or sale.

MANDATORY CONVERSION. Immediately prior to the consummation of a public offering resulting in aggregate proceeds of not less than $50.0 million and a per share price of the Common Stock issued in such public offering of not less than twice the original price of the Common Stock, all shares of Class A Common Stock then outstanding will, without any action on the part of the holders thereof, be deemed automatically converted into an equal number of fully paid and nonassessable shares of Common Stock.

LIQUIDATION. With respect to rights upon a liquidation or sale, the Class A Common Stock ranks senior to the Common Stock and the Series B Preferred Stock. Upon the consummation of any liquidation or sale, after payment of the preference to the holders of Series A Preferred Stock, the holders of Class A Common Stock will be entitled to receive out of the proceeds of such liquidation or sale, before any payment will be made to the holders of any capital stock ranking junior to the Class A Common Stock, an amount per share of Class A Common Stock

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equal to the original cost of each such share. After payment has been made to the holders of Class A Common Stock of the full amount set forth in the preceding sentence, the holders of Common Stock will be entitled to receive out of the proceeds of such liquidation or sale an amount per share of Common Stock equal to the original cost of each such share of Common Stock PARI PASSU with the payment of the preference to the holders of Series B Preferred Stock. After payment of the amounts set forth above, the holders of Common Stock and the holders of Class A Common Stock will share ratably in the remaining proceeds, if any, of such liquidation or sale.

Preferred stock

The board of directors of MQ Associates, Inc. is authorized to cause additional shares of preferred stock to be issued from time to time for such consideration as it may fix from time to time, and to cause the shares of preferred stock to be issued with such rights, preferences and privileges as may be adopted by the board of directors of MQ Associates, Inc.

Series A Preferred Stock and Series B Preferred Stock

Each outstanding share of Series A Preferred Stock and Series B Preferred Stock entitles its holder to the rights and privileges described below. Holders of shares of Series A Preferred Stock and Series B Preferred Stock do not have preemptive or other rights to subscribe for additional shares of preferred stock or for any other securites of MQ Associates, Inc. The number of shares of common stock issuable upon conversion of the preferred stock shall be subject to adjustment from time to time upon the occurrence of stock splits, combinations, reclassifications, recapitalizations and other similar events.

RANK. The Series A Preferred Stock will rank senior to the Series B Preferred Stock in a liquidation or sale. The Series A Preferred Stock will rank senior to Common Stock and Class A Common Stock with respect to rights on liquidation or sale, and the Series B Preferred Stock will rank PARI PASSU with the Common Stock with respect to rights on a liquidation or sale.

VOTING RIGHTS. Except as set forth below or as otherwise required by applicable law, neither the Series A Preferred Stock nor the Series B Preferred Stock is entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of MQ Associates, Inc. The holders of each series of preferred stock have the right to vote as a separate series on any amendment of such voting rights and on any amendment, repeal or modification of any provision of the fourth amended and restated certificate of incorporation of MQ Associates, Inc. that adversely affects the powers, preferences, or special rights of the shares of such series of preferred stock.

DIVIDENDS. The holders of shares of Series A Preferred Stock and Series B Preferred Stock are not entitled to receive any dividends from MQ
Associates, Inc. with respect to their shares of Series A Preferred Stock or Series B Preferred Stock. If, however, any dividend is declared and paid on any share of Common Stock or Class A Common Stock, each holder of shares of Series A Preferred Stock or Series B Preferred Stock will be entitled to receive such dividend with respect to each share of Series A Preferred Stock or Series B Preferred Stock held by such holder.

REDEMPTION UPON A PUBLIC OFFERING. In connection with a public offering resulting in proceeds of not less than $50.0 million and a per share price of the common stock issued in such public offering of not less than twice the original price of the common stock, MQ Associates, Inc. will

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offer to redeem the then outstanding shares of Preferred Stock. A majority of the holders of Series A Preferred Stock and the Series B Preferred Stock (voting separately as a class with respect to their respective series of preferred stock) will have the right to require that MQ Associates, Inc. redeem any or all of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, respectively, upon the consummation of such public offering. However, if the managing underwriter in such public offering advises MQ Associates, Inc. that the redemption of the Series B Preferred Stock would adversely affect the successful offering and sale of the shares to be sold in such offering, then all shares of Series B Preferred Stock shall be converted into Common Stock.

OPTIONAL CONVERSION OF SERIES A PREFERRED STOCK. Each holder of shares of Series A Preferred Stock will have the right, at such holder's option, immediately prior to the consummation of either a qualified public offering or a liquidation or sale, to convert any or all shares of Series A Preferred Stock held by such holder into that number of fully paid and nonassessable shares of Class A Common Stock equal to the quotient obtained by dividing (x) the aggregate original cost of such shares of Series A Preferred Stock to be converted by (y) the applicable conversion price for the Series A Preferred Stock. The conversion price per share at which shares of Class A Common Stock shall be issuable upon conversion of Series A Preferred Stock shall initially be equal to (1) the qualified initial public offering price, in the case of conversion immediately prior to such an event, or (2) original cost, in the case of conversion immediately prior to a liquidation or sale.

OPTIONAL CONVERSION OF SERIES B PREFERRED STOCK. Each holder of Series B Preferred Stock will have the right, at such holder's option, immediately prior to the consummation of a liquidation or sale, to convert each share of Series B Preferred Stock held by such holder into approximately 1.153 fully paid and nonassessable shares of Common Stock.

MANDATORY CONVERSION OF SERIES B PREFERRED STOCK. Immediately prior to the consummation of a qualified public offering, all shares of Series B Preferred Stock then outstanding will, without any action on the part of the holders thereof, be deemed automatically converted into that number of fully paid and nonassessable shares of Common Stock equal to the sum of (i) the quotient obtained by dividing (x) the aggregate original cost of such shares of Series B Preferred Stock to be converted by (y) the qualified public offering price, plus
(ii) approximately 0.153 shares of Common Stock.

LIQUIDATION. Upon the consummation of any liquidation or sale, prior to payment to the holders of Class A Common Stock, Series B Preferred Stock and Common Stock, the holders of Series A Preferred Stock will be entitled to receive, out of the proceeds of such liquidation or sale, an amount per share of Series A Preferred Stock equal to the greater of (i) the original cost of such share and
(ii) the amount such holder would have received if such share of Series A Preferred Stock had been converted to Class A Common Stock immediately prior to such liquidation or sale.

Upon the consummation of any liquidation or sale, PARI PASSU with the payment of the preference to the holders of Common Stock, but after payment of the liquidation preference to the holders of Series A Preferred Stock and Class A Common Stock, the holders of Series B Preferred Stock will be entitled to receive, out of the proceeds of such liquidation or sale, an amount per share of Series B Preferred Stock equal to the greater of (i) the original cost of such share and (ii) the amount such holder would have received if such share of Series B Preferred Stock had been converted to Common Stock immediately prior to such liquidation or sale.

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                      Book-entry settlement and clearance

The global notes

The exchange notes will be issued in the form of one or more permanent definitive registered notes in global form, without interest coupons (the "global notes"). Upon issuance, each of the global notes will be deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

     - upon deposit of the global notes with DTC's custodian, DTC will credit portions of the principal amount of the global notes to the accounts of the DTC participants that participated in the exchange offer; and

     - ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global notes).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

     - a limited purpose trust company organized under the laws of the State of New York;

     - a "banking organization" within the meaning of the New York State Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the Uniform Commercial Code; and

     - a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers of the old notes; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors

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who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

     - will not be entitled to have notes represented by the global note registered in their names;

     - will not receive or be entitled to receive physical, certificated notes; and

     - will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC's nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

     - DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

     - DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

     - we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

     - certain other events provided in the indenture should occur.

             Certain United States federal income tax consequences

General

The following is a summary of material United States Federal income tax consequences of the exchange of old notes for exchange notes pursuant to this exchange offer, but does not address any other aspects of United States Federal income tax consequences to holders of old notes or exchange notes. This summary is based upon the Internal Revenue Code of 1986, as amended, existing and proposed regulations thereunder, and published rulings and court decisions, all as in effect and existing on the date hereof and all of which are subject to change at any time, which change may be retroactive. This summary is not binding on the Internal Revenue Service or on the courts, and no ruling will be requested from the Internal Revenue Service on any issues described below. There can be no assurance that the Internal Revenue Service will not take a different position concerning the matters discussed below and that such positions of the Internal Revenue Service would not be sustained.

Except as expressly stated otherwise, this summary applies only to United States holders that exchange old notes for exchange notes in this exchange offer and who hold the old notes as capital assets. It does not address the tax consequences to taxpayers who are subject to special rules (such as financial institutions, tax-exempt organizations and insurance companies). A "U.S. holder" means a beneficial owner of a note who purchased the notes pursuant to the offering and is, for United States Federal income tax purposes

     - a citizen or resident of the United States;

     - a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof;

     - an estate the income of which is subject to United States Federal income taxation regardless of its source; or

     - a trust if

           - a court within the United States is able to exercise primary supervision over the administration of the trust and

           - one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

Persons considering the exchange of old notes for exchange notes should consult their own tax advisors concerning the United States Federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

Exchange of an old note for an exchange note pursuant to this exchange offer

The exchange by any holder of an old note for an exchange note will not constitute a taxable exchange for United States Federal income tax purposes. Consequently, no gain or loss will be recognized by holders that exchange old notes for exchange notes pursuant to this exchange offer. For purposes of determining gain or loss upon the subsequent sale or exchange of exchange notes, a holder's tax basis in an exchange will be the same as such holder's tax basis in the old note exchanged therefore. Holders will be considered to have held the exchange notes from the time of their acquisition of the old notes.

                              Plan of distribution

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes only where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days from the date on which the exchange offer is consummated, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver any by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

For a period of 180 days from the date on which the exchange offer is consummated, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for holders of the notes, other than commissions or concessions of any broker-dealers and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 Legal matters

The validity of the exchange notes and the guarantees of the exchange notes will be passed upon for us by O'Melveny & Myers LLP, New York, New York.

                                    Experts

The consolidated financial statements of MQ Associates, Inc. and subsidiaries included in this prospectus for the fiscal years ended December 31, 1999 and 2000 have been so included in reliance on the report of Elliott Davis, LLC, independent public accountants, (which contains an explanatory paragraph related to a restatement for mandatory redeemable preferred stock and for the correction of errors related to the redemption value of preferred stock and the issuance of certain restricted stock and related notes receivable) given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2001 and for the year then ended included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants given on the authority of said firm as experts in auditing and accounting.

The statements of operations and changes in retained earnings and of cash flows of AMI Outpatient Services, Ltd. for the period from January 1, 2001 to
August 31, 2001 included in this prospectus have been so included in reliance on the report of Sarvas, King & Coleman, PC, formerly known as Field, Sarvas,
King & Coleman, PC, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

                      Where you can find more information

We will be required to file annual and quarterly reports and other information with the Securities and Exchange Commission after the registration statement described below is declared effective by the SEC. You may read and copy any reports, statements, and other information we file at the SEC's public reference room at 450 Fifth Street, N.W., in Washington, D.C. You may request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call 1-800-SEC-0330 for further information on the public reference rooms. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.

We have filed a registration statement on Form S-4 to register with the SEC the exchange notes to be issued in exchange for the old notes and guarantees thereof. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You should note that where we summarize in the prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in the prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed to the registration statement for copies of the actual contract, agreement or document.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

                   Index to consolidated financial statements


MQ Associates, Inc. & Subsidiaries:

As of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001:

Report of independent accountants--PricewaterhouseCoopers
  LLP.......................................................     F-2

Report of independent accountants--Elliott Davis, LLC.......     F-3

Consolidated balance sheets as of December 31, 2001 and
  2000......................................................     F-4

Consolidated statements of operations for each of the years
  ended December 31, 2001, 2000 and 1999....................     F-5

Consolidated statements of stockholders' equity (deficit)
  for each of the years ended December 31, 2001, 2000 and
  1999......................................................     F-6

Consolidated statements of cash flows for each of the three
  years ended December 31, 2001, 2000 and 1999..............     F-7

Notes to consolidated financial statements..................     F-8

As of September 30, 2002 and December 31, 2001 and for the nine months ended September 30, 2002 and 2001 (unaudited):

Consolidated balance sheets as of September 30, 2002 and
  December 31, 2001.........................................    F-33

Consolidated statements of operations for the nine months
  ended
  September 30, 2002 and 2001...............................    F-34

Consolidated statements of stockholders' deficit for the
  nine months ended September 30, 2002......................    F-35

Consolidated statements of cash flows for the nine months
  ended
  September 30, 2002 and 2001...............................    F-36

Notes to consolidated financial statements..................    F-37

AMI Outpatient Services, Ltd.:

For the eight months ended August 31, 2001:

Independent Auditors' Report--Field, Sarvas, King & Coleman,
  PC........................................................    F-50

Statement of income and changes in retained earnings........    F-51

Statement of cash flows.....................................    F-52

Notes to financial statements...............................    F-53

                       Report of independent accountants

To Board of Directors and Stockholders of
MQ Associates, Inc. and Subsidiaries

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, stockholders' deficit and cash flows present fairly, in all material respects, the financial position of MQ Associates, Inc. and its subsidiaries at December 31, 2001 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP
Atlanta, Georgia
June 7, 2002, except for the information in note 18 for which the date is August 8, 2002

                       Report of independent accountants

To Board of Directors and Stockholders of
MQ Associates, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of MQ
Associates, Inc. and Subsidiaries as of December 31, 2000 and the related consolidated statements of operations, stockholders' equity and cash flows for the two years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MQ Associates, Inc. and Subsidiaries as of December 31, 2000 and the results of its operations and cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note 17 to the financial statements, the 2000 and 1999 financial statements have been restated for mandatory redeemable preferred stock and for the correction of errors related to the redemption value of preferred stock and the issuance of certain restricted stock and related notes receivable.

Elliott Davis, LLC
January 25, 2001, except
for Note 17 as to which the
date is June 21, 2002
Greenville, South Carolina

                       MQ ASSOCIATES, INC. & SUBSIDIARIES
                          Consolidated balance sheets

----------------------------------------------------------------------------------
                                                                      December 31,
(in thousands, except share data)                                  2001       2000
----------------------------------------------------------------------------------
Assets
Current assets
  Cash and cash equivalents.................................  $  5,391    $  2,316
  Patient receivables, net of allowance for doubtful
    accounts of $987 and $485...............................    30,817      15,275
  Related party receivables.................................     1,656       1,396
  Other receivables.........................................     1,411       1,314
  Prepaid expenses and other................................     2,167       2,021
  Deferred income taxes.....................................     1,654       1,591
                                                              --------------------
  Total current assets......................................    43,096      23,913
Property and equipment, net.................................    65,221      43,042
Intangible assets, net......................................    28,802       5,794
Other.......................................................       229         193
                                                              --------------------
  Total assets..............................................  $137,348    $ 72,942
                                                              --------------------
Liabilities and stockholders' deficit
Current liabilities
  Equipment line of credit..................................  $  6,000    $     --
  Accounts payable..........................................     5,521       3,247
  Accrued payroll and related taxes.........................     2,329         910
  Other accrued expenses....................................     9,111       4,209
  Current portion of long-term debt.........................    20,002      10,959
  Current portion of obligations under capital leases.......     4,780       3,831
                                                              --------------------
  Total current liabilities.................................    47,743      23,156
Long-term debt..............................................    75,172      34,153
Obligations under capital leases............................     9,667       9,168
Deferred income taxes.......................................     4,721       3,009
                                                              --------------------
  Total liabilities.........................................   137,303      69,486
Minority interest...........................................       159          49
                                                              --------------------
  Total liabilities and minority interest...................  $137,462    $ 69,535
                                                              --------------------
Commitments and contingencies
Redeemable preferred stock
  Series A Convertible, $.01 par value; voting; 3,300,000
    shares authorized issued and outstanding (liquidating
    preference of $79,321)..................................  $ 79,321    $ 79,321
  Series C Convertible, $.01 par value; voting; 805,532
    shares authorized; 805,532 and 0 shares issued and
    outstanding at December 31, 2001 and 2000, respectively
    (liquidating preference of $25,962).....................    25,962          --
                                                              --------------------
                                                              $105,283    $ 79,321
                                                              --------------------
Stockholders' deficit
  Common Stock; voting; $.01 par value; 15,000,000 and
    17,557,692 shares authorized at December 31, 2001 and
    2000, respectively; 4,935,999 and 5,830,000 shares
    issued and outstanding at December 31, 2001 and 2000,
    respectively............................................        49          58
  Class B common stock; nonvoting $.01 par value; 750,000
    and 870,000 shares authorized at December 31, 2001 and
    2000, respectively, 750,000 shares issued and
    outstanding.............................................         8           8
Notes receivable--stockholders..............................    (1,531)     (1,448)
Additional paid-in capital..................................    10,845       1,357
Accumulated deficit.........................................  (114,768)    (75,889)
                                                              --------------------
  Total stockholders' deficit...............................  (105,397)    (75,914)
                                                              --------------------
  Total liabilities and stockholders' deficit...............  $137,348    $ 72,942
----------------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                       MQ ASSOCIATES, INC. & SUBSIDIARIES
                     Consolidated statements of operations

---------------------------------------------------------------------------------------------
                                                                            Fiscal year ended
                                                                                 December 31,
                                                              -------------------------------
(in thousands)                                                     2001       2000       1999
---------------------------------------------------------------------------------------------
Net revenues from services..................................  $142,322    $85,932    $56,684
Costs and expenses
  Operating expenses, excluding depreciation................    61,014     35,626     25,091
  Marketing, general and administrative expenses............    55,554     25,559     17,290
  Depreciation and amortization.............................    17,488     11,187      9,152
                                                              -------------------------------
    Income from operations..................................     8,266     13,560      5,151
Interest expense............................................     8,560      4,875      4,118
Interest income.............................................      (330)       (17)       (35)
                                                              -------------------------------
    Income before provision for income taxes................        36      8,702      1,068
Provision (benefit) for income taxes........................     4,020      3,429       (298)
Minority interest in net income of consolidated
  subsidiaries..............................................       110         60         --
                                                              -------------------------------
    Net income (loss).......................................  $ (4,094)   $ 5,213    $ 1,366
---------------------------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                       MQ ASSOCIATES, INC. & SUBSIDIARIES
           Consolidated statements of stockholders' equity (deficit)
------------------------------------------------------------

(in thousands, except share data)

---------------------------------------------------------------------------------------------------------------------------------
                                                           Common Stock
                            -------------------------------------------                                                     Total
                                          Class A               Class B          Notes   Additional                 Stockholders'
                            ---------------------   -------------------     Receivable      Paid-in   Accumulated          Equity
                                Shares     Amount     Shares     Amount   Stockholders      Capital       Deficit       (Deficit)
                            -----------------------------------------------------------------------------------------------------
Balance, December 31,
  1998....................   4,400,000     $ 44          --       $--       $    --       $ 1,981      $  (1,350)     $     675

  Common stock split......   5,600,000       56                                               (56)                           --
  Common stock purchased
    and retired...........  (4,170,000)     (42)                                           (1,925)       (17,887)       (19,854)
  S-Corp distribution to
    stockholders..........                                                                                (2,343)        (2,343)
  Accretion of Series A
    convertible redeemable
    preferred stock.......                                                                                  (436)          (436)
  Issuance of common
    stock.................                          750,000        8         (1,365)        1,357                            --
  Net income..............                                                                                 1,366          1,366
                            -----------------------------------------------------------------------------------------------------
Balance, December 31,
  1999....................   5,830,000       58     750,000        8         (1,365)        1,357        (20,650)       (20,592)

  Other...................                                                                                    69             69
  Accretion of Series A
    convertible redeemable
    preferred stock.......                                                                               (60,521)       (60,521)
  Accrued interest on
    notes receivable,
    stockholders..........                                                      (83)                                        (83)
  Net income..............                                                                                 5,213          5,213
                            -----------------------------------------------------------------------------------------------------
Balance, December 31,
  2000....................   5,830,000       58     750,000        8         (1,448)        1,357        (75,889)       (75,914)

  Common stock purchased
    and retired...........    (894,001)      (9)                                                         (18,541)       (18,550)
  Beneficial conversion
    feature on issuance of
    Series C convertible
    redeemable preferred
    stock.................                                                                  6,704                         6,704
  Capital contribution....                                                                    100                           100
  Stock compensation
    expense...............                                                                  9,388                         9,388
  Accretion of Series C
    convertible redeemable
    preferred stock.......                                                                 (6,704)       (16,244)       (22,948)
  Accrued interest on
    notes
    receivable--stockholders...                                                 (83)                                        (83)
  Net loss................                                                                                (4,094)        (4,094)
                            -----------------------------------------------------------------------------------------------------
Balance, December 31,
  2001....................   4,935,999     $ 49     750,000       $8        $(1,531)      $10,845      $(114,768)     $(105,397)
---------------------------------------------------------------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                       MQ ASSOCIATES, INC. & SUBSIDIARIES
                     Consolidated statements of cash flows

--------------------------------------------------------------------------------------------
                                                                           Fiscal year ended
                                                                                December 31,
                                                              ------------------------------
(in thousands)                                                    2001       2000       1999
--------------------------------------------------------------------------------------------
Cash flows from operating activities
  Net income (loss).........................................  $ (4,094)  $  5,213   $  1,366
  Adjustments to reconcile net income (loss) to net cash and cash equivalents provided by operating activities
      Depreciation and amortization.........................    17,488     11,187      9,152
      Stock compensation expense............................     9,388         --         --
      Bad debt expense......................................     4,866      2,882      1,890
      Deferred income taxes.................................     1,649      1,829       (427)
      Minority interest in income of consolidated
       subsidiaries.........................................       110         60         --
      Accrued interest on notes receivable--stockholders....       (83)       (83)        --
      Changes in operating assets and liabilities
        Patient receivables.................................   (17,038)    (9,623)    (4,180)
        Related party and other receivables.................      (357)    (1,563)         4
        Prepaid expenses and other current assets...........      (146)      (968)      (632)
        Other assets........................................       (36)       422        (89)
        Accounts payable....................................     2,274        448       (889)
        Accrued payroll and related taxes...................     1,419        343        207
        Other accrued expenses..............................     4,902      1,864        783
                                                              ------------------------------
Net cash and cash equivalents provided by operating
  activities................................................    20,342     12,011      7,185
                                                              ------------------------------
Cash flows from investing activities
  Purchase of property and equipment........................   (25,900)   (12,759)   (11,577)
  Acquisitions of businesses................................   (34,232)    (2,199)        --
                                                              ------------------------------
Net cash and cash equivalents used for investing
  activities................................................   (60,132)   (14,958)   (11,577)
                                                              ------------------------------
Cash flows from financing activities
  Proceeds from notes payable...............................    62,870     14,092     12,148
  Proceeds from line of credit..............................     6,000         --         --
  Payments on notes payable.................................   (13,421)    (8,099)    (5,086)
  Payments on capital leases................................    (3,853)    (3,086)    (1,987)
  Proceeds from issuance of convertible preferred stock, net
    of transaction costs....................................     9,719         --     18,364
  Purchase of common stock from stockholders................   (18,550)        --    (19,854)
  Capital contribution......................................       100         --         --
  Repayment of stockholder receivable.......................        --         --      1,029
  Repayment of affiliated receivable........................        --         --        576
  S-Corp distributions to stockholders......................        --         --     (1,635)
  Other.....................................................        --         69         --
                                                              ------------------------------
Net cash and cash equivalents provided by financing
  activities................................................    42,865      2,976      3,555
                                                              ------------------------------
Net increase (decrease) in cash and cash equivalents........     3,075         29       (837)
Cash and cash equivalents, beginning of year................     2,316      2,287      3,124
                                                              ------------------------------
Cash and cash equivalents, end of year......................  $  5,391   $  2,316   $  2,287
                                                              ------------------------------
Supplemental disclosure of cash flow information
  Cash paid for interest....................................  $  9,648   $  4,958   $  4,119
  Cash paid for taxes.......................................     3,017         --         --
Supplemental schedule of noncash investing and financing
  activities
  Acquisition of businesses
    Fair value of assets acquired...........................    34,842      7,308         --
    Less liabilities assumed................................      (610)    (5,109)        --
                                                              ------------------------------
                                                                34,232      2,199         --
  Equipment acquired through capital lease..................     5,303      3,981      3,689
  Distribution of real estate to stockholders...............  $     --   $     --   $    708
--------------------------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                       MQ ASSOCIATES, INC. & SUBSIDIARIES
                   Notes to consolidated financial statements
                       (in thousands, except share data)

1. Business

MQ Associates, Inc. and Subsidiaries (the "Company") operates 66 outpatient diagnostic imaging centers located throughout the United States. The outpatient diagnostic imaging centers provide medical imaging services to patients referred by physicians and extend credit to governmental, national and local insurance carriers, as well as individual patients who reside in the respective service areas.

As the parent company, MQ Associates provides administrative, management and information services to its subsidiaries. The services provided by the Company leverages its existing infrastructure, allows the centers to provide the appropriate level of care required for each patient and improves profitability, efficiency and effectiveness.

On October 7, 1999, the Company converted its tax status from an S-Corporation to a C-Corporation. In 1999, in connection with the conversion, the Company distributed $2,343 of assets to the stockholders.

2. Summary of significant accounting policies

Principles of consolidation

The consolidated financial statements of the Company include the assets, liabilities, revenues and expenses of all majority owned subsidiaries over which the Company exercises control, and for which control is other than temporary. All material intercompany transactions have been eliminated in consolidation.

Cash and cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company routinely has deposits at financial institutions which substantially exceed federal depository insurance coverage. Management believes any risks associated with these excess deposits is mitigated by maintaining the deposits at large, reputable banks.

Revenue recognition

Revenue is recognized as services are rendered. Revenues are reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered including estimated contractual adjustments under reimbursement agreements with third-party payors. The Company provides for an estimate of bad debts for accounts receivable balance that will ultimately become uncollectible and also provides for specific accounts that have been indentified as uncollectible. This estimate of bad debts ranges from 2.5% to 3% of gross revenues and is based upon the Company's historical bad debt experience.

The components of the allowance for doubtful accounts for the years ended December 31, 2001, 2000 and 1999 are as follows:

----------------------------------------------------------------------------------------
                                                            2001       2000       1999
                                                          --------   --------   --------
----------------------------------------------------------------------------------------
Beginning balance.......................................  $   485    $   282    $   217
Bad debt expense........................................    4,866      2,882      1,890
Write-offs..............................................   (4,364)    (2,680)    (1,824)
                                                          -------    -------    -------
Ending balance..........................................  $   987    $   485    $   282
----------------------------------------------------------------------------------------

Advertising expense

The Company expenses all advertising costs as incurred. Advertising expense for the years ended December 31, 2001, 2000 and 1999 was $1,707, $1,476 and $1,471,
respectively.

Operating expenses, excluding depreciation

Operating expenses, excluding depreciation, consists of compensation related to radiologists, technicians and transcriptionists combined with supplies, building rental, utilities and other expenses directly related to generating service revenue.

Property and equipment

Property and equipment are carried at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over their estimated useful lives ranging from five to seven years. Leasehold improvements are classified as property and equipment and are amortized using the straight-line method over the shorter of lease terms or the economic useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in operations for the period. The cost of maintenance and repairs is charged to operations as incurred. Significant renewals and betterments are capitalized.

Intangible assets

Intangibles, at stated cost less accumulated amortization, consist of goodwill, non-compete agreements and certificates of need. Certificates of need are required by certain states prior to the acquisition of high-cost capital items, including diagnostic imaging systems, or provision of diagnostic imaging services. Certificates of need generally have an indefinite life, however, the useful life may be affected by repeal or liberalization of existing certificate of need regulations. The Company periodically assesses the useful lives of certificates of need to account for changes, if any, in certificate of need regulations. Goodwill is amortized on a straight-line basis over fifteen years and all other intangibles are amortized on a straight-line basis over their estimated useful lives ranging from 3 to 15 years. See Note 3 for application of new accounting policies for intangible assets.

Long-lived assets

Long-lived assets are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability test is performed at the lowest level at which net cash flows can be directly attributable to long-lived assets and is performed on an undiscounted basis. For any assets identified as impaired, the Company measures the impairment as the amount by which the carrying value of the asset exceeds the fair value of the asset. In estimating the fair value of the asset, management utilizes a valuation technique based on the present value of expected future cash flows.

Income taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Income tax expense (benefit) is comprised of the tax payable (receivable) for the period and the change in deferred income tax assets and liabilities during the period. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

The carrying value of patient receivables, accounts payable and accrued expenses approximate their fair value based on the short duration of these accounts. The fair value of the Company's long-term debt is estimated using discounted cash flow analyses based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. The estimated fair value of long-term debt with fixed rates was $14,892 and $11 above its carrying value at December 31, 2001 and 2000, respectively.

Concentrations of credit risk

The Company grants credit without collateral to its patients, most of whom are local residents and are insured under third-party payor agreements. The mix of receivables from patients and third-party payors at December 31, 2001 and December 31, 2000 was as follows:

---------------------------------------------------------------------------------
                                                                  2001       2000
---------------------------------------------------------------------------------
Medicare....................................................     20%        11%
Blue Cross/Blue Shield......................................      19         14
Managed Care................................................      24         21
HMO.........................................................       9          2
Workers Compensation........................................       8          6
Medicaid....................................................       4          6
Commercial..................................................       6          9
Other third-party payors....................................       6         19
Patients....................................................       4         12
                                                                ----       ----
                                                                100%       100%
---------------------------------------------------------------------------------

Reclassifications

Certain reclassifications have been made to the financial statements for the year ended December 31, 2000 in order to conform with the December 31, 2001 presentation.

3. New accounting pronouncements

In June 2001, the Financial Accounting Standards Board issued FAS No. 141 "Business Combinations" ("FAS 141") and FAS No. 142 "Goodwill and Other Intangible Assets" ("FAS 142"). FAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. FAS 141 also specifies the criteria applicable to intangible assets acquired in a purchase method business combination to be recognized and reported apart from goodwill. FAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized but instead be tested for impairment, at least annually. In adopting FAS 142, the Company no longer amortizes goodwill and certificates of need related to these business combinations. There was no impairment to goodwill and certificates of need as a result of the impairment test performed. Amortization expense for goodwill and certificates of need was $709, $290 and $216 during 2001, 2000 and 1999, respectively. The adoption of FAS 142 would increase(decrease) the net income(loss) of the Company by $(425), $174, and $130 for the years ended December 31, 2001, 2000 and 1999, respectively. FAS 142 also requires that intangible assets with useful lives be amortized over their respective estimated useful lives to their estimated residual values, and be reviewed for impairment.

In August 2001, the Financial Accounting Standards Board issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and related asset retirement costs. SFAS 143 is effective for financial statements with fiscal years beginning after June 15, 2002. This Statement is not expected to have a material impact on the Company's financial position and results of operations.

In October 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and for reporting of discontinued operations. SFAS 144 is effective for financial statements with fiscal years beginning after December 15, 2001. The Company adopted this statement on January 1, 2002 and it did not have a material impact on the Company's financial position and results of operations.

4. Acquisitions


On September 1, 2001, Phoenix Diagnostic Imaging, Inc., a wholly-owned subsidiary of MQ Associates, acquired AMI Outpatient Services LTD ("AMI"). AMI is a provider of medical diagnostic imaging services to patients in Phoenix, Arizona. The aggregate purchase price was $18,683 of cash. In addition, the Company agreed to pay an earn-out based on net revenue. The maximum earn-out payable for each applicable twelve month period is $700. No accrual has been made for this earn-out for fiscal 2001. The results of AMI have been included in the consolidated financial statements since the acquisition date under the application of purchase accounting.

Summary information related to the operations of AMI from the acquisition date to December 31, 2001 is as follows (in thousands):



----------------------------------------------------------------------
Net revenues from services..................................   $6,484
Income from operations......................................      986
Income before provision for income taxes....................      325
----------------------------------------------------------------------


The following table summarizes the estimated fair values of the assets acquired at September 1, 2001, the date of acquisition:

----------------------------------------------------------------------
Accounts receivable.........................................  $ 2,500
Equipment...................................................    4,000
Non-compete agreement.......................................       67
Goodwill....................................................   12,116
                                                              -------
                                                              $18,683
----------------------------------------------------------------------

During 2001, the Company acquired five additional entities which provide medial diagnostic imaging service to patients. Each of the acquisitions was accounted for using the purchase method of accounting. Results of each entity has been included in the consolidated financial statements since the effective date of the acquisition. The Company paid $15,549 in cash for the five entities acquired.

The following table summarizes the estimated fair values of the assets acquired in these acquisitions:

----------------------------------------------------------------------
Accounts receivable.........................................  $   870
Property and equipment......................................    3,531
Non-compete agreement.......................................       70
Certificate of need.........................................    1,860
Liabilities assumed.........................................     (610)
Goodwill....................................................    9,828
                                                              -------
                                                              $15,549
----------------------------------------------------------------------

All of the goodwill associated with the above transactions is expected to be deducted for tax purposes.

On June 30, 2000, the Company acquired Open MRI and Imaging at Bridgetown and Kirkwood, Missouri from US Diagnostics for an aggregate purchase price of $2,101, net of liabilities assumed of $1,073. Goodwill and other intangibles acquired was approximately $843.

Also during 2000, the Company acquired three other entities for an aggregate purchase price of $98, net of liabilities assumed of $4,036. Goodwill and other intangibles acquired was approximately $3,129.

All of the acquisitions during 2001 and 2000 were consummated in order to expand market share.

The pro forma results listed below are unaudited and reflect results of operations data for the years ended December 31, 2001 and 2000, as if MQ Associates, Inc. and the entities described above had been combined as of January 1, 2000. The financial information for all of the acquisitions is prepared on the accrual basis of accounting. The pro forma results include estimates and assumptions which management believes are reasonable. However, pro forma results do not include any anticipated cost savings or other effects of the planned integration of these entities, and are not necessarily indicative of the results which would have occurred if the business combinations had been in effect on the dates indicated, or which may result in the future.

------------------------------------------------------------------------------------------
                                                                                 Pro forma
                                                                         fiscal year ended
                                                                              December 31,
                                                              ----------------------------
                                                                   2001               2000
------------------------------------------------------------------------------------------
                                                                             (unaudited)
Net revenues from services..................................  $169,123        $   130,844
Net income (loss)...........................................    (5,130)             5,342
------------------------------------------------------------------------------------------

5. Property and equipment

Property and equipment, including assets held under capital leases, consists of the following at December 31:

----------------------------------------------------------------------------------
                                                                   2001       2000
----------------------------------------------------------------------------------
Technical equipment.........................................   $83,595    $54,406
Leasehold improvements......................................    17,341     12,306
Computer equipment..........................................     3,823      1,900
Furniture and fixtures......................................     2,602      1,687
Office equipment and other..................................     2,988      1,335
                                                              --------------------
                                                               110,349     71,634
Less accumulated depreciation...............................    45,128     28,592
                                                              --------------------
                                                               $65,221    $43,042
----------------------------------------------------------------------------------

Depreciation expense totaled $16,555, $10,628 and $8,834 for the years ended December 31, 2001, 2000 and 1999, respectively.

6. Intangible assets

Intangible assets consists of the following as of December 31:

---------------------------------------------------------------------------------
                                                                  2001       2000
---------------------------------------------------------------------------------
Goodwill....................................................  $27,622     $5,677
Non-compete agreements......................................    1,412      1,275
Certificates of need........................................    1,860         --
                                                              -------------------
                                                               30,894      6,952
Less accumulated amortization...............................    2,092      1,158
                                                              -------------------
                                                              $28,802     $5,794
---------------------------------------------------------------------------------

Amortization expense totaled $933, $559 and $318 for the years ended December 31, 2001, 2000 and 1999, respectively.

7. Other accrued expenses

Other accrued expenses consist of the following as of December 31:

---------------------------------------------------------------------------------
                                                                  2001       2000
---------------------------------------------------------------------------------
Accrued radiologist fees and bonuses........................   $3,396     $1,936
Accrued legal claims (Note 11)..............................    2,135         --
Income tax payable..........................................    1,167      1,600
Accrued operating costs.....................................    1,048        345
Other.......................................................    1,365        328
                                                              -------------------
                                                               $9,111     $4,209
---------------------------------------------------------------------------------

8. Equipment line of credit

On March 15, 2001, the Company obtained, from a bank, revolving and term credit facilities providing up to $7,500 of borrowing capacity in the aggregate (the "Revolving Loan Commitment"). Borrowings under the Revolving Loan Commitment bear interest based at LIBOR plus 2%. The Company had outstanding borrowings of $6,000 under the Revolving Loan Commitment at December 31, 2001 and the effective interest rate at that date was 3.87%. The Revolving Loan Commitment expires on June 30, 2002. Management expects to extend the Revolving Loan Commitment.

Borrowings under the Revolving Loan Commitment are collateralized by certain accounts receivable, excluding government receivables, at specific outpatient diagnostic imaging centers.

The Revolving Loan Commitment included certain restrictive covenants including maximum funding debt to EBITDAR ("Earnings Before Interest, Taxes, Depreciation, Amortization and Rent") and minimum EBITDA to interest expense. As of December 31, 2001, the Company was not in compliance with these covenants but received waivers from the lenders.

9. Long-term debt

Long-term debt consists of the following at December 31:

---------------------------------------------------------------------------------
                                                                  2001       2000
---------------------------------------------------------------------------------
Notes payable to bank(s), various interest rate.............  $86,374    $45,112
12% Senior Subordinated Convertible Notes due October 8,
  2004......................................................    8,800         --
                                                              -------------------
                                                               95,174     45,112
Less current portion of long-term debt......................   20,002     10,959
                                                              -------------------
Long-term debt, net of current portion......................  $75,172    $34,153
---------------------------------------------------------------------------------

Notes payable

The Company has 209 separate note agreements with various lenders, primarily banks. These notes are payable in monthly installments ranging from $1 to $64 including interest at rates ranging from 7.0 to 12.0 percent per annum. The notes are due at various dates from 2002 through 2007 and are collateralized by equipment and receivables.

These note agreements were incurred in order to provide proceeds to acquire radiology and imaging centers and to purchase equipment. The weighted average rate was 10.3% and 10.2% at December 31, 2001 and 2000, respectively.

Senior subordinated convertible notes

On March 30, 2001, the Company entered into an $8,800 Senior Subordinated Convertible Notes Agreement with an affiliated investment firm. The Senior Subordinated Convertible Notes ("Convertible Notes") have a fixed 12% per annum interest rate with interest paid quarterly in arrears. The principal balance with any outstanding accrued and unpaid interest is due on October 8, 2004. The Company may redeem the Convertible Notes, together with all accrued and unpaid interest on the amount so redeemed; provided that the Company redeem at least 25% of the then outstanding aggregate principal of all of the Convertible Notes. The redemption price expressed as a percentage of the principal amount to be redeemed is 105% prior to March 30, 2002, 102.5% after March 30, 2002 but before March 30, 2003 or 100% after March 30, 2003. The Convertible Notes require repayment in full in the event of a change of control or if the Company is in default under the terms of the agreement.

The Convertible Notes included certain restrictive covenants including the maintenance of a Senior Funded Debt to EBITDAR ratio not to exceed 3.85 to 1.00 and a EBITDA to interest ratio of at least 4.40 to 1.00. The Company violated these covenants in 2001 but received waivers from the lender.

The Convertible Notes are unsecured obligations which rank senior in right of payment to all subordinated indebtedness and rank equal in right of payment with all other senior indebtedness of the Company. The Convertible Notes are unconditionally guaranteed on a senior unsecured basis by certain existing subsidiaries and will be unconditionally guaranteed by all future subsidiaries.

At the option of the holder, at any time, the Convertible Notes are convertible into $8,790 Senior Subordinated Notes due October 8, 2004 and warrants to purchase 88,608 shares of the Company's Class A Common Stock at $.01 per share. The converted $8,790 Senior Subordinated Notes would rank senior in right of payment to all subordinated indebtedness and equal in right of payment with all other senior indebtedness.

Scheduled maturities of the long-term debt are:

----------------------------------------------------------------------
2002........................................................  $20,002
2003........................................................   20,441
2004........................................................   27,349
2005........................................................   16,510
2006........................................................   10,198
Thereafter..................................................      674
                                                              --------
                                                              $95,174
----------------------------------------------------------------------

10. Obligations under capital leases

The Company is the lessee of radiology equipment under fifty-five capital lease agreements expiring at various dates from 2002 through 2006, but may be cancelled by the Company under certain circumstances. The Company records the assets and related liabilities at the net present value of the lease payments using imputed interest rates. The weighted average interest rate for these leases is 9.1% and 9.7% at December 31, 2001 and 2000, respectively. These leases contain bargain purchase options that allow the Company to purchase the leased property for a minimal amount upon the expiration of the leases. Depreciation of the assets under capital lease is included in depreciation expense for the period.

The future minimum capital lease payments are:

----------------------------------------------------------------------
2002........................................................   $5,889
2003........................................................    5,242
2004........................................................    4,646
2005........................................................    1,923
2006........................................................      870
                                                              --------
Total minimum lease payments................................   18,570
Less interest portion.......................................    4,123
                                                              --------
Present value of net minimum lease payments, including
  current portion of $4,780.................................  $14,447
----------------------------------------------------------------------

Property and equipment held under capital lease obligations were $22,791 and $17,592, net of accumulated depreciation of $11,697 and $7,858 at December 31, 2001 and 2000, respectively.

11. Commitments and contingencies

The Company leases office space and radiology equipment under non-cancelable operating lease agreements and has maintenance arrangements for the various centers. The leases and agreements expire at various dates through 2011. Certain leases for office space are with related parties (see Note 12).

The future minimum payments under these agreements are:

--------------------------------------------------------------------------------------------------------------
                                                                     Related      Non-related
                                                                       Party            Party            Total
                                                                 Contractual      Contractual      Contractual
                                                                 Commitments      Commitments      Commitments
--------------------------------------------------------------------------------------------------------------
2002........................................................          $3,941          $17,862          $21,803
2003........................................................           3,941           15,947           19,888
2004........................................................           3,674           11,729           15,403
2005........................................................           3,503            5,628            9,131
2006........................................................           3,503            1,584            5,087
Thereafter..................................................           3,503              780            4,283
                                                              ------------------------------------------------
                                                                     $22,065          $53,530          $75,595
--------------------------------------------------------------------------------------------------------------

The Company's total rent expense for all leases, which includes short-term equipment rentals, for the years ended December 31, 2001, 2000 and 1999 were $8,940, $5,432 and $4,866, respectively. The Company's maintenance expense related to the non-cancelable maintenance agreements for the years ended December 31, 2001, 2000 and 1999 was $4,509, $3,423 and $1,309, respectively.
Rent expense related to the related party leases was $2,687, $1,638 and $1,284 for the years ended December 31, 2001, 2000 and 1999, respectively.

The Company has entered into employment agreements with certain officers with original terms of one year. All of the agreements provide for a specific amount of annual base salary and performance bonuses based on certain objectives being met prior to December 31, 2002. In addition, these employment agreements provide that in the event that the agreements are renewed for an additional term, and if the Company terminates the officers without cause during the additional term, or in the event that the officers resign for good reason during the additional term, the Company shall pay them amounts equal to their annual salaries. Under these agreements, if these events had occurred, the Company would have been committed for approximately $1,650 at December 31, 2001.

InMed Diagnostic Service, LLC ("InMed") v. MQ Associates, Inc. and Subsidiaries. In 1999, InMed filed a lawsuit against the Company. InMed asserted that the Company allegedly engaged in unfair competition in violation of the South Carolina common law duty to compete fairly. On December 13, 2001, a jury returned a verdict against the Company in the amount of $2,100. The Company has filed an appeal from the judgment and believes that there are substantial grounds for complete reversal or reduction of the verdict. The judgment amount of $2,100 as well as the related attorney fees were fully accrued as of December 31, 2001. On January 22, 2002, the Company transferred $2,100 into an escrow account (outside of their control) in order to fully fund this judgment.

From time to time, the Company or its subsidiaries are defendants in legal actions involving claims arising in the normal course of business. The Company believes that, as a result of its legal defenses and insurance arrangements, none of these actions if decided adversely, would have a material effect on the business, financial condition, results of operations or cash flows of the Company taken as a whole.

12. Related party transactions

The Company rents office space for 21 of its centers and its headquarters through rental agreements with Image Properties, L.L.C. ("Image"), a company owned by the Company's major stockholders who are the President and the Chief Executive Officer. The rental agreements provide for rental payments in amounts ranging from $1 to $57 monthly. The rental agreements typically are for ten-year terms with five-year renewal options. The leases expire at various dates through 2011 (see Note 11).

The Company makes advances to Image for building and leasehold improvements made on behalf of the Company. The Company also regularly rents properties from Image. As of December 31, 2001, MQ Associates had a related party receivable balance of approximately $1,700 for costs incurred on behalf of Image. The Company earns interest income on the balance at a rate of approximately 6% per annum of the outstanding receivable balance.

13. Retirement plan

The Company maintains a defined contribution plan for all eligible employees. Under this plan, employees who have completed nine months of service and have met certain other eligibility requirements may make voluntary contributions to the retirement program in the form of salary reductions. The Company, at the discretion of the Board of Directors, may make contributions to the retirement plan equal to a percentage of each employees' wages. Employer contributions for the year ended December 31, 2001, 2000 and 1999 totaled $110, $72 and $45, respectively.

14. Redeemable preferred stock

Series A convertible preferred stock

On October 8, 1999, an unaffiliated investment firm ("Preferred Stockholder") contributed $18,364, net of transaction costs of $436, to the Company in return for 3,300,000 shares of noncumulative Series A convertible redeemable preferred stock ("Series A Convertible"). The Series A Convertible has one vote per share on all matters and carries a liquidation preference of $5.70 per share plus any declared and unpaid dividends ("Series A Liquidation") ($18,800 at December 31,
2001). At the option of the holder, all or none of the Series A Convertible is redeemable, on or after October 31, 2004 or upon a qualified public offering as defined in the articles of incorporation, at the greater of the Series A Liquidation or fair market value ($79,321 at December 31, 2001 and 2000). The fair market value at December 31, 2001 and 2000 was determined based upon the fair market value of the underlying, as if, converted shares of common stock. All or none of the Series A Convertible is convertible, at the option of the holder on or after October 31, 2001, into Series B convertible redeemable preferred stock ("Series B Convertible") on a one for one basis, plus 1,276,000 shares of Series A redeemable preferred stock ("Series A Redeemable"). The Series A Convertible ranks equal to all other issuances of redeemable preferred stock and senior to all issuances of common stock in liquidation.

During 1999, in anticipation of the issuance of the Series A Convertible, the Board of Directors authorized a 1-for-175.57692 stock split, thereby increasing the number of authorized Class A Common Stock shares from 10,000,000 to 17,557,692 and decreasing the par value of each share to $.01. As a result of the split, 5,600 additional shares of Class A Common Stock were issued and additional paid-in capital was reduced by $56. In 1999, subsequent to the issuance of the Series A Convertible, the Company repurchased and retired 4,170,000 shares of Class A Common from principal stockholders for $19,854.

Series B convertible preferred stock

The Series B Convertible has one vote per share on all matters if there are no shares of Series A Convertible issued and outstanding. The Series B Convertible is noncumulative, par value $.01 per share, and carries a liquidation preference of $1.83 per share plus any declared and unpaid dividends ("Series B Liquidation") ($6,040 if issued and oustanding at December 31, 2001). At the option of the holders, on or after October 8, 2004 or upon a qualified public offering as defined in the articles of incorporation, all or none of the Series B Convertible may be redeemed for the greater of the Series B Liquidation or fair market value. All or none of the Series B Convertible is convertible at any time, at the option of the holder, on a one for one basis to Class A Common Stock. At December 31, 2001 and 2000, there were 3,300,000 shares of Series B Convertible authorized and no shares issued and outstanding. The Series B Convertible ranks equal to all other issuances of redeemable preferred stock and senior to all issuances of common stock in liquidation.

Series C convertible preferred stock

On March 30, 2001, the Preferred Stockholder contributed $9,719, net of transaction costs of $281, to the Company in return for 805,532 shares of noncumulative Series C convertible redeemable preferred stock (the "Series C Convertible"). On March 30, 2001, the Company recorded a $6,704 beneficial conversion feature related to the issuance of these shares. The Series C Convertible has one vote per share on all matters and carries a liquidation preference of $12.41 per share plus any declared and unpaid dividends ("Series C Liquidation") ($10,000 at December 31, 2001). At the option of the holder, on or after October 31, 2004 or upon a qualified public offering as defined in the articles of incorporation, all or none of the Series C Convertible is redeemable at the greater of the Series C Liquidation or fair market value ($25,962 at December 31, 2001). The fair market value at December 31, 2001 was determined based upon the fair market value of the underlying, as if, converted shares of common stock. All or none of the Series C Convertible is convertible, at the option of the holder on or after October 31, 2001, into Series D convertible redeemable preferred stock
("Series D Convertible") on a one for one basis, plus 680,000 shares of Series B redeemable preferred stock ("Series B Redeemable"). The Series C Convertible ranks equal to all other issuances of redeemable preferred stock and senior to all issuances of common stock in liquidation.

In 2001, subsequent to the issuance of the Series C Convertible, the Company repurchased and retired 894,001 shares of Class A Common from the principal stockholders for $18,550.

Series D convertible preferred stock

The Series D convertible preferred stock ("Series D Convertible") has one vote per share on all matters if there are no shares of Series C Convertible issued and outstanding. The Series D Convertible is noncumulative, par value $.01 per share, and carries a liquidation preference of $3.98 per share plus any declared and unpaid dividends ("Series D Liquidation")($3,206 if issued and outstanding at December 31, 2001). At the option of the holder, on or after October 8, 2004 or upon a qualified public offering as defined in the articles of incorporation, all or none of the Series D Convertible may be redeemed for the greater of the Series D Liquidation or fair market value. All or none of the Series D Convertible is convertible at any time, at the option of the holder, on a one for one basis to Class A Common Stock. At December 31, 2001 and 2000, there were 805,532 shares of Series D Convertible authorized and no shares issued and outstanding. The Series D Convertible ranks equal to all other issuances of redeemable preferred stock and senior to all issuances of common stock in liquidation.

Dividends may be declared and paid on all issuances of the convertible redeemable preferred stock; however, dividends must also be declared and paid on the Class A Common Stock (and Class B Common Stock once issued) as if all issuances of the convertible preferred stock, Class A Common Stock and Class B Common Stock were one class of stock.

Series A redeemable preferred stock

The Series A Redeemable carries a liquidation preference of $10 per share plus any accumulated dividends ("Series A Redeemable Liquidation") ($12,760 if issued and outstanding at December 31, 2001) and can be redeemed (all or none) at the Series A Redeemable Liquidation plus interest, if applicable, on or after October 8, 2004 or upon a qualified public offering as defined in the articles of incorporation. Holders of the Series A Redeemable are entitled to receive annual cumulative dividends equal to 3% of the Series A Redeemable Liquidation whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of such dividends. The

Series A Redeemable ranks equal to all other issuances of redeemable preferred stock and senior to all issuances of common stock in liquidation. At
December 31, 2001 and 2000, there were 1,276,000 shares of Series A Redeemable authorized and no shares issued and outstanding.

Series B redeemable preferred stock

The Series B Redeemable carries a liquidation preference of $10 per share plus any accumulated dividends ("Series B Redeemable Liquidation") ($6,800 if issued and outstanding at December 31, 2001) and can be redeemed (all or none) at the Series B Redeemable Liquidation plus interest, if applicable, on or after October 8, 2004 or upon a qualified public offering as defined in the articles of incorporation. Holders of the Series B Redeemable are entitled to receive annual cumulative dividends equal to 3% of the Series B Redeemable Liquidation whether or not they have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of such dividends. The Series B Redeemable ranks equal to all other issuances of redeemable preferred stock and senior to all issuances of common stock in liquidation. At December 31, 2001 and 2000, there were 680,000 shares of Series B Redeemable authorized and no shares issued and outstanding.

15. Stockholders' equity

Class A common stock

On March 31, 2001, certain executives of the Company (the "Executives") executed a Stock Purchase and Voting Agreement ("Stock Purchase Agreement") and issued promissory notes payable to the principal stockholders totaling $5,400 for the purchase of 583,800 shares of Class A Common from the principal stockholders of the Company. Under the provisions of the Stock Purchase Agreement, the principal stockholders have the option to repurchase all or any portion of the related Class A Common for a calculated value, as defined in the Stock Purchase Agreement ($20.47 per share at December 31, 2001). Compensation expense related to the Stock Purchase Agreement of $9,388 for the year ended December 31, 2001 is reflected in accompanying consolidated income statement as marketing, general and administrative expenses.

The Class A Common has one vote per share on all matters. Dividends may be declared and paid on Class A Common subject to the payment of all dividends to which the holders of the Series A and B Redeemable are entitled. Both the Class A Common and the Class B Common rank junior to all issuances of preferred stock and debt in liquidation.

Class B common stock

On October 8, 1999, the Company authorized 870,000 shares of Class B restricted, non-voting common stock ("Class B Common"). On December 15, 1999, the Executives executed a Restricted Stock Agreement ("Agreement") and issued promissory notes payable to the Company totaling $1,365 ("Notes Receivable--Stockholders") for the purchase of 750,000 shares of Class B Common. Under the Agreement, the shares begin vesting December 15, 2000, and vest ratably over a 60 month period. Total vested shares of Class B Common at December 31, 2001 and 2000 were 220,588 and 44,118, respectively.

The Class B Common is convertible, upon a qualified public offering as defined in the Agreement, into an equal amount of Class A Common. Under the provisions of the Agreement, the Company has the option to repurchase all or any portion of the Class B Common held by the Executives upon their termination of employment with the Company at $1.83 per share. Upon the bankruptcy of the Executives, the Company has the option to repurchase all or any portion of the Class B Common held by the Executives at a price equal to their fair market value ($20.47 per share at December 31, 2001 and 2000). With respect to the vested shares of Class B Common, the Company's repurchase option applies only to a termination of employment or bankruptcy of the Executives prior to a liquidity event.

The Notes Receivable--Stockholders are reflected in the accompanying consolidated balance sheets in equity as a reduction of stockholders' equity. The notes mature on December 15, 2005 and interest is payable to the Company at a rate of 6.08% per year. The principal balance, which is $1,365 at December 31, 2001 and 2000, is payable upon maturity.

At December 31, 2001 and 2000, accrued interest on these notes totalled $166 and $83, respectively.

16. Income taxes

On October 7, 1999, the Company terminated its S-Corp election for Federal and state income tax purposes due to the issuance of preferred stock. Accordingly, the Company has recorded a Federal and state income tax provision for the period October 8 through December 31, 1999. The federal and state income tax provision is:

--------------------------------------------------------------------------------------------
                                                                  2001       2000       1999
--------------------------------------------------------------------------------------------
Current tax expense
Federal.....................................................   $1,867     $1,273       $64
  State.....................................................      504        327        65
                                                              ------------------------------
                                                                2,371      1,600       129
                                                              ------------------------------

Deferred tax expense (benefit)
Federal.....................................................    1,401      1,892      (328)
  State.....................................................      248        (63)      (99)
                                                              ------------------------------
                                                                1,649      1,829      (427)
                                                              ------------------------------
                                                               $4,020     $3,429     $(298)
--------------------------------------------------------------------------------------------

Deferred income taxes are primarily the result of reporting depreciation and the accrual of certain expenses differently for income tax and financial reporting purposes and the benefit from unused operating loss carryforwards. The net operating loss carryforwards, which begin to expire in 2016 are approximately $10,000 for state income tax purposes. Management has recorded a valuation allowance for a portion of these carryforwards based on expected utilization. The tax effects of temporary differences that give rise to deferred tax assets and liabilities are:

---------------------------------------------------------------------------------
                                                                  2001       2000
---------------------------------------------------------------------------------
Deferred tax assets
  Loss carryforwards........................................     $481       $358
  Other accrued expenses....................................    1,571      1,233
                                                              -------------------
                                                                2,052      1,591
  Valuation allowance.......................................      (79)        --
                                                              -------------------
                                                                1,973      1,591
                                                              -------------------
Deferred tax liabilities
  Depreciation and amortization.............................  $(5,040)   $(3,009)
---------------------------------------------------------------------------------

The tax provision differs from the amount that would be calculated by applying the federal statutory rate of 34% to income before income taxes as follows:

--------------------------------------------------------------------------------------------
                                                                  2001       2000       1999
--------------------------------------------------------------------------------------------
Expected tax provision......................................      $12     $2,959      $464
State income taxes..........................................      525        327        65
Valuation allowance.........................................       79         --        --
Minority interest in net income of consolidated
  subsidiaries..............................................      (37)       (49)       --
Nondeductible stock compensation............................    3,191         --        --
Effect of income reported during S-corporation period.......       --         --      (464)
Effect of federal net operating loss carryforwards..........       --         --      (264)
Effect of state net operating loss carryforwards............       --         --       (99)
Other, net..................................................      250        192        --
                                                              ------------------------------
Provision (benefit) for income taxes........................   $4,020     $3,429     $(298)
--------------------------------------------------------------------------------------------

17. Restatements

The 2000 and 1999 financial statements have been restated for the reclassification of the mandatorily redeemable Series A convertible preferred stock as a separate item outside of stockholders' equity (deficit) to comply with SEC reporting requirements in connection with the transaction discussed in
Note 18.

Additionally, the 2000 and 1999 financial statements have been restated for a change in the carrying amount of mandatory redeemable preferred stock on the balance sheet. The redeemable preferred stock is required to be carried as its estimated redemption value. The stock, with certain restrictions, may be redeemed at the holder's option at fair market value. In the 2000 and 1999 financial statements, the preferred stock had been carried at its issuance price of $5.53 per share. On March 31, 2001, in a second preferred stock transaction, additional stock was issued for $20.74 per share, which indicated a significantly greater fair market value of the mandatorily redeemable preferred stock. Management had concluded that the change in fair market value occurred in 2000 and 1999. Therefore, the 2000 and 1999 preferred stock carrying amounts have been restated to reflect an increase of $60,521 and $436, respectively with a corresponding reduction in retained earnings.

In December of 1999, the Company issued 750,000 shares of Class B common stock to certain management stockholders in exchange for notes receivable totaling $1,365. The Company has recorded the issuance of this series of common and classified the related notes receivable as a reduction of stockholders' equity in the accompanying financial statements. This restatement had no impact on total stockholder's equity or net income during 1999. In 2000, net income and stockholders' deficit have been adjusted by $83 thousand related to recognizing interest income on the notes receivable.

18. Subsequent events

The Company is currently in the process of completing a recapitalization transaction. If completed, the total consideration to be paid in the recapitalization will be approximately $364,413, including transaction costs. Approximately 70.0% of the total capital stock of MQ Associates, Inc. then outstanding will be owned by MQ Investment Holdings, LLC (a newly formed entity controlled by JP Morgan Partners, LLC) and approximately 30.0% of the total capital stock of MQ Associates, Inc. will be owned by management, in each case, on a fully diluted basis. Pursuant to the proposed agreement, the following transactions will occur:

- MQ Investment Holdings, LLC will make an equity investment of approximately $107,100;

- MQ Associates, Inc. will redeem all its shares of stock held by all stockholders other than the management stockholders and approximately 58.9% of its shares of common stock held by the management stockholders;

- MQ Associates, Inc. will redeem its $8,800 Senior Subordinated Convertible Notes held by TA Associates and repay all existing bank debt;

- The management stockholders will exchange approximately 41.1% of their shares of MQ Associates, Inc. common stock for newly issued shares of MQ Investment Holdings, LLC;

- MedQuest, Inc. will enter into the senior credit facility, which will consist of an $80,000 revolving credit facility (the "Facility"). The Facility will bear interest at LIBOR plus 2.5% and mature five years after its commencement date.

- MedQuest, Inc., a wholly owned subsidiary of MQ Associates, Inc., will issue $180,000 of senior subordinated notes due in 2012.

19. Consolidating Financial Statements

The following tables present consolidating financial information as required for the years ended December 31, 1999, 2000 and 2001 for: 1) MQ Associates, Inc.;
2) MedQuest, Inc.; 3) the guarantors (on a combined basis) of MedQuest, Inc.'s notes (which represent all of MedQuest, Inc.'s subsidiaries) and 4) all eliminating adjustments. The consolidating financial statements presented reflect the legal entity compositions at the respective dates. Separate financial statements of MedQuest, Inc., as issuer of the notes, and the subsidiary guarantors are not presented because: 1) each subsidiary guarantor is 100% owned by MQ Associates, Inc., 2) all guarantees are full and unconditional, and 3) all guarantees are joint and several.

The senior credit facility and the indenture governing the notes impose certain restrictions on the Company, including restrictions on the Company's ability to incur indebtedness, pay dividends, make investments, grant liens, sell assets and engage in certain other activities. In addition, the senior credit facility requires the Company to maintain certain financial ratios. The Company's indebtedness under the senior credit facility is secured by substantially all of the Company's assets, including inventory, accounts receivable, real and personal property, intellectual property and other intangibles, and is guaranteed by MQ Associates, Inc. and all of MedQuest, Inc.'s domestic subsidiaries.

                              MQ ASSOCIATES, INC.
                          Consolidating balance sheets

----------------------------------------------------------------------------------------------------------------------------
                                                                                                           December 31, 2000
                                                 ---------------------------------------------------------------------------
                                                  MQ Associates,     MedQuest,      Guarantor
(in thousands, except share data)                           Inc.          Inc.   Subsidiaries   Eliminations    Consolidated
----------------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets
  Cash and cash equivalents....................      $    --                          2,316                       $ 2,316
  Patient receivables, net of allowance for
    doubtful accounts of $485..................                                      15,275                        15,275
  Related party receivables....................                                       1,396                         1,396
  Other receivables............................                                       1,314                         1,314
  Prepaid expenses and other...................                                       2,021                         2,021
  Deferred income taxes........................                                       1,591                         1,591
                                                 ---------------------------------------------------------------------------
    Total current assets.......................                                      23,913                        23,913
                                                 ---------------------------------------------------------------------------
Property and equipment, net....................                                      43,042                        43,042
Goodwill.......................................                                       5,794                         5,794
Intangible assets, net.........................
Investment in subsidiaries.....................        5,299                                        (5,299)
Other..........................................                                         193                           193
                                                 ---------------------------------------------------------------------------
    Total assets...............................        5,299                         72,942         (5,299)        72,942
                                                 ===========================================================================
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
  Accounts payable.............................                                       3,247                         3,247
  Accrued payroll and related taxes............                                         910                           910
  Other accrued expenses.......................                                       4,209                         4,209
  Equipment line of credit.....................
  Current portion of long-term debt............          855                         10,104                        10,959
  Current portion of obligations under capital
    leases.....................................                                       3,831                         3,831
                                                 ---------------------------------------------------------------------------
    Total current liabilities..................          855                         22,301                        23,156
                                                 ---------------------------------------------------------------------------
Intercompany payable...........................         (664)                           664
Long-term debt.................................        1,701                         32,452                        34,153
Obligations under capital leases...............                                       9,168                         9,168
Deferred income taxes..........................                                       3,009                         3,009
                                                 ---------------------------------------------------------------------------
    Total liabilities..........................        1,892                         67,594                        69,486
Minority interest..............................           --                             49                            49
                                                 ---------------------------------------------------------------------------
Total liabilities and minority interest........        1,892                         67,643                        69,535
Commitments and contingencies

Redeemable preferred stock
  Series A Convertible, $.01 par value; voting;
    3,300,000 shares authorized, issued and
    outstanding................................      $79,321                                                      $79,321
  Series C Convertible, $.01 par value; voting;
    805,532 shares authorized, 0 issued and
    outstanding................................
                                                 ---------------------------------------------------------------------------
                                                      79,321                                                       79,321
                                                 ---------------------------------------------------------------------------
Stockholders' deficit
  Common stock, $.01 par value; voting;
    17,557,692 shares authorized; 5,830,000
    shares issued and outstanding..............           58                                                           58
  Class B common stock; $.01 par value;
    nonvoting; 870,000 shares authorized;
    750,000 issued and outstanding.............            8                                                            8
Notes receivable from stockholders.............       (1,448)                                                      (1,448)
Additional paid-in capital.....................        1,357                                                        1,357
Accumulated deficit............................      (75,889)                         5,299         (5,299)       (75,889)
                                                 ---------------------------------------------------------------------------
    Total stockholders' deficit................      (75,914)                         5,299         (5,299)       (75,914)
                                                 ---------------------------------------------------------------------------
    Total liabilities and stockholders'
      deficit..................................      $ 5,299                         72,942         (5,299)       $72,942
----------------------------------------------------------------------------------------------------------------------------

                              MQ ASSOCIATES, INC.
                          Consolidating balance sheets

-------------------------------------------------------------------------------------------------------------------------
                                                                                                        December 31, 2001
                                          -------------------------------------------------------------------------------
                                           MQ Associates,                        Guarantor
(in thousands, except share data)                    Inc.    MedQuest, Inc.   Subsidiaries   Eliminations    Consolidated
-------------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets
  Cash and cash equivalents............      $     --                              5,391                      $   5,391
  Patient receivables, net of allowance
    for doubtful accounts of $987......                                           30,817                         30,817
  Related party receivables............                                            1,656                          1,656
  Other receivables....................                                            1,411                          1,411
  Prepaid expenses and other...........                                            2,167                          2,167
  Deferred income taxes................                                            1,654                          1,654
                                          -------------------------------------------------------------------------------
    Total current assets...............                                           43,096                         43,096
                                          -------------------------------------------------------------------------------
Property and equipment, net............                                           65,221                         65,221
Goodwill...............................                                           26,387                         26,387
Intangible assets, net.................                                            2,415                          2,415
Investment in subsidiaries.............         1,648                                            (1,648)
Other..................................                                              229                            229
                                          -------------------------------------------------------------------------------
    Total assets.......................         1,648                            137,348         (1,648)        137,348
                                          ===============================================================================
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
  Accounts payable.....................                                            5,521                          5,521
  Accrued payroll and related taxes....                                            2,329                          2,329
  Other accrued expenses...............                                            9,111                          9,111
  Equipment line of credit.............         6,000                                                             6,000
  Current portion of long-term debt....         1,190                             18,812                         20,002
  Current portion of obligations under
    capital leases.....................                                            4,780                          4,780
                                          -------------------------------------------------------------------------------
    Total current liabilities..........         7,190                             40,553                         47,743
                                          -------------------------------------------------------------------------------
Intercompany payable...................        (9,949)                             9,949
Long-term debt.........................         4,521                             70,651                         75,172
Obligations under capital leases.......                                            9,667                          9,667
Deferred income taxes..................                                            4,721                          4,721
                                          -------------------------------------------------------------------------------
    Total liabilities..................      $  1,762                            135,541                      $ 137,303
Minority interest......................      $     --                                159                      $     159
                                          -------------------------------------------------------------------------------
Total liabilities and minority
  interest.............................         1,762                            135,700                        137,462
Commitments and contingencies                                                                                        --

Redeemable preferred stock
  Series A Convertible, $.01 par value;
    voting; 3,300,000 shares
    authorized, issued and
    outstanding........................        79,321                                                            79,321
  Series C Convertible, $.01 par value;
    voting; 805,532 shares authorized,
    issued and outstanding.............        25,962                                                            25,962
                                          -------------------------------------------------------------------------------
                                              105,283                                                           105,283
                                          -------------------------------------------------------------------------------
Stockholders' deficit
  Common stock, $.01 par value; voting;
    15,000,000 shares authorized;
    4,935,999 shares issued and
    outstanding........................            49                                                                49
  Class B common stock; $.01 par value;
    nonvoting; 750,000 shares
    authorized; 750,000 issued and
    outstanding........................             8                                                                 8
Notes receivable from stockholders.....        (1,531)                                                           (1,531)
Additional paid-in capital.............        10,845                                                            10,845
Accumulated deficit....................      (114,768)                             1,648         (1,648)       (114,768)
                                          -------------------------------------------------------------------------------
    Total stockholders' deficit........      (105,397)                             1,648         (1,648)       (105,397)
                                          -------------------------------------------------------------------------------
    Total liabilities and stockholders'
      deficit..........................      $  1,648                            137,348         (1,648)      $ 137,348
-------------------------------------------------------------------------------------------------------------------------

                              MQ ASSOCIATES, INC.
                     Consolidating statements of operations

--------------------------------------------------------------------------------------------------------
                                                                            Year ended December 31, 1999
                                 -----------------------------------------------------------------------
                                 MQ Associates,   MedQuest,      Guarantor
(in thousands)                             Inc.        Inc.   Subsidiaries   Eliminations   Consolidated
--------------------------------------------------------------------------------------------------------
Net revenues from services.....      $   --                      56,684                        $56,684
Costs and expenses
Operating expenses, excluding
  depreciation.................                                  25,091                         25,091
Marketing, general and
  administrative expenses......                                  17,290                         17,290
Depreciation and amortization..                                   9,152                          9,152
                                 -----------------------------------------------------------------------
  Income from operations.......                                   5,151                          5,151
Interest expense...............                                   4,118                          4,118
Interest income................                                     (35)                           (35)
                                 -----------------------------------------------------------------------
  Income (loss) before
    provision for income
    taxes......................                                   1,068                          1,068
Provision (benefit) for income
  taxes........................                                    (298)                          (298)
Minority interest in net income
  of consolidated
  subsidiaries.................
Equity in earnings of
  consolidated subsidiaries....       1,366                                     (1,366)
                                 -----------------------------------------------------------------------
  Net income (loss)............      $1,366                       1,366         (1,366)        $ 1,366
--------------------------------------------------------------------------------------------------------

                              MQ ASSOCIATES, INC.
                     Consolidating statements of operations

---------------------------------------------------------------------------------------------------------
                                                                             Year ended December 31, 2000
                                  -----------------------------------------------------------------------
                                  MQ Associates,   MedQuest,      Guarantor
(in thousands)                              Inc.        Inc.   Subsidiaries   Eliminations   Consolidated
---------------------------------------------------------------------------------------------------------
Net revenues from services......      $   --                      85,932                        $85,932
Costs and expenses
Operating expenses, excluding
  depreciation..................                                  35,626                         35,626
Marketing, general and
  administrative expenses.......                                  25,559                         25,559
Depreciation and amortization...                                  11,187                         11,187
                                  -----------------------------------------------------------------------
    Income from operations......                                  13,560                         13,560
Interest expense................          70                       4,805                          4,875
Interest income.................                                     (17)                           (17)
                                  -----------------------------------------------------------------------
    Income (loss) before
      provision for income
      taxes.....................         (70)                      8,772                          8,702
Provision (benefit) for income
  taxes.........................                                   3,429                          3,429
Minority interest in net income
  of consolidated
  subsidiaries..................                                      60                             60
Equity in earnings of
  consolidated subsidiaries.....       5,283                                       (5,283)
                                  -----------------------------------------------------------------------
    Net income (loss)...........      $5,213                       5,283           (5,283)      $ 5,213
---------------------------------------------------------------------------------------------------------

                              MQ ASSOCIATES, INC.
                     Consolidating statements of operations

---------------------------------------------------------------------------------------------------------
                                                                             Year ended December 31, 2001
                                  -----------------------------------------------------------------------
                                  MQ Associates,   MedQuest,      Guarantor
(in thousands)                              Inc.        Inc.   Subsidiaries   Eliminations   Consolidated
---------------------------------------------------------------------------------------------------------
Net revenues from services......      $    --                    142,322                       $142,322
Costs and expenses
Operating expenses, excluding
  depreciation..................                                  61,014                         61,014
Marketing, general and
  administrative expenses.......                                  55,554                         55,554
Depreciation and amortization...                                  17,488                         17,488
                                  -----------------------------------------------------------------------
    Income from operations......                                   8,266                          8,266
  Interest expense..............          443                      8,117                          8,560
  Interest income...............                                    (330)                          (330)
                                  -----------------------------------------------------------------------
    Income (loss) before
      provision for income
      taxes.....................         (443)                       479                             36
Provision (benefit) for income
  taxes.........................                                   4,020                          4,020
Minority interest in net income
  of consolidated
  subsidiaries..................                                     110                            110
Equity in earnings of
  consolidated subsidiaries.....       (3,651)                                    3,651
                                  -----------------------------------------------------------------------
    Net income (loss)...........      $(4,094)                    (3,651)         3,651        $ (4,094)
---------------------------------------------------------------------------------------------------------

                              MQ ASSOCIATES, INC.
                     Consolidating statements of cash flows

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Year ended December 31, 1999
                                                         ------------------------------------------------------------------------
                                                         MQ Associates,    MedQuest,      Guarantor
(in thousands)                                                     Inc.         Inc.   Subsidiaries   Eliminations   Consolidated
---------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
  Net income (loss)....................................     $  1,366                        1,366        (1,366)       $  1,366
  Adjustments to reconcile net income (loss) to net
    cash and cash equivalents provided by operating
    activities:
      Depreciation and amortization....................                                     9,152                         9,152
      Stock compensation expense.......................
      Bad debt expense.................................                                     1,890                         1,890
      Deferred income taxes............................                                      (427)                         (427)
      Minority interest in income of consolidated
        subsidiaries...................................
      Equity in earnings of consolidated
        subsidiaries...................................       (1,366)                                     1,366
      Accrued interest on notes receivable,
        stockholder....................................
      Changes in operating assets and liabilities
        Patient receivables............................                                    (4,180)                       (4,180)
        Intercompany payable...........................
        Intercompany receivable........................
        Related party and other receivables............                                         4                             4
        Prepaid expenses and other current assets......                                      (632)                         (632)
        Other assets...................................                                       (89)                          (89)
        Accounts payable...............................                                      (889)                         (889)
        Accrued payroll and related taxes..............                                       207                           207
        Other accrued expenses.........................                                       783                           783
                                                         ------------------------------------------------------------------------
Net cash and cash equivalents provided by operating
  activities...........................................                                     7,185                         7,185
                                                         ------------------------------------------------------------------------
Cash flows from investing activities:
  Purchases of property and equipment..................                                   (11,577)                      (11,577)
  Acquisitions of businesses, net of cash acquired.....
                                                         ------------------------------------------------------------------------
Net cash and cash equivalents used in investing
  activities...........................................                                   (11,577)                      (11,577)
                                                         ------------------------------------------------------------------------
Cash flows from financing activities:
  Proceeds from notes payable..........................                                    12,148                        12,148
  Proceeds from (payments on) line of credit...........
  Payments on notes payable............................                                    (5,086)                       (5,086)
  Payments on capital leases...........................                                    (1,987)                       (1,987)
  Intercompany payable.................................       21,489                       19,393       (40,882)
  Intercompany receivable..............................      (19,393)                     (21,489)       40,882
  Proceeds from issuance of convertible preferred
    stock, net of transaction costs....................       18,364                                                     18,364
  Purchase of common stock from stockholders...........      (19,854)                                                   (19,854)
  Repayment of stockholder receivable..................     $  1,029                                                   $  1,029
  Repayment of affiliated receivable...................     $     --                          576                      $    576
  S-Corp distributions to stockholders.................       (1,635)                                                    (1,635)
                                                         ------------------------------------------------------------------------
Net cash and cash equivalents provided by financing
  activities...........................................                                     3,555                         3,555
                                                         ------------------------------------------------------------------------
Net (decrease) increase in cash and cash equivalents...                                      (837)                         (837)
Cash and cash equivalents, beginning of period.........                                     3,124                         3,124
                                                         ------------------------------------------------------------------------
Cash and cash equivalents, end of period...............     $     --                        2,287                      $  2,287
---------------------------------------------------------------------------------------------------------------------------------

                              MQ ASSOCIATES, INC.
                     Consolidating statements of cash flows

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Year ended December 31, 2000
                                                         ------------------------------------------------------------------------
                                                         MQ Associates,    MedQuest,      Guarantor
(in thousands)                                                     Inc.         Inc.   Subsidiaries   Eliminations   Consolidated
---------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
  Net income (loss)....................................     $ 5,213                         5,283        (5,283)       $  5,213
  Adjustments to reconcile net income (loss) to net
    cash and cash equivalents provided by operating
    activities:
      Depreciation and amortization....................                                    11,187                        11,187
      Stock compensation expense.......................
      Bad debt expense.................................                                     2,882                         2,882
      Deferred income taxes............................                                     1,829                         1,829
      Minority interest in income of consolidated
        subsidiaries...................................                                        60                            60
      Equity in earnings of consolidated
        subsidiaries...................................      (5,283)                                      5,283
      Accrued interest on notes receivable,
        stockholder....................................                                       (83)                          (83)
      Changes in operating assets and liabilities
        Patient receivables............................                                    (9,623)                       (9,623)
        Intercompany payable...........................          70                                         (70)
        Intercompany receivable........................                                       (70)           70
        Related party and other receivables............                                    (1,563)                       (1,563)
        Prepaid expenses and other current assets......                                      (968)                         (968)
        Other assets...................................                                       422                           422
        Accounts payable...............................                                       448                           448
        Accrued payroll and related taxes..............                                       343                           343
        Other accrued expenses.........................                                     1,864                         1,864
                                                         ------------------------------------------------------------------------
Net cash and cash equivalents provided by operating
  activities...........................................                                    12,011                        12,011
                                                         ------------------------------------------------------------------------
Cash flows from investing activities:
  Purchases of property and equipment..................                                   (12,759)                      (12,759)
  Acquisitions of businesses, net of cash acquired.....                                    (2,199)                       (2,199)
                                                         ------------------------------------------------------------------------
Net cash and cash equivalents used in investing
  activities...........................................                                   (14,958)                      (14,958)
                                                         ------------------------------------------------------------------------
Cash flows from financing activities:
  Proceeds from notes payable..........................       2,632                        11,460                        14,092
  Payments on notes payable............................         (76)                       (8,023)                       (8,099)
  Payments on capital leases...........................                                    (3,086)                       (3,086)
  Intercompany payable.................................          76                         2,632        (2,708)
  Intercompany receivable..............................      (2,632)                          (76)        2,708
  Other................................................     $    --                            69                      $     69
                                                         ------------------------------------------------------------------------
Net cash and cash equivalents provided by financing
  activities...........................................     $    --                         2,976                      $  2,976
                                                         ------------------------------------------------------------------------
  Net (decrease) increase in cash and cash
  equivalents..........................................                                        29                            29
Cash and cash equivalents, beginning of period.........                                     2,287                         2,287
                                                         ------------------------------------------------------------------------
Cash and cash equivalents, end of period...............     $    --                         2,316                      $  2,316
---------------------------------------------------------------------------------------------------------------------------------

                              MQ ASSOCIATES, INC.
                     Consolidating statements of cash flows

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Year ended December 31, 2001
                                                         ------------------------------------------------------------------------
                                                         MQ Associates,    MedQuest,      Guarantor
(in thousands)                                                     Inc.         Inc.   Subsidiaries   Eliminations   Consolidated
---------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
  Net income (loss)....................................     $ (4,094)                      (3,651)        3,651        $ (4,094)
  Adjustments to reconcile net income (loss) to net
    cash and cash equivalents provided by operating
    activities:
      Depreciation and amortization....................                                    17,488                        17,488
      Stock compensation expense.......................                                     9,388                         9,388
      Bad debt expense.................................                                     4,866                         4,866
      Deferred income taxes............................                                     1,649                         1,649
      Minority interest in income of consolidated
        subsidiaries...................................                                       110                           110
      Equity in earnings of consolidated
        subsidiaries...................................        3,651                                     (3,651)
      Accrued interest on notes receivable,
        stockholder....................................                                       (83)                          (83)
      Changes in operating assets and liabilities
        Patient receivables............................                                   (17,038)                      (17,038)
        Intercompany payable...........................          443                                       (443)
        Intercompany receivable........................                                      (443)          443
        Related party and other receivables............                                      (357)                         (357)
        Prepaid expenses and other current assets......                                      (146)                         (146)
        Other assets...................................                                       (36)                          (36)
        Accounts payable...............................                                     2,274                         2,274
        Accrued payroll and related taxes..............                                     1,419                         1,419
        Other accrued expenses.........................                                     4,902                         4,902
                                                         ------------------------------------------------------------------------
Net cash and cash equivalents provided by operating
  activities...........................................                                    20,342                        20,342
                                                         ------------------------------------------------------------------------
Cash flows from investing activities:
  Purchases of property and equipment..................                                   (25,900)                      (25,900)
  Acquisitions of businesses, net of cash acquired.....                                   (34,232)                      (34,232)
                                                         ------------------------------------------------------------------------
Net cash and cash equivalents used in investing
  activities...........................................                                   (60,132)                      (60,132)
                                                         ------------------------------------------------------------------------
Cash flows from financing activities:
  Proceeds from notes payable..........................        4,460                       58,410                        62,870
  Proceeds from (payments on) line of credit...........        6,000                                                      6,000
  Payments on notes payable............................       (1,305)                     (12,116)                      (13,421)
  Payments on capital leases...........................                                    (3,853)                       (3,853)
  Intercompany payable.................................       19,855                       20,179       (40,034)
  Intercompany receivable..............................      (20,179)                     (19,855)       40,034
  Proceeds from issuance of convertible preferred
    stock, net of transaction costs....................     $  9,719                                                   $  9,719
  Purchase of common stock from stockholders...........     $(18,550)                                                  $(18,550)
  Capital contribution.................................                                       100                           100
                                                         ------------------------------------------------------------------------
Net cash and cash equivalents provided by financing
  activities...........................................                                    42,865                        42,865
                                                         ------------------------------------------------------------------------
Net (decrease) increase in cash and cash equivalents...                                     3,075                         3,075
Cash and cash equivalents, beginning of period.........                                     2,316                         2,316
                                                         ------------------------------------------------------------------------
Cash and cash equivalents, end of period...............     $     --                        5,391                      $  5,391
---------------------------------------------------------------------------------------------------------------------------------

                       MQ ASSOCIATES, INC. & SUBSIDIARIES
                          Consolidated balance sheets

--------------------------------------------------------------------------------------------
                                                               September 30,    December 31,
(in thousands, except share data)                                       2002            2001
--------------------------------------------------------------------------------------------
                                                                 (unaudited)        (derived
                                                                                from audited
                                                                                   financial
                                                                                 statements)
Assets
Current assets
  Cash and cash equivalents.................................     $  2,412        $  5,391
  Patient receivables, net of allowance for doubtful
    accounts
    of $1,264 and $987......................................       42,077          30,817
  Related party receivables.................................          556           1,656
  Other receivables.........................................        1,532           1,411
  Prepaid expenses and other................................        3,146           2,167
  Deferred income taxes.....................................        1,654           1,654
                                                              ------------------------------
  Total current assets......................................       51,377          43,096
Property and equipment, net.................................       78,002          65,221
Goodwill....................................................       30,493          26,387
Intangible assets, net......................................        5,094           2,415
Debt Issuance costs, net....................................       12,375              --
Other.......................................................        2,663             229
                                                              ------------------------------
  Total assets..............................................     $180,004        $137,348
                                                              ------------------------------
Liabilities and stockholders' deficit
Current liabilities
  Accounts payable..........................................        6,599           5,521
  Accrued payroll and related taxes.........................        2,312           2,329
  Other accrued expenses....................................        9,345           9,111
  Equipment line of credit..................................           --           6,000
  Current portion of long-term debt.........................           --          20,002
  Current portion of obligations under capital leases.......          813           4,780
                                                              ------------------------------
  Total current liabilities.................................       19,069          47,743
Long-term debt..............................................      221,511          75,172
Obligations under capital leases............................        2,939           9,667
Deferred income taxes.......................................        4,721           4,721
                                                              ------------------------------
  Total liabilities.........................................      248,240         137,303
Minority interest...........................................           --             159
                                                              ------------------------------
  Total liabilities and minority interest...................      248,240         137,462
Commitments and contingencies
Redeemable preferred stock
  Series A, $.001 par value; nonvoting; 35,000,000 shares
    authorized, issued and outstanding (liquidating
    preference of $35,000)..................................       35,000              --
  Series B, $.001 par value; nonvoting; 15,000,000 shares
    authorized, issued and outstanding (liquidating
    preference of $15,000)..................................       15,000              --
  Series A Convertible, $.01 par value; voting; 3,300,000
    shares authorized issued and outstanding (liquidating
    preference of $79,321)..................................           --          79,321
  Series C Convertible, $.01 par value; voting; 805,532
    shares authorized; issued and outstanding (liquidating
    preference of $25,962)..................................           --          25,962
                                                              ------------------------------
                                                                   50,000         105,283
Stockholders' deficit
  Class A Common Stock, $.001 par value; voting; 115,000,000
    shares authorized; 72,100,000 issued and outstanding....           72              --
  Common Stock, $.001 par value; voting; 195,000,000 shares
    authorized; 28,605,000 issued and outstanding...........           29              --
  Common Stock; voting; $.01 par value; 15,000,000 shares
    authorized; 4,935,999 shares issued and outstanding.....           --              49
  Class B Common stock; nonvoting; $.01 par value; 750,000
    authorized issued and outstanding.......................           --               8
Notes receivable from stockholders..........................           --          (1,531)
Additional paid-in capital..................................       62,219          10,845
Accumulated deficit.........................................     (180,556)       (114,768)
                                                              ------------------------------
  Total stockholders' deficit...............................     (118,236)       (105,397)
                                                              ------------------------------
  Total liabilities and stockholders' deficit...............     $180,004        $137,348
--------------------------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                       MQ ASSOCIATES, INC. & SUBSIDIARIES
                     Consolidated statements of operations

---------------------------------------------------------------------------------------
                                                                      Nine months ended
                                                                         September 30,
                                                              -------------------------
(in thousands)                                                     2002          2001
---------------------------------------------------------------------------------------
                                                              (unaudited)   (unaudited)
Net revenues from services..................................   $149,120       $99,549

Costs and expenses
  Operating expenses, excluding depreciation................     64,774        41,915
  Marketing, general and administrative expenses............     45,033        40,045
  Depreciation and amortization.............................     16,973        12,218
                                                              -------------------------
    Income from operations..................................     22,340         5,371

Interest expense............................................     20,618         5,950
Interest income.............................................        (82)         (155)
                                                              -------------------------
    Income (loss) before provision for income taxes.........      1,804          (424)

Provision for income taxes..................................        706         3,208
Minority interest in net income of consolidated
  subsidiaries..............................................         40            58
                                                              -------------------------
    Net income (loss).......................................   $  1,058       $(3,690)
---------------------------------------------------------------------------------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                       MQ ASSOCIATES, INC. & SUBSIDIARIES
                Consolidated Statement of Stockholders' Deficit

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Nine months ended
                                                                                                               September 30, 2002
                                                          -----------------------------------------------------------------------
                                                                  Class A Common                                    Old series of
(in thousands, except share data) (unaudited)                              Stock             Common Stock            Common Stock
---------------------------------------------------------------------------------------------------------------------------------
                                                            Number of                Number of               Number of
                                                               Shares                   Shares                  Shares
---------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2001..............................          --      $--              --      $--       4,935,999     $49
Conversion of shares....................................                                                     4,105,393      41
Redemption of shares....................................                                                    (7,407,963)    (74)
Sale of common stock....................................  72,100,000       72
Stock issuance fees.....................................
Reclassification of shares..............................                           28,605,000       29      (1,633,429)    (16)
Settlement of notes receivable from stockholders........
Net income..............................................
---------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 2002.............................  72,100,000      $72      28,605,000      $29              --     $--
=================================================================================================================================

                                                                                 Notes
                                                                            receivable   Additional                         Total
                                                         Class B Common           from      paid-in   Accumulated   stockholders'
                                                                  Stock   stockholders      capital       deficit         deficit
---------------------------------------------------------------------------------------------------------------------------------
                                                   Number of
                                                      Shares
---------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2001.......................   750,000      $ 8       $  (1,531)     $ 10,845     $(114,768)     $(105,397)
Conversion of shares.............................                                           85,681                       85,722
Redemption of shares.............................   (49,959)      (1)                      (96,526)      (51,841)      (148,442)
Sale of common stock.............................                                           72,028                       72,100
Stock issuance fees..............................                                           (9,809)                      (9,809)
Reclassification of shares.......................  (700,041)      (7)                                    (15,005)       (14,999)
Settlement of notes receivable from
  stockholders...................................                              1,531                                      1,531
Net income.......................................                                                          1,058          1,058
---------------------------------------------------------------------------------------------------------------------------------
Balance, September 30, 2002......................        --      $--       $      --      $ 62,219     $(180,556)     $(118,236)
=================================================================================================================================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                       MQ ASSOCIATES, INC. & SUBSIDIARIES
                     Consolidated statements of cash flows

-----------------------------------------------------------------------------------------
                                                                        Nine months ended
                                                                           September 30,
                                                              ---------------------------
(in thousands)                                                      2002          2001
-----------------------------------------------------------------------------------------
                                                               (unaudited)    (unaudited)
Cash flows from operating activities
Net income (loss)...........................................   $   1,058       $(3,690)
Adjustments to reconcile net income (loss) to net cash and
  cash equivalents provided by operating activities
  Depreciation and amortization.............................      16,973        12,218
  Amortization of bond discount.............................          50            --
  Amortization of debt issuance costs.......................         192            --
  Stock compensation expense................................          --         9,388
  Bad debt expense..........................................       5,303         3,381
  Deferred income taxes.....................................          --           644
  Minority interest in income of consolidated
    subsidiaries............................................          40            58
  Accrued interest on notes receivable, stockholders........          --           (62)
  Gain on disposal of property and equipment................         (73)           --
Changes in operating assets and liabilities
  Patient receivables.......................................     (15,831)      (13,735)
  Related party and other receivables.......................       1,104          (916)
  Prepaid expenses and other current assets.................        (977)         (638)
  Other assets..............................................         (66)          (60)
  Accounts payable..........................................       1,080         1,561
  Accrued payroll and related taxes.........................         (17)          482
  Other accrued expenses....................................          (1)        4,439
                                                              ---------------------------
  Net cash and cash equivalents provided by operating
    activities..............................................       8,835        13,070
                                                              ---------------------------
Cash flows from investing activities
  Purchases of property and equipment.......................     (21,174)      (20,412)
  Acquisitions of businesses, net of cash acquired..........     (12,091)      (28,367)
  Proceeds from stockholder loan repayments.................       1,531            --
                                                              ---------------------------
    Net cash and cash equivalents used in investing
     activities.............................................     (31,734)      (48,779)
                                                              ---------------------------
Cash flows from financing activities
  Proceeds from notes payable...............................      18,908        50,887
  Proceeds from (payments on) line of credit................      (2,350)        7,500
  Payments on notes payable.................................     (12,081)       (9,654)
  Payments on capital leases................................      (3,670)       (2,919)
  Proceeds from issuance of convertible preferred stock, net
    of transaction costs....................................          --         9,719
  Purchase of common stock from stockholders................          --       (18,550)
  Sale of preferred stock...................................      35,000            --
  Sale of common stock......................................      72,100
  Payment of debt issuance costs............................     (12,567)
  Proceeds from senior credit facility......................      43,000            --
  Proceeds from senior subordinated debt, net of discount...     176,167            --
  Repayment of notes and leases.............................    (116,777)           --
  Redemption of preferred and common stock..................    (168,001)           --
  Payment of stock issuance fees............................      (9,809)           --
                                                              ---------------------------
    Net cash and cash equivalents provided by financing
     activities.............................................      19,920        36,983
                                                              ---------------------------
    Net (decrease) increase in cash and cash equivalents....      (2,979)        1,274
                                                              ---------------------------
Cash and cash equivalents, beginning of period..............       5,391         2,316
                                                              ---------------------------
Cash and cash equivalents, end of period....................       2,412         3,590
                                                              ===========================
Supplemental schedule of noncash financing activities
  Equipment acquired through capital lease..................   $   4,335       $ 2,326
                                                              ===========================

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                       MQ ASSOCIATES, INC. & SUBSIDIARIES
                   Notes to consolidated financial statements
                       (in thousands, except share data)

1. Basis of Presentation, Principles of Consolidation, and Use of Estimates

Basis of presentation

The accompanying unaudited consolidated financial statements have been prepared by MQ Associates, Inc. and its subsidiaries (collectively, the "Company") in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2002 are not necessarily indicative of the results that may be expected for the full years ending December 31, 2002 and 2001. The accompanying unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes to the consolidated financial statements for the year ended December 31, 2001.

Principles of Consolidation

MedQuest, Inc. ("MedQuest") is a wholly-owned subsidiary of MQ Associates, Inc. MQ Associates, Inc. has no material assets or operations other than its ownership of 100% of the outstanding capital stock of MedQuest, Inc. As a result, the consolidated financial position and results of operations of MQ Associates, Inc. are substantially the same as MedQuest's financial position and results of operations.

The consolidated financial statements of the Company include the assets, liabilities, revenues and expenses of all majority owned subsidiaries over which the Company exercises direct or indirect control, and for which control is other than temporary. All intercompany transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. New Accounting Pronouncement

In July 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"), which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes Emerging Issues Task Force Issue 94-3 ("EITF 94-3"), "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Under EITF 94-3, a liability for an exit cost as defined in EITF 94-3 was recognized at the date of an entity's commitment to an exit plan. SFAS 146 also establishes that the liability should initially be measured and recorded at fair value. The Company will adopt the provisions of SFAS 146 for exit or disposal activities that are initiated after December 31, 2002. The effects of adopting SFAS 146 are not expected to have a material impact on the Company's financial position and results of operations.

3. Recapitalization Transaction

On August 15, 2002, MQ Associates, Inc. consummated a recapitalization pursuant to an agreement dated July 16, 2002, as amended on August 8, 2002, among MQ Associates, Inc., its then existing stockholders and MQ Investment Holdings LLC, an affiliate of J.P. Morgan Partners, LLC. The total consideration paid in the recapitalization was approximately $365.1 million.

As a result of the recapitalization, approximately 70.0% of the total capital stock of MQ Associates, Inc. is owned by MQ Investment Holdings, LLC, with the remaining approximately 30.0% owned by certain management stockholders, in each case, on a fully diluted basis.

In connection with the recapitalization the following transactions occurred:

     - MQ Investment Holdings, LLC made an equity investment of $107.1 million in MQ Associates, Inc. and as a result of such investment received 72,100,000 shares of Class A Common Stock, par value $0.001 per share, and 35,000,000 shares of Series A Redeemable Preferred Stock, par value $0.001 per share, of MQ Associates, Inc.;

     - Immediately prior to the consummation of the recapitalization, the then outstanding shares of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock of MQ Associates, Inc. were converted in a series of transactions into 4,105,393 shares of Common Stock, 1,276,000 shares of the old series Series A Redeemable Preferred Stock and 680,000 shares of the old series of Series B Redeemable Preferred Stock. As part of the recapitalization, MQ Associates, Inc. (i) redeemed approximately 76.4% of the total outstanding shares of Common Stock and Class B Common Stock, including approximately 58.9% of the stock holdings of the management stockholders, for an aggregate redemption price of approximately $148.4 million and (ii) redeemed 100% of the old series of Series A Redeemable Preferred Stock and 100% of the old series of Series B Redeemable Preferred Stock for an aggregate redemption price of $19.6 million. The remaining 23.6% of the outstanding Common Stock and the Class B Common Stock, which equaled 100% of the stock holdings of the management stockholders, was reclassified as (i) 28,605,000 shares of Common Stock, par value $0.001 per share (30,900,000 shares on a fully diluted basis) and (ii) 15,000,000 shares of Series B Preferred Stock, par value $0.001 per share, which in the aggregate equals approximately 30.0% of the ownership (on a fully diluted basis) of MQ
       Associates, Inc.;

     - Immediately prior to the closing of the recapitalization, MQ Associates, Inc. transferred 100% of the ownership interests in each of its subsidiaries to MedQuest, Inc.; and

     - MedQuest, Inc., as borrower, entered into an $80.0 million senior credit facility and issued $180.0 million in 11 7/8% senior subordinated notes to fund a portion of the recapitalization transaction. MQ
       Associates, Inc. and all of the subsidiaries of MedQuest, Inc. are guarantors under the senior credit facility and the notes.

4. Capital Structure

As a condition of the recapitalization, MQ Associates, Inc. amended its articles of incorporation to effect a change in its capital structure. The amended articles of incorporation authorize 385,000,000 shares of capital stock consisting of (i) 195,000,000 shares of common stock, par value $.001,
(ii) 115,000,000 shares of Class A common stock, $.001 par value, and
(iii) 75,000,000 shares of Preferred Stock, par value $.001, of which
(a) 35,000,000 shares are designated as Series A Redeemable Preferred Stock ("Series A Preferred Stock"), and (b) 15,000,000 shares are designated as
Series B Redeemable Preferred Stock ("Series B Preferred Stock").

The Class A common stock is convertible, on a one-for-one basis, into common stock at the option of the holder or upon the occurrence of an underwritten public offering, as defined.

5. Redeemable Preferred Stock

The Series A Preferred Stock is convertible, at the option of the holder,
(i) immediately prior to a liquidation or sale of MQ Associates, Inc., into a total of 35,000,000 shares of Class A Common Stock or, (ii) immediately prior to the consummation of an underwritten public offering, into the number of shares resulting from dividing $35.0 million by the underwritten public offering price per share. In the event of a liquidation or sale of MQ Associates, Inc., the Series A Preferred Stock is entitled to an amount equal to the greater of $1.00 per share or the amount to be paid, per share, as if the Series A Preferred Stock had been converted into Class A Common Stock immediately prior to the liquidation.

The Series B Preferred Stock (i) is convertible, at the option of the holder, immediately prior to a liquidation or sale of MQ Associates, Inc., into 17,295,000 shares of Common Stock and (ii) immediately prior to the consummation of an underwritten public offering, will be deemed automatically converted into the number of shares resulting from dividing $15.0 million by the underwritten public offering price per share, plus 2,295,000 shares of Common Stock. In the event of a liquidation or sale of MQ Associates, Inc., the Series B Preferred Stock is entitled to an amount equal to the greater of $1.00 per share or the amount to be paid, per share, as if the Series B Preferred Stock had been converted into Common Stock immediately prior to the liquidation.

The Series A Preferred Stock and Series B Preferred Stock may be redeemed at the option of the holder upon the consummation of an underwritten public offering at a redemption price of $35.0 million for all of the Series A Preferred Stock and $15.0 million for all of the Series B Preferred Stock. Additionally, in the case of such redemption, the holders of Series B Preferred Stock will receive 2,295,000 shares of Common Stock. In the event that (i) MQ Associates, Inc. and its underwriters determine that the redemption of the Series B Preferred Stock would adversely affect the planned underwritten public offering or (ii) the holders of shares of Series B Preferred Stock elect not to redeem shares of Series B Preferred Stock, MQ Associates, Inc. may convert all shares of
Series B Preferred Stock into 17,295,000 shares of

Common Stock. We have not accreted the fair value of the additional shares of Common Stock to be issued upon redemption of the Series B Preferred Stock because we do not believe that the redemption trigger is probable as of September 30, 2002.

The conversion provisions related to the Series A Preferred Stock and Series B Preferred Stock are subject to adjustments for certain events. Upon the consummation of any liquidation or sale of MQ Associates, Inc., after payment of the preference to the holders of Series A Preferred Stock, the holders of Class A Common Stock will be entitled to receive out of the proceeds of such liquidation or sale, before any payment will be made to the holders of any capital stock ranking junior to the Class A Common Stock, an amount per share of Class A Common Stock equal to the original cost of such share. After payment has been made to the holders of Class A Common Stock of the full amount set forth in the preceding sentence, the holders of Common Stock will be entitled to receive out of the proceeds of such liquidation or sale an amount per share of Common Stock equal to the original cost of each such share of Common Stock PARI PASSU with the payment of the preference to the holders of Series B Preferred Stock. After payment of the amounts set forth above, the holders of Common Stock and the holders of Class A Common Stock will share ratably in the remaining proceeds, if any, of such liquidation or sale.

6. Long-term debt

Long-term debt consists of the following:

------------------------------------------------------------------------------------------
                                                              September 30,   December 31,
                                                                       2002           2001
------------------------------------------------------------------------------------------
Senior credit facility due 2007.............................      $43,000           $--
11 7/8% senior subordinated notes due 2012                        176,217            --
Notes payable to bank(s), various interest rates............           --        86,374
12% senior subordinated convertible notes due October 2004             --         8,800
                                                              ----------------------------
                                                                  219,217        95,174
Fair value adjustment related to 11 7/8% senior subordinated
  notes.....................................................        2,294            --
Less: current portion of long-term debt.....................           --        20,002
                                                              ----------------------------
                                                                 $221,511       $75,172
------------------------------------------------------------------------------------------

The senior credit facility provides for revolving credit borrowings not to exceed $80.0 million and is guaranteed by MQ Associates, Inc. and each of MedQuest's existing and future domestic subsidiaries and certain foreign subsidiaries. MedQuest's obligations under the senior credit facility and the guarantors' obligations under the guarantees are collateralized by substantially all of the assets of MedQuest and the guarantors. Borrowings under the senior credit facility accrued interest during the three months ended September 30, 2002, at the option of MedQuest, at either (a) the prime rate (4.75% at September 30, 2002) or the Federal funds effective rate (subject to certain adjustments) (1.75% at September 30, 2002) plus an applicable margin of 1.5% per annum or (b) the Eurodollar rate, plus an applicable margin of 2.5% per annum. Borrowings at September 30, 2002 were based upon the Eurodollar rate (1.75% at September 30, 2002). The senior credit facility also provides for a commitment fee equal to 1/2 of 1% per annum. The margins related to the prime rate and Eurodollar rate borrowings and commitment fee are subject to adjustment based upon the Company's consolidated leverage ratio, as defined.

The amount available for borrowing under the revolving line of credit, less amounts committed for outstanding letters of credit, amounted to $36,200 at September 30, 2002.

The senior credit facility has certain financial covenants related to the maintenance of minimum/maximum levels of consolidated leverage, senior leverage and fixed charge coverage ratios. The Company was in compliance with all covenants under the senior credit facility at September 30, 2002.

The 11 7/8% senior subordinated notes were issued with registration rights that provide for additional interest in the event that a registered exchange offer for the notes is not completed or a shelf registration statement is not declared effective by the Securities and Exchange Commission by March 28, 2003. The notes were issued in the aggregate principal amount of $180.0 million, net of a discount of $3.8 million, which is being amortized as interest expense over the life of the notes. The notes also provide for an optional early redemption by MedQuest, Inc. upon a change in control, as defined, prior to August 15, 2007 at 100% of the principal amount, or on or after August 15, 2007 at the redemption prices expressed as a percentage of principal amount, plus accrued and unpaid interest as follows:

--------------------------------------------------------------------------------------------
Twelve months beginning August 15,                            Optional Redemption Percentage
--------------------------------------------------------------------------------------------
2007........................................................            105.938  %
2008........................................................            103.958  %
2009........................................................            101.979  %
2010 and thereafter.........................................            100.00   %

Prior to August 15, 2005, MedQuest may also redeem up to 35% of the notes with the net cash proceeds of one or more equity offerings at a redemption price of 111.875% of the principal amount thereof, plus accrued and unpaid interest, provided that at least 65% of the original principal amount of the notes remains outstanding after such redemptions and the redemptions occurs within 120 days of the closing of the equity offerings.

The notes are guaranteed by MQ Associates, Inc. and each of MedQuest's domestic subsidiaries. The notes contain certain covenants, including covenants limiting the Company's ability to incur additional indebtedness and make restricted payments.

Debt issuance costs amounting to $12.6 million, with respect to the entering into of the senior credit facility and issuance of the notes, were capitalized and are being amortized into interest expense over the lives of the related debt instruments.

Future maturities of long-term debt are as follows (in thousands):

-----------------------------------------------------------------------
Year ended December 31,                                        Amount
-----------------------------------------------------------------------
2007........................................................  $ 43,000
Thereafter..................................................   176,217
                                                              --------
                                                              $219,217
                                                              ========

7. Goodwill and Intangible Assets

In January 2002, the Company adopted Statement of Financial Standards No. 142 ("SFAS 142"), which requires the discontinuance of amortization of goodwill and certain intangible assets with indefinite useful lives. SFAS 142 requires that goodwill and intangible assets deemed to have an indefinite life be reviewed for impairment upon the initial adoption of SFAS 142 and annually thereafter. The Company performed its initial impairment review in January 2002 and will annually perform its impairment review in the fourth quarter of every year. Other intangibles with limited lives will continue to be amortized over the estimated useful lives.

Information related to intangibles subject to amortization and intangibles not subject to amortization is as follows (in thousands):

----------------------------------------------------------------------------------------------------
                                                 Weighted average     Gross carrying    Accumulated
Intangibles subject to amortization             amortization period       amount       amortization
----------------------------------------------------------------------------------------------------
Non-compete agreements........................  19 months                 $1,932          $1,037

-----------------------------------------------------------------------------
Intangibles not subject to amortization                       Carrying amount
-----------------------------------------------------------------------------
Certificates of need........................................       $4,199

The changes in the carrying amount of goodwill for the nine months ended September 30, 2002 are as follows:

-------------------------------------------------------------------------------------------------------
                                Carrying amount,                        Impairment    Carrying amount,
(in thousands)                  December 31, 2001   Goodwill acquired     losses     September 30, 2002
-------------------------------------------------------------------------------------------------------
Goodwill......................       $26,387             $4,106                --          $30,493

The results for the nine months ended September 30, 2001 on a historical basis do not reflect the provisions of SFAS 142. If the Company had adopted SFAS 142 on January 1, 2001, the historical amounts would have been changed to the adjusted amounts as follows:

--------------------------------------------------------------------------------
                                                              Nine months ended
(in thousands)                                                September 30, 2001
--------------------------------------------------------------------------------
Net income, as reported.....................................       $(3,690)
Add: Goodwill amortization, net of tax......................           300
                                                                   -------
Net income, as adjusted.....................................       $(3,390)
                                                                   =======

Based on the current amount of intangible assets subject to amortization, the estimated amortization expense for each of the succeeding five years is as follows (in thousands):

--------------------------------------------------------------------------------------------
Year ending December 31,                                      Estimated amortization expense
--------------------------------------------------------------------------------------------
2003........................................................               $414
2004........................................................                216
2005........................................................                 96
2006........................................................                 35
2007........................................................                 15

Amortization expense amounted to $180 and $668 for the nine months ended September 30, 2002 and 2001.

8. Derivative Financial Instrument

The Company may, from time to time, use derivative financial instruments to reduce exposure to adverse fluctuations in interest rates. When entered into, the Company formally designates and documents the financial instrument as a hedge of a specific underlying exposure, as well as the risk management objectives and strategies for undertaking the hedge transactions. The Company formally considers, both at the inception and at least quarterly thereafter, whether the financial instruments that are used in hedging transactions are effective at offsetting changes in either the fair value or cash flows of the related underlying exposure. Because of the high degree of effectiveness between the hedging instrument and the underlying exposure being hedged, fluctuations in the value of the derivative instruments are generally offset by changes in the fair value or cash flows of the underlying exposure being hedged. Any ineffective portion of a financial instrument's change in fair value is immediately recognized in earnings.

In August 2002, MedQuest entered into an interest rate swap agreement related to the fixed interest obligations on the notes. The agreement requires MedQuest to pay interest at a variable rate based on six-month LIBOR plus 6.525% on a notional amount of $47.5 million for a term of ten years. This derivative instrument has been accounted for as a fair value hedge of the fair market value of the notes and was 100% effective for the nine months ended September 30, 2002. As a result, the change in fair market value related to this derivative instrument has been entirely offset by the change in fair market value of the notes.

The fair market value of this derivative instrument was $2,294 at September 30, 2002 and has been presented as a component of Other Assets on the consolidated balance sheet at September 30, 2002.

9. Consolidating Financial Statements

The following tables present consolidating financial information as required for the three and nine months ended September 30, 2002 for: 1) MQ Associates, Inc.,
2) MedQuest, Inc.; 3) the guarantors (on a combined basis) of MedQuest, Inc.'s notes (which represent all of MedQuest's subsidiaries) and 4) all eliminating adjustments. The consolidating financial statements presented reflect the legal entity compositions at the respective dates. Separate financial statements of MedQuest, Inc., as issuer of the notes, and the subsidiary guarantors are not presented because: 1) each subsidiary guarantor is 100% owned by MQ
Associates, Inc., 2) all guarantees are full and unconditional, and 3) all guarantees are joint and several.

The senior credit facility and the indenture governing the notes impose certain restrictions on the Company, including restrictions on the Company's ability to incur indebtedness, pay dividends, make investments, grant liens, sell assets and engage in certain other activities. In addition, the senior credit facility requires the Company to maintain certain financial ratios. The Company's indebtedness under the senior credit facility is secured by substantially all of the Company's assets, including inventory, accounts receivable, real and personal property, intellectual property and other intangibles, and is guaranteed by MQ Associates, Inc. and all of MedQuest, Inc.'s domestic subsidiaries.

                              MQ ASSOCIATES, INC.
                          Consolidating balance sheets

---------------------------------------------------------------------------------------------------------------------------------
                                                                                                               September 30, 2002
                                                      ---------------------------------------------------------------------------
                                                       MQ Associates,     MedQuest,      Guarantor
(in thousands, except share data)                                Inc.          Inc.   Subsidiaries   Eliminations    Consolidated
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets
  Cash and cash equivalents.........................     $      --          1,780            632                      $   2,412
  Patient receivables, net of allowance for doubtful
    accounts of $1,264..............................                                      42,077                         42,077
  Related party receivables.........................                                         556                            556
  Other receivables.................................                                       1,532                          1,532
  Prepaid expenses and other........................                                       3,146                          3,146
  Deferred income taxes.............................                                       1,654                          1,654
                                                      ---------------------------------------------------------------------------
    Total current assets............................                        1,780         49,597                         51,377
                                                      ---------------------------------------------------------------------------
Property and equipment, net.........................                                      78,002                         78,002
Goodwill............................................                                      30,493                         30,493
Intangible assets, net..............................                                       5,094                          5,094
Investment in subsidiaries..........................         2,259          6,712                        (8,971)
Debt issuance costs, net............................                       12,375                                        12,375
Other...............................................                        2,294            369                          2,663
                                                      ---------------------------------------------------------------------------
    Total assets....................................         2,259         23,161        163,555         (8,971)        180,004
                                                      ===========================================================================
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
  Accounts payable..................................                                       6,599                          6,599
  Accrued payroll and related taxes.................                                       2,312                          2,312
  Other accrued expenses............................                        2,563          6,782                          9,345
  Current portion of obligations under capital
    leases..........................................                                         813                            813
                                                      ---------------------------------------------------------------------------
    Total current liabilities.......................                        2,563         16,506                         19,069
                                                      ---------------------------------------------------------------------------
Intercompany payable................................        70,495       (203,172)       132,677
Long-term debt......................................                      221,511                                       221,511
Obligations under capital leases....................                                       2,939                          2,939
Deferred income taxes...............................                                       4,721                          4,721
                                                      ---------------------------------------------------------------------------
    Total liabilities...............................        70,495         20,902        156,843                        248,240
Minority interest...................................     $      --             --                                     $      --
                                                      ---------------------------------------------------------------------------
Total liabilities and minority interest.............        70,495         20,902        156,843                        248,240
                                                      ===========================================================================

Commitments and contingencies

Redeemable preferred stock
Series A, $.001 par value; nonvoting; 35,000,000
  shares authorized, issued and outstanding.........        35,000                                                       35,000
Series B, $.001 par value; nonvoting; 15,000,000
  shares authorized, issued and outstanding.........        15,000                                                       15,000
                                                      ---------------------------------------------------------------------------
                                                            50,000                                                       50,000
                                                      ---------------------------------------------------------------------------
Stockholders' deficit
Class A common stock, $.001 par value; voting;
  115,000,000 shares authorized; 72,100,000 issued
  and outstanding...................................            72                                                           72
Common stock, $.001 par value; voting; 195,000,000
  shares authorized; 28,605,000 issued and
  outstanding.......................................            29                                                           29
Additional paid-in capital..........................        62,219                                                       62,219
Accumulated deficit.................................      (180,556)         2,259          6,712         (8,971)       (180,556)
                                                      ---------------------------------------------------------------------------
Total stockholders' deficit.........................      (118,236)        (2,259)         6,712         (8,971)       (118,236)
                                                      ---------------------------------------------------------------------------
Total liabilities and stockholders' deficit.........     $   2,259         23,161        163,555         (8,971)      $ 180,004
---------------------------------------------------------------------------------------------------------------------------------

                              MQ ASSOCIATES, INC.
                          Consolidating balance sheets

---------------------------------------------------------------------------------------------------------------------------------
(in thousands, except share data)                                                                               December 31, 2001
---------------------------------------------------------------------------------------------------------------------------------
                                                       MQ Associates,     MedQuest,      Guarantor
                                                                 Inc.          Inc.   Subsidiaries   Eliminations    Consolidated
---------------------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets
  Cash and cash equivalents.........................     $     --                          5,391                      $   5,391
  Patient receivables, net of allowance for doubtful
    accounts of $987................................                                      30,817                         30,817
  Related party receivables.........................                                       1,656                          1,656
  Other receivables.................................                                       1,411                          1,411
  Prepaid expenses and other........................                                       2,167                          2,167
  Deferred income taxes.............................                                       1,654                          1,654
                                                      ---------------------------------------------------------------------------
    Total current assets............................                                      43,096                         43,096
                                                      ---------------------------------------------------------------------------
Property and equipment, net.........................                                      65,221                         65,221
Goodwill............................................                                      26,387                         26,387
Intangible assets, net..............................                                       2,415                          2,415
Investment in subsidiaries..........................        1,648                                        (1,648)
Other...............................................                                         229                            229
                                                      ---------------------------------------------------------------------------
    Total assets....................................        1,648                        137,348      $  (1,648)        137,348
                                                      ---------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
  Accounts payable..................................                                       5,521                          5,521
  Accrued payroll and related taxes.................                                       2,329                          2,329
  Other accrued expenses............................                                       9,111                          9,111
  Equipment line of credit..........................        6,000                                                         6,000
  Current portion of long-term debt.................        1,190                         18,812                         20,002
  Current portion of obligations under capital
    leases..........................................                                       4,780                          4,780
                                                      ---------------------------------------------------------------------------
    Total current liabilities.......................        7,190                         40,553                         47,743
                                                      ---------------------------------------------------------------------------

Intercompany payable................................       (9,949)                         9,949
Long-term debt......................................        4,521                         70,651                         75,172
Obligations under capital leases....................                                       9,667                          9,667
Deferred income taxes...............................                                       4,721                          4,721
                                                      ---------------------------------------------------------------------------
    Total liabilities...............................        1,762                        135,541                        137,303
Minority interest...................................     $     --                            159                      $     159
                                                      ---------------------------------------------------------------------------
Total liabilities and minority interest.............        1,762                        135,700                        137,462
                                                      ===========================================================================

Commitments and contingencies

Redeemable preferred stock
  Series A Convertible, $.01 par value; voting;
    3,300,000 shares authorized, issued and
    outstanding.....................................       79,321                                                        79,321
  Series C Convertible, $.01 par value; voting;
    805,532 shares authorized, issued and
    outstanding.....................................       25,962                                                        25,962
                                                      ---------------------------------------------------------------------------
                                                          105,283                                                       105,283
                                                      ---------------------------------------------------------------------------

Stockholders' deficit
  Common stock, $.01 par value; voting; 15,000,000
    shares authorized; 4,935,999 shares issued and
    outstanding.....................................           49                                                            49
  Class B common stock; $.01 par value; nonvoting;
    750,000 shares authorized; 750,000 issued and
    outstanding.....................................            8                                                             8
Notes receivable from stockholders..................       (1,531)                                                       (1,531)
Additional paid-in capital..........................       10,845                                                        10,845
Accumulated deficit.................................     (114,768)                         1,648         (1,648)       (114,768)
                                                      ---------------------------------------------------------------------------
    Total stockholders' deficit.....................     (105,397)                         1,648                       (105,397)
                                                      ---------------------------------------------------------------------------
    Total liabilities and stockholders' deficit.....     $  1,648                        137,348         (1,648)      $ 137,348
---------------------------------------------------------------------------------------------------------------------------------

                              MQ ASSOCIATES, INC.
                     Consolidating statements of operations

                                                                     Nine months ended September 30, 2001
                                  -----------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------
                                  MQ Associates,   MedQuest,      Guarantor
(in thousands) (unaudited)                  Inc.        Inc.   Subsidiaries   Eliminations   Consolidated
---------------------------------------------------------------------------------------------------------
Net revenues from services......      $    --                      99,549                      $ 99,549
Costs and expenses
Operating expenses, excluding
  depreciation..................                                   41,915                        41,915
Marketing, general and
  administrative expenses.......                                   40,045                        40,045
Depreciation and amortization...                                   12,218                        12,218
                                  -----------------------------------------------------------------------
    Income from operations......                                    5,371                         5,371
Interest expense................          306                       5,644                         5,950
Interest income.................                                     (155)                         (155)
                                  -----------------------------------------------------------------------
    Income (loss) before
      provision for income
      taxes.....................         (306)                       (118)                         (424)
Provision (benefit) for income
  taxes.........................                                    3,208                         3,208
Minority interest in net income
  of consolidated
  subsidiaries..................                                       58                            58
Equity in earnings of
  consolidated susidiaries......       (3,384)                                     3,384
                                  -----------------------------------------------------------------------
    Net income (loss)...........       (3,690)                     (3,384)         3,384       $ (3,690)
---------------------------------------------------------------------------------------------------------

                              MQ ASSOCIATES, INC.
                     Consolidating statements of operations

---------------------------------------------------------------------------------------------------------
                                                                     Nine months ended September 30, 2002
                                  -----------------------------------------------------------------------
                                  MQ Associates,   MedQuest,      Guarantor
(in thousands) (unaudited)                  Inc.        Inc.   Subsidiaries   Eliminations   Consolidated
---------------------------------------------------------------------------------------------------------
Net revenues from services......      $    --                     149,120                      $ 149,120
Costs and expenses
Operating expenses, excluding
  depreciation..................                                   64,774                         64,774
Marketing, general and
  administrative expenses.......                                   45,033                         45,033
Depreciation and amortization...                                   16,973                         16,973
                                  -----------------------------------------------------------------------
    Income from operations......                                   22,340                         22,340
Interest expense................        1,201        2,805         16,612                         20,618
Interest income.................                                      (82)                           (82)
                                  -----------------------------------------------------------------------
    Income (loss) before
      provision for income
      taxes.....................       (1,201)      (2,805)         5,810                          1,804
Provision (benefit) for income
  taxes.........................                                      706                            706
Minority interest in net income
  of consolidated
  subsidiaries..................                                       40                             40
Equity in earnings of
  consolidated susidiaries......        2,259        5,064                         (7,323)
                                  -----------------------------------------------------------------------
    Net income (loss)...........      $ 1,058        2,259          5,064          (7,323)     $   1,058
---------------------------------------------------------------------------------------------------------

                              MQ ASSOCIATES, INC.
                     Consolidating statements of cash flows

---------------------------------------------------------------------------------------------------------------------------------
                                                                                             Nine months ended September 30, 2002
                                                      ---------------------------------------------------------------------------
                                                       MQ Associates,     MedQuest,      Guarantor
(in thousands) (unaudited)                                       Inc.          Inc.   Subsidiaries   Eliminations    Consolidated
---------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
  Net income (loss).................................     $   1,058           2,259         5,064         (7,323)      $   1,058
  Adjustments to reconcile net income (loss) to net
    cash and cash equivalents provided by operating
    activities:
      Depreciation and amortization.................                                      16,973                         16,973
      Interest amortization of bond discount........                            50                                           50
      Interest amortization of debt issuance
        costs.......................................                           192                                          192
      Bad debt expense..............................                                       5,303                          5,303
      Minority interest in income of consolidated
        subsidiaries................................                                          40                             40
      Equity in earnings of consolidated
        subsidiaries................................        (2,259)         (5,064)                       7,323
      Gain on disposal of property and equipment....                                         (73)                           (73)
      Changes in operating assets and liabilities
        Patient receivables.........................                                     (15,831)                       (15,831)
        Related party and other receivables.........                                       1,104                          1,104
        Intercompany receivable.....................                                      (1,201)         1,201
        Intercompany payable........................         1,201                                       (1,201)
        Prepaid expenses and other current assets...                                        (977)                          (977)
        Other assets................................                                         (66)                           (66)
        Accounts payable............................                                       1,080                          1,080
        Accrued payroll and related taxes...........                                         (17)                           (17)
        Other accrued expenses......................                         2,563        (2,564)                            (1)
                                                      ---------------------------------------------------------------------------
Net cash and cash equivalents provided by operating
  activities........................................                                       8,835                          8,835
                                                      ---------------------------------------------------------------------------
Cash flows from investing activities:
  Purchases of property and equipment...............                                     (21,174)                       (21,174)
  Acquisitions of businesses, net of cash
    acquired........................................                                     (12,091)                       (12,091)
  Proceeds from stockholder loan repayments.........         1,531                                                        1,531
  Intercompany receivable...........................                                       1,531         (1,531)
  Intercompany payable..............................        (1,531)                                       1,531
                                                      ---------------------------------------------------------------------------
Net cash and cash equivalents used in investing
  activities........................................                                     (31,734)                       (31,734)
                                                      ---------------------------------------------------------------------------
Cash flows from financing activities:
  Proceeds from notes payable.......................         1,835                        17,073                         18,908
  Proceeds from (payments on) line of credit........        (2,350)                                                      (2,350)
  Payments on notes payable.........................          (953)                      (11,128)                       (12,081)
  Payments on capital leases........................                                      (3,670)                        (3,670)
  Intercompany receivable...........................      (108,935)       (311,920)     (181,546)       602,401
  Intercompany payable..............................       191,355         107,100       303,946       (602,401)
  Sale of preferred stock...........................        35,000                                                       35,000
  Sale of common stock..............................        72,100                                                       72,100
  Payment of debt issuance costs....................                       (12,567)                                     (12,567)
  Proceeds from senior credit facility..............                        43,000                                       43,000
  Proceeds from senior subordinated debt, net of
    bond discount...................................                       176,167                                      176,167
  Repayment of notes and leases.....................       (10,242)                     (106,535)                      (116,777)
  Redemption of preferred and common stock..........      (168,001)                                                    (168,001)
  Payment of stock issuance fees....................        (9,809)                                                      (9,809)
                                                      ---------------------------------------------------------------------------
Net cash and cash equivalents provided by financing
  activities........................................                         1,780        18,140                         19,920
                                                      ---------------------------------------------------------------------------
Net (decrease) increase in cash and cash
  equivalents.......................................                         1,780        (4,759)                        (2,979)
Cash and cash equivalents, beginning of period......                                       5,391                          5,391
                                                      ---------------------------------------------------------------------------
Cash and cash equivalents, end of period............                         1,780           632                          2,412
                                                      ---------------------------------------------------------------------------
Supplemental schedule of noncash financing
  activities
  Equipment acquired through capital leases.........     $      --                         4,335                      $   4,335
---------------------------------------------------------------------------------------------------------------------------------

                              MQ ASSOCIATES, INC.
                     Consolidating statements of cash flows

---------------------------------------------------------------------------------------------------------------------------------
                                                                                             Nine months ended September 30, 2001
                                                         ------------------------------------------------------------------------
                                                         MQ Associates,    MedQuest,      Guarantor
(in thousands) (unaudited)                                         Inc.         Inc.   Subsidiaries   Eliminations   Consolidated
---------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities
  Net income (loss)....................................     $ (3,690)                      (3,384)         3,384       $ (3,690)
  Adjustments to reconcile net income (loss) to net
    cash and cash equivalents provided by operating
    activities:
      Depreciation and amortization....................                                    12,218                        12,218
      Stock compensation expense.......................                                     9,388                         9,388
      Bad debt expense.................................                                     3,381                         3,381
      Deferred income taxes............................                                       644                           644
      Equity in earnings of consolidated
        subsidiaries...................................        3,384                                      (3,384)
      Minority interest in income of consolidated
        subsidiaries...................................                                        58                            58
      Accrued interest on notes receivable from
        stockholder....................................                                       (62)                          (62)
      Changes in operating assets and liabilities
        Patient receivables............................                                   (13,735)                      (13,735)
        Intercompany payable...........................          306                                        (306)
        Intercompany receivable........................                                      (306)           306
        Related party and other receivables............                                      (916)                         (916)
        Prepaid expenses and other current assets......                                      (638)                         (638)
        Other assets...................................                                       (60)                          (60)
        Accounts payable...............................                                     1,561                         1,561
        Accrued payroll and related taxes..............                                       482                           482
        Other accrued expenses.........................                                     4,439                         4,439
                                                         ------------------------------------------------------------------------
Net cash and cash equivalents provided by operating
  activities...........................................                                    13,070                        13,070
                                                         ------------------------------------------------------------------------
Cash flows from investing activities:
  Purchases of property and equipment..................                                   (20,412)                      (20,412)
  Acquisitions of businesses, net of cash acquired.....                                   (28,367)                      (28,367)
                                                         ------------------------------------------------------------------------
Net cash and cash equivalents used in investing
  activities...........................................                                   (48,779)                      (48,779)
                                                         ------------------------------------------------------------------------
Cash flows from financing activities:
  Proceeds from notes payable..........................        2,461                       48,426                        50,887
  Proceeds from (payments on) line of credit...........        7,500                                                      7,500
  Payments on notes payable............................       (1,103)                      (8,551)                       (9,654)
  Payments on capital leases...........................                                    (2,919)                       (2,919)
  Intercompany payable.................................       19,653                       19,680        (39,333)
  Intercompany receivable..............................      (19,680)                     (19,653)        39,333
  Proceeds from issuance of convertible preferred
    stock, net of transaction costs....................        9,719                                                      9,719
  Purchase of common stock from stockholders...........      (18,550)                                                   (18,550)
                                                         ------------------------------------------------------------------------
Net cash and cash equivalents provided by financing
  activities...........................................           --                       36,983                        36,983
                                                         ------------------------------------------------------------------------
Net (decrease) increase in cash and cash equivalents...                                     1,274                         1,274
Cash and cash equivalents, beginning of period.........                                     2,316                         2,316
                                                         ------------------------------------------------------------------------
Cash and cash equivalents, end of period...............                                     3,590                         3,590
                                                         ------------------------------------------------------------------------
Supplemental schedule of noncash financing activities
  Equipment acquired through capital leases............     $     --                        2,326                      $  2,326
---------------------------------------------------------------------------------------------------------------------------------

                          Independent auditors' report

To the Board of Directors of
AMI Outpatient Services, Ltd.:

We have audited the accompanying statements of income and changes in retained earnings, and of cash flows for the eight months ended August 31, 2001 of AMI Outpatient Services, Ltd. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of income and changes in retained earnings, and of cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of income and changes in retained earnings, and of cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of income and changes in retained earnings, and of cash flows. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statements of income and changes in retained earnings, and of cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of AMI Outpatient Services, Ltd. for the eight months ended August 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

Field, Sarvas, King & Coleman, P.C.
Phoenix, Arizona
November 11, 2002

                         AMI OUTPATIENT SERVICES, LTD.
              Statement of income and changes in retained earnings
                   for the eight months ended August 31, 2001

--------------------------------------------------------------------------
Revenues....................................................  $10,533,241

Operating expenses..........................................    8,988,489
                                                              -----------
Income from operations......................................    1,544,752
                                                              -----------
Other revenue (expense):
  Interest income...........................................       28,634
  Interest expense..........................................     (243,286)
  Depreciation and amortization.............................     (449,428)
  Loss on disposition of equipment..........................       (9,127)
  Miscellaneous.............................................       15,178
                                                              -----------
    Total other revenue (expense)...........................     (658,029)
                                                              -----------
Net income..................................................      886,723

Retained earnings, December 31, 2000........................    2,230,499
Distributions to shareholders...............................     (588,001)
                                                              -----------
Retained earnings, August 31, 2001..........................  $ 2,529,221
Pro forma provision for income taxes (unaudited) - note 8:
Net income..................................................  $   886,723

Pro forma provision for income taxes........................     (354,689)
                                                              -----------
Pro forma net income........................................  $   532,034
--------------------------------------------------------------------------

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                         AMI OUTPATIENT SERVICES, LTD.
                            Statement of cash flows
                   for the eight months ended August 31, 2001

-------------------------------------------------------------------------
Cash flows from operating activities
  Net income................................................  $  886,723
  Non-cash items included in net income:
    Depreciation and amortization...........................     449,428
    Loss on disposition of equipment........................       9,127
  Net (increase) decrease in operating assets:
    Accounts receivable.....................................     (97,572)
    Due from related parties................................     (24,200)
    Other current assets....................................       9,587
  Net (decrease) increase in operating liabilities:
    Accounts payable........................................    (274,666)
    Accrued expenses........................................     103,589
    Due to related parties..................................    (645,529)
                                                              ----------
Net cash provided by operating activities...................     416,487
                                                              ----------
Cash flows from investing activities
  Purchases of equipment....................................    (641,790)
  Increase in equipment deposits............................     185,340
  Escrow deposit............................................  (1,000,000)
                                                              ----------
Net cash used for investing activities......................  (1,456,450)
                                                              ----------
Cash flows from financing activities
  Proceeds from issuance of long-term debt..................   1,300,000
  Principal repayments on long-term debt and obligations
    under capital leases....................................    (693,963)
  Issuance of common stock..................................     100,000
  Distributions to shareholders.............................    (288,000)
                                                              ----------
Net cash provided by financing activities...................     418,037
                                                              ----------
Net decrease in cash and cash equivalents...................    (621,926)
Cash and cash equivalents, December 31, 2000................   1,214,798
                                                              ----------
Cash and cash equivalents, August 31, 2001..................  $  592,872
                                                              ----------
Schedule of non-cash investing and financing activities
  Cost of equipment disposed of.............................  $  502,659
  Accumulated depreciation on equipment disposed of.........    (493,532)
  Loss on disposition of equipment..........................      (9,127)
                                                              ----------
Net proceeds from equipment disposed of.....................  $       --
                                                              ----------
Equipment acquisitions......................................  $  956,090
  Less: equipment acquired through issuance of long-term
    debt....................................................    (314,300)
                                                              ----------
Cash paid for equipment.....................................  $  641,790
                                                              ----------
Distributions declared......................................  $  588,001
Decrease in due from shareholders...........................    (300,001)
                                                              ----------
Cash distributions to shareholders..........................  $  288,000
                                                              ----------
Issuances of long-term debt.................................  $1,614,300
  Less: debt issued to purchase equipment...................    (314,300)
                                                              ----------
Proceeds from issuance of long-term debt....................  $1,300,000
                                                              ----------
Supplemental disclosure of cash flow information
  Cash paid for interest....................................  $  243,286
-------------------------------------------------------------------------

SEE ACCOMPANYING NOTES THAT ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                         AMI OUTPATIENT SERVICES, LTD.
                         Notes to financial statements
                                August 31, 2001

Note 1: The Company and Its Significant Accounting Policies

The Company

AMI Outpatient Services, Ltd. (the "Company") is a professional corporation organized under the laws of the State of Arizona. This company provided diagnostic imaging services to the general public through three private outpatient offices in the metropolitan Phoenix, Arizona area.

Subsequent to August 31, 2001, the Company closed escrow on two transactions.

In the first transaction, the Company purchased substantially all of the assets of a Company related through common equity ownership for $1.3 million. This transaction was funded through a $1 million escrow deposit during August 2001, with the remaining $300,000 paid during September 2001.

In the second transaction, the Company sold, for $18.6 million, substantially all of the assets purchased in the above transaction and substantially all of the Company's existing assets to an unrelated third party. In conjunction with this transaction, the Company received $13.3 million in cash during September 2001, and the buyer assumed an additional $5.3 million in liabilities. The buyer also assumed substantially all of the Company's operating lease obligations.

Subsequent to August 31, 2001, the Company has distributed $13.6 million to its shareholders.

Significant accounting policies

BASIS OF FINANCIAL STATEMENTS

The Company's financial statements are prepared using the accrual basis of accounting. Accordingly, all revenues are recognized when earned, and all expenses are recognized when incurred. Revenues are recognized based on the date that the services are provided to the patient.

MANAGEMENT ESTIMATES

The preparation of statements of income and changes in retained earnings and of cash flows in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of revenues, expenses, and cash flows. Management is of the opinion that the estimates used and assumptions made in connection with the preparation of the statements of income and changes in retained earnings, and of cash flows are materially correct, however, actual results may differ.

SEE ACCOMPANYING INDEPENDENT AUDITORS' REPORT

CASH AND CASH EQUIVALENTS

The Company maintains its available cash at a local financial institution. The local financial institution is a member of the Federal Deposit Insurance Corporation. Funds maintained at this institution are insured up to a maximum of $100,000. In the normal course of business, the Company, at times, may maintain bank balances in excess of the insured amount.

Cash equivalents consist of investments with a national brokerage institution. Funds maintained at this brokerage institution are guaranteed by the Securities Investment Protection Corporation up to a maximum amount of $500,000. In the normal course of business, the Company, at times, may maintain balances in these investment accounts in excess of the insured amount. For purposes of the statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost. Depreciation is provided on the straight-line and accelerated methods over the estimated useful lives of the assets, which range from five to thirty-nine years.

INCOME TAXES

The Company is taxable under Internal Revenue Code Sub-Chapter S provisions which provide for items of income and loss to flow through to its shareholders for purposes of federal and state income taxes. Accordingly, any federal and state income tax liability or benefit is the sole responsibility of the Company's shareholders.

Note 2: Long-Term Debt

During the eight months ended August 31, 2001, the Company borrowed $1,614,300, consisting of two separate borrowings. The first borrowing of $314,300 was used for the purchase of equipment. The second borrowing of $1,300,000 was used in the purchase of the assets of the related party as discussed in Note 1.

Note 3: Common Stock

During the eight months ended August 31, 2001, two new shareholders invested in the Company. Each of the new shareholders paid the Company $50,000 to acquire 17 shares of common stock.

Note 4: Leases

The Company leased office space and equipment under various agreements classified as operating leases. These leases were set to expire at various dates through August 2006. Substantially all lease obligations were assumed by the buyer discussed in Note 1.

Rent expense under all operating leases for the eight months ended August 31, 2001 was $799,884.

SEE ACCOMPANYING INDEPENDENT AUDITORS' REPORT

During the eight months ended August 31, 2001, a company related through common equity ownership assigned an operating lease obligation and related sublease for office space to the Company. No consideration was paid relating to this assignment. This lease and sublease expired during April 2001. Sublease income received under this sublease agreement was $13,212 for the eight months ended August 31, 2001, and is included in miscellaneous income in the statement of income and changes in retained earnings.

Note 5: Retirement Plan

Effective January 1, 2000, all employees of a company related through common equity ownership were transferred to the Company. As a result, the profit-sharing plan previously maintained by the related company is now maintained by the Company. This plan covers substantially all eligible employees. An employee is eligible to participate in the plan upon attaining certain age requirements as defined in the plan. Company contributions under this plan are elective and are determined by the Company's Board of Directors. Employer contributions may be made any time during the plan year and through the date which the employer is required to file its federal income tax return. The Board of Directors approved contributions to the plan for the eight months ended August 31, 2001 in the amount of $238,206.

Note 6: Commitments

Through a redemption agreement with its shareholders, the Company is required to purchase the shares of a shareholder at a cash basis book value within 90 days following the death, retirement, or resignation of the shareholder, as detailed in the related redemption agreement.

Note 7: Related Party Transactions

The Company leased office space from a partnership in which one of the Company's shareholders is a general partner. This lease required monthly lease payments of $7,112 through August 2004. The amount of rental expense included in the statement of income and changes in retained earnings for this lease was approximately $56,896 for the eight months ended August 31, 2001.

The Company leased office space from a related limited liability company. This lease required 60 monthly payments of $10,725 through February 2005. Rent expense under this lease for the eight months ended August 31, 2001 was $85,800.

During the eight months ended August 31, 2001, the Company received $135,000 from companies related through common equity ownership representing payment for accounting and overhead expenses incurred by the Company.

During the eight months ended August 31, 2001, the Company incurred professional fees of approximately $1,880,000 to a company related through common equity ownership. These fees represented payment for supervision and interpretation of diagnostic imaging services rendered at the Company's facilities.

Note 8: Pro Forma Information

The unaudited pro forma provision for income taxes and net income for the eight months ended August 31, 2001 included on the statement of income and changes in retained earnings present the Company's results of operations as if it were a C corporation for the period under audit. The pro forma provision for income taxes was calculated based on enacted tax laws and statutory tax rates applicable to the period under audit.

SEE ACCOMPANYING INDEPENDENT AUDITORS' REPORT

                                   [GRAPHIC]

Alternative cover for market-making prospectus

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to completion, dated February 13, 2003


Prospectus

[GRAPHIC]

MedQuest, Inc.

$180,000,000
11 7/8% SENIOR SUBORDINATED NOTES DUE 2012
WHICH ARE GUARANTEED ON A SENIOR SUBORDINATED BASIS BY OUR PARENT AND ALL OF OUR DOMESTIC SUBSIDIARIES

INTEREST PAYABLE FEBRUARY 15 AND AUGUST 15

Upon completion of this exchange offer, which we expect to complete in 2003, we will issue up to $180,000,000 aggregate principal amount of 11 7/8% Senior Subordinated Notes, Series B, due 2012, which have been registered under the Securities Act of 1933, as amended, in exchange for our 11 7/8% Senior Subordinated Notes, Series A, due 2012.

The notes will mature on August 15, 2012. Interest will accrue from August 15, 2002 or, if interest has already been paid, from the most recent interest payment date.

We may redeem some or all of the notes at any time on or after August 15, 2007. We may also redeem up to 35% of the original principal amount of the notes using proceeds of certain equity offerings completed on or before August 15, 2005. If we experience specific kinds of changes of control prior to August 15, 2007, we may redeem the notes in whole but not in part within 90 days following such occurrence. The redemption prices are described on pages 102 and 103. If we sell certain of our assets or experience specific kinds of changes in control, we must offer to purchase the notes.

The notes are subordinated to all of our existing and future senior debt, rank equally with any future senior subordinated debt, and rank senior to all of our existing and future subordinated debt. The notes are guaranteed on a joint and several basis by our parent, MQ Associates, Inc., and all of our existing and future domestic subsidiaries. If we fail to make payments on the notes, MQ Associates, Inc. and our subsidiary guarantors must make them instead. We and each of the subsidiary guarantors are directly or indirectly 100% owned by MQ Associates, Inc.

We prepared this prospectus for use by J.P. Morgan Securities Inc. in connection with offers and sales related to market-making transactions in the notes. J.P. Morgan Securities Inc. may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of these sales.

See "Risk factors" beginning on page 14 for a discussion of certain risks that you should consider before making an investment decision in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


February   , 2003

Alternative section for market-making prospectus

You cannot be sure that an active trading market will develop for the exchange notes.

Your cannot be sure that an active trading market will develop for the notes. We do not intend to apply for a listing of the exchange notes on a securities exchange or any automated dealer quotation system. We have been advised by J.P. Morgan Securities Inc. that as of the date of this prospectus J.P. Morgan Securities Inc. intends to make a market in the exchange notes. J.P. Morgan Securities Inc. is not obligated to do so, however, and any market-making activities with respect to the exchange notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended. Because J.P. Morgan Securities Inc. is our affiliate, J.P. Morgan Securities Inc. is required to deliver a current "market-making" prospectus and otherwise comply with the registration requirements of the Securities Act in any secondary market sale of the exchange notes. Accordingly, the ability of J.P. Morgan Securities Inc. to make a market in the exchange notes may, in part, depend on our ability to maintain a current market-making prospectus.

In addition, the liquidity of the trading market in the exchange notes, and the market price quoted for the exchange notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

Alternative section for market-making prospectus

                                Use of proceeds

This prospectus is delivered in connection with the sale of the exchange notes by J.P. Morgan Securities Inc. in market-making transactions. We will not receive any of the proceeds from these transactions.

Alternative section for market-making prospectus

                                 Legal matters

The validity of the notes and the guarantees of the notes have been passed upon for us by O'Melveny & Meyers LLP, New York, New York.

Alternative section for market-making prospectus

                              Plan of distribution

This prospectus has been prepared for use by J.P. Morgan Securities Inc. in connection with offers and sales of the exchange notes in market-making transactions effected from time to time. J.P. Morgan Securities Inc. may act as a principal or agent in these transactions. These sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds of these sales. We have agreed to indemnify J.P. Morgan Securities Inc. against certain liabilities, including liabilities under the Securities Act, and to contribute payments which J.P. Morgan Securities Inc. might be required to make in respect thereof.

As of September 30, 2002, MQ Investment Holdings LLC, an affiliate of J.P. Morgan Securities Inc., beneficially owned approximately 70.0% of our parent's outstanding capital stock (on a fully diluted basis) and certain of our directors are employed by an affiliate of J.P. Morgan Securities Inc. See "Management," "Security ownership of certain beneficial owners and management" and "Certain relationships and related transactions--Senior credit facility and interim financing commitment" for a summary of certain relationships between us and affiliates of J.P. Morgan Securities Inc.

We have been advised by J.P. Morgan Securities Inc. that, subject to applicable laws and regulations, J.P. Morgan Securities Inc. currently intends to make a market in the exchange notes following completion of the exchange offer. However, J.P. Morgan Securities Inc. is not obligated to do so and J.P. Morgan Securities Inc. may discontinue its market-making activities at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. There can be no assurance that an active trading market will develop or be sustained. See "Risk factors--You cannot be sure that an active trading market will develop for the exchange notes."

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the fight of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the fight of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation of MedQuest, Inc. provides that its directors shall not be liable to MedQuest, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director provided, however, that such exculpation from liabilities is not permitted with respect to liability arising from items described in clauses (i) through (iv) in the preceding paragraph. The By-laws of MedQuest, Inc. further provide that MedQuest, Inc. shall indemnify its directors to the fullest extent permitted by the DGCL. The certificate of Incorporation of MedQuest, Inc. provides that if the DGCL is amended after the date of filing of the Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of MedQuest, Inc. shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended from time to time.

The directors and officers of MedQuest, Inc. are covered under directors' and officers' liability insurance policies maintained by the MedQuest, Inc.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits:

       EXHIBIT
       NUMBER                                     EXHIBITS
---------------------   ------------------------------------------------------------
          2.1(*)        Recapitalization Agreement by and among MQ Investment
                        Holdings, LLC, MQ Associates, Inc., the Stockholders of MQ
                        Associates, Inc. and David Lang and Gene Venesky, as
                        Stockholders' Representatives dated as of July 16, 2002.

          2.2(*)        Amendment No. 1, dated as of August 8, 2002, to
                        Recapitalization Agreement by and among MQ Investment
                        Holdings, LLC, MQ Associates, Inc., the Stockholders of MQ
                        Associates, Inc. and David Lang and Gene Venesky, as
                        Stockholders' Representatives dated as of July 16, 2002.

          3.1(*)        Certificate of Incorporation of MedQuest, Inc.

          3.2(*)        By-laws of MedQuest, Inc.

          3.3(*)        Fourth Amended and Restated Certificate of Incorporation of
                        MQ Associates, Inc.

          3.4(*)        Second Amended and Restated By-laws of MQ Associates, Inc.

          4.1(*)        Indenture by and among MedQuest, Inc., MQ Associates, Inc., as guarantor, the subsidiary guarantors parties thereto, and
                        Wachovia Bank, National Association, as Trustee dated as of
                        August 15, 2002.

          4.2           Form of Senior Subordinated Note, Series B, due 2012
                        (included as exhibit B to the Indenture filed as Exhibit
                        4.1)

          4.3(*)        Registration Rights Agreement by and among MedQuest, Inc., the guarantors listed therein, J.P. Morgan Securities Inc.,
                        UBS Warburg LLC and Wachovia Securities, Inc. dated as of
                        August 15, 2002.

          4.4(*)        First Supplemental Indenture, dated as of November 13, 2002, by and among MedQuest, Inc., MQ Associates, Inc., as
                        guarantor, the subsidiary guarantors party to the Indenture,
                        Town & Country Open MRI, LLC, Clayton Open MRI, LLC,
                        Wisconsin Diagnostic Imaging, Inc., Vienna Diagnostic
                        Imaging, Inc., and Wachovia Bank, National Association, as
                        Trustee.

          4.5(*)        Second Supplemental Indenture, dated as of December 20,
                        2002, by and among MedQuest, Inc., MQ Associates, Inc., as guarantor, the subsidiary guarantors party to the Indenture, as supplemented, Brunswick Diagnostic Imaging, LLC, and
                        Wachovia Bank, National Association, as Trustee.

          5.1           Opinion of O'Melveny & Myers LLP, special Delaware counsel.

          5.2           Opinion of Dominick, Fletcher, Yeilding, Wood, & Lloyd,
                        P.A., special Alabama counsel.

          5.3           Opinion of Beus Gilbert PLLC, special Arizona counsel.

          5.4           Opinion of Stradling Yocca Carlson & Rauth PC, special
                        California counsel.

          5.5           Opinion of Holland & Knight LLP, special Florida counsel.

       EXHIBIT
       NUMBER                                     EXHIBITS
---------------------   ------------------------------------------------------------
          5.6           Opinion of Ray & Sherman, LLC, special Georgia counsel.

          5.7 Opinion of Seigfreid, Bingham, Levy, Selzer & Gee, PC, special Kansas counsel.

          5.8           Opinion of Gallop, Johnson & Neuman, L.C., special Missouri counsel.

          5.9           Opinion of Bode, Call & Stroupe, L.L.P., special North
                        Carolina counsel.

         5.10 Opinion of McNair Law Firm, P.A., special South Carolina counsel.

         5.11 Opinion of The Beasley Law Group, PLLC, special Tennessee counsel.

         5.12           Opinion of Scott, Hulse, Marshall, Feuille, Finger &
                        Thurmond, P.C., special Texas counsel.

         5.13           Opinion of Williams Mullen, P.C., special Virginia counsel.

         5.14           Opinion of Beck, Chaet & Bamberger, S.C., special Wisconsin counsel.

        10.1(*)         Credit Agreement by and among MQ Associates, Inc., MedQuest,
                        Inc., as Borrower, the Several Lenders from time to time
                        parties thereto and Wachovia Bank, National Association, as
                        Administrative Agent dated as of August 15, 2002.

        10.2(*)         Guarantee and Collateral Agreement by and among MQ
                        Investment Holdings, LLC, MedQuest, Inc., as Borrower and certain of its subsidiaries in favor of Wachovia Bank, National Association, as Administrative Agent dated as of August 15, 2002.

        10.3(*)         Registration Rights Agreement by and among MQ Associates,
                        Inc. and each of its stockholders dated August 15, 2002.

        10.4(*)         Amended and Restated Employment Agreement by and between J.
                        Kenneth Luke and MedQuest, Inc. dated as of August 15, 2002.

        10.5(*)         Amended and Restated Employment Agreement by and between
                        Gene Venesky and MedQuest, Inc. dated as of August 15, 2002.

        10.6(*)         Amended and Restated Employment Agreement by and between
                        Thomas C. Gentry and MedQuest, Inc. dated as of August 15,
                        2002.

        10.7(*)         Amended and Restated Employment Agreement by and between
                        Michael Villa and MedQuest, Inc. dated as of August 15,
                        2002.

        10.8(*)         Amended and Restated Employment Agreement by and between
                        Daniel J. Schaefer and MedQuest, Inc. dated as of August 15,
                        2002.

        10.9(*)         Employment Agreement by and between Bruce W. Elder and
                        MedQuest, Inc. dated as of August 15, 2002.

       10.10(*)         Stockholders' Agreement by and among MQ Associates, Inc. and each of the stockholders named on Schedule I thereto dated
                        August 15, 2002.

       10.11(*)         Land and Building Lease by and between Image Properties, LLC and Palmetto Imaging, Inc. dated as of February 17, 1995
                        including Schedule I, which identifies substantially similar documents omitted and material differences in omitted
                        documents from the agreement filed as Exhibit 10.11.

       10.12(*)         Personal Guaranty by and between Image Properties, LLC and
                        Palmetto Imaging, Inc. dated as of February 17, 1995
                        including Schedule I, which identifies substantially similar documents omitted and material differences in omitted
                        documents form the agreement filed as Exhibit 10.12.

        10.13(*)        Retainer Agreement by and between MQ Associates, Inc. and
                        William T. Carlson, Jr., dated as of July 1, 2001.

       EXHIBIT
       NUMBER                                     EXHIBITS
---------------------   ------------------------------------------------------------
        10.14(*)        Consulting Agreement by and between MQ Associates, Inc. and
                        William T. Carlson, Jr., dated as of July 16, 2002.

        10.15(*)        Multi-Vendor Program Agreement by and between MedQuest
                        Associates, Inc. and Philips Medical Systems North America,
                        dated as of January 24, 2003. (A request for confidential
                        treatment of certain omitted provisions of this exhibit has been submitted pursuant to Rule 406 of the Securities Act of
                        1933. The entire agreement has been filed separately with
                        the Securities and Exchange Commission.)

        10.16(*)        Service Maintenance Agreement by and between MQ
                        Associates, Inc. and Hitachi Medical Systems America, Inc.,
                        dated as of January 1, 2001.

        12.1(*) Statement re: computation of ratios of earning to fixed charges.

         21.1           List of subsidiaries of MQ Associates, Inc.

         23.1           Consent of PricewaterhouseCoopers LLP.

         23.2           Consent of Elliott Davis, LLC.

         23.3           Consent of Sarvas, King & Coleman, PC.

         23.4           Consent of O'Melveny & Myers LLP (included in exhibit 5.1).

         23.5           Consent of Dominick, Fletcher, Yeilding, Wood, & Lloyd, P.A.
                        (included in exhibit 5.2).

         23.6           Consent of Beus Gilbert PLLC (included in exhibit 5.3).

         23.7 Consent of Stradling Yocca Carlson & Rauth PC (included in exhibit 5.4).

         23.8           Consent of Holland & Knight LLP (included in exhibit 5.5).

         23.9           Consent of Ray & Sherman, LLC (included in exhibit 5.6).

        23.10           Consent of Seigfreid, Bingham, Levy, Selzer & Gee, PC
                        (included in exhibit 5.7).

        23.11 Consent of Gallop, Johnson & Neuman, L.C. (included in exhibit 5.8).

        23.12 Consent of Bode, Call & Stroupe, L.L.P. (included in exhibit 5.9).

        23.13 Consent of McNair Law Firm, P.A. (included in exhibit 5.10).

        23.14 Consent of The Beasley Law Group, PLLC (included in exhibit 5.11).

        23.15           Consent of Scott, Hulse, Marshall, Feuille, Finger &
                        Thurmond, P.C. (included in exhibit 5.12).

        23.16 Consent of Williams Mullen, P.C. (included in exhibit 5.13).

        23.17 Consent of Beck, Chaet & Bamberger, S.C. (included in exhibit 5.14).

        24.1(*) Powers of attorney (included on pages II-6 and II-8 of Amendment No. 1 and pages II-10, II-12, II-14 and II-16 of the original registration statement).

        25.1(*) Form T-1 Statement of Eligibility and Qualifications under the Trust Indenture Act of 1939 of Wachovia Bank, National
                        Association, as Trustee.

        99.1(*)         Form of Letter of Transmittal.

        99.2(*)         Form of Notice of Guaranteed Delivery.

        99.3(*)         Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                        Companies and Other Nominees.

        99.4(*)         Form of Letter to Clients.


------------------------


*  Previously filed.

(b) Financial Statement Schedules:

All schedules have been omitted because they are either not applicable or the required information has been disclosed in the financial statements or notes thereto.

Item 22. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrants hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


The undersigned Registrants hereby undertake that:



1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.



2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 12th day of February, 2003.


                                            MEDQUEST, INC.

                                            By:  /s/ GENE VENESKY
                                                 -----------------------------------------
                                                 Gene Venesky
                                                 Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Amendment
No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                   Signature                                   Title                      Date
                   ---------                                   -----                      ----
                                                  Chief Executive Officer,
                /s/ GENE VENESKY                    Secretary, Treasurer and
     --------------------------------------         Director (Principal Executive   February 12, 2003
                  Gene Venesky                      Officer)

                /s/ JOHN K. LUKE
     --------------------------------------       President and Director            February 12, 2003
                  John K. Luke

                                                  Chief Financial Officer,
              /s/ THOMAS C. GENTRY                  Assistant Secretary and
     --------------------------------------         Assistant Treasurer (Principal  February 12, 2003
                Thomas C. Gentry                    Financial and Accounting
                                                    Officer)

                       *
     --------------------------------------       Director                          February 12, 2003
                 Evan P. Bakst

                       *
     --------------------------------------       Director                          February 12, 2003
            Mitchell J. Blutt, M.D.

                       *
     --------------------------------------       Director                          February 12, 2003
               Nancy-Ann DeParle

            /s/ BENJAMIN B. EDMANDS
     --------------------------------------       Director                          February 12, 2003
              Benjamin B. Edmands

                       *
     --------------------------------------       Director                          February 12, 2003
               Donald C. Tomasso


*By:              /s/ THOMAS C. GENTRY
             -------------------------------
                    Thomas C. Gentry
                    ATTORNEY-IN-FACT

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 12th day of February, 2003.


                                            MQ ASSOCIATES, INC.

                                            By:  /s/ GENE VENESKY
                                                 -----------------------------------------
                                                 Gene Venesky
                                                 Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Amendment
No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                   Signature                                   Title                      Date
                   ---------                                   -----                      ----
                                                  Chief Executive Officer,
                /s/ GENE VENESKY                    Secretary, Treasurer and
     --------------------------------------         Director (Principal Executive   February 12, 2003
                  Gene Venesky                      Officer)

                /s/ JOHN K. LUKE
     --------------------------------------       President and Director            February 12, 2003
                  John K. Luke

                                                  Chief Financial Officer,
              /s/ THOMAS C. GENTRY                  Assistant Secretary and
     --------------------------------------         Assistant Treasurer (Principal  February 12, 2003
                Thomas C. Gentry                    Financial and Accounting
                                                    Officer)

                       *
     --------------------------------------       Director                          February 12, 2003
                 Evan P. Bakst

                       *
     --------------------------------------       Director                          February 12, 2003
            Mitchell J. Blutt, M.D.

                       *
     --------------------------------------       Director                          February 12, 2003
               Nancy-Ann DeParle

            /s/ BENJAMIN B. EDMANDS
     --------------------------------------       Director                          February 12, 2003
              Benjamin B. Edmands

                       *
     --------------------------------------       Director                          February 12, 2003
               Donald C. Tomasso


*By:              /s/ THOMAS C. GENTRY
             -------------------------------
                    Thomas C. Gentry
                    ATTORNEY-IN-FACT

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 12th day of February, 2003.


                                            IMAGING SERVICES OF ALABAMA, INC.
                                            ANDERSON DIAGNOSTIC IMAGING, INC.
                                            ASHEVILLE OPEN MRI, INC.
                                            BIOIMAGING AT CHARLOTTE, INC.
                                            BIOIMAGING AT HARDING, INC.
                                            BIOIMAGING OF COOL SPRINGS, INC.
                                            CABARRUS DIAGNOSTIC IMAGING, INC.
                                            CAPE FEAR DIAGNOSTIC IMAGING, INC.
                                            CAROLINA IMAGING, INC. OF FAYETTEVILLE
                                            CHAPEL HILL DIAGNOSTIC IMAGING, INC.
                                            CHATTANOOGA DIAGNOSTIC IMAGING, INC.
                                            DOTHAN DIAGNOSTIC IMAGING, INC.
                                            FLORIDA DIAGNOSTIC IMAGING CENTER, INC.
                                            OPEN MRI OF GEORGIA, INC.
                                            OPEN MRI & IMAGING OF GEORGIA, INC.
                                            GROVE DIAGNOSTIC IMAGING CENTER, INC.
                                            VIENNA DIAGNOSTIC IMAGING, INC.
                                            WISCONSIN DIAGNOSTIC IMAGING, INC.

                                            By:  /s/ GENE VENESKY
                                                 -----------------------------------------
                                                 Gene Venesky
                                                 Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                   Signature                                  Title                      Date
                   ---------                                  -----                      ----
                /s/ JOHN K. LUKE                  President and Director
     --------------------------------------         (Principal Executive          February 12, 2003
                  John K. Luke                      Officer)

                /s/ GENE VENESKY
     --------------------------------------       Secretary, Treasurer and        February 12, 2003
                  Gene Venesky                      Director

                                                  Assistant Secretary and
              /s/ THOMAS C. GENTRY                  Assistant Treasurer
     --------------------------------------         (Principal Financial and      February 12, 2003
                Thomas C. Gentry                    Accounting Officer)

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 12th day of February, 2003.



                                            KANSAS DIAGNOSTIC IMAGING, INC.
                                            KENOSHA DIAGNOSTIC IMAGING, INC.
                                            LEXINGTON OPEN MRI, INC.
                                            MECKLENBURG DIAGNOSTIC IMAGING, INC.
                                            MEDQUEST ASSOCIATES, INC.
                                            MISSOURI IMAGING, INC.
                                            MOBILE OPEN MRI, INC.
                                            OCCUPATIONAL SOLUTIONS, INC.
                                            PHOENIX DIAGNOSTIC IMAGING, INC.
                                            PIEDMONT IMAGING, INC. (FORSYTH)
                                            PIEDMONT IMAGING, INC. (SPARTANBURG)
                                            OPEN MRI & IMAGING OF RICHMOND, INC.
                                            SOUTH CAROLINA DIAGNOSTIC IMAGING, INC.
                                            SUN VIEW HOLDINGS, INC.
                                            TEXAS IMAGING SERVICES OF EL PASO, INC.
                                            TRIAD IMAGING, INC.
                                            TYSON'S CORNER DIAGNOSTIC IMAGING, INC.
                                            VIRGINIA DIAGNOSTIC IMAGING, INC.
                                            NORTHEAST COLUMBIA DIAGNOSTIC IMAGING, INC.
                                            CAROLINAS DIAGNOSTIC IMAGING, INC.
                                            PALMETTO IMAGING, INC., on behalf of itself and
                                            as sole member of
                                            OPEN MRI & IMAGING OF FLORENCE, LLC and
                                            OPEN MRI OF MYRTLE BEACH, LLC

                                            By:  /s/ GENE VENESKY
                                                 -----------------------------------------
                                                 Gene Venesky
                                                 Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                   Signature                                  Title                      Date
                   ---------                                  -----                      ----
                /s/ JOHN K. LUKE                  President and Director
     --------------------------------------         (Principal Executive          February 12, 2003
                  John K. Luke                      Officer)

                /s/ GENE VENESKY
     --------------------------------------       Secretary, Treasurer and        February 12, 2003
                  Gene Venesky                      Director

                                                  Assistant Secretary and
              /s/ THOMAS C. GENTRY                  Assistant Treasurer
     --------------------------------------         (Principal Financial and      February 12, 2003
                Thomas C. Gentry                    Accounting Officer)

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 12th day of February, 2003.


                                            MONTGOMERY OPEN MRI, LLC
                                            NORWOOD DIAGNOSTIC IMAGING, LLC
                                            COASTAL IMAGING, LLC
                                            DURHAM DIAGNOSTIC IMAGING, LLC
                                            JACKSONVILLE DIAGNOSTIC IMAGING, LLC
                                            CAPE IMAGING, L.L.C.
                                            BRIDGETON MRI AND IMAGING CENTER, LLC
                                            KIRKWOOD MRI AND IMAGING CENTER, LLC
                                            ST. PETERS MRI & IMAGING CENTER, LLC
                                            OPEN MRI & IMAGING OF RICHMOND, LLC
                                            RICHMOND WEST END DIAGNOSTIC IMAGING, LLC
                                            OPEN MRI & IMAGING OF ALBANY, LLC
                                            OPEN MRI & IMAGING OF ATHENS, LLC
                                            ATHENS MRI, LLC
                                            OPEN MRI OF ATLANTA, LLC
                                            BUCKHEAD DIAGNOSTIC IMAGING, LLC
                                            OPEN MRI OF CENTRAL GEORGIA, LLC
                                            IMAGING CENTER OF CENTRAL GEORGIA, LLC
                                            OPEN MRI & IMAGING OF CONYERS, LLC
                                            CUMMING DIAGNOSTIC IMAGING, LLC
                                            OPEN MRI & IMAGING OF DEKALB, LLC
                                            CLAYTON OPEN MRI, LLC
                                            TOWN & COUNTRY OPEN MRI, LLC
                                            BRUNSWICK DIAGNOSTIC IMAGING, LLC

                                            By:  /s/ JOHN K. LUKE
                                                 -----------------------------------------
                                                 John K. Luke
                                                 Manager

Pursuant to the requirements of the Securities Act of 1933, this Amendmend No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                   Signature                                  Title                      Date
                   ---------                                  -----                      ----
                /s/ JOHN K. LUKE
     --------------------------------------       Manager (Principal Executive    February 12, 2003
                  John K. Luke                      Officer)

                /s/ GENE VENESKY
     --------------------------------------       Manager                         February 12, 2003
                  Gene Venesky

              /s/ THOMAS C. GENTRY
     --------------------------------------       (Principal Financial and        February 12, 2003
                Thomas C. Gentry                    Accounting Officer)

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on the 12th day of February, 2003.


                                            DULUTH DIAGNOSTIC IMAGING, LLC
                                            DULUTH CT CENTER, LLC
                                            DIAGNOSTIC IMAGING OF ATLANTA, LLC
                                            OPEN MRI & IMAGING OF NORTH FULTON, LLC
                                            OPEN MRI & IMAGING OF N.E. GEORGIA, LLC
                                            OPEN MRI AND IMAGING OF SNELLVILLE, LLC
                                            WEST PACES DIAGNOSTIC IMAGING, LLC
                                            WOODSTOCK DIAGNOSTIC IMAGING, LLC
                                            DIAGNOSTIC IMAGING OF HIRAM, LLC
                                            DIAGNOSTIC IMAGING OF MARIETTA, LLC
                                            DIAGNOSTIC IMAGING OF GEORGIA, LLC
                                            OPEN MRI & IMAGING OF DOUGLASVILLE, LLC
                                            HAPEVILLE DIAGNOSTIC IMAGING, LLC
                                            OPEN MRI & IMAGING OF MACON, LLC
                                            MIDTOWN DIAGNOSTIC IMAGING, LLC
                                            CAROLINA MEDICAL IMAGING, LLC
                                            OPEN MRI OF SIMPSONVILLE, LLC
                                            SIMPSONVILLE OPEN MRI, LLC
                                            EAST COOPER DIAGNOSTIC IMAGING, LLC
                                            FARMFIELD DIAGNOSTIC IMAGING, LLC
                                            FORT MILL DIAGNOSTIC IMAGING, LLC
                                            TRICOM DIAGNOSTIC IMAGING, LLC
                                            WEST ASHLEY DIAGNOSTIC IMAGING, LLC

                                            By:  /s/ JOHN K. LUKE
                                                 -----------------------------------------
                                                 John K. Luke
                                                 Manager


Pursuant to the requirements of the Securities Act of 1933, this Amendment
No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                   Signature                                  Title                     Date
                   ---------                                  -----                     ----
                /s/ JOHN K. LUKE
     --------------------------------------       Manager (Principal Executive    February 12, 2003
                  John K. Luke                      Officer)

                /s/ GENE VENESKY
     --------------------------------------       Manager                         February 12, 2003
                  Gene Venesky

              /s/ THOMAS C. GENTRY
     --------------------------------------       (Principal Financial and        February 12, 2003
                Thomas C. Gentry                    Accounting Officer)